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As filed with the Securities and Exchange Commission on August 26, 2008
Securities Act File No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM N-14
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
☐ Pre-Effective Amendment No.
☐ Post-Effective Amendment No.
(Check appropriate box or boxes)

RMR REAL ESTATE INCOME FUND
(Exact Name of Registrant as Specified in Charter)

400 CENTRE STREET
NEWTON, MASSACHUSETTS 02458
(Address of Principal Executive Offices: Number, Street, City, State, Zip Code)

(617) 332-9530
(Area Code and Telephone Number)

Adam D. Portnoy, President
RMR Real Estate Income Fund
400 Centre Street
Newton, Massachusetts 02458
(Name and Address of Agent for Service)

With copies to:

Louis A. Goodman, Esq.
Thomas A. DeCapo, Esq.
Skadden, Arps, Slate, Meagher & Flom LLP
One Beacon Street
Boston, Massachusetts 02108
(617) 573-4800

AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT
(Approximate Date of Proposed Public Offering)

CALCULATION OF REGISTRATION FEE UNDER THE SECURITIES ACT OF 1933

Title of Securities Being Registered	Amount Being Registered	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)

Common Shares of Beneficial Interest $0.001 par value		$11.87	$1,000,000(3)	$39.30

Auction Preferred Shares $0.0001 par value		$25,000	$1,000,000(4)	$39.30

(1)
Estimated solely for the purposes of calculation the filing fee, pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

(2)
Based on the net asset value per common share of RMR Real Estate Fund as of August 14, 2008.

(3)
The Aggregate Offering Price of the common shares issued by the Registrant in the Reorganizations will equal the aggregate net asset value of the common shares of the Acquired Funds.

(4)
The Aggregate Offering Price of the preferred shares issued by the Registrant in the Reorganizations will equal the aggregate liquidation preference of the preferred shares of the Acquired Funds.

        The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

NEW RMR REAL ESTATE FUND

CONTENTS OF REGISTRATION STATEMENT

        This Registration Statement contains the following papers and documents:

  •
  Cover Sheet

  •
  Contents of Registration Statement:
  •
  Letter to Shareholders of RMR Hospitality and Real Estate Fund and RMR F.I.R.E. Fund from Adam D. Portnoy, President of RMR Funds

  •
  Questions and Answers to Shareholders of RMR Hospitality and Real Estate Fund and RMR F.I.R.E. Fund

  •
  Notice of a Special Meeting of Shareholders of RMR Hospitality and Real Estate Fund and RMR F.I.R.E. Fund

  •
  Part A—Joint Proxy Statement/Prospectus regarding the proposed reorganizations of RMR Hospitality and Real Estate Fund and RMR F.I.R.E. Fund into RMR Real Estate Income Fund

  •
  Part B—Statement of Additional Information of RMR Hospitality and Real Estate Fund and RMR F.I.R.E. Fund into RMR Real Estate Income Fund

  •
  Part C—Other Information

  •
  Signature Page

  •
  Exhibits

Important Information

[New RMR Logo]

[                        ], 2008

Dear Shareholder:

        I want to share with you the details of an important proxy that is enclosed and requires your action. It is being sent to you because you own shares of one or more of the following funds:

  •
  RMR Hospitality and Real Estate Fund (AMEX: RHR).

  •
  RMR F.I.R.E. Fund (AMEX: RFR).

        We propose that RHR and RFR, each a closed end fund, be reorganized by means of reorganizations with RMR Real Estate Income Fund ("New RMR"), a newly organized closed end fund formed specifically for the purposes of effectuating the reorganizations. In connection with these reorganizations, as proposed, RMR Real Estate Fund ("Old RMR") would also reorganize with New RMR. If all the reorganizations are consummated, Old RMR, RHR and RFR would be reorganized into a single closed end fund: New RMR.

        Your Board of Trustees unanimously approved the reorganizations involving your closed end fund listed above, on August 19, 2008, and recommend the reorganizations to shareholders.

        I believe there are several important benefits of the reorganizations, including the following:

  •
  You should realize lower expense ratios after the reorganizations because certain fixed administrative costs will be spread across the reorganized New RMR's larger asset base.

  •
  Holders of common shares should experience enhanced market liquidity due to the substantially larger reorganized New RMR and greater number of reorganized New RMR common shares that would be outstanding following the reorganizations as compared to the number of common shares currently outstanding for any one of the funds.

  •
  You will continue to hold shares in a fund that primarily pursues investments in real estate related securities. New RMR's investment objectives are the same as the investment objectives of Old RMR. Accordingly, the reorganized New RMR's primary investment objective will be to earn and pay a high level of current income to its common shareholders, and its secondary objective will be capital appreciation. The management team for your current fund, including the current Board of Trustees, as well as portfolio managers Fernando Diaz, Adam D. Portnoy and Barry M. Portnoy, will continue to manage the reorganized New RMR.

  •
  New RMR has been organized as a Delaware statutory trust, whereas your current fund is organized as a Massachusetts business trust. Your Board of Trustees believes that a fund organized as a Delaware statutory trust offers advantages over a fund organized as a Massachusetts business trust, including limiting by statute the personal liability of shareholders, the ability to simplify operations by reducing administrative burdens and a well established body of business entity law.

What Are Some of the Terms of the Reorganizations?

        We expect that each fund's reorganization will qualify as a tax free reorganization for United States federal income tax purposes.

        In connection with the reorganizations, holders of common shares of RHR, RFR or Old RMR will receive newly issued New RMR common shares in exchange for their RHR, RFR or Old RMR common shares, as applicable, and become common shareholders of New RMR. The aggregate net asset value ("NAV") of the New RMR shares you receive will equal the aggregate NAV of your RHR or RFR common shares, as applicable, held immediately prior to the applicable reorganization, after giving effect to the costs of the reorganizations for the applicable funds, and determined as of the close of trading on the business day preceding the applicable reorganization. The number of New RMR common shares you receive in the reorganizations may be different from the number of RHR or RFR common shares, as applicable, you held immediately prior to the applicable reorganization.

        Holders of preferred shares of RHR, RFR or Old RMR will receive newly issued New RMR preferred shares in exchange for their RHR, RFR or Old RMR preferred shares and will become preferred shareholders of New RMR. The aggregate liquidation preference of the New RMR preferred shares you receive in the reorganizations will equal the aggregate liquidation preference of the RHR or RFR preferred shares, as applicable, you held immediately prior to the reorganizations. The auction dates, rate period and dividend payment dates of your RHR or RFR preferred shares, as applicable, and the New RMR preferred shares you receive in the reorganization in exchange for your RHR or RFR preferred shares, as applicable, will be the same.

        The reorganization of Old RMR with New RMR will be effectuated in substantially the same manner and pursuant to substantially the same terms and procedures as the reorganizations of RHR and RFR with New RMR. Consequently, (i) the aggregate NAV of the New RMR shares that holders of Old RMR common shares will receive in that reorganization will equal the aggregate NAV of such holders' Old RMR common shares held immediately prior to that reorganization, after giving effect to the costs of the reorganization, and (ii) the aggregate liquidation preference of the New RMR preferred shares that holders of preferred shares of Old RMR will receive in that reorganization will equal the aggregate liquidation preference of the Old RMR preferred shares held by such holders immediately prior to that reorganization.

        Prior to the reorganizations, New RMR will have no assets or operations other than such minimum assets, supplied by RMR Advisors, Inc., its investment advisor and current shareholder, as may be required to establish an independent registrant under applicable securities laws.

        Following each reorganization, RMR Advisors, Inc., the investment advisor for each fund, will provide investment advisory services to New RMR pursuant to the terms of an investment advisory agreement between New RMR and RMR Advisors, Inc., including management fees and fee waiver provisions. The terms of the investment advisory agreement between New RMR and RMR Advisors, Inc. are substantively the same as the terms of the existing investment advisory agreement between Old RMR and RMR Advisors, Inc. New RMR's contractual fee waiver expires on an earlier date than the contractual fee waiver expiration dates for RHR and RFR. To compensate RHR and RFR for this reduced fee waiver duration, RMR Advisors, Inc. will make a one time cash payment to each of RHR and RFR immediately prior to the closing of the applicable fund's reorganization. The fund receiving this payment will, subject to applicable legal and tax requirements, either retain some or all of this payment or distribute some or all of this amount to its shareholders immediately prior to its reorganization with New RMR. To the extent RHR or RFR retain any of the cash payment, the amount retained will be included as part of that fund's net assets attributable to common shares for purposes of determining the number of New RMR shares to be issued to that fund in the reorganization.

        Generally, each fund will bear costs of the reorganizations that are directly attributable to it. RHR and RFR will each bear its costs for printing, filing and mailing proxy materials and proxy solicitations in connection with the reorganizations related to that fund. New RMR will bear all of the costs of SEC registration fees related to the reorganizations and the costs for printing, filing and mailing any disclosure documents or correspondence specifically pertaining to Old RMR or its shareholders and to be filed by Old RMR with the SEC or mailed by Old RMR to its shareholders. Other expenses of the funds solely and directly attributable to the reorganizations will generally be borne by Old RMR, RHR and RFR in proportion to their respective NAVs as of a specified date agreed to by those funds' boards of trustees, which will precede the date of consummation of any reorganization. New RMR will reimburse RMR Advisors, Inc. for any expenses funded by RMR Advisors, Inc. solely and directly

2

attributable to organizing New RMR as a Delaware statutory trust, registering and organizing New RMR as an investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), listing New RMR's shares for trading on the [                    ] and any other expenses incidental to organizing New RMR and qualifying it to conduct business as a closed end management investment company under the 1940 Act.

        If shareholders approve the reorganizations of RHR and RFR with New RMR and certain other conditions are met, the reorganizations, along with the reorganization of Old RMR with New RMR, are expected to occur before the end of 2008, but any or all of the reorganizations may occur after that time.

Your Vote Matters

        Shareholders of RHR and RFR are being asked to approve their fund's proposed reorganization with New RMR and your vote matters. No matter how large or small your fund holdings, your vote is extremely important. Please review the enclosed proxy materials and submit your vote promptly to help us avoid the need for additional costs associated with soliciting your vote.

        I am confident that the proposed reorganizations will help us better serve you and all of the funds' shareholders. Please call the firm assisting the funds in the solicitation of proxies, [                        ], if you have any questions or need assistance in voting your shares. Banks and brokers may call [                        ], collect, at [                        ]. Other shareholders may call [                        ], toll free, at [                        ].

        I thank you for your prompt vote on this matter.

Sincerely,
Adam D. Portnoy President, RMR Funds

RMR Funds, 400 Centre Street, Newton, Massachusetts 02458

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IMPORTANT NOTICE

TO SHAREHOLDERS OF
RMR HOSPITALITY AND REAL ESTATE FUND ("RHR")
AND
RMR F.I.R.E. FUND ("RFR")

QUESTIONS & ANSWERS

        Although we recommend that you read the complete Joint Proxy Statement/Prospectus, the following is a brief summary of certain issues which may affect your vote, in question and answer format:

Q:
WHAT IS BEING PROPOSED AT THE SHAREHOLDER MEETING?

A:
Common and preferred shareholders of RHR and RFR are being asked to vote on a reorganization (each a "Reorganization" and collectively the "Reorganizations") of each of RHR and RFR, as applicable (each of RHR and RFR, as applicable, being referred to herein at times as an "Acquired Fund" and together as the "Acquired Funds"), with RMR Real Estate Income Fund ("New RMR"). Preferred shareholders of each of the Acquired Funds will also vote on their respective Reorganizations as a separate class. In connection with the Reorganizations, RMR Real Estate Fund ("Old RMR", and, unless with respect to New RMR the context implies otherwise, collectively with RHR, RFR, and New RMR, a "Fund" or the "Funds") would also reorganize with New RMR (such reorganization of Old RMR with New RMR also being referred to as a "Reorganization" and collectively with the Reorganizations of RHR and RFR, the "Reorganizations").

Q:
WHY IS EACH REORGANIZATION BEING RECOMMENDED?

A:
The Board of Trustees of each Fund (each a "Board") has unanimously determined that the Reorganization of its Fund should offer potential benefits to common shareholders of its Fund. After the Reorganizations, certain fixed administrative costs will be spread across the reorganized New RMR's larger asset base, which should result in lower aggregate costs for the Funds. Although the magnitude of the benefit of lower expenses for common shareholders of each respective Fund will be different, it is expected that each Fund should realize some benefit either immediately or in the future from the Reorganizations.

  As a result of the expected enhanced market liquidity of the reorganized New RMR's common shares, it may be easier for you to sell your reorganized New RMR common shares or to purchase additional common shares without materially affecting the market price of the common shares.

  Each Fund invests in real estate related securities. Each Fund has the same Board and is managed by the same investment advisory personnel and portfolio managers. Each of Old RMR, RHR and New RMR seek to provide a high level of current income with a secondary objective of capital appreciation for holders of its common shares. RFR seeks to provide high total returns to its common shareholders through a combination of capital appreciation and current income.

  As a result of the Reorganizations, you will become a shareholder of New RMR, which is organized as a Delaware statutory trust. Your current Fund is organized as a Massachusetts business trust. As more fully explained in the Joint Proxy Statement/Prospectus, each of the Funds' Boards believe that a fund organized as a Delaware statutory trust offers advantages over a fund organized as a Massachusetts business trust, including limiting by statute the personal liability of shareholders, the ability to simplify operations by reducing administrative burdens and a well established body of business entity law.

i

  It is not anticipated that the Reorganizations will directly benefit preferred shareholders of the Funds; however, none of the expenses of the Reorganizations will be borne by preferred shareholders of the Funds, and the terms of the newly issued series of New RMR preferred shares to be distributed to preferred shareholders of Old RMR, RHR and RFR in the Reorganizations will be essentially the same as the terms of the Old RMR, RHR and RFR preferred shares, as applicable, that such shareholders currently hold.

  The Joint Proxy Statement/Prospectus contains further details of the reasons that the Reorganizations are being recommended by the Board of each Fund.

Q:
HOW WILL THE REORGANIZATIONS AFFECT MY STOCK OWNERSHIP?

A:
Assuming shareholders of the Acquired Funds approve the Reorganizations, the assets and liabilities of the Acquired Funds will be combined with those of New RMR and Old RMR. The Acquired Funds, as well as Old RMR, will then dissolve. Shareholders of Old RMR, RHR and RFR will become shareholders of New RMR. Prior to the Reorganizations, New RMR will have no assets or operations other than such minimum assets, supplied by RMR Advisors, Inc. (the "Advisor"), the Funds' investment advisor, as may be required to establish an independent registrant under applicable securities laws.

  If you are a holder of common shares of an Acquired Fund, you will receive newly issued common shares of New RMR in exchange for your Acquired Fund common shares. The aggregate net asset value of the New RMR common shares you will receive will equal the aggregate net asset value of the applicable Acquired Fund common shares you held immediately prior to the Reorganization, after giving effect to the costs of the Reorganization for the Acquired Fund, and determined as of the close of trading on the business day preceding the applicable Reorganization. The New RMR common shares received by common shareholders of an Acquired Fund will be listed for trading on the [                    ].

  If you are a holder of preferred shares of an Acquired Fund, you will receive newly issued preferred shares of New RMR in exchange for your Acquired Fund preferred shares. The aggregate liquidation preference of the New RMR preferred shares you will receive will equal the aggregate liquidation preference of the applicable Acquired Fund preferred shares you held immediately prior to the Reorganization. The ratings expected to be received for the New RMR preferred shares to be issued in the Reorganizations are "Aaa" from Moody's Investors Service, Inc. and "AAA" from Fitch Ratings, Inc.

  Common and preferred shareholders of Old RMR will become common or preferred shareholders, as applicable, of New RMR in the same manner, subject to substantially the same terms and procedures discussed above.

Q:
ARE THE FUNDS' INVESTMENT OBJECTIVES AND POLICIES SIMILAR?

A:
The investment objectives of all the Funds are substantially similar. Old RMR and RHR seek, and New RMR will seek to provide a high level of current income with a secondary objective of capital appreciation for holders of their common shares. RFR seeks to provide high total returns to its common shareholders through a combination of capital appreciation and current income. Both the Acquired Funds and Old RMR invest in real estate related securities. New RMR will also invest in real estate related securities. As of June 30, 2008, each of the Acquired Funds held at least 77% by value of their investments in real estate investment trusts ("REITs"), and Old RMR held 83% by value of its investments in REITs.

Q:
WILL THE REORGANIZATIONS AFFECT MY DISTRIBUTIONS?

A:
Old RMR, RHR and RFR pay distributions to their common shareholders on a monthly basis after making payment or provision for payment of distributions on, or redeeming, preferred shares,

  and interest and required principal payment on borrowings, if any. New RMR intends to pay distributions to its common shareholders on a monthly basis after making payment or provision for payment of distributions on, or redeeming, preferred shares, and interest and required principal payment on borrowings, if any. Old RMR, RHR and RFR generally make distributions to common shareholders in equal amounts each month. This is referred to as a "level rate dividend policy". New RMR also intends to make distributions to common shareholders pursuant to a level rate dividend policy. The distributions on common shares of each of the Acquired Funds and Old RMR are payable to the extent and at the rate declared by each such Fund's Board. Distributions on New RMR common shares by New RMR will be payable to the extent and at the rate declared by the New RMR Board and will be determined based on market conditions and other factors the New RMR Board deems relevant. Neither the Boards of such Funds, nor the New RMR Board, currently expects that the new RMR's dividend rate will be less than the current dividend rate of Old RMR. Nevertheless, there can be no assurance that New RMR will, after the Reorganizations, pay monthly distributions equal to Old RMR's past dividends, that it will pay any specific amount of regular distribution, that New RMR's dividend rate will not be less than the current dividend rate of Old RMR or that any annual capital gains distributions will be paid.

  The Funds have submitted an application for exemptive relief with the SEC seeking relief from the provisions of the Investment Company Act of 1940, as amended (the "1940 Act"), and the rules and regulations thereunder, that generally restrict the Funds from distributing long term capital gain income more often than once every 12 months. That application is pending.

  The preferred shareholders of the Funds receive distributions every seven days (unless a Fund declares a special rate period). Distribution rates for New RMR preferred shares will be set at auctions, which is how distribution rates are set on all the Funds' preferred shares. Recently, credit markets, including the market for auction rate securities such as the Acquired Funds' and Old RMR's preferred shares, have experienced volatility, cost increases and very little availability of capital. While the Advisor believes the Acquired Funds' and Old RMR's auction rate preferred securities are well protected by asset coverage, current adverse market conditions for auction rate securities has made successful remarketing of the Funds' auction rate preferred shares difficult to realize. The Advisor expects New RMR to have similar difficulties if market conditions do not improve significantly. To date, no auctions for preferred securities of the Acquired Funds or Old RMR have failed to attract sufficient clearing bids (such auctions are commonly referred to as "failed" auctions). However, an affiliate of the Acquired Funds' and Old RMR's lead broker-dealer for their preferred securities has purchased a significant amount of the Acquired Funds' and Old RMR's preferred securities in the applicable auctions. If this affiliate of the Acquired Funds' and Old RMR's lead broker-dealer had not been supporting the Acquired Funds' and Old RMR's auctions, the applicable auctions likely would have failed and holders of the Acquired Funds' and Old RMR's preferred shares would not have been able to sell their preferred shares in the applicable auctions. There can be no assurance that this or any other affiliate of the Acquired Funds' and Old RMR's lead broker-dealer would purchase Fund preferred shares in any future auction of Fund preferred securities or that the Funds, including New RMR, who will have the same lead broker-dealer for auctions of its preferred securities, will not have any auction for their preferred securities fail. If an auction of the Funds' preferred shares should fail, the dividend rate for the next succeeding dividend period is set according to a pre-determined formula, and the resulting rate may be higher than the rate which the applicable Fund would otherwise pay as a result of a successful auction. In addition, if an auction fails, holders of the applicable Fund's preferred shares may not be able to sell their preferred shares in that auction. If auctions for the Funds' preferred shares fail, or if market conditions generally frustrate the Funds' ability to enhance investment results through the investment of capital attributable to their outstanding preferred shares, such factors may necessitate a change in the form and/or amount of investment leverage used by the Funds. The Funds have no current intention to change the form or degree of investment leverage that they use. The use of alternative forms of leverage and/or a reduction in the degree of investment leverage used by the Funds in their investment programs could result in reduced investment returns for common shareholders as compared to the returns that historically have been achieved by the Funds through the use of preferred share leverage in favorable market conditions.

Q.
HOW WILL THE REORGANIZATIONS AFFECT FUND FEES AND EXPENSES?

A:
Each Fund's Board believes that the expense ratios for the reorganized New RMR should be lower after the Reorganizations than the expense ratios would be for each of Old RMR, RHR and RFR, respectively, if the Reorganizations did not occur. As a result of the Reorganizations total recurring annual gross expenses for 2007 incurred by common shareholders of Old RMR, RHR and RFR in the aggregate would decline from 1.82%, 2.36% and 3.08%, respectively, of average net assets attributable to common shares (for the year ended December 31, 2007) to approximately 1.76% of average net assets attributable to common shares (for the year ended December 31, 2007) for the reorganized New RMR on a pro forma basis, assuming all the Reorganizations are consummated and giving effect to the respective Fund's use of leverage and the reorganized New RMR's use of leverage on a pro forma basis. Annual gross expenses do not give effect to any management fee waivers. In calculating these expense ratios, the expenses associated with RHR's litigation with its shareholder, Bulldog Investors General Partnership, were excluded. The parties to this litigation entered into a settlement agreement in June 2008, and on July 1, 2008 the court granted the parties' joint motion to dismiss this litigation, effectively ending the litigation. See "Legal Proceedings". As such, neither RHR nor the reorganized New RMR should incur recurring expenses for this litigation. If those expenses are taken into account, total annual gross expenses for 2007 incurred by common shareholders of RHR amounted to 5.77% of RHR's average net assets attributable to common shares (for the year ended December 31, 2007) and 2.69% of reorganized New RMR's average net assets attributable to common shares (for the year ended December 31, 2007) on a pro forma basis.

  New RMR is a newly organized entity with no operating history, formed specifically for the purpose of effectuating the Reorganizations. Prior to the Reorganizations, New RMR will have no assets or operations other than such minimum assets, supplied by the Advisor, as may be required to establish an independent registrant under applicable securities laws. New RMR will acquire substantially all of its assets, and issue substantially all of its common and preferred shares, in the Reorganizations, and will commence operations after consummation of the first Reorganization. New RMR is identical in all material respects to Old RMR, except that New RMR is organized as a Delaware statutory trust and Old RMR is organized as a Massachusetts business trust and except for the differences in their governing documents as a result. Since New RMR has no historical operations, no historical financial information is presented for New RMR.

  Each Fund pays a management fee to the Advisor at an annual rate of 0.85% of the Fund's average managed assets. For the first five years following the closing of each of Old RMR's, RHR's and RFR's initial public offering of common shares, the Advisor has contractually agreed to waive a portion of its management fee equal to 0.25% of the average managed assets of each Fund. Following each Reorganization, the Advisor will provide investment advisory services to New RMR pursuant to the terms of an investment advisory agreement between New RMR and the Advisor, including management fees and fee waiver provisions. The terms of the investment advisory agreement between New RMR and the Advisor are substantively the same as the terms of the existing investment advisory agreement between Old RMR and the Advisor, including a provision for the expiration of New RMR's contractual fee waiver five years from the closing of Old RMR's initial public offering of common shares, December 18, 2008. RHR's contractual fee waiver expires on April 27, 2009 and RFR's contractual fee waiver expires on November 22, 2009. In order to compensate the Acquired Funds for the reduced fee waiver period that will result from the Reorganizations, the Advisor has agreed to make cash payments to each of the Acquired

  Funds. The Advisor will make this compensatory payment to each Acquired Fund immediately prior to the consummation of that Acquired Fund's Reorganization with New RMR. The amount of the payment will take into account (1) the amount of managed assets of each Acquired Fund as of the close of trading on the business day prior to the closing date of the Reorganization, (2) the number of days by which the applicable Acquired Fund's fee waiver expiration date exceeds the later of (x) New RMR's fee waiver expiration date and (y) the closing date of the applicable Reorganization (Accordingly, the more days that pass after December 18, 2008, before an Acquired Fund's Reorganization is consummated, the smaller the compensatory payment would be, other variables being the same.) and (3) an appropriate discount factor which takes into account the time value of money. Each Acquired Fund receiving this payment will, subject to applicable legal and tax requirements, either retain some or all of this payment or distribute some or all of this amount to its shareholders immediately prior to the consummation of its Reorganization with New RMR. Any such amount retained by an Acquired Fund or to be paid to an Acquired Fund's shareholders will be determined by the applicable Acquired Fund's Board after consultation with its tax and legal advisors. To the extent an Acquired Fund retains any of the cash payment, the amount retained will be included as part of that Acquired Fund's net assets attributable to common shares for purposes of determining the number of New RMR shares to be issued to that Acquired Fund in connection with its Reorganization. The compensatory payments were the subject of negotiation between the Advisor and the Boards of the Acquired Funds, and the compensatory payment formula, including the formula for determining that payment, has been unanimously approved by the Board of each Acquired Fund, including all the trustees who are not "interested persons" (as defined in the 1940 Act). Based on each Acquired Fund's managed assets as of June 30, 2008, an assumed closing date of December 31, 2008 for each Reorganization, and an applied discount factor of [      ], the Advisor would make compensatory payments of $[          ] and $[          ] to RHR and RFR, respectively. The actual amount of this compensatory payment will change based on the actual closing date of each respective Reorganization, the actual value of RHR's and RFR's managed assets on the applicable measurement date and the actual applied discount factor.

Q:
WILL I HAVE TO PAY ANY SALES LOAD, COMMISSION OR OTHER SIMILAR FEE IN CONNECTION WITH THE REORGANIZATIONS?

A:
You will pay no sales loads or commissions in connection with the Reorganizations. However, generally, each Fund will bear costs of the Reorganizations that are directly attributable to it. RHR and RFR will each bear its costs for printing, filing and mailing proxy materials and proxy solicitations in connection with the Reorganizations related to that fund. New RMR will bear all of the costs of SEC registration fees related to the Reorganizations and the costs for printing, filing and mailing any disclosure documents or correspondence specifically pertaining to Old RMR or its shareholders and to be filed by Old RMR with the SEC or mailed by Old RMR to its shareholders. Other expenses of the Funds incurred in connection with the Reorganizations will generally be borne by Old RMR, RHR and RFR in proportion to their respective net asset values as of a specified date agreed to by those Funds' Boards, which will precede the date of consummation of any Reorganization. As of June 30, 2008, the aggregate net asset values attributable to common shares of Old RMR, RHR and RFR were $76,695,638, $36,281,271 and $16,397,538, respectively, and the proportional net asset values as of that date were approximately 59%, 28% and 13%, respectively. New RMR will reimburse the Advisor for any expenses funded by the Advisor solely and directly attributable to organizing New RMR as a Delaware statutory trust, registering and organizing New RMR as an investment company under the 1940 Act, listing New RMR's shares for trading on the [                        ] and any other expenses incidental to organizing New RMR and qualifying it to conduct business as a closed end management investment company under the 1940 Act. If an Acquired Fund's shareholders do not approve at the meeting (or any adjournment or postponement of the meeting) the proposed Reorganization,

v

  the applicable Acquired Fund will not bear any further costs of the Reorganizations after that time except as may be directly attributable to or already incurred by it. Accordingly, each Acquired Fund may incur expenses arising from the planned Reorganizations even though its proposed Reorganization may not occur.

Q:
WHAT ARE THE DIFFERENCES BETWEEN A MASSACHUSETTS BUSINESS TRUST AND DELAWARE STATUTORY TRUST?

A:
In recent years, many investment companies have formed or reorganized as Delaware statutory trusts. Organizing New RMR as a Delaware statutory trust rather than a Massachusetts business trust is expected to provide benefits to the Acquired Funds and their shareholders.

  There has been some concern as to whether shareholders of a Massachusetts business trust are afforded limited liability protection from personal liability as a shareholder under Massachusetts law. Massachusetts business trust law does not specifically provide that the shareholders of RHR, RFR or Old RMR are not subject to any personal liability for any claims against, or liabilities of, such Funds solely by reason of being or having been a shareholder of RHR, RFR or Old RMR. The Funds have attempted to provide their shareholders with protection in this regard by affording them with rights of indemnification and exculpation under the respective Funds' declarations of trust. In contrast, under the Delaware Statutory Trust Act, shareholders of New RMR are statutorily entitled to the same limitation of personal liability as is extended to shareholders of a private corporation organized for profit under the General Corporation Law of the State of Delaware.

  Funds formed as Delaware statutory trusts under the Delaware Statutory Trust Act are granted a significant amount of operational flexibility, resulting in efficiencies of operation that may translate into savings for a fund, such as New RMR, and the fund's shareholders. For example, the Delaware Statutory Trust Act authorizes trust management to take various actions without requiring shareholder approval if permitted by the trust's governing instrument. Additionally, unlike Massachusetts business trust law, the Delaware Statutory Trust Act permits any amendment to the statutory trust's governing instrument without the need for a state or city filing, which can reduce administrative burdens and costs.

  Moreover, to the extent provisions in New RMR's declaration of trust and by-laws are addressed by rules and principles established under the laws governing Delaware business entities (such as limited partnerships and limited liability companies), the Delaware courts may look to such other laws to help interpret provisions of New RMR's declaration of trust and by-laws. Applying this body of law to the operation of New RMR should prove beneficial because these laws are developed and business oriented. In addition, Delaware's Chancery Court is dedicated to business law matters, which means that the judges tend to be more specialized and better versed in the nuances of the law that will be applied to New RMR. These legal advantages can make more certain the resolution of legal controversies and help to reduce legal costs resulting from possible uncertainty in the law.

  A comparison of the Delaware statutory trust law and the Massachusetts business trust law, and a comparison of the relevant provisions of the governing documents of New RMR and Old RMR, are included as Appendix 1 to this Joint Proxy Statement/Prospectus.

Q:
WILL I HAVE TO PAY ANY UNITED STATES FEDERAL INCOME TAXES AS A RESULT OF THE REORGANIZATIONS?

A:
Each of the Reorganizations is intended to qualify as a "reorganization" within the meaning of Section 368(a) of the United States Internal Revenue Code of 1986, as amended, so that shareholders of the Acquired Funds, Old RMR and New RMR will recognize no gain or loss for United States federal income tax purposes upon the receipt solely of common or preferred shares of New RMR in connection with the Reorganizations. Additionally, the Acquired Funds, Old RMR and New RMR will recognize no gain or loss for United States federal income tax purposes as a result of the transfer of all of their assets and liabilities in exchange for the common or preferred shares of New RMR or as a result of their dissolution, and neither New RMR nor its shareholders will recognize gain or loss for United States federal income tax purposes as a result of the Reorganizations.

Q:
WHY IS THE VOTE OF OLD RMR SHAREHOLDERS NOT BEING SOLICITED?

A:
Old RMR will reorganize with New RMR in substantially the same manner and pursuant to substantially the same terms and procedures as the Acquired Funds. New RMR is identical in all material respects to Old RMR, except that New RMR is organized as a Delaware statutory trust and Old RMR is organized as a Massachusetts business trust and except for the differences in their governing documents as a result. The Reorganization of Old RMR with New RMR does not require shareholder approval under Old RMR's governing documents or applicable law. Old RMR's Board, including all the Trustees of Old RMR's Board who are not "interested persons" of Old RMR (as defined in the 1940 Act), have unanimously approved an Agreement and Plan of Reorganization and related Reorganization between Old RMR and New RMR, and the Advisor, New RMR's sole shareholder, has approved Old RMR's Reorganization with New RMR and the issuance of the New RMR common and preferred shares to be issued in the Reorganizations. Following the Reorganizations, Old RMR will be the surviving fund for accounting purposes and for purposes of presenting investment performance history. The Reorganization of Old RMR with New RMR will be consummated irrespective of whether the Reorganizations of the Acquired Funds with New RMR are consummated.

Q:
WHAT HAPPENS IF SHAREHOLDERS OF ONE ACQUIRED FUND DO NOT APPROVE ITS REORGANIZATION BUT SHAREHOLDERS OF THE OTHER ACQUIRED FUND DO APPROVE ITS REORGANIZATION?

A:
Any Reorganization may be consummated whether or not the other Reorganizations are consummated. If an Acquired Fund's shareholders fail to approve its Fund's proposed Reorganization, each Acquired Fund's Board, as well as New RMR's Board, will consider what actions, if any, to take in light of that failure to obtain shareholder approval, including whether to proceed with any approved Reorganization involving an Acquired Fund.

Q:
HOW DOES THE BOARD OF MY FUND SUGGEST THAT I VOTE?

A:
The Board of your Fund recommends that you vote "FOR" the items proposed for your Fund.

Q:
HOW DO I VOTE MY PROXY?

A:
You may vote by attending the meeting in person or by signing, dating and returning the enclosed proxy card in the accompanying postage prepaid envelope. Additionally, you may vote your shares over the internet or by telephone. If you wish to vote your shares over the internet or by telephone, please follow the internet or telephone voting instructions on the enclosed proxy card. Each Fund shareholder who has given a proxy may revoke it any time prior to its exercise by delivering to the secretary of his or her Fund a written revocation or a duly executed proxy bearing a later date, by voting over the internet or by telephone at a later time, or by notifying the secretary of his or her Fund at any time before his or her proxy is voted that he or she will be present at the meeting and wishes to vote in person. Votes provided over the internet or by telephone must be received by 11:59 p.m. eastern daylight time on [                        ], 2008. Please note: being present at the meeting alone does not revoke a previously executed and returned proxy. If you hold shares in the name of a brokerage firm, bank, nominee or other institution (commonly referred to as in "street name"), please contact the person responsible for your account and give instructions on how to vote your shares. In order to vote your shares held in street name at the meeting, you must provide a legal proxy from the institution through which you hold those shares.

Q:
WHO DO I CONTACT FOR FURTHER INFORMATION?

A:
You can contact your financial adviser for further information. We encourage you to contact the firm assisting the Funds in the solicitation of proxies, [                        ], if you have any questions or need assistance in voting your shares. Banks and brokers may call [                        ], collect, at [                        ]. Other shareholders may call [                        ], toll free, at [                        ].

RMR HOSPITALITY AND REAL ESTATE FUND
RMR F.I.R.E. FUND
(each, a "Fund")

NOTICE OF A SPECIAL MEETING OF SHAREHOLDERS OF RMR HOSPITALITY AND REAL ESTATE FUND AND RMR F.I.R.E. FUND

TO BE HELD [                        ], 2008

        This is the formal agenda for your Fund's shareholders meeting ("Meeting"). It tells you what matters will be voted on and the time and place of the Meeting in case you want to attend in person.

To the shareholders of each Fund:

        A joint special meeting of shareholders for your Fund(s) will be held at the offices of the Funds at 400 Centre Street, Newton, Massachusetts, at [9:30 a.m.], Eastern time, to consider the following:

        1(a).  For common and preferred shareholders of RMR Hospitality and Real Estate Fund ("RHR"), voting together as a single class, Proposal 1(a) to approve an Agreement and Plan of Reorganization between RHR and RMR Real Estate Income Fund ("New RMR") and related Reorganization, the termination of RHR's registration under the Investment Company Act of 1940, as amended (the "1940 Act"), and the dissolution of RHR under applicable state law.

        The Board of Trustees of RHR recommends that you vote FOR this proposal.

        1(b).  For preferred shareholders of RHR, voting as a separate class, Proposal 1(b) to approve an Agreement and Plan of Reorganization between RHR and New RMR and related Reorganization, the termination of RHR's registration under the 1940 Act, and the dissolution of RHR under applicable state law.

        The Board of Trustees of RHR recommends that you vote FOR this proposal.

        2(a).  For common and preferred shareholders of RMR F.I.R.E. Fund ("RFR"), voting together as a single class, Proposal 2(a) to approve an Agreement and Plan of Reorganization between RFR and New RMR and related Reorganization, the termination of RFR's registration under the 1940 Act, and the dissolution of RFR under applicable state law.

        The Board of Trustees of RFR recommends that you vote FOR this proposal.

        2(b).  For preferred shareholders of RFR, voting as a separate class, Proposal 2(b) to approve an Agreement and Plan of Reorganization between RFR and New RMR and related Reorganization, the termination of RFR's registration under the 1940 Act, and the dissolution of RFR under applicable state law.

        The Board of Trustees of RFR recommends that you vote FOR this proposal.

        3.     For common and preferred shareholders of each Fund, voting together as a single class, Proposal 3 to approve the adjournment or postponement of the Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Meeting to approve the respective Agreements and Plans of Reorganization and related Reorganizations of RHR and RFR with New RMR and related matters as proposed in Proposals 1(a) and 1(b) and Proposals 2(a) and 2(b), respectively. Proposal 3 relates only to an adjournment or postponement of the Meeting for purposes of soliciting additional proxies to obtain the requisite shareholder votes to approve the respective Agreements and Plans of Reorganization and related Reorganizations of RHR and RFR with New RMR and related matters as proposed in Proposals 1(a) and 1(b) and Proposals 2(a) and 2(b), respectively. The Board of Trustees of each Fund retains full authority to adjourn or postpone the Meeting of its respective Fund for any other purpose, including absence of a quorum, without the consent of its respective Fund's shareholders.

        The Board of Trustees of each Fund recommends that you vote FOR this proposal.

        4.     Any other business that may properly come before the Meeting or any adjournment of the Meeting.

        Shareholders of record as of the close of business on [                        ], 2008, are entitled to vote at the Meeting or any adjournment thereof.

Whether or not you expect to attend the Meeting, please complete and return a proxy for your shares or vote your shares over the internet or by telephone. If shareholders do not return their proxies in sufficient numbers, it may result in additional shareholder solicitation.

By order of the Board of Trustees,
JENNIFER B. CLARK Secretary RMR Hospitality and Real Estate Fund RMR F.I.R.E. Fund
[ ], 2008

YOUR VOTE IS IMPORTANT.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE READ THE JOINT PROXY STATEMENT/PROSPECTUS AND PROMPTLY COMPLETE AND RETURN A PROXY FOR YOUR SHARES AS SOON AS POSSIBLE NO MATTER HOW MANY SHARES YOU OWN.

YOU MAY ALSO VOTE YOUR SHARES OVER THE INTERNET OR BY TELEPHONE BY FOLLOWING THE INSTRUCTIONS ON THE ENCLOSED PROXY CARD.

SUBJECT TO COMPLETION, DATED AUGUST 26, 2008

THE INFORMATION IN THIS JOINT PROXY STATEMENT/PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS JOINT PROXY STATEMENT/PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED

JOINT PROXY STATEMENT/PROSPECTUS

RMR Real Estate Income Fund ("New RMR"),
RMR Hospitality and Real Estate Fund ("RHR"), and
RMR F.I.R.E. Fund ("RFR"),
(RHR and RFR, each, an "Acquired Fund")

        The address of each of the above listed funds is 400 Centre Street, Newton, Massachusetts 02458 and the telephone number of each of these funds is (617) 332-9530.

* * * * * *

        This Joint Proxy Statement/Prospectus is furnished to you as a shareholder of RHR or RFR (each, unless with respect to New RMR the context implies otherwise, collectively with New RMR and RMR Real Estate Fund, a "Fund" and together, the "Funds"). The Funds are diversified closed end management investment companies. A special meeting of shareholders of RHR and RFR (the "Meeting") will be held at 400 Centre Street, Newton, Massachusetts on [                        ], 2008 at [9:30 a.m.] to consider the items listed below and discussed in greater detail elsewhere in this Joint Proxy Statement/Prospectus, which sets forth the information you ought to know before voting on the proposals described herein relating to the reorganizations of RHR and RFR with New RMR. In connection with the reorganizations of RHR and RFR with New RMR, RMR Real Estate Fund ("Old RMR") would also reorganize with New RMR (such reorganization, along with the reorganizations of RHR and RFR with New RMR, is each a "Reorganization" and are collectively referred to as the "Reorganizations"). Even if you plan to attend the Meeting or any adjournment thereof, the Board of Trustees of your Fund requests that you promptly vote your shares by completing and returning the enclosed proxy card or by voting your shares over the internet or by telephone. To vote your shares over the internet or by telephone, please follow the instructions for internet or telephone voting on the enclosed proxy card. The approximate mailing date of this Joint Proxy Statement/Prospectus and accompanying form of proxy is [                        ], 2008. The securities described in the registration statement of which this Joint Proxy Statement/Prospectus is a part will be distributed as soon as practicable after the effective date of the registration statement. Please read this Joint Proxy Statement/Prospectus carefully and retain it for future reference.

        New RMR is newly organized and its common shares have no prior trading history. The shares of closed end investment companies frequently trade at a discount to net asset value. There is no assurance that a trading price for New RMR's shares equal to or greater than net asset value will result after the Reorganizations. The risk of loss due to this discount may be greater for investors expecting to sell their shares in a relatively short period after completion of the Reorganizations.

Investing in New RMR's common shares involves risks described in "Risk Factors and Special Considerations" beginning on page [33].

The Proposals

Proposals 1(a) and 1(b):

        To approve an Agreement and Plan of Reorganization between RHR and New RMR and related Reorganization, the termination of RHR's registration under the Investment Company Act of 1940, as amended (the "1940 Act"), and the dissolution of RHR under applicable state law.

Proposals 2(a) and 2(b):

        To approve an Agreement and Plan of Reorganization between RFR and New RMR and related Reorganization, the termination of RFR's registration under the 1940 Act, and the dissolution of RFR under applicable state law.

Proposal 3:

        To approve the adjournment or postponement of the Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Meeting to approve the respective Agreements and Plans of Reorganization of RHR and RFR with New RMR as proposed in Proposals 1(a) and 1(b) and Proposals 2(a) and 2(b), respectively. Proposal 3 relates only to an adjournment or postponement of the Meeting for purposes of soliciting additional proxies to obtain the requisite shareholder votes to approve the respective Agreements and Plans of Reorganization of RHR and RFR with New RMR as proposed in Proposals 1(a) and 1(b) and Proposals 2(a) and 2(b), respectively. The Board of Trustees of each of RHR and RFR retain full authority to adjourn or postpone the Meeting of its respective Fund for any other purpose, including absence of a quorum, without the consent of its respective Fund's shareholders.

Shareholders Entitled to Vote

Proposal 1(a)	RMR Hospitality and Real Estate Fund common and preferred shareholders, together as a class
Proposal 1(b)	RMR Hospitality and Real Estate Fund preferred shareholders, as a separate class
Proposal 2(a)	RMR F.I.R.E. Fund common and preferred shareholders, together as a class
Proposal 2(b)	RMR F.I.R.E. Fund preferred shareholders, as a separate class
Proposal 3	For each Acquired Fund, common and preferred shareholders of the applicable Acquired Fund, together as a class

How the Reorganizations Will Work

  •
  Each of RHR, RFR and Old RMR will transfer all of its assets to New RMR. New RMR will assume each of RHR's, RFR's and Old RMR's liabilities.

  •
  New RMR will issue newly issued common shares of beneficial interest of New RMR, par value $.001 per share, to each of RHR, RFR and Old RMR, in an amount equal to the aggregate value of such applicable Fund's net assets attributable to such Fund's common shares outstanding on the date of determination, which is currently expected to be 4:00 p.m., Eastern time, on the business day preceding the applicable closing date, and after giving effect to the costs of the Reorganizations borne by such Fund. Following consummation of each Reorganization, the Funds will each distribute the New RMR common shares to their common shareholders in proportion to, and in exchange for, the respective shareholders' common share holdings of such applicable Fund immediately prior to the Reorganization.

  •
  New RMR will issue a series of preferred shares, par value $.0001 per share and a liquidation preference of $25,000 per share, to RHR. This series of preferred shares is expected to be designated as "Series Th" ("New RMR Preferred Shares, Series Th"). The aggregate liquidation preference of New RMR Preferred Shares, Series Th received by RHR in the Reorganization will equal the aggregate liquidation preference of preferred shares of RHR outstanding immediately prior to the Reorganization. The New RMR Preferred Shares, Series Th will be distributed to holders of preferred shares of RHR, in proportion to, and in exchange for, their holdings immediately prior to the Reorganization. The auction dates, rate period and dividend payment dates of the RHR preferred shares and the New RMR Preferred Shares, Series Th received by RHR preferred shareholders in the Reorganization in exchange for such RHR preferred shares will be the same.

  •
  New RMR will issue a series of preferred shares, par value $.0001 per share and a liquidation preference of $25,000 per share, to RFR. This series of preferred shares is expected to be designated as "Series W" ("New RMR Preferred Shares, Series W"). The aggregate liquidation preference of New RMR Preferred Shares, Series W received by RFR in the Reorganization will equal the aggregate liquidation preference of preferred shares of RFR outstanding immediately prior to the Reorganization. The New RMR Preferred Shares, Series W will be distributed to holders of preferred shares of RFR in proportion to, and in exchange for, their holdings immediately prior to the Reorganization. The auction dates, rate period and dividend payment dates of the RFR preferred shares and the New RMR Preferred Shares, Series W received by RFR preferred shareholders in the Reorganization in exchange for such RFR preferred shares will be the same.

  •
  New RMR will issue a series of preferred shares, par value $.0001 per share and a liquidation preference of $25,000 per share, to Old RMR. This series of preferred shares is expected to be designated as "Series T" ("New RMR Preferred Shares, Series T"). The aggregate liquidation preference of New RMR Preferred Shares, Series T received by Old RMR in the Reorganization will equal the aggregate liquidation preference of preferred shares of Old RMR outstanding immediately prior to the Reorganization. The New RMR Preferred Shares, Series T will be distributed to holders of preferred shares of Old RMR in proportion to, and in exchange for, their holdings immediately prior to the Reorganization. The auction dates, rate period and dividend payment dates of the Old RMR preferred shares and the New RMR Preferred Shares, Series T received by Old RMR preferred shareholders in the Reorganization in exchange for such Old RMR preferred shares will be the same.

  •
  After the New RMR shares are distributed by the applicable Fund, that Fund will dissolve under applicable state law and terminate its registration under the 1940 Act.

  •
  The Reorganization of each of RHR and RFR with New RMR, respectively, is conditioned upon the approval of such Reorganization by the applicable Acquired Fund's shareholders. However, the Reorganization of a specific Acquired Fund may proceed in accordance with its terms even if the other Reorganization is not approved by the shareholders of the other Acquired Fund. In the event that one Acquired Fund's Reorganization is approved but the other Acquired Fund's Reorganization is not approved, the Board of Trustees of the Acquired Fund whose shareholders approved its Fund's proposed Reorganization, as well as the Board of Trustees of New RMR, will consider whether to proceed with the approved Reorganization. The Board of Trustees of any Acquired Funds whose shareholders have not approved its applicable Reorganization will consider what actions, if any, to take in light of its Acquired Fund's shareholders not approving its Fund's proposed Reorganization.

  •
  New RMR is identical in all material respects to Old RMR, except that New RMR is organized as a Delaware statutory trust and Old RMR is organized as a Massachusetts business trust and except for the differences in their governing documents as a result. The Reorganization of Old RMR with New RMR does not require shareholder approval under Old RMR's governing documents or applicable law. Old RMR's Board, including all the Trustees of Old RMR's Board who are not "interested persons" of Old RMR (as defined in the 1940 Act), have unanimously approved an Agreement and Plan of Reorganization and related Reorganization between Old RMR and New RMR, and the Advisor, New RMR's sole shareholder, has approved Old RMR's Reorganization with New RMR and the issuance of the New RMR common and preferred shares to be issued in the Reorganizations. If each Reorganization is consummated, the result will be a New RMR whose assets and liabilities consist of the combined assets and liabilities of Old RMR, RHR and RFR. Following the Reorganizations, Old RMR will be the surviving fund for accounting purposes and for purposes of presenting investment performance history. The Reorganization of Old RMR with New RMR will be consummated irrespective of whether the Reorganizations of the Acquired Funds with New RMR are consummated.

  •
  Each Reorganization is intended to result in no income, gain or loss for United States federal income tax purposes to the Acquired Funds, Old RMR or New RMR or the common or preferred shareholders of the Acquired Funds, Old RMR or New RMR. See "Material U.S. Federal Income Tax Consequences of the Reorganization".

Rationale for the Reorganizations

        The Boards of Trustees of each of the Acquired Funds, Old RMR and New RMR (collectively, the "Boards") believe that the Reorganization of its Fund offers its Fund's shareholders potential benefits, including those listed below.

        The reorganized New RMR will have a combined portfolio with greater assets than those of any of the Funds individually. New RMR is a newly organized entity with no operating history, formed specifically for the purpose of effectuating the Reorganizations. New RMR will acquire substantially all of its assets, and issue substantially all of its common and preferred shares, in the Reorganizations and will commence operations after consummation of the first Reorganization. Prior to the Reorganizations, New RMR will have no assets or operations other than such minimum assets, supplied by the Advisor, as may be required to establish an independent registrant under applicable securities laws. New RMR is identical in all material respects to Old RMR, except that New RMR is organized as a Delaware statutory trust and Old RMR is organized as a Massachusetts business trust and except for the differences in their governing documents as a result. At June 30, 2008, the net and managed assets of Old RMR, RHR and RFR were as follows:

Fund	Net Assets	Managed Assets(1)
Old RMR	$76,695,638	$126,695,638
RHR	$36,281,271	$64,281,271
RFR(2)	$16,397,538	$32,397,538

Combined:	$129,374,447	$223,374,447

    (1)
    Managed Assets includes assets attributable to preferred shares issued by Old RMR, RHR and RFR.

    (2)
    In August 2008, RFR redeemed 140 of its outstanding preferred shares. The effects of those redemptions are not reflected in the figures above.

        As a result of the relatively small size of the Funds compared to many other publicly held closed end management investment companies, each of the Funds pays a relatively high amount of annual costs as a percentage of net assets, including annual charges for stock exchange listing fees, transfer agency fees, administration and sub-administration fees, custodian fees, the costs of preparing separate annual audited financial statements, legal fees for ordinary business and the like. By combining the Funds, the Boards believe the Funds may be able to realize annual cost savings totaling approximately $850,000 in the future.

        The number of common shares outstanding and the average daily trading volume of these shares during 2007 for each of Old RMR, RHR and RFR was as follows:

Fund	Common Shares Outstanding	Average Daily Trading Volume
Old RMR	6,824,000	25,123
RHR	2,485,000	11,021
RFR	1,484,000	5,964

        Because of the relatively small number of common shares of the Funds which trade on an average daily basis compared to many other publicly held closed end management investment companies, the Funds' Boards believe that the market price of the Funds' common shares may be more volatile. Assuming that all of the Funds were combined based upon their net asset values ("NAV") at June 30, 2008 (and without regard to any fee waiver compensatory payment), approximately 11,510,762 New RMR common shares would be issued. The Funds' Boards believe that due to the substantially larger reorganized New RMR and greater number of reorganized New RMR common shares, the average trading volume for reorganized New RMR common shares is likely to be greater than the individual average trading volume of each of Old RMR, RHR and RFR and that this increased volume should make it easier for shareholders to purchase and sell their New RMR common shares. Also, as a result of enhanced market liquidity, the Funds' Boards believe the future market prices of the reorganized New RMR common shares should experience reduced volatility as compared to the volatility experienced with the common shares of Old RMR, RHR and RFR.

        New RMR will operate pursuant to its present investment objectives, which are substantially similar to the current investment objectives of each of the Acquired Funds and the same as the investment objectives of Old RMR. Each Fund is currently managed by the same Board and the same investment advisory personnel and portfolio managers, all of whom will continue to provide services to New RMR following the Reorganizations.

        As a result of the Reorganizations, shareholders of the Acquired Funds and Old RMR, which are currently organized as Massachusetts business trusts, will become shareholders of New RMR, which is organized as a Delaware statutory trust. Each of the Funds' Boards believe that a fund organized as a Delaware statutory trust offers advantages over a fund organized as a Massachusetts business trust, including limiting by statute the personal liability of shareholders, the ability to simplify operations by reducing administrative burdens and a well established body of business entity law.

        See also "Board Considerations" and Appendix 1 to this Joint Proxy Statement/Prospectus, which is entitled "A Comparison of Governing Documents and State Law".

        After consideration of the above benefits and considerations, the risk factors set forth below under "Risk Factors" and other factors the Boards considered relevant, the Board of each of the Acquired Funds, including all the trustees of each Acquired Fund who are not "interested persons" of the Acquired fund (as defined in the 1940 Act), unanimously determined to recommend that its Fund's shareholders vote FOR the proposals to be voted upon by its Fund's shareholders allowing for the Reorganizations. For further information, please see the individual description of the proposal affecting your Fund contained in this Joint Proxy Statement/Prospectus.

Who Bears the Expenses Associated with the Reorganizations

        In connection with the Reorganizations, the Funds have entered into an expense sharing agreement. The following is a general description of the material terms of that expense sharing agreement. This summary and any other description of the terms of the expense sharing agreement contained in this Joint Proxy Statement/Prospectus are qualified in their entirety by the expense sharing agreement attached as Appendix D to the Statement of Additional Information ("SAI") and incorporated by reference herein.

        Generally, each Fund will bear costs of the Reorganizations that are directly attributable to it. RHR and RFR will each bear its costs for printing, filing and mailing proxy materials and proxy solicitations in connection with the Reorganizations related to that fund. New RMR will bear all of the costs of SEC registration fees related to the Reorganizations and the costs for printing, filing and mailing any disclosure documents or correspondence specifically pertaining to Old RMR or its shareholders and to be filed by Old RMR with the SEC or mailed by Old RMR to its shareholders and to be filed by Old RMR with the SEC or mailed by Old RMR to its shareholders. Other expenses of the Funds incurred in connection with the Reorganizations will generally be borne by Old RMR, RHR and RFR in proportion to their respective NAVs as of a specified date agreed to by those Funds' Boards, which will precede the date of consummation of any Reorganization. As of June 30, 2008, the aggregate NAVs attributable to common shares of Old RMR, RHR and RFR were $76,695,638, $36,281,271 and $16,397,538, respectively, and the proportional NAVs as of that date were approximately 59%, 28% and 13%, respectively. New RMR will reimburse the Advisor for any expenses funded by the Advisor solely and directly attributable to organizing New RMR as a Delaware statutory trust, registering and organizing New RMR as an investment company under the 1940 Act, listing New RMR's shares for trading on the [                        ] and any other expenses incidental to organizing New RMR and qualifying it to conduct business as a closed end management investment company under the 1940 Act. If an Acquired Fund's shareholders do not approve at the Meeting (or any adjournment or postponement of the Meeting) the proposed Reorganization, the applicable Acquired Fund will not bear any further costs of the Reorganizations after that time except as may be directly attributable to or already incurred by it. Accordingly, each Acquired Fund may incur expenses arising from the planned Reorganizations even though its proposed Reorganization may not occur. See "Expense Sharing Agreement", attached as Appendix D to the SAI.

Who is Eligible to Vote

        RHR and RFR shareholders of record on [                        ], 2008 are entitled to attend and vote at the Meeting or any adjourned meeting. Each share is entitled to one vote for each matter considered at the Meeting for which that share class is entitled to vote. Shares represented by properly executed proxies, unless revoked before or at the Meeting, will be voted according to shareholders' instructions. If you sign a proxy but do not fill in a vote, your shares will be voted for all proposals you are entitled to vote on, including those relating to the Reorganizations. If you submit a properly executed proxy, unless your proxy has been revoked before or at the Meeting, your shares will be voted at the discretion of the persons named as proxies for any other business that may properly come before the Meeting. As of this time, the Boards of the Funds know of no other matters which will be brought before the Meeting or any adjournment thereof.

        Shares of New RMR are not deposits or obligations of, or guaranteed or endorsed by, any bank or other depository institution. These shares are not federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other government agency.

        Shares of New RMR have not been approved or disapproved by the Securities and Exchange Commission (the "SEC"). The SEC has not passed upon the accuracy or adequacy of this Joint Proxy Statement/Prospectus. Any representation to the contrary is a criminal offense.

        The common shares of Old RMR, RHR and RFR are listed on the AMEX under the ticker symbols "RMR", "RHR" and "RFR", respectively. Common shares of New RMR will be listed on the [                        ] under the ticker symbol "[            ]" subject to notice of issuance. The ratings expected to be received for the New RMR preferred shares to be issued in the Reorganizations are "Aaa" from Moody's Investors Service, Inc. and "AAA" from Fitch Ratings, Inc. Reports, proxy statements and other information concerning the Funds may be inspected at the offices of the AMEX, 20 Broad Street, New York, New York 10005. The SEC maintains a website that contains the reports, proxy statements and other information that the Funds file electronically with the SEC. Copies of these documents may be viewed on screen or downloaded from the SEC's website at http://www.sec.gov. Reports, proxy statements and other information filed by the Funds with the SEC can also be inspected and copied (for a duplication fee) at the public reference facilities of the SEC at the SEC's Public Reference Room, located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also obtain copies of this information by mail from the SEC at the above address, at prescribed rates.

Where to Get More Information

Old RMR's annual report to shareholders on Form N-CSR for the period ended December 31, 2007, filed with the SEC on February 22, 2008.

RHR's annual report to shareholders on Form N-CSR for the period ended December 31, 2007, filed with the SEC on February 22, 2008.

RFR's annual report to shareholders on Form N-CSR for the period ended December 31, 2007, filed with the SEC on February 22, 2008.

Old RMR's semi-annual report to shareholders on Form N-CSRS for the period ended [                        ], filed with the SEC on [                        ].

RHR's semi-annual report to shareholders on Form N-CSRS for the period ended [                        ], filed with the SEC on [                        ].

RFR's semi-annual report to shareholders on Form N-CSRS for the period ended [                        ], filed with the SEC on [                        ].

A Statement of Additional Information, dated [ ], 2008, which relates to this Joint Proxy Statement/Prospectus and the Reorganizations, and contains additional information about the Funds.	On file with the SEC and available on the SEC's website (www.sec.gov), available at no charge by calling our toll free number: (866) 790-8165, available by writing to the Funds care of RMR Advisors, Inc., 400 Centre Street, Newton, MA 02458, or available after the Reorganizations at our website at www.rmrfunds.com. These documents are incorporated by reference into (and therefore part of) this Joint Proxy Statement/Prospectus.

The table of contents of the Statement of Additional Information is located on page [92] of this Joint Proxy Statement/Prospectus.
To ask questions about this Joint Proxy Statement/Prospectus or if you need assistance in voting your shares:	We encourage you to contact the firm assisting the Funds in the solicitation of proxies, [ ]. Brokers may call [ ], collect, at [ ]. Other shareholders may call [ ], toll free, at [ ].

The date of this Joint Proxy Statement/Prospectus is [                        ], 2008.

INTRODUCTION	8
SUMMARY	9
The Proposed Reorganizations	9
Proposals 1(a) and (b) and 2(a) and (b): Reorganizations of the Acquired Funds with New RMR	10
Proposal 3: Approval of the Adjournment or Postponement of the Meeting in Certain Circumstances	14
Summary of Fund Comparisons	14
Background and Reasons for the Proposed Reorganizations	18
EXPENSES OF THE FUNDS	20
Summary of Expense Comparison	20
The Funds' Expenses	20
FINANCIAL HIGHLIGHTS	31
New RMR	31
Old RMR	31
RHR	33
RFR	35
RISK FACTORS AND SPECIAL CONSIDERATIONS	37
Risks Related to the Reorganizations	37
General Risks of Investing in New RMR	40
Additional Risks of Investing in New RMR Preferred Shares	47
Comparison of Risks of Investing in New RMR versus the Acquired Funds	49
PROPOSALS 1(A) AND (B) AND 2(A) AND (B): REORGANIZATIONS OF THE ACQUIRED FUNDS WITH NEW RMR	50
Proposal 1(a)	52
Proposal 1(b)	53
Proposal 2(a)	54
Proposal 2(b)	56
Comparison of the Funds: Investment Objectives and Policies	57
Capitalization	65
Additional Information About Common Shares of the Funds	66
Additional Information About Preferred Shares of the Funds	72
Borrowings	84
Certain Provisions of the Declarations of Trust	84
Management of the Funds	86
Additional Information About the Reorganizations	93
PROPOSAL 3: APPROVAL OF THE ADJOURNMENT OR POSTPONEMENT OF THE MEETING IN CERTAIN CIRCUMSTANCES	101
BOARD CONSIDERATIONS	102
LEGAL PROCEEDINGS	104
VOTING INFORMATION AND REQUIRED VOTE	105
CONDITIONS TO THE REORGANIZATIONS	106
ADDITIONAL INFORMATION CONCERNING THE MEETING	106
Methods of Solicitation and Proxy Firm	106
Revoking Proxies	106
Outstanding Shares, Quorum, Abstentions, Broker Non-Votes and Discretionary Voting	107
Security Ownership of Certain Beneficial Owners	107
Section 16(a) Beneficial Ownership Reporting Compliance	109
Shareholder Nominations and Proposals	109
Other Business	110
Adjournments	110
EXPERTS	110
HOUSEHOLDING OF SPECIAL MEETING MATERIALS	111
AVAILABLE INFORMATION	111
TABLE OF CONTENTS OF STATEMENT OF ADDITIONAL INFORMATION	112
APPENDIX 1: A COMPARISON OF GOVERNING DOCUMENTS AND STATE LAW	A-1

 INTRODUCTION

        This Joint Proxy Statement/Prospectus is being used by each Acquired Fund's Board to solicit proxies to be voted at a special meeting of RHR and RFR's shareholders. This Meeting will be held on [                        ], 2008 at 400 Centre Street, Newton, Massachusetts, at [9:30 a.m.], Eastern time. At the Meeting, each of the shareholders of RHR and RFR will consider proposals to approve Agreements and Plans of Reorganization providing for the Reorganizations of the Acquired Funds with New RMR and related matters. This Joint Proxy Statement/Prospectus is being mailed to RHR and RFR shareholders on or about [                        ], 2008.

        For each proposal, this Joint Proxy Statement/Prospectus includes information that is specific to that proposal. You should read carefully the sections of the proxy statement related specifically to your Fund(s) and the information relevant to all proposals because they contain details that are not in the summary.

Who is Eligible to Vote?

        RHR and RFR shareholders of record on [                        ], 2008, are entitled to attend and vote at the Meeting or any adjournment thereof. Each share is entitled to one vote for each matter considered at the Meeting for which that share class is entitled to vote. Shares represented by properly executed proxies, unless revoked before or at the Meeting, will be voted according to shareholders' instructions. If you sign a proxy but do not fill in a vote, your shares will be voted for all proposals you are entitled to vote on, including those relating to the Reorganizations. If you submit a properly executed proxy, unless your proxy has been revoked before or at the Meeting, your shares will be voted at the discretion of the persons named as proxies for any other business that may properly come before the Meeting. As of this time, the Boards of the Funds know of no other matters which will be brought before the Meeting or any adjournment thereof. If you hold shares in the name of a brokerage firm, bank, nominee or other institution (commonly referred to as in "street name"), please contact the person responsible for your account and give instructions on how to vote your shares. In order to vote your shares held in street name at the Meeting, you must provide a legal proxy from the institution through which you hold those shares.

 SUMMARY

        The following is a summary of certain information contained elsewhere in this Joint Proxy Statement/Prospectus and is qualified in its entirety by reference to the more complete information contained in this Joint Proxy Statement/Prospectus and in the SAI. Shareholders should read carefully the entire Joint Proxy Statement/Prospectus.

The Proposed Reorganizations

        The Board of each Fund, including the Trustees who are not "interested persons" of each Fund (as defined in the 1940 Act), has unanimously approved each Agreement and Plan of Reorganization and the related Reorganization to which its Fund would be a party. If the common and preferred shareholders of an Acquired Fund, voting together as a single class, and the preferred shareholders of an Acquired Fund, voting as a separate class, approve their Acquired Fund's Agreement and Plan of Reorganization and related Reorganization, then, subject to the satisfaction of certain conditions, New RMR will acquire all of the assets of that Acquired Fund and assume all of the liabilities of that Acquired Fund, and the common shareholders and preferred shareholders of that Acquired Fund will receive New RMR common shares and New RMR preferred shares, respectively. Each Acquired Fund whose shareholders approved the Agreement and Plan of Reorganization and related Reorganization for their Acquired Fund will then terminate its registration under the 1940 Act and dissolve under applicable state law.

        The aggregate NAV of New RMR common shares received by an Acquired Fund's common shareholders in the Reorganization will equal the aggregate NAV of the Acquired Fund common shares at the Valuation Date (as defined in the next paragraph below) for the Reorganization, after giving effect to the Acquired Fund's share of the costs of the Reorganizations. The aggregate liquidation preference of New RMR preferred shares received by an Acquired Fund's preferred shareholders in the Reorganization will equal the aggregate liquidation preference of Acquired Fund preferred shares held immediately prior to the Reorganization. The auction dates, rate period and dividend payment dates of an Acquired Fund's preferred shares and the New RMR preferred shares received in the Reorganization in exchange for such Acquired Fund's preferred shares will be the same. The ratings expected to be received for the New RMR preferred shares to be issued in the Reorganizations are "Aaa" from Moody's Investors Service, Inc. and "AAA" from Fitch Ratings, Inc.

        It is expected that the valuation date for a Reorganization will be at 4:00 p.m., Eastern time, on the business day immediately preceding the relevant closing date for each Reorganization (each, a "Valuation Date"). The closing date of Old RMR's Reorganization with New RMR is currently expected to be on the relevant dividend payment date of Old RMR's preferred shares first following the Valuation Date, and the closing date of each respective Acquired Fund's Reorganization is currently expected to be on the relevant dividend payment date of the applicable Acquired Fund's preferred shares first following the closing date of Old RMR's Reorganization with New RMR.

        Old RMR will reorganize with New RMR in substantially the same manner and pursuant to substantially the same terms and procedures as the Acquired Funds. Common shareholders of Old RMR will receive common shares of New RMR and preferred shareholders of Old RMR will receive preferred shares of New RMR. New RMR is identical in all material respects to Old RMR, except that New RMR is organized as a Delaware statutory trust and Old RMR is organized as a Massachusetts business trust and except for the differences in their governing documents as a result. The Reorganization of Old RMR with New RMR does not require shareholder approval under Old RMR's governing documents or applicable law. Old RMR's Board, including all the Trustees of Old RMR's Board who are not "interested persons" of Old RMR (as defined in the 1940 Act), have unanimously approved an Agreement and Plan of Reorganization and related Reorganization between Old RMR and New RMR, and the Advisor, New RMR's sole shareholder, has approved Old RMR's Reorganization with New RMR and the issuance of the New RMR common and preferred shares to be issued in the Reorganizations. If each Reorganization is consummated, the result will be a New RMR whose assets and liabilities consist of the combined assets and liabilities of Old RMR, RHR and RFR. Following the Reorganizations, Old RMR will be the surviving fund for accounting purposes and for purposes of presenting investment performance history. The Reorganization of Old RMR with New RMR will be consummated irrespective of whether the Reorganizations of the Acquired Funds with New RMR are consummated.

        New RMR is a newly organized entity with no operating history, formed specifically for the purpose of effectuating the Reorganizations. New RMR will acquire substantially all of its assets, and issue substantially all of its common and preferred shares, in the Reorganizations and will commence operations after consummation of the first Reorganization.

        In the event that one Acquired Fund's Reorganization is approved but the other Acquired Fund's Reorganization is not approved, the Board of the Acquired Fund whose shareholders approved its Fund's proposed Reorganization, as well as the Board of New RMR, will consider whether to proceed with the approved Reorganization. The Boards of any Acquired Funds whose shareholders have not approved its applicable Reorganization will consider what actions, if any, to take in light of its Acquired Fund's shareholders not approving its Fund's proposed Reorganization. The Reorganization of Old RMR with New RMR will be consummated irrespective of whether the Reorganizations of the Acquired Funds with New RMR are consummated.

Proposals 1(a) and (b) and 2(a) and (b): Reorganizations of the Acquired Funds with New RMR

For Shareholders of RHR and RFR

Reorganization of RHR with New RMR

  Proposal 1(a)

        In the Reorganization of RHR with New RMR, common shareholders of RHR will receive New RMR common shares in exchange for their RHR common shares. The aggregate NAV of the New RMR common shares received will be equal to the aggregate NAV of the RHR common shares outstanding at the Valuation Date for the Reorganization, after giving effect to the costs of the Reorganization borne by RHR.

        RHR's Board believes that the expense ratios for the reorganized New RMR should be lower and that RHR's common shares should have greater liquidity after this Reorganization than the expense ratios and trading liquidity RHR and its common shares would have if RHR does not participate in the Reorganization.

        Each of Old RMR and RHR pays a management fee to the Advisor at an annual rate of 0.85% of the Fund's average managed assets. The Advisor has contractually agreed to waive a portion of its management fee equal to 0.25% of the average managed assets of each Fund until December 18, 2008, in the case of Old RMR, and until April 27, 2009, in the case of RHR. Following each Reorganization, the Advisor will provide investment advisory services to New RMR pursuant to the terms of an investment advisory agreement between New RMR and the Advisor, including management fees and fee waiver provisions. The terms of the investment advisory agreement between New RMR and the Advisor are substantively the same as the terms of the existing investment advisory agreement between Old RMR and the Advisor, including the date of expiration of the contractual fee waiver, December 18, 2008. In order to compensate RHR for the reduced fee waiver period that will result from the Reorganization, the Advisor has agreed to make a cash payment to RHR immediately prior to the consummation of RHR's Reorganization with New RMR to compensate RHR for the difference in the contractual fee waiver periods. The amount of the payment will take into account (1) the amount of managed assets of RHR on the Valuation Date, (2) the number of days by which RHR's fee waiver expiration date exceeds the later of (x) New RMR's fee waiver expiration date and (y) the closing date of the Reorganization (Accordingly, the more days that pass after December 18, 2008, before RHR's Reorganization is consummated with New RMR, the smaller the compensatory payment would be, other variables being the same.) and (3) an appropriate discount factor which takes into account the time value of money. RHR will, subject to applicable legal and tax requirements, either retain some or all of this payment or distribute some or all of this amount to its shareholders immediately prior to its Reorganization with New RMR. To the extent RHR retains any of the cash payment, the amount retained will be included as part of RHR's net assets attributable to common shares for purposes of determining the number of New RMR shares to be issued to RHR in the Reorganization. The compensatory payments were the subject of negotiation between the Advisor and RHR's Board, and the compensatory payment formula, including the formula for determining that payment, has been unanimously approved by RHR's Board, including all the trustees who are not "interested persons" (as defined in the 1940 Act). Based on RHR's managed assets as of June 30, 2008, an assumed closing date of December 31, 2008 for RHR's Reorganization with New RMR, and an applied discount factor of [      ], the Advisor would make a compensatory payment of $[          ] to RHR. See "Form of Payment Agreement", attached as Appendix E to the SAI. The actual amount of this compensatory payment will change based on the actual closing date of RHR's Reorganization, the actual value of RHR's managed assets on that date and the actual applied discount factor.

        As a result of the Reorganization of RHR with New RMR, common and preferred shareholders of RHR, which is currently organized as a Massachusetts business trust, will become common and preferred shareholders, respectively, of New RMR, which is organized as a Delaware statutory trust, and cease to be common and preferred shareholders, respectively, of RHR. RHR's Board believes that a fund organized as a Delaware statutory trust offers advantages over a fund organized as a Massachusetts business trust, including limiting by statute the personal liability of shareholders, the ability to simplify operations by reducing administrative burdens and a well established body of business entity law. See Appendix 1 to this Joint Proxy Statement/Prospectus, which is entitled "A Comparison of Governing Documents and State Law".

        The Reorganization of RHR with New RMR is intended to qualify as a "reorganization" within the meaning of Section 368(a) of the Code so that no gain or loss for United States federal income tax purposes will be recognized by RHR or its common or preferred shareholders as a result of the Reorganization.

        In order for the Reorganization of RHR with New RMR to take place, the affirmative vote of a "majority of the outstanding" (as defined in 1940 Act) common and preferred shares of RHR, voting together as a single class, is required. "Majority of the outstanding" common shares and preferred shares of RHR, as defined pursuant to the 1940 Act, means the lesser of (1) 67% or more of RHR's common shares and preferred shares, together as a single class, present at a meeting of RHR's shareholders, if the holders of more than 50% of RHR's outstanding common shares and preferred shares are present or represented by proxy, or (2) more than 50% of RHR's outstanding common shares and preferred shares, together as a single class.

        The Board of RHR recommends that you vote FOR RHR's proposed Agreement and Plan of Reorganization and related Reorganization.

  Proposal 1(b)

        In the Reorganization of RHR with New RMR, preferred shareholders of RHR will receive New RMR preferred shares in exchange for their RHR preferred shares. The aggregate liquidation preference of New RMR preferred shares received in the Reorganization will equal the aggregate liquidation preference of RHR preferred shares outstanding immediately prior to the Reorganization. The auction dates, rate period and dividend payment dates of the RHR preferred shares and the New RMR preferred shares received in the Reorganization in exchange for such RHR preferred shares will be the same. The ratings expected to be received for the New RMR preferred shares to be issued in RHR's Reorganization with New RMR are "Aaa" from Moody's Investors Service, Inc. and "AAA"

from Fitch Ratings, Inc. None of the expenses of the Reorganizations will be borne by preferred shareholders of RHR. The liquidation preference for each series of New RMR preferred shares outstanding upon consummation of the Reorganizations will rank pari passu with each other.

        In order for the Reorganization of RHR with New RMR to take place, the affirmative vote of a "majority of the outstanding" (as defined in the 1940 Act) preferred shares of RHR, voting as a separate class, is required. "Majority of the outstanding" preferred shares of RHR, as defined pursuant to the 1940 Act, means the lesser of (1) 67% or more of RHR's preferred shares, as a single class, present at a meeting of RHR's shareholders, if the holders of more than 50% of RHR's outstanding preferred shares are present or represented by proxy, or (2) more than 50% of RHR's outstanding preferred shares.

        The Board of RHR recommends that you vote FOR RHR's proposed Agreement and Plan of Reorganization and related Reorganization.

Reorganization of RFR with New RMR

  Proposal 2(a)

        In the Reorganization of RFR with New RMR, common shareholders of RFR will receive New RMR common shares in exchange for their RFR common shares. The aggregate NAV of the New RMR common shares received will be equal to the aggregate NAV of the RFR common shares outstanding at the Valuation Date for the Reorganization, after giving effect to the costs of the Reorganization borne by RFR.

        RFR's Board believes that the expense ratios for the reorganized New RMR should be lower and that RFR's common shares should have greater liquidity after this Reorganization than the expense ratios and trading liquidity RFR and RFR's common shares would have if RFR does not participate in the Reorganization.

        Each of Old RMR and RFR pays a management fee to the Advisor at an annual rate of 0.85% of the Fund's average managed assets. The Advisor has contractually agreed to waive a portion of its management fee equal to 0.25% of the average managed assets of each Fund until December 18, 2008, in the case of Old RMR, and until November 22, 2009, in the case of RFR. Following each Reorganization, the Advisor will provide investment advisory services to New RMR pursuant to the terms of an investment advisory agreement between New RMR and the Advisor, including management fees and fee waiver provisions. The terms of the investment advisory agreement between New RMR and the Advisor are substantively the same as the terms of the existing investment advisory agreement between Old RMR and the Advisor, including the date of expiration of the contractual fee waiver, December 18, 2008. In order to compensate RFR for the reduced fee waiver period that will result from the Reorganization, the Advisor has agreed to make a cash payment to RHR immediately prior to the consummation of RFR's Reorganization with New RMR to compensate RFR for the difference in the contractual fee waiver periods. The amount of the payment will take into account (1) the amount of managed assets of RFR on the Valuation Date, (2) the number of days by which RFR's fee waiver expiration date exceeds the later of (x) New RMR's fee waiver expiration date or (y) the closing date of the Reorganization (Accordingly, the more days that pass after December 18, 2008, before RFR's Reorganization is consummated with New RMR, the smaller the compensatory payment would be, other variables being the same.) and (3) an appropriate discount factor which takes into account the time value of money. RFR will, subject to applicable legal and tax requirements, either retain some or all of this payment or distribute some or all of this amount to its shareholders immediately prior to its Reorganization with New RMR. To the extent RFR retains any of the cash payment, the amount retained will be included as part of RFR's net assets attributable to common shares for purposes of determining the number of New RMR shares to be issued to RFR in the Reorganization. The compensatory payments were the subject of negotiation between the Advisor and RFR's Board, and the compensatory payment formula, including the formula for determining that payment, has been unanimously approved by RFR's Board, including all the trustees who are not "interested persons" (as defined in the 1940 Act). Based on RFR's managed assets as of June 30, 2008, an assumed closing date of December 31, 2008 for RFR's Reorganization with New RMR, and an applied discount factor of [      ], the Advisor would make a compensatory payment of $[          ] to RFR. See "Form of Payment Agreement", attached as Appendix E to the SAI. The actual amount of this compensatory payment will change based on the actual closing date of RFR's Reorganization, the actual value of RFR's managed assets on that date and the actual applied discount factor.

        As a result of the Reorganization of RFR with New RMR, common and preferred shareholders of RFR, which is currently organized as a Massachusetts business trust, will become common and preferred shareholders, respectively, of New RMR, which is organized as a Delaware statutory trust, and cease to be common and preferred shareholders, respectively, of RFR. RFR's Board believes that a fund organized as a Delaware statutory trust offers advantages over a fund organized as a Massachusetts business trust, including limiting by statute the personal liability of shareholders, the ability to simplify operations by reducing administrative burdens and a well established body of business entity law. See Appendix 1 to this Joint Proxy Statement/Prospectus, which is entitled "A Comparison of Governing Documents and State Law".

        The Reorganization of RFR with New RMR is intended to qualify as a "reorganization" within the meaning of Section 368(a) of the Code so that no gain or loss for United States federal income tax purposes will be recognized by RFR or its common or preferred shareholders as a result of the Reorganization.

        In order for the Reorganization of RFR with New RMR to take place, the affirmative vote of a "majority of the outstanding" (as defined in 1940 Act) common and preferred shares of RFR, voting together as a single class, is required. "Majority of the outstanding" common shares and preferred shares of RFR, as defined pursuant to the 1940 Act, means the lesser of (1) 67% or more of RFR's common shares and preferred shares, together as a single class, present at a meeting of RFR's shareholders, if the holders of more than 50% of RFR's outstanding common shares and preferred shares are present or represented by proxy, or (2) more than 50% of RFR's outstanding common shares and preferred shares, together as a single class.

        The Board of RFR recommends that you vote FOR RFR's proposed Agreement and Plan of Reorganization and related Reorganization.

  Proposal 2(b)

        In the Reorganization of RFR with New RMR, preferred shareholders of RFR will receive New RMR preferred shares in exchange for their RFR preferred shares. The aggregate liquidation preference of New RMR preferred shares received in the Reorganization will equal the aggregate liquidation preference of RFR preferred shares outstanding immediately prior to the Reorganization. The auction dates, rate period and dividend payment dates of the RFR preferred shares and the New RMR preferred shares received in the Reorganization in exchange for such RFR preferred shares will be the same. The ratings expected to be received for the New RMR preferred shares to be issued in RFR's Reorganization with New RMR are "Aaa" from Moody's Investors Service, Inc. and "AAA" from Fitch Ratings, Inc. None of the expenses of the Reorganizations will be borne by preferred shareholders of RFR. The liquidation preference for each series of New RMR preferred shares outstanding upon consummation of the Reorganizations will rank pari passu with each other.

        In order for the Reorganization of RFR with New RMR to take place, the affirmative vote of a "majority of the outstanding" (as defined in the 1940 Act) preferred shares of RFR, voting as a separate class, is required. "Majority of the outstanding" preferred shares of RFR, as defined pursuant to the 1940 Act, means the lesser of (1) 67% or more of RFR's preferred shares, as a single class, present at a meeting of RFR's shareholders, if the holders of more than 50% of RFR's outstanding preferred shares are present or represented by proxy, or (2) more than 50% of RFR's outstanding preferred shares.

        The Board of RFR recommends that you vote FOR RFR's proposed Agreement and Plan of Reorganization and related Reorganization.

Proposal 3: Approval of the Adjournment or Postponement of the Meeting in Certain Circumstances

For Shareholders of RHR and RFR

        The Boards of each of RHR and RFR are submitting Proposal 3 for consideration at the Meeting to authorize each shareholder's named proxy to approve one or more adjournments or postponements of the Meeting if there are insufficient votes at the time of the Meeting to approve the respective Agreements and Plans of Reorganization and related Reorganizations of RHR and RFR with New RMR and related matters as proposed in Proposals 1(a) and 1(b) and Proposals 2(a) and 2(b), respectively. Proposal 3 relates only to an adjournment or postponement of the Meeting for purposes of soliciting additional proxies to obtain the requisite shareholder votes to approve the respective Agreements and Plans of Reorganization and related Reorganizations of RHR and RFR with New RMR and related matters as proposed in Proposals 1(a) and 1(b) and Proposals 2(a) and 2(b), respectively. The Boards of each of RHR and RFR retain full authority to adjourn or postpone the Meeting of its respective Fund for any other purpose, including absence of a quorum, without the consent of its respective Fund's shareholders.

        Approval of Proposal 3 requires, for each of RHR and RFR, the affirmative vote of a plurality of the common shares and preferred shares of that Fund, voting together as a single class, present at the Meeting, whether in person or by proxy, even if those shares represent less than a quorum. The "affirmative vote of a plurality" means more shares vote for Proposal 3 than against Proposal 3.

        The Boards of each of RHR and RFR recommend that you vote FOR this proposal.

Summary of Fund Comparisons

  Investment Objectives and Policies

        The Funds are registered as diversified, closed end management investment companies under the 1940 Act. The investment objectives of all of the Funds are substantially similar. Each of Old RMR and RHR seek, and New RMR will seek, to provide a high level of current income with a secondary objective of capital appreciation for holders of its common shares. RFR seeks to provide high total returns to its common shareholders through a combination of current income and capital appreciation. Each Fund invests in real estate related securities. As of June 30, 2008, each Acquired Fund held at least 77% by value of its total portfolio holdings in securities issued by real estate investment trusts ("REITs"), and Old RMR held 83% by value of its total portfolio holdings in securities issued by REITs. The Funds each also pay the same advisory fee rate (before fee waivers and consideration of the effect of each respective Fund's use of leverage by issuing preferred shares and borrowing) to the Advisor and share the same Board, Advisor and portfolio managers.

        Although the investment objectives of the Funds are substantially similar, they have different, although somewhat overlapping, investment policies and risks. Under normal market conditions, Old RMR invests at least 90% of its managed assets in income producing securities issued by real estate companies, including common shares, preferred shares and debt, at least 75% of its managed assets are invested in securities issued by REITs, and no more than 45% of its managed assets are invested in non-investment grade rated debt or preferred shares. New RMR's investment objectives and policies will be the same as the investment objectives and policies as those of Old RMR.

        Under normal market conditions, RFR invests at least 80% of its managed assets in securities (primarily common stock, but also preferred stock and debt) issued by F.I.R.E. companies. "F.I.R.E". is a commonly used acronym for the combined financial services, insurance, and real estate industries.

Under normal market conditions, RHR invests at least 90% of its managed assets in income producing securities issued by hospitality and real estate companies, at least 25% of its managed assets in securities issued by hospitality companies, at least 25% of its managed assets in securities issued by real estate companies, including REITs, and no more than 45% of its managed assets in non-investment grade ratable debt or preferred shares. Following the Reorganizations, New RMR will operate pursuant to the same investment objectives and policies of Old RMR.

Holdings by Value as of June 30, 2008
Type of Securities	Old RMR	RHR	RFR	New RMR Pro Forma
Common Shares of REITs	62%	51%	35%	55%
Preferred Shares of REITs	22%	31%	43%	28%
Other	16%	18%	23%	17%

TOTAL	100%	100%	100%	100%

  Funds' Securities

        Each Fund's declaration of trust authorizes the issuance of an unlimited number of preferred shares, in one or more series, with rights as determined by the Fund's Board. Such shares may be issued by action of the Board without shareholder approval if certain conditions are met. If the assets of the Fund increase, the Fund may offer additional preferred shares to maintain the leverage ratio of the Fund.

        All preferred shares of the Funds have a liquidation preference of $25,000 per share plus an amount equal to accumulated but unpaid distributions (whether or not earned or declared by the Funds). Preferred shares rank on parity with shares of any other class or series of preferred stock of the Funds as to the payment of periodic dividends or distributions, including distribution of assets upon liquidation. All preferred shares carry one vote per share on all matters on which such shares are entitled to be voted. Preferred shares of the Funds are fully paid and non-assessable and have no preemptive, exchange, conversion or cumulative voting rights. The following table shows the percentage of each Fund's total assets represented by the liquidation value of the outstanding preferred shares on June 30, 2008.

		Liquidation Value of Preferred Shares
Fund	Total Assets	Value	As a Percentage of Total Assets
Old RMR	$126,695,638	$50,000,000	40%
RHR	$64,281,271	$28,000,000	44%
RFR(1)	$32,397,538	$16,000,000	49%

(1)
In August 2008, RFR redeemed 140 of its outstanding preferred shares. The effects of those redemptions are not reflected in the figures above.

  Dividends and Distributions

Common Shares.    RHR, RFR and Old RMR make regular monthly distributions to their common shareholders after making payment or provision for payment of distributions on, or redeeming, preferred shares, and interest and required principal payments on borrowings, if any. New RMR intends to make regular monthly distributions in the same manner. The Funds expect to derive ordinary income primarily from distributions received on REIT shares owned by the Funds. A portion of the distributions received with respect to REIT shares may be classified by those REITs as capital gains or returns of capital subsequent to the end of the Funds' fiscal year. The Funds may also earn ordinary income from interest and from dividends received on other securities which they own. The Funds' ordinary income is reduced by the expenses incurred. The 1940 Act allows the Funds to distribute ordinary income at any time and from time to time. Capital gain or loss may be generated by the Funds when they sell investments for amounts different from their adjusted tax basis. The provisions of the 1940 Act, and the rules and regulations thereunder, generally do not permit the Funds to distribute long term capital gain income more often than once every 12 months unless they obtain exemptive relief from the SEC. The Funds have submitted an application with the SEC requesting this exemptive relief, and that application is pending.

        Each of RHR, RFR and Old RMR has historically attempted to make distributions to common shareholders in an equal amount per share each month based upon the historical and projected performance of the Fund, which rate may be adjusted from time to time. This is referred to as a "level rate dividend policy". New RMR also intends to make distributions to common shareholders pursuant to a level rate dividend policy. The following table shows the most recent monthly distribution paid to common shareholders by each Fund.

Fund	Monthly Distribution Per Share	Date Paid	Date Declared
Old RMR	$0.10	July 31, 2008	July 11, 2008
RHR	$0.083	July 31, 2008	July 11, 2008
RFR	$0.098	July 31, 2008	July 11, 2008

        The 1940 Act generally limits a fund's distribution of capital gains to once per year. As a result, distributions of capital gains realized from the sale of investments generally are not a part of the Funds' monthly distributions to their common shareholders. The Internal Revenue Code of 1986, as amended (the "Code") imposes taxes on undistributed capital gains by regulated investment companies. Historically, RHR, RFR and Old RMR have each sought to reduce or eliminate the taxes they have paid, although certain Funds have previously elected to pay modest excise taxes in order to retain funds until the character of the distributions they received from their REIT investments became known or because the Advisor and the Board determined that the deferral of distributions was otherwise in the best interests of the Fund's shareholders. New RMR expects to do the same. The following table presents the capital gains distributions previously paid by each of the Funds during 2007:

Fund	2007 Capital Gains Distributions Per Common Share
Old RMR	$1.1899
RHR	$2.0917
RFR	$0.6477

        Because the character of the income which the Acquired Funds and Old RMR receive from their REIT investments is generally not known until after year end, the Acquired Funds and Old RMR are generally unable to precisely know that their regular distributions equal their respective net investment income or that their respective annual capital gains distributions equal their respective net capital gains income. Accordingly, each of RHR, RFR and Old RMR may have historically made some "return of capital" distributions.

        All distributions by the Acquired Funds and Old RMR are periodically determined by the respective Funds' Boards. There can be no assurance that New RMR will, after the Reorganizations, pay monthly distributions equal to Old RMR's past dividends, that it will pay any specific amount of regular distribution, that New RMR's dividend rate will not be less than the dividend rate of Old RMR or that any annual capital gains distributions will be paid.

         Preferred Shares.    Distribution rates on preferred shares of the Funds are determined based upon auctions held generally every seven days. The distribution rates on the new preferred shares to be issued by New RMR after the Reorganizations will be similarly established. Because of current market conditions, auctions for preferred shares of many closed end funds have failed to attract sufficient clearing bids. There can be no assurance that the auctions for the preferred shares of New RMR will attract sufficient clearing bids. If sufficient clearing bids are not made in an auction for a Fund's preferred shares, the auction is deemed to have "failed" and the applicable dividend rate for the subsequent dividend period is the maximum applicable rate, established in accordance with a predetermined formula. In this situation, holders of such preferred shares may not be able to sell their shares through the auction mechanism. To date, no auctions for preferred securities of the Acquired Funds or Old RMR have failed to attract sufficient clearing bids. However, an affiliate of the Acquired Funds' and Old RMR's lead broker-dealer for their preferred securities has purchased a significant amount of the Acquired Funds' and Old RMR's preferred securities in the applicable auctions. If this affiliate of the Acquired Funds' and Old RMR's lead broker-dealer had not been supporting the Acquired Funds' and Old RMR's auctions, the applicable auctions likely would have "failed" and holders of the Acquired Funds' and Old RMR's preferred shares would not have been able to sell their preferred shares in the applicable auctions. See "Risk Factors and Special Considerations".

  Purchase and Sale Procedures

        Purchase and sale procedures for the common shares and preferred shares, respectively, of the Acquired Funds and Old RMR are identical. The post-Reorganization purchase and sale procedures for the common shares and preferred shares, respectively, of New RMR will be similar to those of the Acquired Funds and Old RMR. Investors typically purchase and sell common shares of RHR, RFR and Old RMR through a registered broker dealer on the AMEX, or may purchase or sell common shares through privately negotiated transactions with existing shareholders. [New RMR common shares will be listed for trading on the [                        ], but otherwise post-Reorganization purchase and sale procedures for common shares will be the same as those of the Acquired Funds and Old RMR.] Each of RHR's, RFR's and Old RMR's series of preferred shares are purchased and sold at separate auctions conducted on a regular basis. Unless otherwise permitted by the Funds, existing and potential holders of preferred shares only may participate in auctions through their broker dealers. Because of current market conditions, auctions for preferred shares of many closed end funds have failed to attract sufficient clearing bids. There can be no assurance that the auctions for the preferred shares of New RMR will attract sufficient clearing bids. In this situation, holders of such preferred shares may not be able to sell their shares through the auction mechanism. To date, no auctions for preferred securities of the Acquired Funds or Old RMR have failed to attract sufficient clearing bids. However, an affiliate of the Acquired Funds' and Old RMR's lead broker-dealer for their preferred securities has purchased a significant amount of the Acquired Funds' and Old RMR's preferred securities in the applicable auctions. If this affiliate of the Acquired Funds' and Old RMR's lead broker-dealer had not been supporting the Acquired Funds' and Old RMR's auctions, the applicable auctions likely would have "failed" and holders of the Acquired Funds' and Old RMR's preferred shares would not have been able to sell their preferred shares in the applicable auctions. See "Risk Factors and Special Considerations".

        Broker-dealers may maintain a secondary trading market in the preferred shares outside of auctions; however, historically they have not done so and are not expected to do so in the future. The broker dealers have no obligation to make a secondary market in the preferred shares outside of the auction, and there can be no assurance that a secondary market for the preferred shares will develop or, if it does develop, that it will provide holders with liquidity for their investment in preferred shares. See "Risk Factors and Special Considerations".

  Redemption Procedures

        Redemption procedures for the common shares and preferred shares, respectively, of the Acquired Funds and Old RMR are identical. The post-Reorganization redemption procedures for the common shares and preferred shares, respectively, of New RMR will also be identical to those of the Acquired Funds and Old RMR. The common shares of each Fund have no redemption rights. However, the Board of each Fund may consider open market share repurchases of, or tendering for, the Fund's common shares. Each Fund's ability to repurchase, or tender for, its common shares may be limited by the 1940 Act asset coverage requirements made applicable to the Fund by its issuance of preferred shares or borrowings and by any rating agency rating the preferred shares or borrowings of the Fund.

        Provided certain conditions are met, a Fund's preferred shares are redeemable at the option of each Fund, in whole or in part, on the second business day preceding any dividend payment date, at a price equal to $25,000 per share plus, in each case, accumulated and unpaid dividends (whether or not earned or declared by the Fund) to, but not including, the redemption date, plus the premium, if any, specified in a special redemption provision.

        If either the 1940 Act asset coverage requirements or the asset coverage requirements that may be imposed by a rating agency in connection with any rating of a Fund's preferred shares or borrowings are not met as of an applicable cure date, the preferred shares or borrowings are subject to mandatory redemption to the extent necessary to satisfy such asset coverage requirements.

Background and Reasons for the Proposed Reorganizations

        The Board of each Fund believes that the Reorganization of its Fund offers its Fund's shareholders potential benefits, including those listed below.

        The reorganized New RMR will have a combined portfolio with greater assets than those of any of the Funds individually. New RMR is a newly organized entity with no operating history, formed specifically for the purpose of effectuating the Reorganizations. New RMR will acquire substantially all of its assets, and issue substantially all of its common and preferred shares, in the Reorganizations and will commence operations after consummation of the first Reorganization. Prior to the Reorganizations, New RMR will have no assets or operations other than such minimum assets, supplied by the Advisor, as may be required to establish an independent registrant under applicable securities laws. New RMR is identical in all material respects to Old RMR, except that New RMR is organized as a Delaware statutory trust and Old RMR is organized as a Massachusetts business trust and except for the differences in their governing documents as a result. At June 30, 2008, the net and total assets of each of Old RMR, RHR and RFR were as follows:

Fund	Net Assets	Total Assets(1)
Old RMR	$76,695,638	$126,695,638
RHR	$36,281,271	$64,281,271
RFR(2)	$16,397,538	$32,397,538

Combined:	$129,374,447	$223,374,447

    (1)
    Total Assets includes assets attributable to preferred shares issued by Old RMR, RHR and RFR.

    (2)
    In August 2008, RFR redeemed 140 of its outstanding preferred shares. The effects of those redemptions are not reflected in the figures above.

        As a result of the relatively small size of the Funds compared to many other publicly held closed end management investment companies, each of the Funds pays a relatively high amount of annual costs as a percentage of net assets, including annual charges for stock exchange listing fees, transfer agency fees, administration and sub-administration fees, custodian fees, the costs of preparing separate annual audited financial statements, legal fees for ordinary business and the like. After the Reorganizations, certain fixed administrative costs will be spread across the reorganized New RMR's larger asset base, which should result in lower aggregate costs for the Funds. By combining the Funds, the Boards believe the Funds may be able to realize annual cost savings totaling approximately $850,000.

        Although the magnitude of the benefit of lower expenses for common shareholders of each respective Fund will be different, it is expected that each Fund should realize some benefit either immediately or in the future from the Reorganizations. Each Board believes that its Fund's common shareholders should realize lower expense ratios after the Reorganizations than they would realize if the Reorganizations did not occur. To the extent any of the Reorganizations are not consummated, the expected cost savings may be reduced.

        The number of common shares outstanding and the average daily trading volume of these shares during 2007 for each of the Funds was as follows:

Fund	Common Shares Outstanding	Average Daily Trading
Old RMR	6,824,000	25,123
RHR	2,485,000	11,021
RFR	1,484,000	5,964

        Because of the relatively small number of common shares of the Funds which trade on an average daily basis compared to many other publicly held closed end management investment companies, the Funds' Boards believe that the market price of the Funds' common shares may be more volatile. Assuming that all of the Funds were combined based upon their NAVs at June 30, 2008 (and without regard to any retained fee waiver compensatory payment), all of the outstanding common shares of Old RMR, RHR and RFR would be cancelled and approximately 11,510,762 New RMR common shares would be issued. The Funds' Boards believe that due to the substantially larger reorganized New RMR and greater number of reorganized New RMR common shares that would result from the Reorganizations, following the Reorganizations, the average trading volume for reorganized New RMR common shares is likely to be greater than the individual average trading volume of each of Old RMR, RHR and RFR and that this increased volume should make it easier for shareholders to purchase and sell their New RMR common shares. Also, as a result of enhanced market liquidity, the Funds' Boards believe the future market prices of the reorganized New RMR common shares should experience reduced volatility.

        New RMR will operate pursuant to its present investment objectives, which are substantially similar to the current investment objectives of each of the Acquired Funds and the same as the investment objectives of Old RMR. Each of Old RMR, RHR and New RMR seek to provide a high level of current income with a secondary objective of capital appreciation for holders of its common shares. RFR seeks to provide high total returns to its common shareholders through a combination of current income and capital appreciation. Each Fund invests in real estate related securities and is managed by the same Board and the same investment advisory personnel and portfolio managers, all of whom will continue to provide services to New RMR following the Reorganizations.

        As a result of the Reorganizations, shareholders of the Acquired Funds and Old RMR, which are currently organized as Massachusetts business trusts, will become shareholders of New RMR, which is organized as a Delaware statutory trust. Each of the Funds' Boards believes that a fund organized as a Delaware statutory trust offers advantages over a fund organized as a Massachusetts business trust, including limiting by statute the personal liability of shareholders, the ability to simplify operations by reducing administrative burdens and a well established body of business entity law. See Appendix 1 to this Joint Proxy Statement/Prospectus, which is entitled "A Comparison of Governing Documents and State Law".

        Each Acquired Fund's Board, including all the Trustees of each Board who are not "interested persons" of such Acquired Fund (as defined in the 1940 Act), has unanimously determined that each Reorganization is in the best interests of common shareholders of its Fund and that the interests of its Fund's common shareholders will not be diluted as a result of its Fund's Reorganization. Similarly, Old RMR's Board, including all the Trustees of Old RMR's Board who are not "interested persons" of Old RMR (as defined in the 1940 Act), has unanimously determined that its reorganization with New RMR is in the best interests of common shareholders of Old RMR and that the interests of its common shareholders will not be diluted as a result of its Reorganization. New RMR's Board, including all the Trustees of New RMR's Board who are not "interested persons" of New RMR (as defined in the 1940 Act), has also determined that its Reorganizations with the Acquired Funds, and its Reorganization with Old RMR, are each in the best interests of its sole common shareholder, and that the interest of that sole common shareholder will not be diluted as a result of either the Reorganizations with the Acquired Funds or the Reorganization with Old RMR.

        See "Board Considerations".

 EXPENSES OF THE FUNDS

Summary of Expense Comparison

        Giving effect to the Reorganizations as if they occurred on January 1, 2007, total recurring annual gross expenses for 2007 incurred by common shareholders of Old RMR, RHR and RFR in the aggregate would decline from 1.82%, 2.36% and 3.08%, respectively, of average net assets attributable to common shares (for the year ended December 31, 2007) to approximately 1.76% of average net assets attributable to common shares (for the year ended December 31, 2007) for the reorganized New RMR on a pro forma basis, assuming all the Reorganizations are consummated and giving effect to the respective Fund's use of leverage and the reorganized New RMR's use of leverage on a pro forma basis. Annual gross expenses do not give effect to any management fee waivers. For purposes of calculating 2007 recurring annual gross expenses for RHR and reorganized New RMR on a pro forma basis, the expenses associated with RHR's litigation with its shareholder, Bulldog Investors General Partnership, were excluded. The parties to this litigation entered into a settlement agreement in June 2008, and on July 1, 2008 the court granted the parties' joint motion to dismiss this litigation, effectively ending the litigation. See "Legal Proceedings". As such, neither RHR nor the reorganized New RMR should incur recurring expenses for this litigation. If RHR's litigation expenses are included, the 2007 RHR annual gross expense ratio would be 5.77% and reorganized New RMR's 2007 pro forma annual gross expense ratio would be 2.69%.

The Funds' Expenses

        The tables below illustrate the change in operating expenses expected as a result of the Reorganizations. The tables set forth (1) the fees and expenses of and distributions to preferred shareholders paid by each of Old RMR, RHR and RFR for the 12 month period ended December 31, 2007 and (2) the pro forma fees and expenses of and distributions to preferred shareholders for New RMR for the 12 month period ended December 31, 2007, assuming New RMR had already been organized and that each of the Reorganizations had been completed at the beginning of such period. The following tables show each Fund's expenses as a percentage of average net assets attributable to common shares as of December 31, 2007 and, for the tables which assume the use of leverage, reflect the issuance of preferred shares in an amount equal to 36.5% of Old RMR's average managed assets for the period, 40.6% of RHR's average managed assets for the period, 46.8% of RFR's average managed assets for the period and 39.5% of the reorganized New RMR's average managed assets for the period on a pro forma basis giving effect to the Reorganizations as if they occurred on December 31, 2007. All amounts shown in the tables below are unaudited.

        It is anticipated that, prospectively, the most favorable expense ratio will be achieved for each Acquired Fund if all of the Reorganizations are approved and implemented and that the least favorable expense ratio for each Acquired Fund will result if such Acquired Fund is the only Acquired Fund that participates in the Reorganization with New RMR (assuming the Reorganization of Old RMR with New RMR occurs). As such, the following tables illustrate the anticipated change in operating expenses expected as a result of (1) the Acquired Funds approving and participating in the Reorganization and Old RMR consummating its Reorganization with New RMR, (2) the Reorganizations of only RHR and Old RMR with New RMR and (3) the Reorganizations of only RFR and Old RMR with New RMR.

I.     Reorganization of the Acquired Funds and Old RMR with New RMR:

	ACTUAL			RECURRING PRO FORMA(1)
Common Shareholder Transactions Expenses(2):	Old RMR	RHR	RFR	New RMR
Sales Load (as a percentage of offering price)(3)	None	None	None	None
Dividend Reinvestment Plan Fees(4)	None	None	None	None

	ACTUAL Percentage of Average Net Assets Attributable to Common Shares (Assuming Leverage as Described Above)(5)						RECURRING PRO FORMA(1)
Annual Expenses (as a percentage of average net assets attributable to common shares):	Old RMR		RHR		RFR		New RMR
Management Fee	1.20%		1.26%		1.39%		1.25%
Administration Fee	0.09%		0.19%		0.34%		0.05%
Interest Payments on Borrowed Funds	None		None		None		None
Other Expenses(6)	0.53%		0.91	%(7)	1.35%		0.46%
Total Annual Gross Expenses	1.82%		2.36	%(7)	3.08%		1.76%
Total Waivers	(0.35)%		(0.37)%		(0.41)%		(0.37)%
Total Annual Net Expenses	1.47%		1.99	%(7)	2.67%		1.39%
Distributions to Preferred Shareholders(8)	2.18	%(9)	2.53	%(10)	3.30	%(11)	2.44	%(12)
Total Annual Fund Operating Expenses and Dividends on Preferred Shares	3.65%		4.52	%(7)	5.97%		3.83%

(1)
The pro forma column shown assumes all of the Reorganizations are completed and excludes the costs and expenses incurred by RHR in connection with its litigation against its shareholder and certain affiliates, which has since settled and been dismissed and is further described in footnote (7) below.

(2)
No expense information is presented with respect to preferred shares because holders of preferred shares do not bear any transaction or operating expenses of any of the Funds and will not bear any transaction or operating expenses of the combined Fund.

(3)
Common shares purchased in the secondary market may be subject to brokerage commissions or other charges. No sales load will be charged on the issuance of New RMR common shares in the Reorganizations. Common shares are not available for purchase from the Funds but may be purchased through a broker-dealer subject to individually negotiated commission rates.

(4)
Each participant in a Fund's dividend reinvestment plan pays a proportionate share of the brokerage commissions incurred with respect to open market purchases in connection with such plan.

(5)
Stated as percentages of average net assets attributable to common shares, assuming no issuance of preferred shares or borrowings, each Fund's expenses would be as follows:

	ACTUAL Percentage of Average Net Assets Attributable to Common Shares (Assuming No Leverage)
					RECURRING PRO FORMA(1)
Annual Expenses (as a percentage of average net assets attributable to common shares):
	Old RMR	RHR		RFR	New RMR
Management Fee	0.85%	0.85%		0.85%	0.85%
Administration Fee	0.09%	0.19%		0.34%	0.05%
Other Expenses(6)	0.42%	0.79	%(7)	1.19%	0.34%
Total Annual Gross Expenses	1.36%	1.83	%(7)	2.38%	1.24%
Total Waivers	(0.25)%	(0.25)%		(0.25)%	(0.25)%
Total Annual Net Expenses	1.11%	1.58	%(7)	2.13%	0.99%
Distributions to Preferred Shareholders	0.00%	0.00%		0.00%	0.00%
Total Annual Fund Operating Expenses and Dividends on Preferred Shares	1.11%	1.58	%(7)	2.13%	0.99%

(6)
In connection with the Reorganizations, there are certain other transaction expenses not reflected in "Other Expenses", even if incurred on or prior to December 31, 2007, which include, but are not limited to: costs related to the preparation, printing and distribution of this Joint Proxy Statement/Prospectus to shareholders; costs related to preparation and distribution of materials distributed to each Fund's Board; expenses incurred in connection with the preparation of each Agreement and Plan of Reorganization and the registration statement on Form N-14 and other related materials; SEC and state securities commission filing fees; legal and audit fees; portfolio transfer taxes (if any); and any similar expenses incurred in connection with the Reorganizations. In accordance with applicable SEC rules, the Board of each Fund reviewed the fees and expenses that will be borne directly or indirectly by the Funds in connection with the Reorganizations. After considering various alternatives for allocating these costs, the Board of each Fund agreed that, generally, each Fund will bear costs of the Reorganizations that are directly attributable to it. RHR and RFR will each bear its costs for printing, filing and mailing proxy materials and proxy solicitations in connection with the Reorganizations related to that fund. New RMR will bear all of the costs of SEC registration fees related to the Reorganizations and the costs for printing, filing and mailing any disclosure documents or correspondence specifically pertaining to Old RMR or its shareholders and to be filed by Old RMR with the SEC or mailed by Old RMR to its shareholders. Other expenses of the Funds incurred in connection with the Reorganizations will generally be borne by Old RMR, RHR and RFR in proportion to their respective NAVs as of a specified date agreed to by those Funds' Boards, which will precede the date of consummation of any Reorganization. New RMR will reimburse the Advisor for any expenses funded by the Advisor solely and directly attributable to organizing New RMR as a Delaware statutory trust, registering and organizing New RMR as an investment company under the 1940 Act, listing New RMR's shares for trading on the [                        ] and any other expenses incidental to organizing New RMR and qualifying it to conduct business as a closed end management investment company under the 1940 Act. If an Acquired Fund's shareholders do not approve at the Meeting (or any adjournment or postponement of the Meeting) the proposed Reorganization, the applicable Acquired Fund will not bear any further costs of the Reorganizations after that time except as may be directly attributable to or already incurred by it. Accordingly, each Acquired Fund may incur expenses arising from the planned Reorganizations even though its proposed Reorganization may not occur. See "Expense Sharing Agreement", attached as Appendix D to the SAI. The table below summarizes each Fund's aggregate NAV attributable to common shares at December 31, 2007, projected annual expense savings to each Fund as a result of the Reorganizations, allocation of Reorganization expenses among the Funds in dollars and percentages based on NAVs for the Funds as of December 31, 2007, an estimated pay back period (in months) and the reduction to each Fund's NAV per common share at December 31, 2007 due to the Reorganization expenses. The projected annual expense savings and estimated reorganization expense reflected in the table below are allocated proportionally among the Funds which participate in the Reorganizations based upon their NAVs as of December 31, 2007. Actual reorganization expenses will be allocated in the manner previously disclosed above. Because New RMR was not organized until August 19, 2008, is identical in all material respects to Old RMR as described in this Joint Proxy Statement/Prospectus, has no assets or operations other than such minimum assets, supplied by the Advisor, as may be required to establish an independent registrant under applicable securities laws and Old RMR has agreed to bear any expenses solely and directly attributable to the Reorganizations that are attributable or allocable to New RMR, New RMR and Old RMR are presented together in the table below. Some Funds' shareholders will benefit more from projected annual expense savings of the Reorganizations than other Funds. The projected annual expense savings are generally not expected to be immediately realized. If shareholders sell their common shares prior to the estimated pay back period, then they may not realize any of the projected expense savings resulting from the reduced aggregate expenses. The NAV per common share of each Fund will be reduced as of the Valuation Date of the respective Reorganization to reflect the allocation of

  Reorganization expenses to each Fund. The reduction in NAV per common share resulting from the allocation of Reorganization expenses will be greater in some Funds than others. As of December 31, 2007, the NAVs of Old RMR, RHR and RFR were $86,839,333, $40,946,413 and $20,437,411, respectively, and the proportional NAVs as of that date were approximately 58%, 28% and 14%, respectively. The numbers presented in the table are estimates based on the current fiscal year; actual results may differ.

Fund	Aggregate NAV Attributable to Common Shares	Projected Annual Expense Savings	Reorganization Expense Allocation in Dollars/Percentage	Estimated Payback Period (in Months)	Reduction to NAV per Common Share Due to Reorganization Expenses
Old RMR / New RMR	$86,839,333	$505,463	$582,940 / 58%	13.84	$0.09
RHR	$40,946,413	$238,335	$274,867 / 28%	13.84	$0.11
RFR	$20,437,411	$118,959	$137,193 / 14%	13.84	$0.09
(7)
The historical expense ratio for RHR excludes $1,958,751 of litigation expenses associated with RHR's litigation with its shareholder, Bulldog Investors General Partnership. The parties to this litigation entered into a settlement agreement in June 2008, and on July 1, 2008 the court granted the parties' joint motion to dismiss this litigation, effectively ending the litigation. See "Legal Proceedings". As such, neither RHR nor the reorganized New RMR should incur recurring expenses for this litigation. If RHR's litigation expenses were included, RHR's 2007 annual gross expense ratio would be 5.77%, and assuming no leverage, 5.23%, and the reorganized New RMR's pro forma 2007 annual gross expense ratio would have been 2.69%, and assuming no leverage, 2.17%.

(8)
Reflects average dividend rates for the respective Fund's preferred shares for 2007. Actual dividend rates on preferred shares are set in the auction process. Prevailing interest rate, yield curve and market circumstances at the time at which the dividend rate on preferred shares for the next dividend period are set substantially influence the rate determined in an auction. As these factors change over time, so too do the dividend rates set. The dividend rates for each Fund's preferred shares are set on different dates and therefore would not provide a direct comparison of what these rates would be if established on the same date. Recently, credit markets, including the market for auction rate securities such as the Funds' preferred shares, have experienced volatility, cost increases and very little availability of capital. If an auction fails, the dividend rate for the next succeeding dividend period is set according to a pre-determined formula, and the resulting rate may be higher than the rate which the Fund would otherwise pay as a result of a successful auction.

(9)
Reflects an average dividend rate on preferred shares of 5.29%.

(10)
Reflects an average dividend rate on preferred shares of 5.20%.

(11)
Reflects an average dividend rate on preferred shares of 5.20%.

(12)
Reflects an average dividend rate on preferred shares of 5.25%. This rate is an estimate and may differ based on varying market conditions that may exist as and when New RMR preferred shares are issued.

II.    Reorganization of only RHR and Old RMR with New RMR:

	ACTUAL		RECURRING PRO FORMA(1)
Common Shareholder Transaction Expenses(2):	Old RMR	RHR	New RMR
Sales Load (as a percentage of offering price)(3)	None	None	None
Dividend Reinvestment Plan Fees(4)	None	None	None

	ACTUAL Percentage of Average Net Assets Attributable to Common Shares (Assuming Leverage as Described Above)(5)				RECURRING PRO FORMA(1)
Annual Expenses (as a percentage of average net assets attributable to common shares):	Old RMR		RHR		New RMR
Management Fee	1.20%		1.26%		1.22%
Administration Fee	0.09%		0.19%		0.05%
Interest Payments on Borrowed Funds	None		None		None
Other Expenses(6)	0.53%		0.91	%(7)	0.43%
Total Annual Gross Expenses	1.82%		2.36	%(7)	1.70%
Total Fee Waivers	(0.35)%		(0.37)%		(0.36)%
Total Annual Net Expenses	1.47%		1.99	%(7)	1.34%
Distributions to Preferred Shareholders(8)	2.18	%(9)	2.53	%(10)	2.29	%(11)
Total Annual Fund Operating Expenses and Dividends on Preferred Shares	3.65%		4.52	%(7)	3.63%

(1)
The pro forma column shown assumes that the Reorganizations of RHR and Old RMR with New RMR are the only Reorganizations consummated and excludes the costs and expenses incurred by RHR in connection with its litigation against its shareholder and certain affiliates, which has since settled and been dismissed and is further described in footnote (7) below.

(2)
No expense information is presented with respect to preferred shares because holders of preferred shares do not bear any transaction or operating expenses of either of the Funds and will not bear any transaction or operating expenses of the combined Fund.

(3)
Common shares purchased in the secondary market may be subject to brokerage commissions or other charges. No sales load will be charged on the issuance of New RMR common shares in the Reorganizations. Common shares are not available for purchase from the Funds but may be purchased through a broker-dealer subject to individually negotiated commission rates.

(4)
Each participant in a Fund's dividend reinvestment plan pays a proportionate share of the brokerage commissions incurred with respect to open market purchases in connection with such plan.

(5)
Stated as percentages of average net assets attributable to common shares, assuming no issuance of preferred shares or borrowings, each Fund's expenses would be as follows:

	ACTUAL Percentage of Average Net Assets Attributable to Common Shares (Assuming No Leverage)			RECURRING PRO FORMA(1)
Annual Expenses (as a percentage of average net assets attributable to common shares):	Old RMR	RHR		New RMR
Management Fee	0.85%	0.85%		0.85%
Administration Fee	0.09%	0.19%		0.05%
Other Expenses(6)	0.42%	0.79	%(7)	0.32%
Total Annual Gross Expenses	1.36%	1.83	%(7)	1.22%
Total Fee Waivers	(0.25)%	(0.25)%		(0.25)%
Total Annual Net Expenses	1.11%	1.58	%(7)	0.97%
Distributions to Preferred Shareholders	0.00%	0.00%		0.00%
Total Annual Fund Operating Expenses and Dividends on Preferred Shares	1.11%	1.58	%(7)	0.97%

(6)
In connection with the Reorganizations, there are certain other transaction expenses not reflected in "Other Expenses", even if incurred on or prior to December 31, 2007, which include, but are not limited to: costs related to the preparation, printing and distribution of this Joint Proxy Statement/Prospectus to shareholders; costs related to preparation and distribution of materials distributed to each Fund's Board; expenses incurred in connection with the preparation of each Agreement and Plan of Reorganization and the registration statement on Form N-14 and other related materials; SEC and state securities commission filing fees; legal and audit fees; portfolio transfer taxes (if any); and any similar expenses incurred in connection with the Reorganizations. In accordance with applicable SEC rules, the Board of each Fund reviewed the fees and expenses that will be borne directly or indirectly by the Funds in connection with the Reorganizations. After considering various alternatives for allocating these costs, the Board of each Fund agreed that, generally, each Fund will bear costs of the Reorganizations that are directly attributable to it. RHR and RFR will each bear its costs for printing, filing and mailing proxy materials and proxy solicitations in connection with the Reorganizations related to that fund. New RMR will bear all of the costs of SEC registration fees related to the Reorganizations and the costs for printing, filing and mailing any disclosure documents or correspondence specifically pertaining to Old RMR or its shareholders and to be filed by Old RMR with the SEC or mailed by Old RMR to its shareholders. Other expenses of the Funds incurred in connection with the Reorganizations will generally be borne by Old RMR, RHR and RFR in proportion to their respective NAVs as of a specified date agreed to by those Funds' Boards, which will precede the date of consummation of any Reorganization. New RMR will reimburse the Advisor for any expenses funded by the Advisor solely and directly attributable to organizing New RMR as a Delaware statutory trust, registering and organizing New RMR as an investment company under the 1940 Act, listing New RMR's shares for trading on the [                        ] and any other expenses incidental to organizing New RMR and qualifying it to conduct business as a closed end management investment company under the 1940 Act. If an Acquired Fund's shareholders do not approve at the Meeting (or any adjournment or postponement of the Meeting) the proposed Reorganization, the applicable Acquired Fund will not bear any further costs of the Reorganizations after that time except as may be directly attributable to or already incurred by it. Accordingly, each Acquired Fund may incur expenses arising from the planned Reorganizations even though its proposed Reorganization may not occur. See "Expense Sharing Agreement", attached as Appendix D to the SAI. The table below summarizes each Fund's aggregate NAV attributable to common shares at December 31, 2007, projected annual expense savings to each Fund as a result of the Reorganizations, allocation of Reorganization expenses among the Funds in dollars and percentages based on NAVs for the Funds as of December 31, 2007, an estimated pay back period (in months) and the reduction to each Fund's NAV per common share at December 31, 2007 due to the Reorganization expenses. The projected annual expense savings and estimated reorganization expense reflected in the table below are allocated proportionally among the Funds which participate in the Reorganizations based upon their NAVs as of December 31, 2007. Actual reorganization expenses will be allocated in the manner previously disclosed above. Because New RMR was not organized until August 19, 2008, is identical in all material respects to Old RMR as described in this Joint Proxy Statement/Prospectus, has no assets or operations other than such minimum assets, supplied by the Advisor, as may be required to establish an independent registrant under applicable securities laws and Old RMR has agreed to bear any expenses solely and directly attributable to the Reorganizations that are attributable or allocable to New RMR, New RMR and Old RMR are presented together in the table below. Some Funds' shareholders will benefit more from projected annual expense savings of the Reorganizations than other Funds. The projected annual expense savings are generally not expected to be immediately realized. If shareholders sell their common shares prior to the estimated pay back period, then they may not realize any of the projected expense savings resulting from the reduced aggregate expenses. The NAV per common share of each Fund will be reduced as of the Valuation Date of the respective Reorganization to reflect the allocation of

  Reorganization expenses to each Fund. The reduction in NAV per common share resulting from the allocation of Reorganization expenses will be greater in some Funds than others. As of December 31, 2007, the aggregate NAVs attributable to common shares of Old RMR and RHR were $86,839,333 and $40,946,413, respectively, and the proportional NAVs as of that date were approximately 68% and 32%, respectively. The numbers presented in the table are estimates based on the current fiscal year; actual results may differ.

Fund	Aggregate NAV Attributable to Common Shares	Projected Annual Expense Savings	Reorganization Expense Allocation in Dollars/Percentage	Estimated Payback Period (in Months)	Reduction to NAV per Common Share Due To Reorganization Expenses
Old RMR / New RMR	$86,839,333	$348,266	$582,940 / 68%	20.08	$0.09
RHR	$40,946,413	$164,261	$274,867 / 32%	20.08	$0.11
(7)
The historical expense ratio for RHR excludes $1,958,751 of litigation expenses associated with RHR's litigation with its shareholder, Bulldog Investors General Partnership. The parties to this litigation entered into a settlement agreement in June 2008, and on July 1, 2008 the court granted the parties' joint motion to dismiss this litigation, effectively ending the litigation. See "Legal Proceedings". As such, neither RHR nor the reorganized New RMR should incur recurring expenses for this litigation. If RHR's litigation expenses were included, RHR's 2007 annual gross expense ratio would be 5.77%, and assuming no leverage, 5.23%, and the reorganized New RMR's pro forma 2007 annual gross expense ratio would have been 2.80%, and assuming no leverage, 2.32%.

(8)
Reflects average dividend rates for the respective Fund's preferred shares for 2007. Actual dividend rates on preferred shares are set in the auction process. Prevailing interest rate, yield curve and market circumstances at the time at which the dividend rate on preferred shares for the next dividend period are set substantially influence the rate determined in an auction. As these factors change over time, so too do the dividend rates set. The dividend rates for each Fund's preferred shares are set on different dates and therefore would not provide a direct comparison of what these rates would be if established on the same date. Recently, credit markets, including the market for auction rate securities such as the Funds' preferred shares, have experienced volatility, cost increases and very little availability of capital. If an auction fails, the dividend rate for the next succeeding dividend period is set according to a pre-determined formula, and the resulting rate may be higher than the rate which the Fund would otherwise pay as a result of a successful auction.

(9)
Reflects an average dividend rate on preferred shares of 5.29%.

(10)
Reflects an average dividend rate on preferred shares of 5.20%.

(11)
Reflects an average dividend rate on preferred shares of 5.26%. This rate is an estimate and may differ based on varying market conditions that may exist as and when New RMR preferred shares are issued.

III.  Reorganization of only RFR and Old RMR with New RMR:

	ACTUAL		PRO FORMA(1)
Common Shareholder Transaction Expenses(2):	Old RMR	RFR	New RMR
Sales Load (as a percentage of offering price)(3)	None	None	None
Dividend Reinvestment Plan Fees(4)	None	None	None

	ACTUAL Percentage of Average Net Assets Attributable to Common Shares (Assuming Leverage as Described Above)(5)				PRO FORMA(1)
Annual Expenses (as a percentage of average net assets attributable to common shares):	Old RMR		RFR		New RMR
Management Fee	1.20%		1.39%		1.24%
Administration Fee	0.09%		0.34%		0.06%
Interest Payments on Borrowed Funds	None		None		None
Other Expenses(6)	0.53%		1.35%		0.46%
Total Annual Gross Expenses	1.82%		3.08%		1.76%
Total Fee Waivers	(0.35)%		(0.41)%		(0.36)%
Total Annual Net Expenses	1.47%		2.67%		1.40%
Distributions to Preferred Shareholders(7)	2.18	%(8)	3.30	%(9)	2.41	%(10)
Total Annual Fund Operating Expenses and Dividends on Preferred Shares	3.65%		5.97%		3.80%

(1)
The pro forma column shown assumes that the Reorganizations of RFR and Old RMR with New RMR are the only Reorganizations consummated.

(2)
No expense information is presented with respect to preferred shares because holders of preferred shares do not bear any transaction or operating expenses of either of the Funds and will not bear any transaction or operating expenses of the combined Fund.

(3)
Common shares purchased in the secondary market may be subject to brokerage commissions or other charges. No sales load will be charged on the issuance of New RMR common shares in the Reorganizations. Common shares are not available for purchase from the Funds but may be purchased through a broker-dealer subject to individually negotiated commission rates.

(4)
Each participant in a Fund's dividend reinvestment plan pays a proportionate share of the brokerage commissions incurred with respect to open market purchases in connection with such plan.

(5)
Stated as percentages of average net assets attributable to common shares, assuming no issuance of preferred shares or borrowings, each Fund's expenses would be as follows:

	ACTUAL Percentage of Average Net Assets Attributable to Common Shares (Assuming No Leverage)		PRO FORMA(1)
Annual Expenses (as a percentage of average net assets attributable to common shares):	Old RMR	RFR	New RMR
Management Fee	0.85%	0.85%	0.85%
Administration Fee	0.09%	0.34%	0.06%
Other Expenses(6)	0.42%	1.19%	0.34%
Total Annual Gross Expenses	1.36%	2.38%	1.25%
Total Fee Waivers	(0.25)%	(0.25)%	(0.25)%
Total Annual Net Expenses	1.11%	2.13%	1.00%
Distributions to Preferred Shareholders	0.00%	0.00%	0.00%
Total Annual Fund Operating Expenses and Dividends on Preferred Shares	1.11%	2.13%	1.00%

(6)
In connection with the Reorganizations, there are certain other transaction expenses not reflected in "Other Expenses", even if incurred on or prior to December 31, 2007, which include, but are not limited to: costs related to the preparation, printing and distribution of this Joint Proxy Statement/Prospectus to shareholders; costs related to preparation and distribution of materials distributed to each Fund's Board; expenses incurred in connection with the preparation of each Agreement and Plan of Reorganization and the registration statement on Form N-14 and other related materials; SEC and state securities commission filing fees; legal and audit fees; portfolio transfer taxes (if any); and any similar expenses incurred in connection with the Reorganizations. In accordance with applicable SEC rules, the Board of each Fund reviewed the fees and expenses that will be borne directly or indirectly by the Funds in connection with the Reorganizations. After considering various alternatives for allocating these costs, the Board of each Fund agreed that, generally, each Fund will bear costs of the Reorganizations that are directly attributable to it. RHR and RFR will each bear its costs for printing, filing and mailing proxy materials and proxy solicitations in connection with the Reorganizations related to that fund. New RMR will bear all of the costs of SEC registration fees related to the Reorganizations and the costs for printing, filing and mailing any disclosure documents or correspondence specifically pertaining to Old RMR or its shareholders and to be filed by Old RMR with the SEC or mailed by Old RMR to its shareholders. Other expenses of the Funds incurred in connection with the Reorganizations will generally be borne by Old RMR, RHR and RFR in proportion to their respective NAVs as of a specified date agreed to by those Funds' Boards, which will precede the date of consummation of any Reorganization. New RMR will reimburse the Advisor for any expenses funded by the Advisor solely and directly attributable to organizing New RMR as a Delaware statutory trust, registering and organizing New RMR as an investment company under the 1940 Act, listing New RMR's shares for trading on the [                        ] and any other expenses incidental to organizing New RMR and qualifying it to conduct business as a closed end management investment company under the 1940 Act. If an Acquired Fund's shareholders do not approve at the Meeting (or any adjournment or postponement of the Meeting) the proposed Reorganization, the applicable Acquired Fund will not bear any further costs of the Reorganizations after that time except as may be directly attributable to or already incurred by it. Accordingly, each Acquired Fund may incur expenses arising from the planned Reorganizations even though its proposed Reorganization may not occur. See "Expense Sharing Agreement", attached as Appendix D to the SAI. The table below summarizes each Fund's aggregate NAV attributable to common shares at December 31, 2007, projected annual expense savings to each Fund as a result of the Reorganizations, allocation of Reorganization expenses among the Funds in dollars and percentages based on NAVs for the Funds as of December 31, 2007, an estimated pay back period (in months) and the reduction to each Fund's NAV per common share at December 31, 2007 due to the Reorganization expenses. The projected annual expense savings and estimated reorganization expense reflected in the table below are allocated proportionally among the Funds which participate in the Reorganizations based upon their NAVs as of December 31, 2007. Actual reorganization expenses will be allocated in the manner previously disclosed above. Because New RMR was not organized until August 19, 2008, is identical in all material respects to Old RMR as described in this Joint Proxy Statement/Prospectus, has no assets or operations other than such minimum assets, supplied by the Advisor, as may be required to establish an independent registrant under applicable securities laws and Old RMR has agreed to bear any expenses solely and directly attributable to the Reorganizations that are attributable or allocable to New RMR, New RMR and Old RMR are presented together in the table below. Some Funds' shareholders will benefit more from projected annual expense savings of the Reorganizations than other Funds. The projected annual expense savings are generally not expected to be immediately realized. If shareholders sell their common shares prior to the estimated pay back period, then they may not realize any of the projected expense savings resulting from the reduced aggregate expenses. The NAV per common share of each Fund will be reduced as of the Valuation Date of the respective Reorganization to reflect the allocation of

  Reorganization expenses to each Fund. The reduction in NAV per common share resulting from the allocation of Reorganization expenses will be greater in some Funds than others. As of December 31, 2007, the aggregate NAVs attributable to common shares of Old RMR and RFR were $86,839,333 and $20,437,411, respectively, and the proportional NAVs as of that date were approximately 81% and 19%, respectively. The numbers presented in the table are estimates based on the current fiscal year; actual results may differ.

Fund	Aggregate NAV Attributable to Common Shares	Projected Annual Expense Savings	Reorganization Expense Allocation in Dollars/Percentage	Estimated Payback Period (in Months)	Reduction to NAV per Common Share Due to Reorganization Expenses
Old RMR / New RMR	$86,839,333	$391,026	$582,940 / 81%	17.89	$0.09
RFR	$20,437,411	$92,027	$137,193 / 19%	17.89	$0.09
(7)
Reflects average dividend rates for the respective Fund's preferred shares for 2007. Actual dividend rates on preferred shares are set in the auction process. Prevailing interest rate, yield curve and market circumstances at the time at which the dividend rate on preferred shares for the next dividend period are set substantially influence the rate determined in an auction. As these factors change over time, so too do the dividend rates set. The dividend rates for each Fund's preferred shares are set on different dates and therefore would not provide a direct comparison of what these rates would be if established on the same date. Recently, credit markets, including the market for auction rate securities such as the Funds' preferred shares, have experienced volatility, cost increases and very little availability of capital. If an auction fails, the dividend rate for the next succeeding dividend period is set according to a pre-determined formula, and the resulting rate may be higher than the rate which the Fund would otherwise pay as a result of a successful auction.

(8)
Reflects an average dividend rate on preferred shares of 5.29%.

(9)
Reflects an average dividend rate on preferred shares of 5.20%.

(10)
Reflects an average dividend rate on preferred shares of 5.26%. This rate is an estimate and may differ based on varying market conditions that may exist as and when New RMR preferred shares are issued.

        The purpose of the fee tables is to assist you in understanding the various costs and expenses that you, as an investor, will bear directly or indirectly.

        The following example is intended to help you compare the costs and expenses of investing in the reorganized New RMR after the Reorganizations with the costs and expenses of investing in the Funds without the Reorganizations. An investor would pay the following costs and expenses on a $1,000 investment in common shares, assuming (1) the total annual gross expense ratio for each Fund (as a percentage of average net assets attributable to common shares) set forth in the tables above for years 1 through 10, (2) dividends on preferred shares as set forth in the tables above and (3) a 5% annual return throughout the period on the original $1,000 investment.

Assuming Leverage

	1 Year	3 Years	5 Years	10 Years
Old RMR	$40	$121	$204	$418
RHR(1)	$49	$147	$265	$491
RFR	$64	$189	$310	$600
Pro Forma—New RMR(2)	$42	$127	$213	$436
Pro Forma—New RMR(3)	$40	$121	$204	$418
Pro Forma—New RMR(4)	$42	$126	$212	$433

Assuming No Leverage

	1 Year	3 Years	5 Years	10 Years
Old RMR	$14	$42	$73	$161
RHR(1)	$18	$57	$97	$211
RFR	$24	$73	$125	$268
Pro Forma—New RMR(2)	$12	$39	$67	$147
Pro Forma—New RMR(3)	$12	$38	$66	$145
Pro Forma—New RMR(4)	$13	$39	$68	$149

(1)
The historical expense amounts for RHR exclude litigation expenses associated with RHR's litigation with its shareholder Bulldog Investors General Partnership. The parties to this litigation entered into a settlement agreement in June 2008, and on July 1, 2008 the court granted the parties' joint motion to dismiss this litigation, effectively ending the litigation. See "Legal Proceedings". As such, neither RHR nor the reorganized New RMR should incur recurring expenses for this litigation.

(2)
The pro forma row shown assumes all of the Reorganizations are completed.

(3)
The pro forma row shown assumes that the Reorganizations of RHR and Old RMR with New RMR are the only Reorganizations completed.

(4)
The pro forma row shown assumes that the Reorganizations of RFR and Old RMR with New RMR are the only Reorganizations completed.

        The examples set forth above assume the reinvestment of all dividends and distributions at NAV and do not take into account the compensatory payments to be made to RHR and RFR described in Proposals 1(a) and 2(a) below . The example should not be considered a representation of past or future expenses or annual rates of return. Actual expenses or annual rates of return may be more or less than those assumed for purposes of the examples.

 FINANCIAL HIGHLIGHTS

New RMR

        As indicated above, New RMR is a newly organized entity with no operating history, formed specifically for the purpose of effectuating the Reorganizations. As such, only historical financial information for Old RMR, RHR and RFR is provided below.

Old RMR

        The following schedule presents financial highlights for one common share of Old RMR outstanding throughout the periods indicated. This information is derived from Old RMR's audited financial statements for the year ended December 31, 2007 and should be read in conjunction with Old RMR's audited financial statements for the year ended December 31, 2007 and notes thereto, which are incorporated by reference herein. These financial highlights have been audited by [                        ], independent registered public accountants, whose report thereon, along with the audited financial statements and notes thereto, is included in Old RMR's annual report to shareholders, filed with the SEC on Form N-CSR on February 22, 2008, for the fiscal year ended December 31, 2007, and are available without charge by calling Old RMR's toll free number: (866) 790-8165.

	Year Ended December 31, 2007	Year Ended December 31, 2006	Year Ended December 31, 2005	Year Ended December 31, 2004	For the Period December 18, 2003(a) to December 31, 2003
Per Common Share Operating Performance(b)
NAV, Beginning of Period	$19.76	$15.63	$16.61	$14.35	$14.33 (c)

Income From Investment Operations
Net Investment Income(d)(e)	1.10	0.99	0.64	0.47	0.10
Net realized and unrealized appreciation/(depreciation) on investments(e)	(5.62)	4.69	(0.08)	3.11	(0.05)
Distributions to preferred shareholders (common stock equivalent basis) from:
1. Net investment income(e)	(0.17)	(0.23)	(0.10)	(0.05)	—
2. Net realized gain on investments(e)	(0.22)	(0.12)	(0.14)	(0.05)	—

Net increase (decrease) in NAV from operations	(4.91)	5.33	0.32	3.48	0.05
Less: Distributions to common shareholders from:
1. Net investment income(e)	(0.93)	(0.79)	(0.54)	(0.53)	—
2. Net realized gain on investments(e)	(1.19)	(0.41)	(0.76)	(0.57)	—
Common share offering costs charged to capital	—	—	—	—	(0.03)
Preferred share offering costs charged to capital	—	—	—	(0.12)	—

NAV, End of Period	$12.73	$19.76	$15.63	$16.61	$14.35

Market price, beginning of period	$17.48	$13.15	$14.74	$15.00	$15.00

Market price, end of period	$11.03	$17.48	$13.15	$14.74	$15.00

Total Return(f)(g)
Total investment return based on:
1. Market price(h)	(26.19)%	43.77%	(1.96)%	6.42%	—%
2. NAV(h)	(26.28)%	35.27%	2.10%	24.73%	0.14%

Ratios/Supplemental Data
Ratio to average net assets attributable to common shares of:
1. Net investment income, before total preferred share distributions(d)(e)	6.16%	5.60%	4.02%	3.22%	27.45	%(i)
2. Total preferred share distributions	2.18%	1.97%	1.47%	0.67%	0.00	%(i)
3. Net investment income, net of preferred share distributions(d)(e)	3.98%	3.63%	2.55%	2.55%	27.45	%(i)
4. Expenses, net of fee waivers	1.47%	1.50%	1.50%	1.69%	2.40	%(i)
5. Expenses, before fee waivers	1.82%	1.86%	1.87%	2.05%	2.65	%(i)
Portfolio Turnover Rate	51.01%	36.20%	22.15%	35.52%	17.49%
Net assets attributable to common shares, end of period (000s)	$86,839	$134,821	$106,670	$113,357	$95,776
Preferred shares, liquidation preference ($25,000 per share) (000s)	$50,000	$50,000	$50,000	$50,000	$—
Asset coverage per preferred share(j)	$68,420	$92,411	$78,335	$81,679	$—

(a)
Date of commencement of Old RMR's operations.

(b)
Based on average Old RMR common shares outstanding for the applicable year.

(c)
NAV at December 18, 2003, reflects the deduction of the average sales load and offering costs of $0.67 per share paid by the holders of Old RMR common shares from the $15.00 offering price. Old RMR paid a sales load of $0.68 per share on 6,660,000 common shares sold to the public and no sales load or offering costs on 7,000 common shares sold to affiliates of the Advisor for $15.00 per share.

(d)
Amounts are net of expenses waived by the Advisor.

(e)
As discussed in Note A (6) to the financial statements, which are contained in Old RMR's annual report to shareholders filed with the SEC on Form N-CSR on February 22, 2008 and which are incorporated herein by reference, a portion of the distributions Old RMR received on its investments are not included in investment income for financial reporting purposes.

(f)
The impact of net increase from payments by affiliates is less than $0.005/share.

(g)
Total returns for periods of less than one year are not annualized.

(h)
Total return based on per share market price assumes the purchase of common shares at the market price on the first day and sales of common shares at the market price on the last day of the period indicated; dividends and distributions, if any, are assumed to be reinvested at market prices on the ex-dividend date. The total return based NAV assumes the purchase of common shares at NAV on the first day and sales of common shares at NAV on the last day of the period indicated; distributions are assumed to be reinvested at NAV on the ex-dividend date. Results represent past performance and do not guarantee future results. Total return would have been lower if the Advisor had not contractually waived a portion of its investment advisory fee.

(i)
Annualized.

(j)
Asset coverage per share equals net assets attributable to common shares plus the liquidation preference of the preferred shares divided by the total number of preferred shares outstanding at the end of the period.

RHR

        The following schedule presents financial highlights for one common share of RHR outstanding throughout the periods indicated. This information is derived from RHR's audited financial statements for the year ended December 31, 2007 and should be read in conjunction with RHR's audited financial statements for the year ended December 31, 2007 and notes thereto, which are incorporated by reference herein. These financial highlights have been audited by [                        ], independent registered public accountants, whose report thereon, along with the audited financial statements and notes thereto, is included in RHR's annual report to shareholders, filed with the SEC on Form N-CSR on February 22, 2008, for the fiscal year ended December 31, 2007, and are available without charge by calling RHR's toll free number: (866) 790-8165.

	Year Ended December 31, 2007	Year Ended December 31, 2006	Year Ended December 31, 2005	For the Period April 27, 2004(a) to December 31, 2004
Per Common Share Operating Performance(b)
NAV, beginning of period	$25.88	$21.88	$22.94	$19.28 (c)

Income From Investment Operations
Net Investment Income(d)(e)	0.63	1.08	1.13	0.71
Net realized and unrealized appreciation/(depreciation) on investments(e)	6.84	4.95	(0.19)	3.95
Distributions to preferred shareholders (common stock equivalent basis) from:
1. Net investment income(e)	(0.13)	(0.30)	(0.16)	(0.06)
2. Net realized gain on investments(e)	(0.46)	(0.23)	(0.11)	(0.01)

Net increase (decrease) in NAV from operations	(6.80)	5.50	0.47	4.59
Less: Distributions to common shareholders from:
1. Net investment income(e)	0.51	(0.85)	(0.96)	(0.65)
2. Net realized gain on investments(e)	(2.09)	(0.65)	(0.65)	(0.10)
Common share offering costs charged to capital	—	—	—	(0.04)
Preferred share offering costs charged to capital	—	—	(0.12)	(0.14)

NAV, end of period	$16.48	$25.88	$21.88	$22.94

Market price, beginning of period	$22.95	$18.21	$19.98	$20.00

Market price, end of period	$14.38	$22.95	$18.21	$19.98

Total Return(f)(g)
Total investment return based on:
1. Market price(h)	(28.11)%	35.54%	(0.73)%	3.93%
2. NAV(h)	(28.15)%	25.89%	2.54%	23.16%

Ratios/Supplemental Data
Ratio to average net assets attributable to common shares of:
1. Net investment income, before total preferred share distributions(d)(e)	2.72%	4.50%	5.04%	4.96	%(i)
2. Total preferred share distributions	2.53%	2.23%	1.20%	0.50	%(i)
3. Net investment income, net of preferred share distributions(d)(e)	0.19%	2.27%	3.84%	4.46	%(i)
4. Expenses, net of fee waivers	5.40%	3.13%	1.80%	1.86	%(i)
5. Expenses, before fee waivers	5.77%	3.49%	2.14%	2.18	%(i)
Portfolio Turnover Rate	41.36%	45.70%	23.95%	20.83%
Net assets attributable to common shares, end of period (000s)	$40,946	$64,317	$54,377	$57,005
Preferred shares, liquidation preference ($25,000 per share) (000s)	$28,000	$28,000	$28,000	$17,000
Asset coverage per preferred share(j)	$61,569	$82,426	$73,551	$108,830

(a)
Date of commencement of RHR's operations.

(b)
Based on average RHR common shares outstanding for the applicable year.

(c)
NAV at April 27,2004, reflects the deduction of the average sales load and offering costs of $0.72 per share paid by the holders of RHR common shares from the $20.00 offering price. RHR paid a sales load and offering cost of $0.90 per share on 2,000,000 common shares sold to the public and no sales load or offering costs on 480,000 common shares sold to affiliates of the Advisor for $20 per share.

(d)
Amounts are net of expenses waived by the Advisor.

(e)
As discussed in Note A (6) to the financial statements, which are contained in RHR's annual report to shareholders filed with the SEC on Form N-CSR on February 22, 2008 and which are incorporated herein by reference, a portion of the distributions RHR received on its investments are not included in investment income for financial reporting purposes.

(f)
The impact of the net increase in payments by affiliates is less than $0.005/share.

(g)
Total returns for periods of less than one year are not annualized.

(h)
Total return based on per share market price assumes the purchase of common shares at the market price on the first day and sales of common shares at the market price on the last day of the period indicated; dividends and distributions, if any, are assumed to be reinvested at market prices on the ex-dividend date. The total return based NAV assumes the purchase of common shares at NAV on the first day and sales of common shares at NAV on the last day of the period indicated; distributions are assumed to be reinvested at NAV on the ex-dividend date. Results represent past performance and do not guarantee future results. Total return would have been lower if the Advisor had not contractually waived a portion of its investment advisory fee.

(i)
Annualized.

(j)
Asset coverage per share equals net assets attributable to common shares plus the liquidation preference of the preferred shares divided by the total number of preferred shares outstanding at the end of the period.

RFR

        The following schedule presents financial highlights for one common share of RFR outstanding throughout the periods indicated. This information is derived from RFR's audited financial statements for the year ended December 31, 2007 and should be read in conjunction with RFR's audited financial statements for the year ended December 31, 2007 and notes thereto, which are incorporated by reference herein. These financial highlights have been audited by [                        ], independent registered public accountants, whose report thereon, along with the audited financial statements and notes thereto, is included in RFR's annual report to shareholders, filed with the SEC on Form N-CSR on February 22, 2008, for the fiscal year ended December 31, 2007, and are available without charge by calling RFR's toll free number: (866) 790-8165.

	Year Ended December 31, 2007	Year Ended December 31, 2006	Year Ended December 31, 2005	For the Period November 22, 2004(a) to December 31, 2004
Per Common Share Operating Performance(b)
NAV, beginning of period	$24.87	$22.07	$23.99	$24.03 (c)

Income From Investment Operations
Net Investment Income(d)(e)	1.57	1.71	1.28	0.10
Net realized and unrealized appreciation/(depreciation) on investments(e)	(10.23)	3.49	(1.01)	0.17
Distributions to preferred shareholders (common stock equivalent basis) from:
1. Net investment income(e)	(0.39)	(0.47)	(0.28)	(0.02)
2. Net realized gain on investments(e)	(0.30)	(0.18)	(0.15)	—

Net increase (decrease) in NAV from operations	(9.35)	4.55	(0.16)	0.25
Less: Distributions to common shareholders from:
1. Net investment income(e)	(0.99)	(1.27)	(1.09)	—
2. Net realized gain on investments(e)	(0.76)	(0.48)	(0.67)	—
Common share offering costs charged to capital	—	—	—	(0.04)
Preferred share offering costs charged to capital	—	—	—	(0.25)

NAV, end of period	$13.77	$24.87	$22.07	$23.99

Market price, beginning of period	$22.20	$18.99	$24.05	$25.00

Market price, end of period	$12.80	$22.20	$18.99	$24.05

Total Return(f)(g)
Total investment return based on:
1. Market price(h)	(36.29)%	27.44%	(14.00)%	(3.80)%
2. NAV(h)	(39.40)%	21.54%	(0.64)%	(0.17)%

Ratios/Supplemental Data
Ratio to average net assets attributable to common shares of:
1. Net investment income, before total preferred share distributions(d)(e)	7.41%	7.42%	5.64%	3.92	%(i)
2. Total preferred share distributions	3.30%	2.78%	1.88%	0.58	%(i)
3. Net investment income, net of preferred share distributions(d)(e)	4.11%	4.64%	3.76%	3.34	%(i)
4. Expenses, net of fee waivers	2.68%	2.39%	2.63%	3.45	%(i)
5. Expenses, before fee waivers	3.09%	2.78%	3.03%	3.73	%(i)
Portfolio Turnover Rate	63.84%	59.48%	64.96%	—%
Net assets attributable to common shares, end of period (000s)	$20,437	$36,912	$32,745	$35,594
Preferred shares, liquidation preference ($25,000 per share) (000s)	$18,000	$20,000	$20,000	$20,000
Asset coverage per preferred share(j)	$53,385	$71,140	$65,931	$69,493

(a)
Date of commencement of RFR's operations.

(b)
Based on average RFR common shares outstanding for the applicable year.

(c)
NAV at November 22, 2004, reflects the deduction of the average sales load and offering costs of $0.97 per share paid by the holders of RFR common share from the $25.00 offering price. RFR paid a sales load and offering cost of $1.125 per share on 1,280,000 common shares sold to the public and no sales load or offering costs on 200,000 common shares sold to affiliates of the Advisor for $25 per share.

(d)
Amounts are net of expenses waived by the Advisor.

(e)
As discussed in Note A (6) to the financial statements, which are contained in RFR's annual report to shareholders filed with the SEC on Form N-CSR on February 22, 2008 and which are incorporated herein by reference, a portion of the distributions RFR received on its investments are not included in investment income for financial reporting purposes.

(f)
The impact of the net increase in payments by affiliates is less than $0.005/share.

(g)
Total returns for periods of less than one year are not annualized.

(h)
Total return based on per share market price assumes the purchase of common shares at the market price on the first day and sales of common shares at the market price on the last day of the period indicated; dividends and distributions, if any, are assumed to be reinvested at market prices on the ex-dividend date. The total return based NAV assumes the purchase of common shares at NAV on the first day and sales of common shares at NAV on the last day of the period indicated; distributions are assumed to be reinvested at NAV on the ex-dividend date. Results represent past performance and do not guarantee future results. Total return would have been lower if the Advisor had not contractually waived a portion of its investment advisory fee.

(i)
Annualized.

(j)
Asset coverage per share equals net assets attributable to common shares plus the liquidation preference of the preferred shares divided by the total number of preferred shares outstanding at the end of the period.

 RISK FACTORS AND SPECIAL CONSIDERATIONS

        The proposed Reorganizations will cause the shareholders of the Acquired Funds and Old RMR to become investors in New RMR. The Reorganizations and the resulting investment in New RMR involve risks. Many of the risks arising from an investment in New RMR are similar to the risks arising from an investment in each of Old RMR and the Acquired Funds. The following is a brief description of the material risks arising from the Reorganizations, from an investment in New RMR and, where applicable, a comparison of those risks to the different risks of investments in the Acquired Funds and Old RMR:

Risks Related to the Reorganizations

  Expenses

        While the Funds currently estimate that the Reorganizations, if consummated, will result in reduced aggregate expenses of the Funds by approximately $850,000 per year, the realization of these reduced expenses will not affect holders of the Acquired Funds or Old RMR proportionately, may take longer than expected to be realized or may not be realized at all. After the Reorganizations, New RMR is expected to incur lower recurring nonextraordinary expenses on a per common share basis than each of the Funds currently incurs. However, New RMR may incur higher expenses for a period prior to experiencing such savings or may never experience such savings.

        As discussed elsewhere in this Joint Proxy Statement/Prospectus, the Advisor has agreed to compensate the common shareholders of RHR and RFR for the reduction in the fee waiver period those shareholders would realize if their respective Funds consummate their respective Reorganizations with New RMR. See "Proposals 1(a) and (b) and 2(a) and (b): Reorganizations of the Acquired Funds with New RMR". Each Acquired Fund receiving this payment will, subject to applicable legal and tax requirements, either retain some or all of this payment or distribute some or all of this amount to its shareholders immediately prior to the consummation of its Reorganization with New RMR. To the extent RHR or RFR retain any such compensation received from the Advisor, the amount retained will be included as part of RHR or RFR's net assets attributable to common shares for purposes of determining the number of New RMR common shares to be issued to RHR or RFR, as applicable, in connection with RHR or RFR's Reorganization and will have the effect of increasing the number of New RMR common shares issued to RHR or RFR, as applicable, in RHR or RFR's Reorganization. Any resulting increase in the NAVs of RHR or RFR as result of any such compensatory payment from the Advisor is not expected to be material or to result in a material increase in the number of New RMR common shares to be issued by New RMR in the Reorganizations. Following the Reorganizations, the fee waiver amount for the reorganized New RMR will be 0.25% of reorganized New RMR's managed assets and that waiver will expire on December 18, 2008.

        After the Reorganizations, certain fixed administrative costs will be spread across the reorganized New RMR's larger asset base, which are expected to result in lower aggregate costs. Although the magnitude of the benefit of lower expenses for common shareholders of each respective Fund will be different, it is expected that each Fund should realize some benefit either immediately or in the future from the Reorganizations. Each Board believes that its Fund's common shareholders should realize lower expense ratios after the Reorganizations than they would realize if the Reorganizations did not occur. As of December 31, 2007, assuming the use of leverage by the issuance of preferred shares for each of the Acquired Funds, Old RMR and for New RMR, the historical and pro forma total recurring annual gross expense ratios (i.e., excluding fee waivers) applicable to each Reorganization and for all of the Reorganizations are as follows:

Reorganization	2007 Old RMR Total Annual Gross Expense Ratio	2007 Acquired Fund Total Annual Gross Expense Ratio		Pro Forma New RMR Total Annual Gross Expense Ratio
	(As a percentage of 2007 average net assets attributable to common shares)
Old RMR and RHR with New RMR	1.82%	2.36	%(1)	1.70	%(1)
Old RMR and RFR with New RMR	1.82%	3.08%		1.76%
New RMR, including Old RMR and both Acquired Funds	1.82%	N/A		1.76	%(1)

(1)
The 2007 annual gross expense ratios for RHR and reorganized New RMR on a pro forma basis exclude annual gross litigation expenses associated with RHR's litigation with its shareholder, Bulldog Investors General Partnership. The parties to this litigation entered into a settlement agreement in June 2008, and on July 1, 2008 the court granted the parties' joint motion to dismiss this litigation, effectively ending the litigation. See "Legal Proceedings". As such, neither RHR nor the reorganized New RMR should incur recurring expenses for this litigation. If RHR's litigation expenses are included, and assuming all of the Reorganizations are consummated, the 2007 historical RHR total annual gross expense ratio would be 5.77% and the reorganized New RMR's 2007 pro forma annual gross expense ratio would be 2.69%, in each case, as a percentage of 2007 net assets attributable to common shares. If RHR's litigation expenses are included, and assuming only the Reorganizations of Old RMR and RHR with New RMR were consummated, the reorganized New RMR's 2007 pro forma annual gross expense ratio would be 2.80% as a percentage of 2007 net assets attributable to common shares.

        There can be no assurance that future expenses will not increase or that any expense savings will be realized. Moreover, to the extent that one of the Reorganizations is not completed, but the other Reorganizations are completed, any expected savings by New RMR, Old RMR and the Acquired Funds will be reduced.

        Each Fund has incurred expenses related to the Reorganizations. The Funds have agreed to allocate expenses solely and directly attributable to each particular Reorganization pursuant to an expense sharing agreement, which is attached as Appendix D to the SAI and described elsewhere in this Joint Proxy Statement/Prospectus. Because the Funds have already incurred expenses solely and directly attributable to the Reorganizations, if an Acquired Fund's shareholders do not approve their Acquired Fund's Reorganization related proposal, that Acquired Fund will incur expenses arising from its planned Reorganization even though its proposed Reorganization will not occur and those expenses may be material.

  Fund Yields and Performance

        While each of the Funds has a focus on current income, the reorganized New RMR may not experience yields or future performance on its investments after the Reorganizations as favorable as the yields and performance realized by any of the Funds on a standalone basis prior to the Reorganizations or which they may have experienced if the Reorganizations had not occurred. For example, RHR shareholders may lose the benefit from investments in hospitality securities, RFR shareholders may lose the benefit from investments in financial services and insurance company securities, or the impact of such investments may be diluted. Each Fund's Board believes that there are offsetting benefits that may result from the Reorganizations, including the potential for economies of scale and enhanced market liquidity for the common shares of each Fund; however, these benefits cannot be readily quantified, and there are no assurances as to the degree these benefits will be experienced, if at all, by New RMR and its shareholders after the Reorganizations.

  Fund Distributions

        Each of Old RMR, RHR and RFR has historically attempted to make distributions to common shareholders in an equal amount per share each month based upon the historical and projected performance of the Fund, which rate may be adjusted from time to time. This is referred to as a "level rate dividend policy". New RMR also intends to make distributions to common shareholders pursuant to a level rate dividend policy. The distributions on common shares of each of the Acquired Funds and Old RMR are payable to the extent and at the rate declared by each such Fund's Board. Distributions on New RMR common shares by New RMR will be payable to the extent and at the rate declared by the New RMR Board and will be determined based on market conditions and other factors the New RMR Board deems relevant. Neither the Boards of such Funds, nor the New RMR Board, currently expects that the New RMR's dividend rate will be less than the current dividend rate of Old RMR. Nevertheless, there can be no assurance that New RMR will, after the Reorganizations, pay monthly distributions equal to Old RMR's past dividends, that it will pay any specific amount of regular distribution, that New RMR's dividend rate will not be less than the current dividend rate of Old RMR or that any annual capital gains distributions will be paid. Recent market conditions have caused a general decline in the market value of securities associated with real estate. These market conditions may continue for a prolonged period, which may result in New RMR reducing the amount of dividends it may pay. In the spring of 2008, RHR and RFR each reduced the amount of its monthly dividends paid on its common shares.

  Market Valuation Risk

        Since inception, Old RMR, RHR and RFR have each generally traded at a discount to their respective NAVs. RHR has generally traded at a greater discount to its NAV than has Old RMR, while RFR has generally traded at a slightly smaller discount to its NAV than Old RMR. After the Reorganizations, New RMR common shares may trade at a greater discount to NAV than did Old RMR common shares prior to the Reorganizations. There can be no assurance as to the extent, if any, to which New RMR's common shares will trade at a discount or premium following the Reorganizations. There also can be no assurance that the Funds' relative historic discounts would continue should the Reorganizations not take place.

  Potential Conflicts of Interest

        The Boards of each of the Funds are comprised of the same Trustees. Although the Trustees have to weigh the benefits and detriments of each Reorganization to the applicable Funds independently, they could be influenced, or appear to be influenced, by factors affecting the other Funds for which they are Trustees.

        Also, as of July 31, 2008, Trustees and officers of the Funds beneficially owned, as a group, approximately 2.91% of the outstanding common shares of Old RMR, 19.82% of the outstanding common shares of RHR, and 16.61% of the outstanding common shares of RFR. [Also, as of the date of this Joint Proxy Statement/Prospectus, Trustees and officers of the Funds beneficially own 100% of the outstanding common shares of New RMR, by virtue of the Advisor's 100% ownership of New RMR's outstanding common shares.] The Advisor is beneficially owned by Barry M. Portnoy, a Trustee of New RMR, and Adam D. Portnoy, the President of New RMR. This disproportionate ownership of the Funds by the Trustees and officers of the Funds may be considered an incentive for the Trustees and officers to favor one Fund's interests over another's. The portfolio managers and all of the officers of the Funds are officers of the Advisor. These situations could create, or appear to create, conflicts of interest with respect to a Trustee's determination of which Reorganizations to recommend to Fund shareholders. The disinterested Trustees of the Funds have retained independent counsel to assist them with their consideration of the proposed Reorganizations.

General Risks of Investing in New RMR

  Limited Operating History

        Old RMR has been operational only since December 2003. New RMR, though identical in all material respects to Old RMR but for being organized as a Delaware statutory trust rather than a Massachusetts business trust and but for the differences in their governing documents as a result, is a newly organized diversified closed end management investment company with no operating history, formed specifically for the purpose of effectuating the Reorganizations. New RMR will acquire substantially all of its assets, and issue substantially all of its common and preferred shares, in the Reorganizations and will commence operations after consummation of the first Reorganization.

  Limited Experience of the Advisor

        The Advisor has limited experience managing securities investment companies like the Funds. The Advisor began the substantial majority of its current business activities in December 2003. As of June 30, 2008, the Advisor had $394 million of assets under management, $227 million of which were assets of the Funds. See "Management of the Funds".

  Concentration of Investments

        New RMR will, like Old RMR, concentrate its portfolio in the real estate industry. If the value of real estate generally declines, the market value of the securities of those companies whose principal business is real estate is likely to decline. If these declines occur, they are likely to cause a decline in the value of New RMR's investment portfolio and reduce the asset coverage for New RMR's preferred shares. Recent market conditions have caused a general decline in the market value of securities associated with real estate. These market conditions may continue for a prolonged period, and may result in New RMR having to redeem some of its preferred shares in order to satisfy applicable asset coverage tests under the 1940 Act, New RMR's governing documents or the standards of the credit rating agencies which rate New RMR's preferred shares. In August 2008, RFR redeemed 140 of its outstanding preferred shares. To the extent New RMR redeems its preferred shares, its use of leverage may decline, which may result in reduced returns for New RMR's common shareholders. Further information regarding risks associated with investments in REITs and other real estate related securities is provided below under the risk factor subheading "Real Estate Risks". To the extent New RMR invests in securities of those companies, its income would be reduced as a result.

  Real Estate Risks

        A number of risks are created by New RMR's investment focus on REITs and other real estate related securities, including the following:

         Real Estate Cycle Risks.    Real estate values have been historically cyclical. As the general economy grows, demand for real estate increases, and occupancies and rents increase. As occupancies and rents increase, property values increase, and new development occurs. As development occurs, occupancies, rents and property values may decline. Because leases are usually entered into for long periods and development activities often require extended times to complete, the real estate value cycle often lags the general business cycle. Because of this cycle, real estate companies have historically often incurred large swings in their profits and the prices of their securities. Recent changes in the market conditions indicate that real estate values are declining and that these declines may continue for a prolonged period.

         Property Type Risks.    Many REITs focus on particular types of properties or properties which are especially suited for certain uses, and those REITs are affected by the risks which impact the users of their properties. A portion of New RMR's portfolio investments may be invested in REITs that focus on such particular types of properties and consequently be subject to the underlying risks associated with investing in such properties. For example, Old RMR has invested, and New RMR may continue to invest, in:

  •
  REITs that own healthcare facilities, age restricted apartments, congregate care properties, assisted living facilities and nursing homes. The physical characteristics of these properties and their operations are highly regulated, and those regulations often require capital expenditures or restrict the profits realizable from these properties. Some of these properties are also highly dependent upon Medicare and Medicaid payments, which are subject to changes in governmental budgets and policies. These properties may experience losses if their tenants receive lower Medicare or Medicaid rates.

  •
  REITs that own hotels and resorts. These properties usually require higher levels of capital expenditures than other types of commercial real estate. The financial performance of these properties and their values are highly sensitive to general economic conditions and travel industry changes.

  •
  REITs that own, manage and operate shopping centers or other retail properties. The values of these properties are vulnerable to changes in consumer spending practices and to bankruptcies of large retail firms and may suffer vacancies and rejected leases as a result.

  •
  REITs that own, manage and operate rental housing such as apartment buildings. Such properties may decline in value whenever mortgage financing for single family homes becomes available at low rates or when there is a slowing of job creation and household formations.

  •
  REITs that focus on investing in warehouse and industrial properties. The values of these properties may be adversely affected by changing patterns of global or regional trade.

  •
  REITs that own or operate office buildings. These properties may experience increased vacancies and losses if certain types of tenants, such as call centers, transfer their operations to lower wage locations, including outside the United States.

  •
  REITs that own, manage and operate properties that are leased on a net basis (where the tenant agrees to pay a monthly base rent as well as property taxes, insurance, utilities and other operating expenses) to single tenants. The value of these properties will vary with the financial strength or business prospects of their tenants.

  •
  REITs that own, manage and operate other types of specialized real estate, including self storage facilities, manufactured homes and entertainment related facilities. The values of these properties are affected by changes in consumer preferences and general economic conditions.

         Location Risks.    Some REITs focus on particular geographic locations. The value of investments in these REITs and these REITs' abilities to pay dividends may decline if economic changes occur in the areas in which they focus. For example, the value of REIT investments in some parts of the U.S. Midwest, such as the Detroit area, have recently declined as a result of losses and job cuts in the U.S. auto industry in that area.

         Size Risks.    REITs tend to be small or medium sized companies compared to companies listed in the U.S. equity markets as a whole. Most REITs also use debt leverage to finance their businesses. This combination of smaller equity capitalization and debt leverage may mean that securities issued by REITs are more volatile than securities issued by larger, less relatively leveraged companies. This can adversely affect New RMR's financial performance, especially if New RMR purchases or sells large amounts of an individual security within a short time.

         Other Real Estate Risks.    REITs are exposed to special risks which affect real estate ownership and operations and such risks are not shared with the securities market generally. For example:

  •
  REITs may be required to incur significant capital costs with little economic return on their investments by laws concerning public access or public safety.

  •
  Environmental laws may make REITs responsible for clean up costs at properties owned by the REITs even if the environmental damage was not caused by the REITs.

  •
  Property taxes and property insurance costs have recently increased materially in some geographic areas and for certain property types. If REITs are unable to pass those cost increases to their tenants, these increases may result in reduced income or greater losses and reduced valuations for affected properties and their REIT owners.

  Interest Rate Risks

        When interest rates rise, the market values of dividend or interest paying securities usually fall. Because most of New RMR's investments will be in dividend or interest paying securities and because New RMR expects to make regular distributions to its shareholders, both New RMR's NAV and the value of New RMR shares are likely to decline when interest rates rise. Also, the asset coverage for its preferred shares are likely to decline when interest rates rise, and a material decline in New RMR's NAV may impair New RMR's ability to maintain required levels of asset coverage for the preferred shares.

        Although Old RMR has not historically done so, New RMR may, but is not required to, enter into interest rate swap or cap transactions to hedge against changes in short term interest rates which affect the level of distributions on its preferred shares or New RMR's cost of borrowings. These hedges are designed to mitigate, but not eliminate, the impact on New RMR of rising interest rates. If New RMR enters an interest rate swap, a decline in short term interest rates may result in a decline in net amounts payable to New RMR and a corresponding decline in the value of the swap. If New RMR purchases an interest rate cap, a decline in short term interest rates may result in a decline in the value of the cap. If New RMR enters into interest rate hedging transactions, a decline in short term interest rates may result in a decline in New RMR's NAV. A material decline in New RMR's asset value may also impair New RMR's ability to maintain required levels of asset coverage for New RMR's preferred shares. See "Comparison of the Funds: Investment Objectives and Policies—Interest Rate Transactions".

  Leverage Risk

        Old RMR uses, and New RMR will use, leverage for investment purposes by issuing preferred shares. As of June 30, 2008, leverage represents approximately 40% of Old RMR's average managed assets (which includes average net assets attributable to common shares as well as average assets attributable to Fund preferred shares and the principal amount of borrowings, if any). It is currently anticipated that, taking into account the New RMR preferred shares that will be issued in the Reorganizations, the amount of leverage will represent approximately 42% of New RMR's average managed assets as of June 30, 2008.

        New RMR's leveraged capital structure creates special risks not associated with unleveraged funds having similar investment objectives and policies. These include the possibility of higher volatility of the NAV of the Fund and the preferred shares' asset coverage. New RMR may from time to time consider changing the amount of its leverage in response to actual or anticipated changes in interest rates or the value of New RMR's investment portfolio. There can be no assurance that New RMR's leverage strategies will be successful.

        In addition, if the distribution rate on the New RMR preferred shares exceeds the net rate of return on New RMR's portfolio, the leverage will result in a lower NAV than if New RMR were not leveraged. Any decline in the NAV could increase the risk of New RMR failing to meet its asset coverage requirements, of losing its ratings on the New RMR preferred shares or, in an extreme case, of New RMR's current investment income not being sufficient to pay distributions on the New RMR preferred shares. Under such circumstances, New RMR may be required to liquidate portfolio securities to redeem or repurchase some or all of the New RMR preferred shares, causing the possible realization of substantial losses and the incurrence of transaction costs. For example, as a result of recent market conditions, in August 2008 RFR redeemed 140 of its issued and outstanding preferred shares. As market conditions improve and market opportunities arise, the discounted asset coverage requirements tend to restrict the redeployment of assets from cash and higher quality assets having lower discount factors to lower quality, higher yielding assets having higher discount factors, even when such securities are available at attractive prices.

        Dividend rates for each Fund's issued auction rate preferred shares are typically reset in auctions conducted every seven days. Recently, credit markets, including the market for auction rate securities such as the Funds' preferred shares, have experienced volatility, cost increases and very little availability of capital. If an auction of the Funds' preferred shares should fail, the dividend rate for the next succeeding dividend period is set according to a pre-determined formula, and the resulting rate may be higher than the rate which the Fund would otherwise pay as a result of a successful auction. Any obligation to pay higher rates may reduce the amount of the Fund's NAV and reduce the asset coverage for its preferred shares.

        New RMR may borrow money from banks or other financial institutions or issue debt securities, particularly on a temporary basis, for extraordinary or emergency purposes, including the payment of distributions and the settlement of securities transactions which otherwise might require untimely dispositions of New RMR's securities. If New RMR uses additional leverage, holders of New RMR preferred shares may realize a larger loss on their investment in the New RMR preferred shares than they would realize without New RMR's use of such leverage. Any borrowings by New RMR constituting debt securities would subject New RMR to stricter asset coverage tests under the 1940 Act with respect to those borrowings.

        New RMR may invest in the securities of other investment companies. Such securities may also be leveraged and will therefore be subject to the leverage risks described above. The shares of other investment companies are subject to the management fees and other expenses of those funds. Therefore, investments in other investment companies will cause New RMR to bear proportionately the costs incurred by the other investment companies' operations. If these other investment companies engage in leverage, New RMR, as a shareholder, would bear its proportionate share of the cost of such leveraging.

        Assuming (1) that leverage will represent approximately 42% of New RMR's average managed assets after the consummation of the Reorganizations, and (2) the preferred shares representing New RMR's leverage will pay dividends at an average annual rate of [    ]%, then the incremental income generated by New RMR's portfolio (net of estimated expenses) must exceed approximately [    ]% of New RMR's average managed assets in order to cover such dividend payments. Of course, these numbers are merely estimates, used for illustration. Actual distribution rates are set at periodic auctions, may vary frequently and may be significantly higher or lower than this rate.

        The following table is designed to illustrate the effect of leverage on the total return to New RMR common shareholders, assuming investment portfolio total returns (comprised of income, net expenses and changes in the value of investments held in New RMR's portfolio) of -10%, -5%, 0%, 5% and 10%. These assumed investment portfolio returns are hypothetical figures and are not necessarily indicative of what New RMR's investment portfolio returns will be. The table further assumes the issuance of New RMR preferred shares in an amount equal to 42% of New RMR's average managed assets after such issuance, and New RMR's currently projected annual dividend rate on its preferred shares of [    ]%.

Assumed portfolio total return	(10.00)%		(5.00)%		0.00%		5.00%		10.00%
Corresponding return to common shareholder	[ ]	%	[ ]	%	[ ]	%	[ ]	%	[ ]	%

        The total return to New RMR common shareholders shown on this chart is composed of two elements: common share distributions New RMR pays to its common shareholders (the amount of which is largely determined by New RMR's net investment income after paying distributions on New RMR preferred shares) and realized and unrealized gains or losses on the value of the securities New RMR owns.

        Because the fee paid by New RMR to the Advisor is calculated on the basis of New RMR's average managed assets (which includes the liquidation preference of the New RMR preferred shares), the fee will be higher when leverage is utilized, giving the Advisor an incentive to favor the use of leverage.

        The distribution rates on New RMR preferred shares will typically be based on short term interest rates. Old RMR buys, and New RMR expects to buy, real estate securities that pay distributions. These distribution payments are typically, although not always, higher than short term interest rates. If short term interest rates rise, distribution rates on the New RMR preferred shares may rise and reduce New RMR's income. An increase in long term interest rates could negatively impact the value of New RMR's investment portfolio and reduce the asset coverage for the New RMR preferred shares. New RMR may enter into interest rate swap or cap transactions with the intent to reduce the risk posed by increases in short term interest rates, but there is no guarantee that New RMR will engage in these transactions or that these transactions will be successful in reducing interest rate risk.

        Recently, credit markets, including the market for auction rate securities such as the Acquired Funds' and Old RMR's preferred shares, have experienced volatility, cost increases and very little availability of capital. While the Advisor believes the Acquired Funds' and Old RMR's auction rate preferred securities are well protected by asset coverage, current adverse market conditions for auction rate securities has made successful remarketing of the Funds' auction rate preferred shares difficult to realize. The Advisor expects New RMR to have similar difficulties if market conditions do not improve significantly. To date, no auctions for preferred securities of the Acquired Funds or Old RMR have failed to attract sufficient clearing bids (such auctions are commonly referred to as "failed" auctions). However, an affiliate of the Acquired Funds' and Old RMR's lead broker-dealer for their preferred securities has purchased a significant amount of the Acquired Funds' and Old RMR's preferred securities in the applicable auctions. If this affiliate of the Acquired Funds' and Old RMR's lead broker-dealer had not been supporting the Acquired Funds' and Old RMR's auctions, the applicable auctions likely would have failed and holders of the Acquired Funds' and Old RMR's preferred shares would not have been able to sell their preferred shares in the applicable auctions. There can be no assurance that this or any other affiliate of the Acquired Funds' and Old RMR's lead broker-dealer would purchase Fund preferred shares in any future auction of Fund preferred securities or that the Funds, including New RMR, who will have the same lead broker-dealer for auctions of its preferred securities, will not have any auction for their preferred securities fail. If an auction of the Funds' preferred shares should fail, the dividend rate for the next succeeding dividend period is set according to a pre-determined formula, and the resulting rate may be higher than the rate which the applicable Fund would otherwise pay as a result of a successful auction. In addition, if an auction fails, holders of the applicable Fund's preferred shares may not be able to sell their preferred shares in that auction. If auctions for the Funds' preferred shares fail, or if market conditions generally frustrate the Funds' ability to enhance investment results through the investment of capital attributable to their outstanding preferred shares, such factors may necessitate a change in the form and/or amount of investment leverage used by the Funds. The Funds have no current intention to change the form or degree of investment leverage that they use. The use of alternative forms of leverage and/or a reduction in the degree of investment leverage used by the Funds in their investment programs could result in reduced investment returns for common shareholders as compared to the returns that historically have been achieved by the Funds through the use of preferred share leverage in favorable market conditions.

  Market Discount Risk

        Shares of closed end investment companies frequently trade at a discount to NAV. Historically, Old RMR common shares have traded at a discount to Old RMR's NAV. The trading price of New RMR common shares will be determined by a number of factors, including the performance of New RMR and its investments, market conditions, and the comparative number of New RMR common shares offered for purchase or sale at any time. Similarly, the value of New RMR's assets will move up and down based on the market prices of its portfolio securities. Accordingly, New RMR's NAV will fluctuate and it is unknown whether the New RMR common shares will trade at, above or below New RMR's NAV. There can be no assurance regarding the trading price of the New RMR common shares.

  Redeemable Securities Risks

        Old RMR invests in, and New RMR expects to invest in, preferred securities of REITs. Most of these securities have no maturity date, require perpetual payment of a fixed coupon and provide their issuer a right of redemption at a fixed price. If New RMR purchases these securities at a price that is in excess of their redemption price, and if issuers of these securities exercise their redemption rights, New RMR may not realize the value for the premium it paid. In addition, when market interest rates decline below the coupon rate of the security, the issuer will have an incentive to redeem those securities with the proceeds from the issuance of new securities issued by it at the lower market rate of interest or from other sources. If this occurs, New RMR's income may decline as a result.

  Risks of Investment in Lower Rated Securities

        New RMR may invest up to 45% of its managed assets in ratable securities that are below investment grade. In addition, none of New RMR's investments in common equity securities are expected to be rated. Lower rated securities tend to be more sensitive to adverse economic downturns or adverse individual company developments than more highly rated investments. For these reasons, these investments are considered speculative. Because New RMR invests in speculative securities, your investment in New RMR is likely to involve a greater risk of loss than an investment in a fund that focuses only on higher rated securities. Furthermore, the secondary markets in which lower rated securities are traded may be less liquid than the markets for higher grade securities. Less liquidity in the secondary trading markets could lower the price at which New RMR can sell a lower rated security or cause large fluctuations in the NAV of New RMR.

  Anti-Takeover Risks

        New RMR's declaration of trust and bylaws, as do the declarations and bylaws of each of Old RMR, RHR and RFR, contain provisions which limit the ability of any person to acquire control of New RMR or to convert the Fund to an open end investment company. For example, New RMR's Board intends to strictly enforce the provisions in New RMR's declaration of trust that prohibit any person or group from owning more than 9.8%, in the aggregate, as well as by class, of New RMR's common shares. If the Fund were converted to open end status, the Fund may have to redeem the preferred shares, which may reduce the desire for a shareholder to have New RMR convert to an open end fund. See "Certain Provisions of the Declaration of Trust". Furthermore, the greater size of New RMR after the Reorganizations could deter persons from attempting to acquire control of New RMR and implement changes that may be beneficial to New RMR common shareholders.

        For example, RHR was recently involved in litigation with its shareholder, Bulldog Investors General Partnership. The purpose of this litigation was to enforce provisions of RHR's declaration of trust which generally limits ownership of RHR to not more than 9.8% of RHR's outstanding shares. Old RMR's, New RMR's and RFR's declarations of trust contain a similar 9.8% ownership limitation. The parties to this litigation entered into a settlement agreement in June 2008, and on July 1, 2008 the court granted the parties' joint motion to dismiss this litigation, effectively ending the litigation.

        Separate from the RHR's litigation with Bulldog Investors General Partnership, the Advisor and Reit Management & Research LLC ("Reit Management"), an affiliate of the Advisor, entered into a settlement agreement with Bulldog Investors General Partnership and certain affiliated persons (those affiliated persons, together with Bulldog Investors General Partnership, the "Bulldog Group") and exchanged mutual releases with the Bulldog Group. This settlement resolved certain claims and disputes between them. In connection with this settlement, the Advisor, Reit Management and the Bulldog Group entered into a standstill agreement. This standstill agreement generally prohibits the Bulldog Group from acquiring shares of companies managed or advised by the Advisor or Reit Management when doing so would result in an ownership limitation in the governing documents of the applicable company being exceeded and contains various other restrictions and prohibitions on the actions of the Bulldog Group with respect to the companies managed or advised by the Advisor or Reit Management. This standstill agreement could further deter persons from attempting to acquire control of New RMR and implement changes that may be beneficial to New RMR common shareholders.

  New RMR's Governing Instruments Provide the Board Authority to Effect Significant Transactions without Shareholder Approval

        The declaration of trust of New RMR, as do the declarations of trust of each of Old RMR, RHR and RFR, provides the Board with authority to effect significant transactions without shareholders approval. For example, unless otherwise required by applicable law, the Board may generally amend the declaration of trust of New RMR or cause New RMR to merge or consolidate, sell all or substantially all of its assets, or liquidate or terminate if 75% of the Trustees approve the transaction. In addition, subject to certain exceptions, the declaration of trust of New RMR, as do the declarations of trust of each of Old RMR, RHR and RFR, provides the Board with authority to change New RMR's domicile without shareholder approval. Because Massachusetts law and the 1940 Act do not require Old RMR shareholders to vote on the proposed Reorganization of Old RMR with New RMR and the Board of Old RMR unanimously approved that Reorganization, the approval of Old RMR's shareholders is not being sought for that Reorganization.

  The Delaware Statutory Trust Act's Policy of Giving Maximum Effect to the Principle of Freedom of Contract and to the Enforceability of Governing Instruments

        Old RMR, RHR and RFR are Massachusetts business trusts, which are governed by their declarations of trust, as contemplated by applicable Massachusetts statutory law, and not by a general corporation law. Similarly, New RMR is also a trust which is governed by contract and the Delaware Statutory Trust Act and not by the Delaware General Corporation Law. The policy of the Delaware Statutory Trust Act is to give maximum effect to the principle of freedom of contract and to the enforceability of governing instruments. Delaware courts have strictly enforced contractual provisions contained in governing instruments pursuant to the Delaware Statutory Trust Act and other Delaware business entity laws. As a result of the Delaware Statutory Trust Act's policy and Delaware case law precedent, Delaware courts may strictly enforce the terms of New RMR's governing instruments even where equitable principles might arguably provide otherwise.

  Inflation Risk

        Inflation risk is the risk that the value of income from investments will be worth less in the future. As inflation increases, the real value of common shares of New RMR and preferred shares of New RMR and distributions on those preferred shares may decline. In an inflationary period, however, it is expected that, through the auction process, distribution rates on preferred shares of New RMR would increase tending to offset this risk for preferred shareholders of New RMR.

  Deflation Risk

        Deflation risk is the risk that the value of assets will be less in the future. If deflation occurs, the assets of the companies in whose securities New RMR invests and the value of those securities may decline. A decline in the value of our investments during periods of deflation may reduce the value of the common shares of New RMR and might reduce the distributions on New RMR's preferred shares. A material decline in New RMR's NAV may impair New RMR's ability to maintain required levels of asset coverage for the preferred shares.

  Overlapping Portfolio Managers

        The Funds and three other affiliated investment companies registered under the 1940 Act (RMR Preferred Dividend Fund, RMR Dividend Capture Fund and RMR Real Estate Securities Fund) share the same portfolio managers, some of whom also have other business activities. Actual or potential conflicts of interest may arise when a portfolio manager has management responsibilities for more than one fund. For example, a portfolio manager may identify a limited investment opportunity that may be appropriate for a Fund as well as for other funds he manages. A conflict of interest also might arise when a portfolio manager has a larger personal investment in one fund he manages than in another he manages. A portfolio manager may purchase a particular security for one or more funds while selling the security for one or more other funds and this could have a detrimental effect on the price or volume of the securities purchased or sold by a Fund. A portfolio manager might devote unequal time and attention to the funds he manages or his other business responsibilities. Although the Advisor attempts to mitigate the risk of a material conflict of interest developing out of the personal and professional activities of the portfolio managers of the Funds, it may not be successful in this regard.

Additional Risks of Investing in New RMR Preferred Shares

  Auction Risk

        Recently, credit markets, including the market for auction rate securities such as the Acquired Funds' and Old RMR's preferred shares, have experienced volatility, cost increases and very little availability of capital. While the Advisor believes the Acquired Funds' and Old RMR's auction rate preferred securities are well protected by asset coverage, current adverse market conditions for auction rate securities has made successful remarketing of the Funds' auction rate preferred shares difficult to realize. The Advisor expects New RMR to have similar difficulties if market conditions do not improve significantly. To date, no auctions for preferred securities of the Acquired Funds or Old RMR have failed to attract sufficient clearing bids (such auctions are commonly referred to as "failed" auctions). However, an affiliate of the Acquired Funds' and Old RMR's lead broker-dealer for their preferred securities has purchased a significant amount of the Acquired Funds' and Old RMR's preferred securities in the applicable auctions. If this affiliate of the Acquired Funds' and Old RMR's lead broker-dealer had not been supporting the Acquired Funds' and Old RMR's auctions, the applicable auctions likely would have failed and holders of the Acquired Funds' and Old RMR's preferred shares would not have been able to sell their preferred shares in the applicable auctions. There can be no assurance that this or any other affiliate of the Acquired Funds' and Old RMR's lead broker-dealer would purchase Fund preferred shares in any future auction of Fund preferred securities or that the

Funds, including New RMR, who will have the same lead broker-dealer for auctions of its preferred securities, will not have any auction for their preferred securities fail. If an auction of the Funds' preferred shares should fail, the dividend rate for the next succeeding dividend period is set according to a pre-determined formula, and the resulting rate may be higher than the rate which the applicable Fund would otherwise pay as a result of a successful auction. In addition, if an auction fails, holders of the applicable Fund's preferred shares may not be able to sell their preferred shares in that auction. If auctions for the Funds' preferred shares fail, or if market conditions generally frustrate the Funds' ability to enhance investment results through the investment of capital attributable to their outstanding preferred shares, such factors may necessitate a change in the form and/or amount of investment leverage used by the Funds. The Funds have no current intention to change the form or degree of investment leverage that they use. The use of alternative forms of leverage and/or a reduction in the degree of investment leverage used by the Funds in their investment programs could result in reduced investment returns for common shareholders as compared to the returns that historically have been achieved by the Funds through the use of preferred share leverage in favorable market conditions.

        If a holder of preferred shares places a hold order at an auction (an order to retain preferred shares) only at a specified rate, and that specified rate exceeds the rate set at the auction, such holder will not retain its preferred shares. Additionally, if a holder of New RMR preferred shares elects to buy or retain New RMR preferred shares without specifying a rate below which such holder would not wish to continue to hold those New RMR preferred shares, and the auction sets a rate below the current market rate, such holder may receive a lower rate of return on its New RMR preferred shares than the market rate. Finally, the rate period may be changed, subject to certain conditions and with notice to the holders of the New RMR preferred shares, which could also affect the liquidity of New RMR's preferred shares. Neither the broker-dealers that have entered into an agreement with the auction agent (the "Broker Dealers") nor New RMR are obligated to purchase New RMR preferred shares in an auction or otherwise, nor will Broker Dealers of New RMR be required to redeem New RMR preferred shares in the event of a failed auction. See "Additional Information About Preferred Shares of the Funds".

  Secondary Market Risk

        If a holder of the Funds' preferred shares or the preferred shares issued by New RMR in the Reorganizations attempts to sell those preferred shares other than in a successful auction, the preferred shareholder may be unable to sell all or any of those preferred shares or the price at which they may be sold may be materially less than the liquidation preference of $25,000 per preferred share plus accrued distributions. The value of income securities such as the Funds' preferred securities typically declines when interest rates rise and securities with longer maturities are often more affected than securities with short maturities. The Funds' preferred securities are perpetual securities and may decline in value materially if their auctions fail, although the decline is somewhat mitigated by the fact that the Funds' preferred securities require variable dividend yields after failed auctions which are generally higher than the yields the Funds have historically paid after successful auctions. Neither the auction agent for, nor any Broker Dealer who sells, the Funds' preferred shares are required to make a market in these shares; and, even if they begin to make such a market, they may discontinue doing so at anytime. Similarly, the Funds are not required to redeem their preferred securities when auctions fail or if a secondary market sale is unavailable to a preferred shareholder. The Funds' preferred shares are not listed on any stock exchange. Accordingly, holders of the Funds' preferred shares, including the New RMR preferred shares issued in the Reorganizations, may not be able to sell their shares for their liquidation value plus accrued distribution or for any price, if the auctions for such preferred shares fail.

  Ratings and Asset Coverage Risk

        In order to obtain ratings of "Aaa" from Moody's Investors Service, Inc. and "AAA" from Fitch Ratings, Inc., respectively, for the Funds' preferred shares, the Funds must satisfy certain asset coverage and diversification requirements. See "Additional Information About Preferred Shares of the Funds—Rating Agency Guidelines and Asset Coverage" for a more detailed description of the asset tests New RMR must meet. However, while the ratings expected to be received for the New RMR preferred shares to be issued in the Reorganizations are "Aaa" from Moody's Investors Service, Inc. and "AAA" from Fitch Ratings, Inc., the ratings do not eliminate or mitigate the risks of investing in New RMR preferred shares. A rating agency could downgrade its rating or withdraw its rating of the Funds' preferred shares, which may make the Funds' preferred shares less liquid at an auction or in a secondary market.

        In certain circumstances New RMR may not earn sufficient income from its investments to pay distributions on the New RMR preferred shares. The value of New RMR's investment portfolio may decline, reducing the asset coverage for the New RMR preferred shares. New RMR may be forced to redeem New RMR preferred shares to meet regulatory requirements or its bylaws or may voluntarily redeem New RMR preferred shares in certain circumstances. For example, as a result of recent market conditions, in August 2008 RFR redeemed 140 of its issued and outstanding preferred shares.

  Payment Restrictions

        New RMR's ability to declare and pay distributions on New RMR preferred shares and New RMR common shares is restricted by New RMR's bylaws and the 1940 Act unless, generally, New RMR continues to satisfy asset coverage requirements and in the case of common shares, unless all accumulated dividends on preferred shares have been paid. See "Additional Information About Preferred Shares of the Funds—Rating Agency Guidelines and Asset Coverage" and "Additional Information About Common Shares of the Funds". The restrictions on New RMR's distributions might prevent New RMR from maintaining its qualification as a regulated investment company for United States federal income tax purposes. Although New RMR intends to redeem New RMR preferred shares if necessary to meet asset coverage requirements, as discussed above in "Ratings and Asset Coverage Risk", there can be no assurance that redemptions will allow New RMR to maintain its qualification as a regulated investment company under the Code.

Comparison of Risks of Investing in New RMR versus the Acquired Funds

        The common shareholders of the Acquired Funds are subject to certain risks that are not applicable or will become less important if the Reorganizations are consummated. These include, for RHR, the specific risks associated with investing in hospitality securities, and for RFR, the specific risks associated with investing in securities issued by financial services and insurance companies. Historically, the Acquired Funds have held greater than 70% by value of their portfolio investments in REITs and common shareholders of New RMR are subject to the additional risks related to New RMR's fundamental policy (based on Old RMR's fundamental policy) of achieving its investment objective by investing in securities issued by real estate companies, as opposed to the Acquired Funds' ability to achieve their investment objectives through combined investments in real estate companies and other industries.

 PROPOSALS 1(a) AND (b) AND 2(a) AND (b): REORGANIZATIONS OF
THE ACQUIRED FUNDS WITH NEW RMR

        The Reorganizations seek to combine four similar Funds to achieve certain economies of scale and other operational efficiencies. The Funds are registered diversified closed end management investment companies under the 1940 Act. Although the investment objectives of all of the Funds are substantially similar, there are differences in their investment policies and risks. Under normal market conditions, Old RMR invests at least 90% of its managed assets in income producing securities issued by real estate companies, including common shares, preferred shares and debt, at least 75% of its managed assets in securities issued by REITs, and no more than 45% of its managed assets in non-investment grade rated debt or preferred shares. Under normal market conditions, RHR invests at least 90% of its managed assets in income producing securities issued by hospitality and real estate companies, at least 25% of its managed assets in securities issued by hospitality companies, at least 25% of its managed assets in securities issued by real estate companies, including REITs, and no more than 45% of its managed assets in non-investment grade ratable debt or preferred shares. Under normal market conditions, RFR invests at least 80% of its managed assets in securities (primarily common stock, but also preferred stock and debt) issued by F.I.R.E. companies. "F.I.R.E." is a commonly used acronym for the combined financial services, insurance, and real estate industries. Since New RMR, which was not organized until August 19, 2008, is identical in all material respects to Old RMR, except for its state of organization and except for the differences in its governing documents as a result, its investment objectives and policies are identical to the investment objectives and policies of those of Old RMR.

        Following the Reorganizations, New RMR will operate pursuant to the same investment objectives and policies as Old RMR.

Holdings by Value as of June 30, 2008
Type of Securities	Old RMR	RHR	RFR	New RMR Pro Forma
Common Shares of REITs	62%	51%	35%	55%
Preferred Shares of REITs	22%	31%	43%	28%
Other	16%	18%	23%	17%

TOTAL	100%	100%	100%	100%

        Each Fund, other than the RFR, seeks to provide a high level of current income with a secondary objective of capital appreciation for holders of its common shares. RFR seeks to provide high total returns to its common shareholders through a combination of current income and capital appreciation. Each Fund invests in real estate related securities. As of June 30, 2008, each Acquired Fund held at least 77% by value of its portfolio investments in REITs and Old RMR held 83% by value of its portfolio investments in REITs. The Funds each also pay the same advisory fee rate (before fee waivers and consideration of the effect of each Fund's use of leverage by issuing preferred shares) to its investment advisor and have the same Board and portfolio managers.

        In each Reorganization with an Acquired Fund, New RMR will acquire all of the assets of the Acquired Fund and assume all of the liabilities of the Acquired Fund and New RMR will issue New RMR common shares and New RMR preferred shares to the Acquired Funds. The Acquired Fund will distribute New RMR common shares to common shareholders of the Acquired Fund and the New RMR preferred shares to preferred shareholders of the Acquired Fund and will then terminate its registration under the 1940 Act and dissolve under applicable state law. The aggregate NAV of New RMR common shares received by an Acquired Fund in the Reorganizations will equal the aggregate NAV of that Acquired Funds' common shares outstanding at the Valuation Date(s) of the Reorganizations, after giving effect to the costs of the Reorganization borne by the applicable Acquired Fund. The aggregate liquidation preference of New RMR preferred shares received by each Acquired

Fund in the Reorganizations will equal the aggregate liquidation preference of that Acquired Fund's preferred shares outstanding immediately prior to each Reorganization. The auction dates, rate period and dividend payment dates of an Acquired Fund's preferred shares and the New RMR preferred shares received in the Reorganization in exchange for such Acquired Fund's preferred shares will be the same. The ratings expected to be received for the New RMR preferred shares to be issued in the Reorganizations are "Aaa" from Moody's Investors Service, Inc. and "AAA" from Fitch Ratings, Inc.

        The Reorganization of Old RMR with New RMR will be effectuated in substantially the same manner and pursuant to substantially the same terms and procedures as the Reorganizations of RHR and RFR with New RMR. Consequently, the aggregate NAV of the New RMR shares that holders of Old RMR common shares will receive in that Reorganization will equal the aggregate NAV of such holder's Old RMR common shares held immediately prior to the Reorganization of Old RMR with New RMR, after giving effect to the costs of the Reorganization and the aggregate liquidation preference of the New RMR preferred shares that holders of preferred shares of Old RMR will receive in the reorganization of Old RMR with New RMR will equal the aggregate liquidation preference of the Old RMR preferred shares held by such holders immediately prior to that Reorganization.

        New RMR is identical in all material respects to Old RMR, except that New RMR is organized as a Delaware statutory trust and Old RMR is organized as a Massachusetts business trust and except for the differences in their governing documents as a result. The Reorganization of Old RMR with New RMR does not require shareholder approval under Old RMR's governing documents or applicable law. Old RMR's Board, including all the Trustees of Old RMR's Board who are not "interested persons" of Old RMR (as defined in the 1940 Act), have unanimously approved an Agreement and Plan of Reorganization and related Reorganization between Old RMR and New RMR, and the Advisor, New RMR's sole shareholder, has approved Old RMR's Reorganization with New RMR and the issuance of the New RMR common and preferred shares to be issued in the Reorganizations. If each Reorganization is consummated, the result will be a New RMR whose assets and liabilities consist of the combined assets and liabilities of Old RMR, RHR and RFR. Following the Reorganizations, Old RMR will be the surviving fund for accounting purposes and for purposes of presenting investment performance history. The Reorganization of Old RMR with New RMR will be consummated irrespective of whether the Reorganizations of the Acquired Funds with New RMR are consummated.

        New RMR is a newly organized entity with no operating history, formed specifically for the purpose of effectuating the Reorganizations with Old RMR, RHR and RFR. New RMR will acquire substantially all of its assets, and issue substantially all of its common and preferred shares, in the Reorganizations and will commence operations after consummation of the first Reorganization.

        Each Acquired Fund Board, based upon its evaluation of all relevant information, anticipates that the Reorganization of its Acquired Fund will offer that Acquired Fund's respective shareholders potential benefits. In particular, the Board of each Acquired Fund believes that certain administrative costs of the combined Acquired Funds should be less than the aggregate of those costs for the Acquired Funds if they remained on a standalone basis, that the reorganized New RMR resulting from the Reorganizations will have a larger asset base than any of the Funds has currently and that certain fixed administrative costs, such as costs of printing shareholders reports, legal expenses, audit fees, mailing costs and other expenses, will be reduced and spread across this larger asset base; although the magnitude of the benefit for holders of each respective Fund's common shares will be different, it is expected that each of the Acquired Funds should realize some benefit. Each Acquired Fund Board believes that the expense ratios for the reorganized New RMR should be lower after the Reorganizations than the expense ratios its Fund would incur if that Fund does not participate in the Reorganizations.

Proposal 1(a)

        In the Reorganization of RHR with New RMR, common shareholders of RHR will receive New RMR common shares in exchange for their RHR common shares. The aggregate NAV of the New RMR common shares received will be equal to the aggregate NAV of the RHR common shares outstanding at the Valuation Date for the Reorganization, after giving effect to the costs of the Reorganization borne by RHR.

        RHR's Board believes that the expense ratios for the reorganized New RMR should be lower and that RHR's common shares should have greater liquidity after this Reorganization than the expense ratios and trading liquidity RHR and RHR's common shares would have if RHR does not participate in the Reorganization.

        While each of the Funds has a focus on current income, as a result of the Reorganization of RHR with New RMR, RHR shareholders may lose the benefit from investments in hospitality securities, or the impact of such investments may be diluted. See "Comparison of Funds: Investment Objectives and Policies". However, RHR's Board believes that there are offsetting benefits that may result from the Reorganization, including the potential for economies of scale and enhanced market liquidity for RHR common shares, as further discussed elsewhere in this Joint Proxy Statement/Prospectus.

        New RMR and RHR have the same contractual management fee but different fee waiver arrangements with respect to management fees. The Advisor has contractually agreed to waive fees equal to an annual percentage of 0.25% of average managed assets until (1) April 27, 2009 for RHR and (2) December 18, 2008 for New RMR. Following RHR's Reorganization with New RMR, the Advisor will provide investment advisory services to the reorganized New RMR pursuant to the terms of an advisory agreement between New RMR and the Advisor, including management fees and fee waiver provisions. In order to compensate RHR's shareholders for a reduced fee waiver period that will result from the Reorganization, the Advisor has agreed to make a cash payment to RHR pursuant to a Payment Agreement entered into between the Advisor and RHR (the "RHR Payment Agreement"). The following is a general description of the material terms included in that RHR Payment Agreement. This summary and any other description of the terms of the RHR Payment Agreement contained in this Joint Proxy Statement/Prospectus are qualified in their entirety by the Form of Payment Agreement attached as Appendix E to the SAI and incorporated by reference herein.

        The Advisor will make this compensatory payment to RHR immediately prior to the consummation of RHR's Reorganization with New RMR. The amount of the payment will take into account (1) the amount of managed assets of RHR on the Valuation Date, (2) the number of days by which RHR's fee waiver expiration date of April 27, 2009 exceeds the later of (x) New RMR's fee waiver expiration date and (y) the closing date of the Reorganization (Accordingly, the more days that pass after December 18, 2008, before RHR's Reorganization is consummated with New RMR, the smaller the compensatory payment would be, other variables being the same.) and (3) an appropriate discount factor which takes into account the time value of money. Subject to applicable legal and tax requirements, RHR will either retain some or all of this payment or distribute some or all of this amount to its shareholders immediately prior to the consummation of its Reorganization with New RMR. The respective amount retained by RHR or to be paid to RHR shareholders will be determined by the RHR Board after consultation with its tax and legal advisors. To the extent RHR retains any of the cash payment, the amount retained will be included as part of RHR's net assets attributable to common shares for purposes of determining the number of New RMR shares to be issued to RHR in connection with the Reorganization. The compensatory payments were the subject of negotiation between the Advisor and RHR's Board, and the compensatory payment formula, including the formula for determining that payment, has been unanimously approved by RHR's Board, including all the trustees who are not "interested persons" (as defined in the 1940 Act). Based on RHR's managed assets as of June 30, 2008, an assumed closing date of December 31, 2008 for RHR's Reorganization

with New RMR, and an applied discount factor of [      ], the Advisor would make a compensatory payment of $[          ] to RHR. See "Form of Payment Agreement", attached as Appendix E to the SAI. The actual amount of this compensatory payment will change based on the actual closing date of RHR's Reorganization, the actual value of RHR's managed assets on the Valuation Date and the actual applied discount factor.

        As a result of the Reorganization of RHR with New RMR, common and preferred shareholders of RHR, which is currently organized as a Massachusetts business trust, will become common and preferred shareholders, respectively, of New RMR, which is organized as a Delaware statutory trust, and cease to be common and preferred shareholders, respectively, of RHR. The RHR Board believes that a fund organized as a Delaware statutory trust offers advantages over a fund organized as a Massachusetts business trust, including limiting by statute the personal liability of shareholders, the ability to simplify operations by reducing administrative burdens and a well established body of business entity law. See Appendix 1 to this Joint Proxy Statement/Prospectus, which is entitled "A Comparison of Governing Documents and State Law". This Reorganization is intended to qualify as a "reorganization" within the meaning of Section 368(a) of the Code. If RHR's Reorganization so qualifies, in general, no gain or loss for United States federal income tax purposes will be recognized by RHR or its common or preferred shareholders as a result of the Reorganization.

        In order for the Reorganization of RHR with New RMR to take place, the common and preferred shareholders of RHR, voting together as a single class, must approve the proposed Agreement and Plan of Reorganization and related Reorganization between RHR and New RMR. Shareholder approval of RHR's proposed Agreement and Plan of Reorganization and related Reorganization requires the affirmative vote of a "majority of the outstanding" (as defined in 1940 Act) common and preferred shares of RHR, voting together as a single class. "Majority of the outstanding" common shares and preferred shares of RHR, as defined pursuant to the 1940 Act, means the lesser of (1) 67% or more of RHR's common shares and preferred shares, together as a single class, present at a meeting of RHR's shareholders, if the holders of more than 50% of RHR's outstanding common shares and preferred shares are present or represented by proxy, or (2) more than 50% of RHR's outstanding common shares and preferred shares, together as a single class.

        The Board of RHR recommends that you vote FOR RHR's proposed Agreement and Plan of Reorganization and related Reorganization.

Proposal 1(b)

        In the Reorganization of RHR with New RMR, preferred shareholders of RHR will receive New RMR preferred shares in exchange for their RHR preferred shares. The aggregate liquidation preference of New RMR preferred shares received in the Reorganization will equal the aggregate liquidation preference of RHR preferred shares outstanding immediately prior to the Reorganization. The auction dates, rate period and dividend payment dates of the RHR preferred shares and the New RMR preferred shares received in the Reorganization in exchange for such RHR preferred shares will be the same. The Board of RHR, including all the Trustees of RHR's Board who are not "interested persons" of RHR (as defined in the 1940 Act), have determined that the Reorganization will not be harmful to RHR preferred shareholders and may be beneficial to RHR preferred shareholders. The benefits from the Reorganization to RHR preferred shareholders include the fact that the expense savings realized in the Reorganization may make the preferred dividend more secure. Also, the larger asset base of the reorganized New RMR may make the value of the assets which underlie the New RMR preferred shares less volatile and more stable than the assets which support the currently outstanding RHR preferred securities. The ratings expected to be received for the New RMR preferred shares to be issued in RHR's Reorganization with New RMR are "Aaa" from Moody's Investors Service, Inc. and "AAA" from Fitch Ratings, Inc. None of the expenses of the Reorganizations will be borne by preferred shareholders of RHR. The liquidation preference for each series of New RMR preferred shares outstanding upon consummation of the Reorganizations will rank pari passu with each other.

        In order for the Reorganization of RHR with New RMR to take place, the preferred shareholders of RHR, voting as a separate class, must approve the proposed Agreement and Plan of Reorganization and related Reorganization between RHR and New RMR. Preferred shareholder approval of RHR's proposed Agreement and Plan of Reorganization and related Reorganization requires the affirmative vote of a "majority of the outstanding" (as defined in the 1940 Act) preferred shares of RHR, voting as a separate class. "Majority of the outstanding" preferred shares of RHR, as defined pursuant to the 1940 Act, means the lesser of (1) 67% or more of RHR's preferred shares, as a single class, present at a meeting of RHR's shareholders, if the holders of more than 50% of RHR's outstanding preferred shares are present or represented by proxy, or (2) more than 50% of RHR's outstanding preferred shares.

        The Board of RHR recommends that you vote FOR RHR's proposed Agreement and Plan of Reorganization and related Reorganization.

Proposal 2(a)

        In the Reorganization of RFR with New RMR, common shareholders of RFR will receive New RMR common shares in exchange for their RFR common shares. The aggregate NAV of the New RMR common shares received will be equal to the aggregate NAV of the RFR common shares outstanding at the Valuation Date for the Reorganization, after giving effect to the costs of the Reorganization borne by RFR.

        RFR's Board believes that the expense ratios for the reorganized New RMR should be lower and that RFR's common shares should have greater liquidity after this Reorganization than the expense ratios and trading liquidity RFR and RFR's common shares would have if RFR does not participate in the Reorganization.

        While each of the Funds has a focus on current income, as a result of the Reorganization of RFR with New RMR, RFR shareholders may lose the benefit from investments in financial services and insurance company securities, or the impact of such investments may be diluted. See "Comparison of Funds: Investment Objectives and Policies". However, RFR's Board believes that there are offsetting benefits that may result from the Reorganization, including the potential for economies of scale and enhanced market liquidity for RHR common shares, as further discussed elsewhere in this Joint Proxy Statement/Prospectus.

        New RMR and RFR have the same contractual management fee but different fee waiver arrangements with respect to management fees. The Advisor has contractually agreed to waive fees equal to an annual percentage of 0.25% of average managed assets until (1) November 22, 2009 for RFR and (2) December 18, 2008 for New RMR. Following RFR's Reorganization with New RMR, the Advisor will provide investment advisory services to the reorganized New RMR pursuant to the terms of an advisory agreement between New RMR and the Advisor, including management fees and fee waiver provisions. In order to compensate RFR's shareholders for a reduced fee waiver period that will result from the Reorganization, the Advisor has agreed to make a cash payment to RFR pursuant to a Payment Agreement entered into between the Advisor and RFR (the "RFR Payment Agreement"). The following is a general description of the material terms included in that RFR Payment Agreement. This summary and any other description of the terms of the RFR Payment Agreement contained in this Joint Proxy Statement/Prospectus are qualified in their entirety by the Form of Payment Agreement attached as Appendix E to the SAI and incorporated by reference herein.

        The Advisor will make this compensatory payment to RFR immediately prior to the consummation of RFR's Reorganization with New RMR. The amount of the payment will take into account (1) the amount of managed assets of RFR on the Valuation Date, (2) the number of days by which RFR's fee waiver expiration date of November 22, 2009 exceeds the later of (x) New RFR's fee waiver expiration date and (y) the closing date of the Reorganization (Accordingly, the more days that pass after December 18, 2008, before RFR's Reorganization is consummated with New RMR, the smaller the compensatory payment would be, other variables being the same.) and (3) an appropriate discount factor which takes into account the time value of money. Subject to applicable legal and tax requirements, RFR will either retain some or all of this payment or distribute some or all of this amount to its shareholders immediately prior to the consummation of its Reorganization with New RMR. The respective amount retained by RFR or to be paid to RFR shareholders will be determined by the RFR Board after consultation with its tax and legal advisors. To the extent RFR retains any of the cash payment, the amount retained will be included as part of RFR's net assets attributable to common shares for purposes of determining the number of New RMR shares to be issued to RFR in connection with the Reorganization. The compensatory payments were the subject of negotiation between the Advisor and RFR's Board, and the compensatory payment formula, including the formula for determining that payment, has been unanimously approved by RFR's Board, including all the trustees who are not "interested persons" (as defined in the 1940 Act). Based on RFR's managed assets as of June 30, 2008, an assumed closing date of December 31, 2008 for RFR's Reorganization with New RMR, and an applied discount factor of [      ], the Advisor would make a compensatory payment of $[          ] to RFR. See "Form of Payment Agreement", attached as Appendix E to the SAI. The actual amount of this compensatory payment will change based on the actual closing date of RFR's Reorganization, the actual value of RFR's managed assets on the Valuation Date and the actual applied discount factor.

        As a result of the Reorganization of RHR with New RMR, common and preferred shareholders of RHR, which is currently organized as a Massachusetts business trust, will become common and preferred shareholders, respectively, of New RMR, which is organized as a Delaware statutory trust, and cease to be common and preferred shareholders, respectively, of RFR. The RFR Board believes that a fund organized as a Delaware statutory trust offers advantages over a fund organized as a Massachusetts business trust, including limiting by statute the personal liability of shareholders, the ability to simplify operations by reducing administrative burdens and a well established body of business entity law. See Appendix 1 to this Joint Proxy Statement/Prospectus, which is entitled "A Comparison of Governing Documents and State Law". This Reorganization is intended to qualify as a "reorganization" within the meaning of Section 368(a) of the Code. If RFR's Reorganization so qualifies, in general, no gain or loss for United States federal income tax purposes will be recognized by RFR's or its common or preferred shareholders as a result of the Reorganization.

        In order for the Reorganization of RFR with New RMR to take place, the common and preferred shareholders of RFR, voting together as a single class, must approve the proposed Agreement and Plan of Reorganization and related Reorganization between RFR and New RMR. Shareholder approval of RFR's proposed Agreement and Plan of Reorganization and related Reorganization requires the affirmative vote of a "majority of the outstanding" (as defined in 1940 Act) common and preferred shares of RFR, voting together as a single class. "Majority of the outstanding" common shares and preferred shares of RFR, as defined pursuant to the 1940 Act, means the lesser of (1) 67% or more of RFR's common shares and preferred shares, together as a single class, present at a meeting of RFR's shareholders, if the holders of more than 50% of RFR's outstanding common shares and preferred shares are present or represented by proxy, or (2) more than 50% of RFR's outstanding common shares and preferred shares, together as a single class.

        The Board of RFR recommends that you vote FOR RFR's proposed Agreement and Plan of Reorganization and related Reorganization.

Proposal 2(b)

        In the Reorganization of RFR with New RMR, preferred shareholders of RFR will receive New RMR preferred shares in exchange for their RFR preferred shares. The aggregate liquidation preference of New RMR preferred shares received in the Reorganization will equal the aggregate liquidation preference of RFR preferred shares outstanding immediately prior to the Reorganization. The auction dates, rate period and dividend payment dates of the RFR preferred shares and the New RMR preferred shares received in the Reorganization in exchange for such RFR preferred shares will be the same. The Board of RFR, including all the Trustees of RFR's Board who are not "interested persons" of RFR (as defined in the 1940 Act), have determined that the Reorganization will not be harmful to RFR preferred shareholders and may be beneficial to RFR preferred shareholders. The benefits from the Reorganization to RFR preferred shareholders include the fact that the expense savings realized in the Reorganization may make the preferred dividend more secure. Also, the larger asset base of the reorganized New RMR may make the value of the assets which underlie the New RMR preferred shares less volatile and more stable than the assets which support the currently outstanding RFR preferred securities. The ratings expected to be received for the New RMR preferred shares to be issued in RFR's Reorganization with New RMR are "Aaa" from Moody's Investors Service, Inc. and "AAA" from Fitch Ratings, Inc. None of the expenses of the Reorganizations will be borne by preferred shareholders of RFR. The liquidation preference for each series of New RMR preferred shares outstanding upon consummation of the Reorganizations will rank pari passu with each other.

        In order for the Reorganization of RFR with New RMR to take place, the preferred shareholders of RFR, voting as a separate class, must approve the proposed Agreement and Plan of Reorganization and related Reorganization between RFR and New RMR. Preferred shareholder approval of RFR's proposed Agreement and Plan of Reorganization and related Reorganization requires the affirmative vote of a "majority of the outstanding" (as defined in the 1940 Act) preferred shares of RFR, voting as a separate class. "Majority of the outstanding" preferred shares of RFR, as defined pursuant to the 1940 Act, means the lesser of (1) 67% or more of RFR's preferred shares, as a single class, present at a meeting of RFR's shareholders, if the holders of more than 50% of RFR's outstanding preferred shares are present or represented by proxy, or (2) more than 50% of RFR's outstanding preferred shares.

        The Board of RFR recommends that you vote FOR RFR's proposed Agreement and Plan of Reorganization and related Reorganization.

Comparison of the Funds: Investment Objectives and Policies

        New RMR is a newly organized entity with no operating history, formed specifically for the purpose of effectuating the Reorganizations. New RMR is identical in all material respects to Old RMR, except that New RMR is organized as a Delaware statutory trust and Old RMR is organized as a Massachusetts business trust and except for the differences in their governing documents as a result. New RMR will acquire substantially all of its assets, and issue substantially all of its common and preferred shares, in the Reorganizations and will commence operations after consummation of the first Reorganization. Consequently, so as to provide a more comprehensive comparison of the Acquired Funds and New RMR, the table below, unless otherwise indicated, compares the Acquired Funds to Old RMR.

	New RMR / Old RMR	RHR	RFR
Business	RHR, RFR and Old RMR are each diversified closed end management investment companies organized as Massachusetts business trusts on January 27, 2004, August 6, 2004 and July 2, 2002, respectively.

New RMR is a diversified closed end management investment company organized as a Delaware statutory trust on August 19, 2008.
Net assets as of June 30, 2008	$76.7 million	$36.3 million	$16.4 million
Listing (common shares)

Old RMR is listed on AMEX under the ticker symbol "RMR".

New RMR will file a listing application with [            ]. Upon consummation of the Reorganization of Old RMR with New RMR, New RMR expects to be listed on [            ] under the ticker symbol "[            ]".

		AMEX under the ticker symbol "RHR".	AMEX under the ticker symbol "RFR".
Rating of preferred shares

"AAA" from Fitch Ratings, Inc. and "Aaa" from Moody's Investors Service, Inc.

New RMR does not have any issued and outstanding preferred shares. However, upon the issuance of such shares pursuant to the Reorganizations, New RMR expects that the ratings for such preferred shares will be "AAA" from Fitch Ratings, Inc. and "Aaa" from Moody's Investors Service, Inc.

Fiscal year end date	December 31
Investment advisor and portfolio managers	Investment Advisor: RMR Advisors, Inc. Portfolio managers: Fernando Diaz Adam D. Portnoy Barry M. Portnoy

The portfolio managers generally function as a team. Generally, Mr. Barry Portnoy provides strategic guidance to the team, while Messrs. Fernando Diaz and Adam Portnoy are in charge of substantially all of the day to day operations, research and trading functions.

	New RMR / Old RMR	RHR	RFR
Investment objectives	The Fund's primary investment objective is to earn and pay to its common shareholders a high level of current income by investing in real estate companies. Capital appreciation is the Fund's secondary objective.	The Fund's primary investment objective is to earn and pay to its common shareholders a high level of current income by investing in hospitality and real estate companies. Capital appreciation is the Fund's secondary objective.	The Fund's primary investment objective is to provide its common shareholders high total returns through a combination of current income and capital appreciation. The fund attempts to achieve this investment objective by investing in securities issued by F.I.R.E. companies.
	Investment objectives are fundamental policies and cannot be changed without shareholder approval.	Investment objectives are fundamental policies and cannot be changed without shareholder approval.	Investment objectives are fundamental policies and cannot be changed without shareholder approval.

For the purposes of its investment policies, the Fund defines a "real estate company" as an entity that derives at least 50% of its revenues from the ownership, leasing, management, construction, sale or financing of commercial, industrial or residential real estate, or has at least 50% of its assets in real estate.

For the purposes of its investment policies, the Fund defines a "real estate company" as an entity that derives at least 50% of its revenues from the ownership, leasing, management, construction, sale or financing of commercial, industrial or residential real estate; or derives at least 50% of its revenues by providing goods or services to a real estate company; or has at least 50% of its assets in real estate.

For the purposes of its investment policies, the Fund defines a "hospitality company" as an entity that has at least 50% of its revenues or 50% of its assets derived from or related to activities necessary for, incident to, connected with, related to or arising out of the lodging, dining, recreation or entertainment services, which may include hotels, resorts, clubs, tourism, restaurants, recreation facilities, and cruise lines ("hospitality companies"); or derives at least 50% of its revenues directly or indirectly from providing services to hospitality companies.

For the purposes of its investment policies, the Fund defines a "F.I.R.E. company" as an entity which directly or indirectly derives at least 50% of its revenues from, or has at least 50% of its assets invested in, businesses that: (i) provide financial services to other entities or individuals, including, but not limited to, banking, investing, lending, brokerage, tax and retirement preparation and planning; (ii) sell or service insurance, including, but not limited to, life, health, mortgage, property, casualty, workers compensation or liability insurance and companies that provide reinsurance; and (iii) own, lease, manage, construct, sell or broker real estate.

	New RMR / Old RMR	RHR	RFR
Diversification	Each Fund is classified as a diversified fund, which means each Fund must invest a lesser portion of its assets in a greater number of issuers; whereas a nondiversified fund may invest a greater portion of its assets in a more limited number of issuers.
Concentration

The Fund concentrates its investments in the U.S. real estate industry. Under normal market conditions, at least 90% of the Funds total investments will be in income producing securities of real estate companies.

The Fund concentrates its investments in companies which focus their operations in the U.S. real estate and hospitality industries. Under normal market conditions, at least 90% of the Fund's total investments are in income producing securities of real estate and hospitality companies.

The Fund concentrates its investments in securities issued by companies involved in the F.I.R.E. industries. Under normal market conditions, at least 80% of the Fund's total investments will be in securities issued by F.I.R.E. companies.

Primary investments

Under normal market conditions, the Fund invests: at least 90% of its managed assets in income producing securities issued by real estate companies, including common shares, preferred shares and debt; at least 75% of its managed assets in securities issued by REITs; and no more than 45% of its managed assets in non-investment grade ratable debt or preferred shares.

Under normal market conditions, the Fund invests: at least 90% of its managed assets in income producing securities issued by real estate and hospitality companies; at least 25% of its managed assets in securities issued by real estate companies, including REITs; at least 25% of its managed assets in securities issued by hospitality companies; and no more than 45% of its managed assets in non-investment grade ratable debt or preferred shares.

Under normal market conditions, the Fund primarily invests in common shares of F.I.R.E. companies. Depending upon its evaluation of market conditions, the Advisor will determine the portion of the Fund's assets to be invested in common shares, preferred shares, debt securities and convertible debt and preferred securities and to be invested in any subcategory of F.I.R.E. securities. The Fund will not invest more than 25% of its managed assets in non-investment grade ratable securities.

	Old RMR's top ten investments by market value as of June 30, 2008 are listed immediately following this chart.	RHR's top ten investments by market value as of June 30, 2008 are listed immediately following this chart.	RFR's top ten investments by market value as of June 30, 2008 are listed immediately following this chart.
Leverage

The Fund uses leverage by issuing preferred shares or by borrowing from banks or other financial institutions. At June 30, 2008, Old RMR had issued preferred shares in an amount equal to 39.5% of its average managed assets and had no outstanding borrowings with banks or other financial institutions.

The Fund uses leverage by issuing preferred shares or by borrowing from banks or other financial institutions. At June 30, 2008, RHR had issued preferred shares in an amount equal to 43.6% of its average managed assets and had no outstanding borrowings with banks or other financial institutions.

The Fund uses leverage by issuing preferred shares or by borrowing from banks or other financial institutions. At June 30, 2008, RFR had issued preferred shares in an amount equal to 49.4% of its average managed assets and had no outstanding borrowings with banks or other financial institutions.

	New RMR / Old RMR	RHR	RFR
Distributions	The Funds pay regular monthly cash distributions. The Funds' distribution rates may be adjusted from time to time by each Fund's Board, depending upon, among other things, the actual or anticipated performance of the Fund's investments, the distributions payable on the Fund's preferred shares, if any, and interest payable on the Fund's debt, if any.

A substantial portion of each Fund's distributions have been and are expected to continue to be ordinary income, but part of each Fund's distributions may be return of capital or capital gains.
Real Estate Investment Trusts

The Funds invest in real estate investment trusts. A real estate investment trust, or REIT, is a company that primarily owns income producing real estate or real estate mortgages. REITs combine investors' funds for investment in income producing real estate or real estate related loans or interests. A REIT is not taxed on income distributed to shareholders if, among other things, it distributes to its shareholders substantially all of its taxable income for each taxable year. As a result, REITs tend to pay relatively higher distributions than other types of companies.

Types of Securities	The Funds currently invest in and anticipate continuing to invest in the following types of securities:

Common Shares:    Common shares represent the equity ownership of a company and common shareholders generally elect directors and are entitled to vote on the issuing company's major transactions. Common shareholders generally have entitlement to distributions, but they receive distributions when and as declared by boards of directors or boards of trustees. Because of tax laws applicable to REITs, most REITs distribute substantially all of their income to their common shareholders.

Preferred Shares:    Preferred shares pay fixed or floating distributions to investors and have a preference over common shares in the payment of distributions and the liquidation of the issuing company's assets. This means that a company generally must pay distributions on preferred shares before paying any distributions on its common shares. Preferred shareholders usually have no or limited rights to vote for corporate directors or on other matters.

Convertible Securities:    Convertible securities are securities which may be exchanged for different securities. The most common forms of convertible securities are debt securities or preferred shares that may be exchanged for common shares of the same issuer at a fixed exchange ratio at the option of the convertible securities holders.

Debt Securities:    Debt securities are borrowing obligations. Debt securities may be secured by the assets of the borrower or they may be unsecured. Unsecured debt securities may be senior debt which rank equally with most other debt obligations of an issuer or subordinated debt which generally is not paid until senior debt is satisfied. Some debt securities are issued by subsidiaries of a parent company and some are issued directly by a parent company or are guaranteed by the parent company.

Non-investment grade ratable securities

The Funds may invest in non-investment grade ratable securities as described in "Primary Investments" above. If a ratable security is not rated by a nationally recognized rating agency, the Advisor determines its comparable rating before the Fund invests in it. The Fund considers a ratable security to be non-investment grade rated if it is not rated Baa3, BBB- or BBB- or higher by at least one of Moody's Investors Service, Inc. ("Moody's"), Standard & Poor's, a division of the McGraw-Hill Companies, Inc. ("S&P"), or Fitch Ratings, Inc. ("Fitch"), respectively, or if it is unrated and considered non-investment grade quality by the Advisor. For purposes of the Fund's credit quality policies, if the rating agencies assign different ratings to a security, the Fund will use the rating chosen by the Advisor as the most representative of the security's credit quality.

	New RMR / Old RMR	RHR	RFR
Collateral mortgage obligations ("CMOS") and mortgage backed securities	Old RMR does not invest in CMOS or mortgage backed securities.	Though RHR has not historically invested in CMOS or mortgage backed securities, it has the authority to do so.

CMOS are fixed income securities secured by mortgage loans and other mortgage backed securities and are generally considered to be derivatives. CMOS may be issued or guaranteed by the U.S. government or its agencies or instrumentalities or collateralized by a portfolio of mortgages or mortgage related securities guaranteed by such an agency or instrumentality or may be non-U.S. government guaranteed.

		Mortgage backed securities include securities backed by Ginnie Mae and Fannie Mae as well as by private issuers. These securities represent collections (pools) of commercial and residential mortgages. These securities are generally pass through securities, which means that principal and interest payments on the underlying securities (less servicing fees) are passed through to shareholders on a pro rata basis.	RFR does not invest in CMOS or mortgage backed securities.
Interest rate transactions

In connection with each Fund's use of leverage, the Fund has the authority to enter into interest rate swap or cap transactions, although to date the Funds have not historically entered into such transactions. The decision as to whether to enter into interest rate swap or cap transactions will be made by the Advisor based upon market conditions, including expectations concerning future interest rates and the costs of such interest rate protections and other factors the Advisor deems relevant. Interest rate swaps involve a Fund's agreement to make fixed rate payments in exchange for another party's agreement to make variable rate payments to the Fund or vice versa. Each Fund may also use an interest rate cap, which would require payment of a premium, usually up front, to another party. If a Fund uses an interest rate cap, to the extent that a specified variable rate index exceeds a predetermined fixed rate, the Fund would be entitled to receive payments equal to the excess multiplied by a notional amount. If the Fund uses interest rate swaps or caps, the Fund intends to use interest rate swaps or caps only with the intent to reduce the risk that an increase in short term interest rates could have on its shares as a result of leverage, but the Fund's use of interest rate swaps or caps is unlikely to eliminate this risk.

In connection with each Fund's use of leverage, a Fund may purchase or sell futures or options on futures, activities which are described in the SAI, but which to date have not historically been engaged in by the Funds. Whether or not either Fund will purchase interest rate caps or enter interest rate swaps or other interest rate hedging transactions depends upon the Advisor's or the Fund's Board's evaluation of the costs and risks versus the benefits arising from such transactions from time to time.

	New RMR / Old RMR	RHR	RFR
Related party investments	None of the Funds invest in securities issued by any company which is affiliated with the Funds or the Advisor.
Temporary defensive positions

In anticipation of or in response to adverse market conditions or for cash management purposes, a Fund may temporarily hold all or any portion of its assets in cash, money market instruments, shares of money market funds, investment grade bonds or other investment grade debt securities. If a Fund decides to hold some of its assets in cash, the Fund may invest its cash reserves in obligations issued or guaranteed by the U.S. government, its agencies or instrumentalities, collateralized repurchase agreements, commercial paper and shares of money market funds. During periods when a Fund has such investments, it may not achieve its investment objectives.

        Old RMR's top 10 investments by market value as of June 30, 2008 were:

Security	Type	Percentage of Portfolio
Nationwide Health Properties, Inc.	Common	6.1%
National Retail Properties, Inc.	Common	5.9%
Health Care REIT, Inc.	Common	5.7%
First Industrial Realty Trust, Inc.	Common	4.6%
Hilltop Holdings, Inc., Series A	Preferred	4.2%
Lexington Corporate Properties Trust	Common	4.2%
Home Properties, Inc.	Common	3.4%
Omega Healthcare Investors Inc., Series D	Preferred	3.1%
Abingdon Investment Limited	Common	2.6%
Sunstone Hotel Investors, Inc., Series D	Preferred	1.9%

        RHR's top 10 investments by market value as of June 30, 2008 were:

Security	Type	Percentage of Portfolio
First Industrial Realty Trust, Inc.	Common	4.5%
Health Care REIT, Inc.	Common	4.3%
Nationwide Health Properties, Inc.	Common	4.2%
Host Marriott, Corp., Series E	Preferred	3.9%
American Real Estate Partners LLP, 8 1/8% Senior Notes, due 2012	Bonds	3.0%
Lexington Corporate Properties Trust	Common	2.8%
FelCor Lodging Trust Inc., 8.5%, Senior Notes, due 2011	Bonds	2.5%
S.L. Green Realty Corp., Series D	Preferred	2.5%
Alexandria Real Estate Equities Inc., Series C	Preferred	2.3%
Supertel Hospitality, Inc.	Common	2.1%

        RFR's top 10 investments by market value as of June 30, 2008 were:

Financial Services Sector

Security	Type	Percentage of Financial Services Sector Securities
CORTS Unum Provident Financial, Inc.	Preferred	13.1%
Abingdon Investment Limited	Common	9.2%
F.N.B. Corporation	Common	5.2%
New York Community Bancorp, Inc.	Common	5.0%
RAIT Financial Trust, Series B	Preferred	4.1%
First Commonwealth Financial Corporation	Common	4.0%
Fannie Mae	Common	3.9%
Bank of America Corporation	Common	3.7%
Visa Inc.	Common	3.4%
FirstMerit Corporation	Common	3.2%

Real Estate Sector

Security	Type	Percentage of Real Estate Sector Securities
Apartment Investment & Management Co., Series Y	Preferred	6.1%
FelCor Lodging Trust, Inc., Series C	Preferred	5.2%
First Industrial Realty Trust, Inc.	Common	4.6%
Entertainment Properties Trust, Series B	Preferred	3.5%
Nationwide Health Properties, Inc.	Common	3.5%
Alexandria Real Estate Equities, Inc., Series C	Preferred	3.3%
Apartment Investment & Management Co., Series U	Preferred	3.2%
Lexington Realty Trust	Common	3.2%
Bedford Property Investors, Inc.	Preferred	2.9%
Glimcher Realty Trust, Series G	Preferred	2.8%

        The Funds are also subject to other fundamental and non-fundamental investment restrictions. The Funds generally operate pursuant to the same fundamental and non-fundamental investment restrictions with the exception of certain restrictions primarily related to each Fund's individual investment objective, strategy and focus. The following table summarizes these differences. For more information, see "Investment Restrictions" in the SAI.

	New RMR / Old RMR	RHR	RFR
Fundamental Investment Restrictions	New RMR and Old RMR will make investments that will result in concentration (25% or more of the value of New RMR's or Old RMR's investments, as applicable) in the securities of issuers primarily engaged in the real estate industry and not in any other industry; provided, however, this does not limit New RMR's or Old RMR's investments in (i) U.S. Government obligations, or (ii) other obligations issued by governments or political subdivisions of governments.	RHR will make investments that separately will result in concentration (25% or more of the value of RHR's investments) in the securities of issuers primarily engaged in (i) the hospitality industry and (ii) the real estate industry, and not in any other industry; provided, however, this does not limit RHR's investments in (i) U.S. Government obligations, or (ii) other obligations issued by governments or political subdivisions of governments.	RFR will make investments that will result in concentration (25% or more of the value of RFR's investments) in the securities of issuers primarily engaged in a F.I.R.E. (financial services, insurance, or real estate) industry and not in any other industries; provided, however, this does not limit RFR's investments in (i) U.S. Government obligations, or (ii) other obligations issued by governments or political subdivisions of governments.
Non-Fundamental Investment Restrictions

New RMR and Old RMR will invest, under normal market conditions, at least 80% of the value of their respective managed assets in securities issued by real estate companies unless New RMR and Old RMR provides its shareholders with at least 60 days' prior written notice in compliance with SEC rules.

RHR will not operate any hospitality business for its own account, except that it may invest in securities of companies that are engaged in hospitality businesses and it may hold and sell hospitality businesses or operations acquired through default, liquidation or other distributions of an interest in a hospitality business as a result of RHR's ownership of such securities.

RHR will invest, under normal market conditions, at least 80% of the value of its managed assets in securities issued by hospitality and real estate companies unless RHR provides its shareholders with at least 60 days' prior written notice in compliance with SEC rules.

RFR will invest, under normal market conditions, at least 80% of the value of its managed assets in securities issued by companies in a F.I.R.E. (financial services, insurance, or real estate) industry unless RFR provides its shareholders with at least 60 days' prior written notice in compliance with SEC rules.

Capitalization

        The following tables set forth the capitalization of each Fund as of December 31, 2007, and the pro forma combined capitalization of New RMR as if all proposed Reorganizations were consummated on that date, as well as the pro forma combined capitalization of New RMR for (1) the Reorganizations of RHR and Old RMR with New RMR, assuming such Reorganizations were consummated on that date but that the Reorganization of RFR with New RMR was not consummated and (2) the Reorganizations of RFR and Old RMR with New RMR, assuming such Reorganizations were consummated on that date but that the Reorganization of RHR with New RMR was not consummated. These tables should not be relied upon to determine the amount of New RMR shares that will actually be received and distributed.

  Reorganization of all Funds:

        (Unaudited)

	ACTUAL			PRO FORMA
	Old RMR	RHR	RFR	New RMR
Net assets attributable to common shares	$86,839,333	$40,946,413	$20,437,411	$147,268,157
Composition of net assets:
Common shares outstanding	6,824,000	2,485,000	1,484,000	11,647,658
Common shares (par value $.001)	$6,824	$2,485	$1,484	$11,648
Additional paid-in capital	$96,475,287	$46,967,809	$35,173,277	$178,615,518
Undistributed (distributions in excess of) net investment income	$(9,373)	$0	$269,841	$(694,532)
Accumulated net realized gain (loss) on investment transactions	$2,007,270	$994,237	$(1,687,730)	$1,313,777
Net unrealized appreciation (depreciation) on investments	$(11,640,675)	$(7,018,118)	$(13,319,461)	$(31,978,254)
Net assets attributable to common shares	$86,839,333	$40,946,413	$20,437,411	$147,268,157
Preferred shares (par value $.0001, with liquidation preference of $25,000) and accrued dividends	$50,105,000	$28,028,851	$18,018,900	$96,152,751
Net assets including preferred shares	$136,944,333	$68,975,264	$38,456,311	$243,420,908
NAV per common share	$12.73	$16.48	$13.77	$12.64

  Reorganization of only RHR and Old RMR with New RMR:

        (Unaudited)

	ACTUAL		PRO FORMA
	Old RMR	RHR	New RMR
Net assets attributable to common shares	$86,839,333	$40,946,413	$126,927,939
Composition of net assets:
Common shares outstanding	6,824,000	2,485,000	10,041,647
Common shares (par value $.001)	$6,824	$2,485	$10,042
Additional paid-in capital	$96,475,287	$46,967,809	$143,442,363
Undistributed (distributions in excess of) net investment income	$(9,373)	$0	$(867,180)
Accumulated net realized gain (loss) on investment transactions	$2,007,270	$994,237	$3,001,507
Net unrealized appreciation (depreciation) on investments	$(11,640,675)	$(7,018,118)	$(18,658,793)
Net assets attributable to common shares	$86,839,333	$40,946,413	$126,927,939
Preferred shares (par value $.0001, with liquidation preference of $25,000) and accrued dividends	$50,105,000	$28,028,851	$78,133,851
Net assets including preferred shares	$136,944,333	$68,975,264	$205,061,790
NAV per common share	$12.73	$16.48	$12.64

  Reorganization of only RFR and Old RMR with New RMR:

        (Unaudited)

	ACTUAL		PRO FORMA
	Old RMR	RFR	New RMR
Net assets attributable to common shares	$86,839,333	$20,437,411	$106,556,661
Composition of net assets:
Common shares outstanding	6,824,000	1,484,000	8,430,011
Common shares (par value $.001)	$6,824	$1,484	$8,430
Additional paid-in capital	$96,475,287	$35,173,277	$131,648,422
Undistributed (distributions in excess of) net investment income	$(9,373)	$269,841	$(459,665)
Accumulated net realized gain (loss) on investment transactions	$2,007,270	$(1,687,730)	$319,540
Net unrealized appreciation (depreciation) on investments	$(11,640,675)	$(13,319,461)	$(24,960,136)
Net assets attributable to common shares	$86,839,333	$20,437,411	$106,556,661
Preferred shares (par value $.0001, with liquidation preference of $25,000) and accrued dividends	$50,105,000	$18,018,900	$68,123,900
Net assets including preferred shares	$136,944,333	$38,456,311	$174,680,511
NAV per common share	$12.73	$13.77	$12.64

Additional Information About Common Shares of the Funds

  General

        The outstanding common shares of each Fund are fully paid and nonassessable by the Fund. The common shares of each Fund have no preemptive, conversion, exchange or redemption rights. Each common share has one vote, with fractional shares voting proportionately. Common shares are freely transferable.

  Outstanding Securities

        Set forth below is information about each Fund's common shares as of June 30, 2008. Information concerning each Fund's preferred shares is set forth under the heading "Additional Information About Preferred Shares of the Funds—Outstanding Securities".

Fund	Title of Class	Amount Authorized	Amount Held by Fund	Amount Outstanding Exclusive of Amount Held by Fund
Old RMR	Common Shares	Unlimited	—	6,824,000
RHR	Common Shares	Unlimited	—	2,485,000
RFR	Common Shares	Unlimited	—	1,484,000

  Purchase and Sale

        Purchase and sale procedures for the common shares of the Acquired Funds and Old RMR are identical. The post-Reorganization purchase and sale procedures for the common shares of New RMR will be similar to those of the Acquired Funds and Old RMR. Investors typically purchase and sell common shares of RHR, RFR and Old RMR through a registered broker dealer on the AMEX, or may purchase or sell common shares through privately negotiated transactions with existing shareholders. [New RMR common shares will be listed for trading on [                    ], but otherwise post-Reorganization purchase and sale procedures for common shares will be the same as those of the Acquired Funds and Old RMR.]

  Common Share Price Data

        The following table sets forth the high and low sales prices for common shares of each Fund on the AMEX for each full quarterly period within the two most recent fiscal years and each full quarter since the beginning of the current fiscal year, along with the NAV and discount or premium to NAV for each quotation.

Old RMR

Quarterly Period Ending	High Price	NAV	Premium (Discount)	Low Price	NAV	Premium (Discount)
6/30/08	$11.84	$12.92	(8.36)%	$9.86	$11.24	(12.28)%
3/31/2008	$12.07	$13.59	(11.18)%	$9.30	$11.68	(20.38)%
12/31/2007	$15.18	$17.30	(12.25)%	$10.89	$12.72	(14.39)%
9/30/2007	$16.59	$18.71	(11.33)%	$11.72	$15.32	(23.50)%
6/30/2007	$18.28	$19.53	(6.40)%	$15.68	$18.09	(13.32)%
3/31/2007	$18.88	$21.22	(11.03)%	$16.34	$19.26	(15.16)%
12/31/2006	$17.92	$20.14	(11.02)%	$16.01	$18.46	(13.27)%
9/30/2006	$17.89	$18.26	(2.03)%	$14.29	$17.00	(15.94)%
6/30/2006	$14.73	$17.24	(14.56)%	$13.21	$15.79	(16.34)%
3/31/2006	$14.86	$17.46	(14.89)%	$13.12	$15.94	(17.69)%

RHR

Quarterly Period Ending	High Price	NAV	Premium (Discount)	Low Price	NAV	Premium (Discount)
6/30/08	$15.31	$17.08	(10.36)%	$12.51	$14.75	(15.19)%
3/31/2008	$15.31	$17.49	(12.46)%	$12.82	$15.33	(16.37)%
12/31/2007	$19.07	$21.86	(12.76)%	$13.81	$16.48	(16.20)%
9/30/2007	$22.21	$24.78	(10.37)%	$15.10	$21.34	(29.24)%
6/30/2007	$23.04	$25.78	(10.63)%	$20.80	$23.90	(12.97)%
3/31/2007	$24.65	$27.80	(11.33)%	$21.29	$25.21	(15.55)%
12/31/2006	$23.88	$26.87	(11.13)%	$21.27	$25.21	(15.63)%
9/30/2006	$21.60	$24.75	(12.73)%	$19.29	$23.27	(17.10)%
6/30/2006	$20.00	$23.54	(15.04)%	$18.40	$22.03	(16.48)%
3/31/2006	$20.31	$24.04	(15.52)%	$18.17	$22.25	(18.34)%

RFR

Quarterly Period Ending	High Price	NAV	Premium (Discount)	Low Price	NAV	Premium (Discount)
6/30/08	$13.00	$13.51	(3.77)%	$9.05	$11.22	(19.34)%
3/31/2008	$13.45	$14.86	(9.49)%	$9.85	$11.86	(16.95)%
12/31/2007	$18.73	$19.58	(4.34)%	$11.25	$14.11	(20.27)%
9/30/2007	$21.25	$22.03	(3.54)%	$14.97	$17.61	(14.99)%
6/30/2007	$22.38	$23.57	(5.05)%	$19.85	$22.22	(10.67)%
3/31/2007	$23.79	$25.70	(7.43)%	$19.99	$22.68	(11.86)%
12/31/2006	$22.40	$25.24	(11.25)%	$20.71	$23.87	(13.24)%
9/30/2006	$21.38	$22.87	(6.52)%	$18.99	$21.82	(12.97)%
6/30/2006	$20.24	$23.01	(12.04)%	$18.70	$21.69	(13.79)%
3/31/2006	$20.44	$23.08	(11.44)%	$18.84	$22.34	(15.67)%

        As of August 13, 2008, (i) the NAV per common share of Old RMR was $11.63 and the market price per share was $9.80, representing a discount to NAV of 15.7%, (ii) the NAV per common share of RHR was $14.63 and the market price per share was $11.90, representing a discount to NAV of 18.7% and (iii) the NAV per common share of RFR was $9.73 and the market price per share was $8.64, representing a discount to NAV of 11.2%.

        The NAV per share and market price per share of the common shares of each Fund may fluctuate prior to the closing date of each Reorganization. Depending on market conditions, Old RMR common shares may trade at a larger or smaller discount or premium to NAV than that at which Old RMR common shares have historically traded. The common shares of Old RMR may have a discount or premium to NAV that is greater or less than the discount or premium to NAV of the common shares of any Acquired Fund on the Valuation Date of a Reorganization.

  Share Repurchases

        Common shares of the Funds have historically generally traded at a discount to NAV. The Boards of the Funds may consider action that might be taken to seek to reduce or eliminate any material discount from NAV that may occur in respect of common shares, which may include the repurchase of common shares in the open market or in private transactions, the making of a tender offer for such shares or conversion of the Fund to an open end investment company. There can be no assurance, however, that any Fund will decide to take any of these actions or that share repurchases or tender offers, if undertaken, will reduce any market discount. Common shareholders do not have the right to cause the Funds to redeem their common shares. Instead, liquidity is provided through trading in the open market. The Funds may repurchase common shares on the open market in accordance with the

1940 Act and the rules and regulations thereunder and subject to the terms of the Funds' bylaws, but are under no obligation to do so. Any determination to repurchase common shares would reduce the asset coverage for preferred shares of the Funds and might make it necessary or desirable for a Fund to redeem preferred shares. The repurchase of common shares may be restricted or prohibited at times when there exist unpaid distributions on the preferred shares.

  Dividends and Distributions

        Old RMR, RHR and RFR make regular monthly distributions to their common shareholders after making payment or provision for payment of distributions on, or redeeming, preferred shares, and interest and required principal payments on borrowings, if any. New RMR intends to make regular monthly distributions in the same manner. The Funds expect to derive ordinary income primarily from distributions received on REIT shares owned by the Funds. A portion of the distributions received with respect to REIT shares may be classified by those REITs as capital gains or returns of capital subsequent to the end of the Funds' fiscal year. The Funds may also earn ordinary income from interest and from dividends received on other securities which they own. The Funds' ordinary income is reduced by the expenses incurred. The 1940 Act allows the Funds to distribute ordinary income at any time and from time to time. Capital gain or loss may be generated by the Funds when they sell investments for amounts different from their adjusted tax basis. The 1940 Act, and the rules and regulations thereunder, generally do not permit the Funds to distribute long term capital gain income more often than once every 12 months unless they obtain exemptive relief from the SEC. The Funds have submitted an application with the SEC requesting this exemptive relief, and that application is pending.

        While a Fund's preferred shares are outstanding, common shareholders of such Fund will not be entitled to receive any distributions from the Fund unless all accrued and payable distributions on preferred shares of the Fund have been paid, and unless asset coverage, as defined in the 1940 Act, with respect to preferred shares is at least 200% after giving effect to the distributions. Similarly, if borrowings are outstanding, the Funds may not pay distributions to common or preferred shareholders unless asset coverage, as defined in the 1940 Act, with respect to outstanding borrowings is at least 300% after giving effect to the distributions. Additionally, the Funds' bylaws also contain distribution restrictions which are stricter than those under the 1940 Act. See "Additional Information About Preferred Shares of the Funds—Distribution Restrictions" below.

        Although the Funds do not anticipate that the amount of distributions to common shareholders will impact distributions to preferred shareholders, distributions to each of the Fund's preferred shareholders are on a priority though limited basis and therefore may impact the amount available for distribution to common shareholders; the amount of distributions and each Fund's distributions policy are subject to periodic review and change by each Fund's Board based upon Fund performance, expected performance and other factors considered from time to time.

  Level Rate Dividend Policy

        Each of Old RMR, RHR and RFR has historically attempted to make distributions to common shareholders in an equal amount per share each month based upon the historical and projected performance of the Fund, which rate may be adjusted from time to time. This is referred to as a "level rate dividend policy". New RMR similarly intends to make distributions to common shareholders pursuant to a level rate dividend policy. The following table shows the most recent monthly distribution paid to common shareholders by each Fund.

Fund	Monthly Distribution Per Share	Date Paid	Date Declared
Old RMR	$0.10	July 31, 2008	July 11, 2008
RHR	$0.083	July 31, 2008	July 11, 2008
RFR	$0.098	July 31, 2008	July 11, 2008

        The 1940 Act generally limits a Fund's distribution of capital gains to once per year. As a result, distributions of capital gains realized from the sale of investments generally are not a part of the Funds' monthly distributions to their common shareholders. The Code imposes taxes on undistributed capital gains by regulated investment companies. Historically, Old RMR, RHR and RFR have each sought to reduce or eliminate the taxes they have paid, although certain Funds have previously elected to pay modest excise taxes in order to retain funds until the character of the distributions they received from their REIT investments became known or because the Advisor and the Board determined that the deferral of distributions was otherwise in the best interests of the Fund's shareholders. New RMR expects to do the same. The following table presents the capital gains distributions previously paid by each of the Funds during 2007:

Fund	2007 Capital Gains Distributions Per Common Share
Old RMR	$1.1899
RHR	$2.0917
RFR	$0.6477

        Because the character of the income which the Funds receive from their REIT investments is generally not known until after year end, the Funds are generally unable to precisely know that their regular distributions equal their respective net investment income or that their respective annual capital gains distributions equal their respective net capital gains income. Accordingly, each Fund may have historically made some "return of capital" distributions. All distributions by the Funds are periodically determined by the respective Funds' Boards. There can be no assurance that New RMR will, after the Reorganizations, pay regular monthly distributions in amounts equal to Old RMR's current regular monthly distributions, that it will pay any specific amount of regular distribution, that New RMR's dividend rate will be less than the dividend rate of Old RMR or that any annual capital gains distributions will be paid.

  Managed Dividend Policy

        The Funds have made an application to the SEC for exemptive relief from the provisions of the 1940 Act, and the rules and regulations thereunder, to implement a policy referred to as a "managed dividend policy", which is pending. In effect, a managed dividend policy allows a Fund to allocate, shortly after the end of each year, portions of each monthly distribution which are to be treated by the Fund's common shareholders as ordinary income, capital gains, or otherwise. If relief is granted by the SEC, and each Fund adopts a managed dividend policy, it may have the effect of eliminating or reducing the distribution variability that can be associated with a level rate dividend policy. Each Fund believes that such a reduction in variability makes it possible for such Fund to pay regular monthly distributions which are higher than those the Fund might pay under a level rate dividend policy and that a managed dividend policy permits a fairer allocation to the Fund's shareholders of the Fund's periodic distributions among income and capital gains which the Funds believe is more in accord with their shareholders' normal expectations. There is no guarantee that the Funds will receive an exemptive order which permits a managed dividend policy, or if it is received that the Funds' Boards will implement such a policy.

  Dividend Reinvestment Plan

        Each Fund has adopted a dividend reinvestment plan ("DRIP"). Holders of common shares have all cash distributions invested in common shares of their applicable Fund automatically unless they elect to receive cash, which is sometimes referred to as an "opt out plan". As part of the DRIP, holders of common shares will also have the opportunity to purchase additional common shares by submitting a cash payment for the purchase of such shares (the "Cash Purchase Option"). A shareholder's cash payment, if any, for the additional shares may not exceed $10,000 per quarter and must be for a minimum of $100 per quarter. Wells Fargo Bank, N.A., as agent for the common shareholders, or, the Plan Agent, will receive a shareholder's distributions and additional cash payments under the Cash Purchase Option and either purchase common shares for a shareholder's account in the open market or directly from the respective Fund. If a shareholder elects not to participate in the DRIP, the shareholder will receive all cash distributions in cash paid by check mailed to such shareholder (or, generally, if a shareholder's shares are held in street name, to the shareholder's broker) by Wells Fargo Bank, N.A. as the Funds' paying agent. A shareholder may elect not to participate in the DRIP by contacting Wells Fargo Bank, N.A., at the address or phone number set forth below.

        If a holder of common shares decides to participate in the DRIP, the number of common shares the shareholder will receive will be determined as follows:

          (1)   If, on the payment date of the distribution, the market price per common share plus estimated per share brokerage commissions applicable to an open market purchase of common shares is below the NAV per common share on that payment date, the agent for the DRIP (the "Plan Agent") will receive the distribution in cash and, together with the shareholder's additional cash payments, if any, will purchase common shares in the open market, on the [                    ], or elsewhere, for the shareholder's account prior to the next ex-dividend date. It is possible that the market price for a Fund's common shares may increase before the Plan Agent has completed its purchases. Therefore, the average purchase price per share paid by the Plan Agent may exceed the market price at the time of valuation, resulting in the purchase of fewer shares than if the distribution had been paid to the shareholder in common shares newly issued by the Fund. In the event it appears that the Plan Agent will not be able to complete the open market purchases prior to the next ex-dividend date, a Fund will determine whether to issue the remaining shares at the greater of (i) NAV per common share at the time of purchase or (ii) 100% of the per common share market price at the time of purchase. Interest will not be paid on any uninvested amounts.

          (2)   If, on the payment date of the distribution, the market price per common share of a Fund plus estimated per share brokerage commissions applicable to an open market purchase of common shares is at or above the NAV per common share on that payment date, the Fund will issue new shares for shareholder's account, at a price equal to the greater of (i) NAV per common share on that payment date or (ii) 95% of the per common share market price on that payment date.

        The Plan Agent maintains all shareholder accounts in the DRIP (including all shares purchased under the Cash Purchase Option) and provides written confirmation of all transactions in the accounts, including information shareholders may need for tax records. Common shares in a shareholder's account will be held by the Plan Agent in non-certificated form. Any proxy a shareholder receives will include all common shares the shareholder has received or purchased under the Plan.

        Shareholders may withdraw from the DRIP at any time by giving written notice to the Plan Agent. If a shareholder withdraws or the DRIP is terminated, the Plan Agent will transfer the shares in such shareholder's account to the shareholder (which may include a cash payment for any fraction of a share in a shareholder's account). Upon request, the Plan Agent will sell a shareholder's shares in the DRIP and send the shareholder the proceeds, minus brokerage commissions to be paid by the shareholder.

        The Plan Agent is not authorized to make any purchases of shares for a shareholder's account if doing so will result in the shareholder owning shares in excess of 9.8% of the total shares outstanding in the Fund. Dividends or Cash Purchase Option payments which may result in such prohibited transactions will be paid to the shareholder in cash.

        Participation in the DRIP or the Cash Purchase Option will not relieve the shareholder of any federal, state or local income tax that may be payable (or required to be withheld) as a result of distributions the shareholder receives which are credited to the shareholder's account under a DRIP rather than paid in cash. Automatic reinvestment of distributions in a Fund's common shares will not relieve a shareholder of tax obligations arising from a shareholder's receipt of that Fund's distributions even though the shareholder does not receive any cash (i.e., capital gains and income may be realized).

        The Plan Agent's administrative fees will be paid by the relevant Fund. There will be no brokerage commission charged with respect to common shares issued directly by the Funds. Each participant will pay a pro rata share of brokerage commissions incurred by the Plan Agent when it makes open market purchases of Fund shares pursuant to the DRIP including the Cash Purchase Option. Each Fund may amend or terminate its DRIP or the Cash Purchase Option if the Fund's Board determines the change is warranted. However, no additional charges will be imposed upon participants by amendment to the DRIP except after prior notice to DRIP participants. Requests for additional information about and all correspondence relating to the DRIP should be directed to Wells Fargo Bank, N.A. (the "Administrator"), at Shareowner Services, P.O. Box 64854, St. Paul, Minnesota 55164-0854, or by telephone at 1-866-877-6331 and by overnight mail to Wells Fargo Bank, N.A., 161 Concord Exchange, South St. Paul, MN 55075. Shareholders who hold shares of a Fund in "street name", that is, through a broker, financial advisor or other intermediary should not contact the Administrator with DRIP correspondence, or opt out Cash Purchase Option or other requests. If a shareholder owns shares in street name, the shareholder must instead contact the shareholder's broker, financial advisor or intermediary. If a shareholder owns shares in street name, the shareholder may not be able to transfer the shares to another broker and continue to participate in the DRIP.

Additional Information About Preferred Shares of the Funds

  General

        Each Fund's declaration of trust authorizes the issuance of an unlimited number of preferred shares, in one or more series, with rights as determined by the Fund's Board. Such shares may be issued by action of the Board without shareholder approval. If the assets of the Fund increase, the Fund may offer additional preferred shares to maintain the leverage ratio of the Fund. A complete description of the terms of New RMR's preferred shares is contained in New RMR's bylaws, which are attached as Appendix F to the SAI and incorporated by reference herein. Any descriptions of New RMR's preferred shares contained in this Joint Proxy Statement/Prospectus are qualified in their entirety by the full description of New RMR's preferred shares contained in New RMR's bylaws.

        All preferred shares of the Funds have a liquidation preference of $25,000 per share plus an amount equal to accumulated but unpaid distributions (whether or not earned or declared by the Funds). Preferred shares rank on parity with shares of any other class or series of preferred stock of the Funds as to the payment of periodic dividends or distributions, including distribution of assets upon liquidation. All preferred shares carry one vote per share on all matters on which such shares are entitled to be voted. Preferred shares of the Funds are fully paid and non-assessable and have no preemptive, exchange, conversion or cumulative voting rights. The following table shows the percentage of each Fund's total assets represented by the liquidation value of the outstanding preferred shares on June 30, 2008.

		Liquidation Value of Preferred Shares
Fund	Total Assets	Value	As a Percentage of Total Assets
Old RMR	$126,695,638	$50,000,000	40%
RHR	$64,281,271	$28,000,000	44%
RFR	$32,397,538	$16,000,000	49%

  Outstanding Securities

        Set forth below is information about each Fund's preferred shares as of June 30, 2008. Information concerning each Fund's common shares is set forth under the heading "Additional Information About Common Shares of the Funds—Outstanding Securities".

Fund	Title of Class	Amount Authorized	Amount Held by Fund	Amount Outstanding Exclusive of Amount Held by Fund
Old RMR	Preferred Shares	Unlimited(1)	—	2,000
RHR	Preferred Shares	Unlimited(2)	—	1,120
RFR	Preferred Shares	Unlimited(3)	—	640

(1)
Old RMR's declaration of trust authorizes Old RMR to issue an unlimited number of preferred shares. Pursuant to this authority, Old RMR's Board has authorized a series of preferred shares, designated Series T, and has authorized 3,000 preferred shares to constitute Series T.

(2)
RHR's declaration of trust authorizes RHR to issue an unlimited number of preferred shares. Pursuant to this authority, RHR's Board has authorized a series of preferred shares, designated Series Th, and has authorized 8,000 preferred shares to constitute Series Th.

(3)
RFR's declaration of trust authorizes RFR to issue an unlimited number of preferred shares. Pursuant to this authority, RFR's Board has authorized a series of preferred shares, designated Series W, and has authorized 8,000 preferred shares to constitute Series W. In August 2008, RFR redeemed 140 of its outstanding preferred shares. The effects of those redemptions are not reflected in the figures above.

  Purchase and Sale

        Purchase and sale procedures for the preferred shares of the Acquired Funds and Old RMR are identical. The post-Reorganization purchase and sale procedures for the preferred shares of New RMR will also be identical to those of the Acquired Funds and Old RMR. Each of RHR's, RFR's and Old RMR's series of preferred shares are purchased and sold at separate auctions conducted on a regular basis. Unless otherwise permitted by the Funds, existing and potential holders of preferred shares only may participate in auctions through their broker dealers. Because of current market conditions, auctions for preferred shares of many closed end funds have failed to attract sufficient clearing bids. There can be no assurance that the auctions for the preferred shares of New RMR will attract sufficient clearing bids. In this situation, holders of such preferred shares may not be able to sell their shares through the auction mechanism. To date, no auctions for preferred securities of the Acquired Funds or Old RMR have failed to attract sufficient clearing bids. However, an affiliate of the Acquired Funds' and Old RMR's lead broker-dealer for their preferred securities has purchased a significant amount of the Acquired Funds' and Old RMR's preferred securities in the applicable auctions. If this affiliate of the Acquired Funds' and Old RMR's lead broker-dealer had not been supporting the

Acquired Funds' and Old RMR's auctions, the applicable auctions likely would have "failed" and holders of the Acquired Funds' and Old RMR's preferred shares would not have been able to sell their preferred shares in the applicable auctions. See "Risk Factors and Special Considerations".

        Broker-dealers may maintain a secondary trading market in the preferred shares outside of auctions; however, historically they have not done so and are not expected to do so in the future. The broker dealers have no obligation to make a secondary market in the preferred shares outside of the auction, and there can be no assurance that a secondary market for the preferred shares will develop or, if it does develop, that it will provide holders with liquidity for their investment in preferred shares. See "Risk Factors and Special Considerations".

  Distributions and Rate Periods

  General

        The following is a general description of distributions and rate periods for the preferred shares of each of the Funds. Rate periods normally are seven days for the preferred shares of the Funds, and the distribution rate for each rate period is determined by an auction generally held on the business day before commencement of the rate period. Subject to certain conditions, the Funds may change the length of subsequent rate periods, depending on the Fund's needs and the Advisor's outlook for interest rates and other market factors, by designating them as special rate periods.

  Distribution Payment Dates

        Distribution rates on preferred shares of the Funds are determined based upon auctions held generally every seven days. The distribution rates on the new preferred shares to be issued by New RMR after the Reorganizations will be similarly established. Because of current market conditions, auctions for preferred shares of many closed end funds have failed to attract sufficient clearing bids. There can be no assurance that the auctions for the preferred shares of the reorganized New RMR will attract sufficient clearing bids. If sufficient clearing bids are not made in an auction for a Fund's preferred shares, the auction is deemed to have "failed" and the applicable dividend rate for the subsequent dividend period is the maximum applicable rate, established in accordance with a predetermined formula. In this situation holders of such preferred shares may not be able to sell their shares through the auction mechanism. To date, no auctions for preferred securities of the Acquired Funds or Old RMR have failed to attract sufficient clearing bids. However, an affiliate of the Acquired Funds' and Old RMR's lead broker-dealer for their preferred securities has purchased a significant amount of the Acquired Funds' and Old RMR's preferred securities in the applicable auctions. If this affiliate of the Acquired Funds' and Old RMR's lead broker-dealer had not been supporting the Acquired Funds' and Old RMR's auctions, the applicable auctions likely would have "failed" and holders of the Acquired Funds' and Old RMR's preferred shares would not have been able to sell their preferred shares in the applicable auctions. See "Risk Factors and Special Considerations".

        Distributions will be paid through DTC on each distribution payment date. The distribution payment date will normally be the first business day after the rate period ends. DTC, in accordance with its current procedures, is expected to distribute amounts received from the auction agent in same day funds on each distribution payment date to agent members (members of DTC that will act on behalf of existing or potential preferred shareholders). These agent members are in turn expected to pay these distributions to the persons for whom they are acting as agents. The current broker dealers for the Funds have indicated that distribution payments will be available in same day funds on each distribution payment date to customers that use such broker dealers or such broker dealer's designee as agent member.

  Calculation of Distribution Payment

        The Funds compute the amount of distributions per share payable on preferred shares by determining a rate, derived by multiplying the stated rate in effect by a fraction. The numerator of this fraction will normally be the number of days in the rate period or part thereof, and the denominator of the fraction will be 360 for any rate period, including a special rate period. This rate is multiplied by $25,000 to arrive at the distributions per share. Distributions on preferred shares will accumulate from the date of their original issue. For each rate period after the initial rate period, the distribution rate will be the rate determined at auction, except as described below. The distribution rate that results from an auction generally will not be greater than the maximum applicable rate.

        The maximum applicable rate for any regular rate period will be the greater of (1) the applicable percentage of the Reference Rate or (2) the applicable spread plus the Reference Rate. The "Reference Rate" is the applicable LIBOR Rate (as defined in each Fund's bylaws) for a dividend period or a special distribution period of fewer than 365 days, or the applicable Treasury Index Rate (for a special distribution period of 365 days or more.) In the case of a special rate period, the maximum applicable rate will be specified by the applicable Fund in the notice of the special rate period for such distribution payment period. The applicable percentage and applicable spread will be determined based on the lower of the credit rating or ratings assigned to preferred shares by Moody's and Fitch (the "Rating Agencies"). If Fitch and Moody's or both do not make such rating available, the rate will be determined by reference to equivalent ratings issued by a substitute rating agency. The "Treasury Index Rate" is the average yield to maturity for certain U.S. Treasury securities having substantially the same length to maturity as the applicable distribution period for the preferred shares.

  Dividend Rates

        The following table provides information about the dividend rates for each series of each Fund's preferred shares as of a recent auction date:

FUND/SERIES	AUCTION DATE	RATE
Old RMR/Series T	July 22, 2008	3.80%
RHR/Series Th	July 24, 2008	3.80%
RFR/Series W	July 16, 2008	3.83%

        The dividend rate for an Acquired Fund's preferred shares in effect at the closing of that Acquired Fund's Reorganization will be the rate determined at the most recent previous auction held for that Acquired Fund's preferred shares immediately prior to the closing date of that Reorganization. The auction dates, rate period and dividend payment dates of an Acquired Fund's preferred shares and the New RMR preferred shares received in the Reorganization in exchange for such Acquired Fund's preferred shares will be the same.

        In most cases, if an auction for preferred shares is not held when scheduled, the distribution rate for the corresponding rate period will be the maximum rate on the date the auction was scheduled to be held. The maximum rate would not apply, for example, if an auction could not be held when scheduled because the New York Stock Exchange was closed for three or more consecutive business days due to circumstances beyond its control or the auction agent was not able to conduct an auction in accordance with the Auction Procedures (as defined below) due to circumstances beyond its control.

  Distribution Restrictions

        While any of a Fund's preferred shares are outstanding, the Fund generally may not pay or set apart for payment, any dividend or other distribution in respect of its common shares (other than in additional common shares or rights to purchase common shares) or repurchase any of its common shares (except by conversion into or exchange for shares of the Fund ranking junior to the preferred shares as to the payment of dividends and other distributions, including the distribution of assets upon liquidation) unless each of the following conditions has been satisfied:

  •
  In the case of the Moody's coverage requirements, immediately after such transaction, the aggregate Moody's discounted value (i.e., the aggregate value of a Fund's portfolio discounted according to Moody's criteria) would be equal to or greater than the amount necessary to pay all outstanding obligations of the Fund with respect to the liquidation preference and any redemption premium on any preferred shares outstanding, accumulated distributions on any preferred shares outstanding, expenses for the next 90 days and any other liabilities of the Fund (a Fund's "Preferred Shares Basic Maintenance Amount") (see "—Rating Agency Guidelines and Asset Coverage" below);

  •
  In the case of Fitch's coverage requirements, immediately after such transaction, the aggregate Fitch discounted value (i.e., the aggregate value of a Fund's portfolio discounted according to Fitch criteria) would be equal to or greater than the Fund's Preferred Shares Basic Maintenance Amount;

  •
  Immediately after such transaction, the 1940 Act Preferred Shares Asset Coverage (as defined in this Joint Proxy Statement/Prospectus under "Rating Agency Guidelines and Asset Coverage" below) is met;

  •
  Full cumulative distributions on the Fund's preferred shares due on or prior to the date of the transaction have been declared and paid or shall have been declared and sufficient funds for the payment thereof are reasonably expected by the Fund to be available for payment on the date payment is due to the auction agent; and

  •
  The Fund has redeemed the full number of preferred shares required to be redeemed by any provision for mandatory redemption contained in its declaration of trust or bylaws.

        A Fund generally will not declare, pay or set apart for payment any distribution on any of its shares ranking as to the payment of distributions on a parity with its preferred shares unless the Fund has declared and paid or contemporaneously declare and pay full cumulative distributions on its preferred shares through its most recent distribution payment date. However, when a Fund has not paid distributions in full on its preferred shares through the most recent distribution payment date or upon any shares of the Fund ranking, as to the payment of distributions, on a parity with its preferred shares through their most recent respective distribution payment dates, the amount of distributions declared per share on a Fund's preferred shares and such other class or series of shares will in all cases bear to each other the same ratio that accumulated distributions per share on the preferred shares and such other class or series of shares bear to each other.

  Designations of Special Rate Periods

        In certain circumstances a Fund may designate any succeeding subsequent rate period as a special rate period consisting of a specified number of rate period days evenly divisible by seven, subject to certain adjustments. A designation of a special rate period shall be effective only if, among other things, (1) the Fund shall have given certain notices to the holders of preferred shares and the auction agent, which notice to the auction agent will include a report showing that, as of the third business day next preceding the proposed special rate period, the Moody's discounted value and Fitch discounted value, as applicable, were at least equal to the Preferred Shares Basic Maintenance Amount; (2) an auction shall have been held on the auction date immediately preceding the first day of such proposed special rate period and sufficient clearing bids shall have existed in such auction; and (3) if the Fund shall have mailed a notice of redemption with respect to any of its preferred shares, the redemption price with respect to such shares shall have been deposited with the auction agent. In addition, full cumulative distributions, any amounts due with respect to mandatory redemptions and any additional distributions payable prior to such date must be paid in full or deposited with the auction agent. The Fund also must have portfolio securities with a discounted value at least equal to the Preferred Shares Basic Maintenance Amount in accordance with the requirements of the rating agency or agencies then rating the Fund's preferred shares. Each Fund will give its preferred shareholders notice of a special rate period as provided in the Fund's bylaws.

  Redemption

  Mandatory Redemption

        In the event a Fund does not timely cure a failure to maintain (1) a discounted value of its portfolio equal to the Fund's Preferred Shares Basic Maintenance Amount in accordance with the requirements of the rating agency or agencies then rating the Fund's preferred shares or (2) the Fund's 1940 Act Preferred Shares Asset Coverage, the Fund's preferred shares will be subject to mandatory redemption on a date specified by the Fund's Board out of funds legally available therefor in accordance with the Fund's bylaws and applicable law, at the redemption price of $25,000 per share plus an amount equal to accumulated but unpaid distributions thereon (whether or not earned or declared by the Fund) to (but not including) the date fixed for redemption. Any such redemption will be limited to the number of preferred shares necessary to restore the required discounted value or the Fund's 1940 Act Preferred Shares Asset Coverage, as the case may be. A Fund's "1940 Act Preferred Shares Asset Coverage" shall mean asset coverage, as defined in Section 18(h) of the 1940 Act, of at least 200% with respect to all outstanding senior securities of a Fund which are shares, including all outstanding preferred shares (or such other asset coverage as may in the future be specified in or under the 1940 Act as the minimum asset coverage for senior securities which are shares or stock of a closed end investment company as a condition of declaring dividends on its common shares or stock).

        In determining the number of preferred shares required to be redeemed in accordance with the foregoing, the Fund will allocate the number of shares required to be redeemed to satisfy the Fund's Preferred Shares Basic Maintenance Amount or the Fund's 1940 Act Preferred Shares Asset Coverage, as the case may be, pro rata among the preferred shares of the Fund subject to redemption or retirement. If fewer than all outstanding shares of any series are, as a result, to be redeemed, the Fund may redeem such shares pro rata from the holders in proportion to their holdings, or by any other method that the Fund deems fair and equitable.

  Optional Redemption

        Each Fund has the option to redeem its preferred shares, in whole or in part, out of funds legally available therefor. Any optional redemption will occur on the second business day preceding a distribution payment date at the redemption price per share of $25,000, plus an amount equal to accumulated but unpaid distributions thereon (whether or not earned or declared by the Fund) to (but not including) the date fixed for redemption plus the premium, if any, specified in a special redemption provision. No preferred shares may be redeemed if the redemption would cause the Fund to violate the 1940 Act or applicable law. The Funds have the authority to redeem the preferred shares for any reason.

        Except for the provisions described above, nothing contained in the Funds' bylaws limits any right of any Fund to purchase or otherwise acquire any preferred shares of such Fund outside of an auction at any price, whether higher or lower than the price that would be paid in connection with an optional or mandatory redemption, so long as, at the time of any such purchase, there is no arrearage in the payment of distributions on, or the mandatory or optional redemption price with respect to, any shares for which notice of redemption has been given and the Fund meets the applicable 1940 Act Preferred Shares Asset Coverage and the Preferred Shares Basic Maintenance Amount test after giving effect to such purchase or acquisition on the date thereof. Any shares that are purchased, redeemed or otherwise acquired by a Fund shall have no voting rights. If fewer than all the outstanding preferred shares of a Fund are redeemed or otherwise acquired by the Fund, the Fund shall give notice of such transaction to the auction agent, in accordance with the procedures agreed upon by the Fund's Board.

  Liquidation

        Subject to the rights of holders of shares ranking on a parity with preferred shares with respect to the distribution of assets upon liquidation of each Fund, upon a liquidation of a Fund, whether voluntary or involuntary, the holders of preferred shares of such Fund then outstanding will be entitled to receive and to be paid out of the assets of the Fund available for distribution to its shareholders, before any payment or distribution is made on the common shares, an amount equal to the liquidation preference with respect to such shares ($25,000 per share), plus an amount equal to all distributions thereon (whether or not earned or declared by the Fund, but excluding interest thereon) accumulated but unpaid to (but not including) the date of final distribution in same day funds in connection with the liquidation of the Fund. After the payment to preferred shareholders of the full preferential amounts provided for as described herein, preferred shareholders of a Fund as such shall have no right or claim to any of the Fund's remaining assets.

        Neither the sale of all or substantially all the property or business of any Fund, nor the merger or consolidation of the any Fund into or with any other corporation nor the merger or consolidation of any other corporation into or with the Fund, including the Reorganizations, shall be a liquidation, whether voluntary or involuntary, for the purposes of the foregoing paragraph.

  Rating Agency Guidelines and Assets Coverage

        The Funds are required under Rating Agencies' guidelines to maintain assets having in the aggregate for each Fund a discounted value at least equal to the Preferred Shares Basic Maintenance Amount of the Fund. The discounted value of an asset (other than cash and cash equivalents) is a specified percentage of its full value; this discounting is intended to provide increased assurance of adequate asset coverage in the face of expected or unexpected fluctuation in the value of the assets. Each Rating Agency has established separate guidelines for determining discounted value. To the extent any particular portfolio holding does not satisfy the applicable rating agency's guidelines, all or a portion of such holding's value will not be included in the calculation of discounted value (as defined by such rating agency). The Rating Agencies' guidelines impose certain diversification requirements on the Funds' portfolios. Other than as needed to meet the asset coverage tests, the Rating Agencies' guidelines do not impose any absolute limitations on the percentage of Fund assets that may be invested in holdings not eligible for inclusion in the calculation of the discounted value of a Fund's portfolio. The amount of ineligible assets included in a Fund's portfolio at any time depends upon the rating, diversification and other characteristics of the assets included in the portfolio. The Preferred Shares Basic Maintenance Amount for a Fund includes the sum of (1) the aggregate liquidation preference of preferred shares of the Fund then outstanding and (2) certain accrued and projected distribution and other payment obligations of the Fund.

        Each Fund is also required under the 1940 Act to maintain the 1940 Act Preferred Shares Asset Coverage. A Fund's 1940 Act Preferred Shares Asset Coverage is tested as of the last business day of each month in which any senior equity securities of a Fund are outstanding and in connection with the declaration of any distribution on, or repurchase of, any common or preferred shares. The minimum required 1940 Act Preferred Shares Asset Coverage amount of 200% may be increased or decreased if the 1940 Act is amended in this regard. Based on the composition of the portfolio of each Fund and market conditions as of July 31, 2008, the 1940 Act Preferred Shares Asset Coverage with respect to each Fund's preferred shares as of July 31, 2008 is below:

Fund	Value of Fund assets less liabilities not constituting senior securities	Senior securities representing indebtedness plus liquidation value of the Fund's preferred shares	1940 Act Preferred Shares Asset Coverage
Old RMR	$127,554,745	$50,000,000	255%
RHR	$63,278,593	$28,000,000	226	%(1)
RFR	$30,581,385	$16,000,000	217%

(1)
In August 2008, RFR redeemed 140 of its outstanding preferred shares. The effects of those redemptions are not reflected in this figure.

        In the event a Fund does not timely cure a failure to maintain (a) a discounted value of its portfolio at least equal to the Fund's Preferred Shares Basic Maintenance Amount in accordance with the requirements of the rating agency or agencies then rating the Fund's preferred shares, or (b) the 1940 Act Preferred Shares Asset Coverage applicable to the Fund, the Fund will be required to redeem preferred shares as described under "Redemption—Mandatory Redemption" above.

        A Fund may, but is not required to, adopt any modifications to the guidelines that may hereafter be established by Moody's or Fitch. Failure to adopt any such modifications, however, may result in a change in the ratings described above or a withdrawal of ratings altogether. In addition, any rating agency providing a rating for a Fund's preferred shares may, at any time, change or withdraw such rating. A Fund's Board may, without shareholder approval, amend, alter or repeal any or all of the definitions and related provisions that have been adopted by the Fund pursuant to the rating agency guidelines in the event the Fund receives confirmation from Moody's or Fitch, or both, as appropriate, that any such amendment, alteration or repeal would not impair the ratings then assigned by Moody's and Fitch to the Fund's preferred shares.

        A Fund's Board may amend the definition of maximum rate to increase the percentage amount by which the reference rate is multiplied to determine the maximum rate without the vote or consent of the Fund's preferred shareholders or of any other of the Fund's shareholders, provided that immediately following any such increase the Fund could meet the Preferred Shares Basic Maintenance Amount test.

        As described by Moody's and Fitch, a preferred shares rating is an assessment of the capacity and willingness of an issuer to pay preferred shares obligations. The preferred shares of each Fund have received a rating of "Aaa" from Moody's and "AAA" from Fitch and the preferred shares of New RMR to be issued in the Reorganizations are expected to receive a rating of "Aaa" from Moody's and "AAA" from Fitch after the Reorganizations. The ratings on the preferred shares are not recommendations to purchase, hold or sell those shares, inasmuch as the ratings do not comment as to market price or suitability for a particular investor. The rating agency guidelines described above also do not address the likelihood that an owner of a Fund's preferred shares will be able to sell such shares in an auction or otherwise. The ratings are based on current information furnished to the Rating Agencies by us and the Advisor and information obtained from other sources. The ratings may be changed, suspended or withdrawn as a result of changes in, or the unavailability of, such information. None of the Funds' common shares have been rated by a rating agency. More information about the ratings is available in the SAI.

        A rating agency's guidelines will apply to a Fund's preferred shares only so long as such rating agency is rating such shares. The Funds pay certain fees to Moody's and Fitch for rating their preferred shares.

  Voting Rights

        Except as otherwise provided in this Joint Proxy Statement/Prospectus and in the SAI, in a Fund's declaration of trust or bylaws, or as otherwise required by law, holders of a Fund's preferred shares will have equal voting rights with holders of common shares and holders of any other shares of preferred shares of the Fund (one vote per share) and will vote together with holders of common shares and holders of any other preferred shares of the Fund as a single class.

        Holders of a Fund's outstanding preferred shares, voting as a separate class, are entitled at all times to elect two of the Fund's Trustees. The remaining Trustees normally are elected by holders of common shares and preferred shares voting together as a single class. If at any time distributions (whether or not earned or declared by a Fund) on outstanding preferred shares, shall be due and unpaid in an amount equal to two full years' distributions thereon, and sufficient cash or specified securities shall not have been deposited with the auction agent for the payment of such distributions, then, as the sole remedy of holders of a Fund's outstanding preferred shares, the number of Trustees constituting the Board shall be increased and holders of preferred shares shall be entitled to elect additional Trustees such that the Trustees elected solely by preferred shareholders will constitute a majority of the Fund's Trustees, as described in the Fund's bylaws. If the Fund thereafter shall pay, or declare and set apart for payment, in full, distributions payable on all outstanding preferred shares, the voting rights stated in the preceding sentence shall cease, and the terms of office of all of the additional Trustees so elected by the Fund's preferred shareholders (but not of the Trustees with respect to whose election the holders of common shares were entitled to vote or the two Trustees the preferred shareholders have the right to elect in any event), will terminate automatically.

        So long as a Fund has any preferred shares outstanding, the Fund may not, without the affirmative vote or consent of holders of 75% of each class of the Fund's shares outstanding, authorize a Fund's conversion from a closed end to an open end investment company. So long as a Fund has any preferred shares outstanding, the Fund will not, without the affirmative vote or consent of the holders of a majority of the preferred shares outstanding at such time (voting together as a separate class):

          (a)   authorize, create or issue, or increase the authorized or issued amount of, any class or series of shares ranking prior to or on a parity with the Fund's preferred shares with respect to payment of dividends or distributions, including distribution of assets on dissolution, liquidation or winding up the affairs of the Fund, or authorize, create or issue additional preferred shares, unless, in the case of preferred shares on a parity with the outstanding preferred shares, the Fund obtains confirmation from Moody's (if Moody's is then rating the preferred shares), Fitch (if Fitch is then rating the preferred shares) or any substitute rating agency (if any such substitute rating agency is then rating the preferred shares) that the issuance of such a class or series would not impair the rating then assigned by each such Rating agency to the Fund's outstanding preferred shares; or

          (b)   amend, alter or repeal the provisions of the Fund's bylaws by merger, consolidation or otherwise, so as to affect any preference, right or power of the Fund's preferred shares or preferred shareholders; provided, however, that (i) none of the actions permitted by the exception to (a) above will be deemed to affect such preferences, rights or powers, (ii) a division of the Fund's preferred shares will be deemed to affect such preferences, rights or powers only if the terms of such division adversely affect the Fund's preferred shareholders and (iii) the authorization, creation and issuance of classes or series of shares ranking junior to the Fund's preferred shares with respect to the payment of dividends and distributions, including distribution of assets upon dissolution, liquidation or winding up of the affairs of the Fund will be deemed to affect such preferences, rights or powers only if Moody's or Fitch is then rating the Fund's preferred shares and such issuance would, at the time thereof, cause the Fund not to satisfy the 1940 Act Preferred Shares Asset Coverage or the Preferred Shares Basic Maintenance Amount applicable to the Fund.

        So long as a Fund has preferred shares outstanding, the Fund shall not, without the affirmative vote or consent of the holders of a majority of the Fund's preferred shares outstanding at the time, in person or by proxy, either in writing or at a meeting, voting as a separate class, file a voluntary application for relief under federal bankruptcy law or any similar application under state law for so long as the Fund is solvent and does not foresee becoming insolvent.

        No Fund will approve any of the actions set forth in (a) or (b) above which adversely affects the rights expressly set forth in Fund's bylaws of a holder of shares of a series of preferred shares differently than those of a holder of shares of any other series of preferred shares without the affirmative vote or consent of the holders of a majority of the shares of each series adversely affected. Even with such a vote, some of the actions set forth in (a) or (b) above may not be permitted under the 1940 Act. Unless a higher percentage is provided for under a Fund's bylaws, the affirmative vote of the holders of a majority of the outstanding preferred shares of a Fund, voting together as a single class, will be required to approve any plan of reorganization (including bankruptcy proceedings) adversely affecting such shares or any action requiring a vote of security holders under Section 13(a) of the 1940 Act. "Majority of the outstanding" preferred shares of a Fund, as defined pursuant to the 1940 Act, means the lesser of (1) 67% or more of a Fund's preferred shares, as a single class, present at a meeting of a Fund's shareholders, if the holders of more than 50% of a Fund's outstanding preferred shares are present or represented by proxy, or (2) more than 50% of a Fund's outstanding preferred shares. However, to the extent permitted by Massachusetts law, a Fund's declaration of trust and bylaws, no vote of holders of common shares of a Fund, either separately or together with holders of preferred shares of the Fund as a single class, is necessary to take the actions contemplated by (a) and (b) above.

        The foregoing voting provisions will not apply with respect to a Fund's preferred shares if, at or prior to the time when a vote is required, such shares shall have been (i) redeemed or (ii) called for redemption and sufficient funds shall have been deposited in trust to effect such redemption.

  Auctions

  General

        Each of the Funds' bylaws provide that, except as otherwise described herein, the applicable distribution rate for preferred shares for each rate period after the initial rate period shall be equal to the rate per annum that the auction agent advises such Fund has resulted on the business day preceding the first day of such subsequent rate period (an "auction date") from implementation of the auction procedures (the "Auction Procedures") set forth in the bylaws and summarized below, in which persons determine to hold or offer to sell or, based on distribution rates bid by them, offer to purchase or sell preferred shares. Each periodic implementation of the Auction Procedures is referred to herein as an "auction". See the Funds' bylaws for a more complete description of the auction process.

  Auction Agency Agreements

        The Funds have each entered into auction agency agreements (each, an "Auction Agency Agreement") with the auction agent (currently, The Bank of New York) that provides, among other things, that the auction agent will follow the Auction Procedures for purposes of determining the applicable rate for preferred shares so long as the applicable rate is to be based on the results of an auction.

        The auction agent may terminate the Auction Agency Agreement upon notice to us on a date no earlier than 60 days after such notice (30 days if such termination is because amounts due to the auction agent are unpaid). If the auction agent should resign with respect to any particular Fund, such Fund will use its reasonable best efforts to enter into an agreement with a successor auction agent containing substantially the same terms and conditions as the applicable Auction Agency Agreement.

Any Fund may remove its auction agent at any time upon prior notice provided that prior to such removal such Fund shall have entered into such an agreement with a successor auction agent.

  Broker-Dealer Agreements

        Each Fund's auction requires the participation of one or more Broker-Dealers. The auction agent for such Fund will enter into agreements (collectively, the "Broker-Dealer Agreements") with one or more Broker-Dealers selected by such Fund, which provide for the participation of those Broker-Dealers in auctions for preferred shares.

        The auction agent will pay to each Broker-Dealer after each auction, from funds provided by such Fund, a service charge at the annual rate of 1/4 of 1%, for any auction preceding a rate period of less than one year, or a percentage agreed to by the Fund and the Broker-Dealer, for any auction preceding a rate period of one year or more, of the liquidation preference ($25,000 per share) of the preferred shares held by a Broker-Dealer's customer upon settlement in the auction.

        Such Fund may request its auction agent to terminate one or more Broker-Dealer Agreements at any time, provided that at least one Broker-Dealer Agreement is in effect after such termination. The auction agent may not terminate the Broker-Dealer Agreements without such Fund's consent.

  Auction Procedures

        Prior to the submission deadline on each auction date for preferred shares, each customer of a Broker-Dealer who is listed on the records of that Broker-Dealer (or, if applicable, the auction agent) as a holder of preferred shares (a "Beneficial Owner") may submit orders with respect to such preferred shares to that Broker-Dealer as follows:

  •
  Hold order—indicating its desire to hold such shares without regard to the applicable rate for the next rate period;

  •
  Bid—indicating its desire to sell such shares at $25,000 per share if the applicable rate for the next rate period thereof is less than the rate specified; and/or

  •
  Sell order—indicating its desire to sell such shares at $25,000 per share without regard to the applicable rate for the next rate period thereof.

        A Beneficial Owner may submit different orders and types of orders to its Broker-Dealer with respect to preferred shares then held by the Beneficial Owner. A Beneficial Owner that submits its bid with respect to preferred shares to its Broker-Dealer having a rate higher than the applicable maximum rate on the auction date will be treated as having submitted a sell order to its Broker-Dealer. A Beneficial Owner that fails to submit an order to its Broker-Dealer with respect to its shares will ordinarily be deemed to have submitted a hold order with respect to its shares to its Broker-Dealer. However, if a Beneficial Owner fails to submit an order with respect to such shares to its Broker-Dealer for an auction relating to a special rate period of more than 28 days, such Beneficial Owner will be deemed to have submitted a sell order. A sell order constitutes an irrevocable offer to sell the preferred shares subject to the sell order. A Beneficial Owner that offers to become the Beneficial Owner of additional preferred shares is, for purposes of such offer, a potential beneficial owner as discussed below.

        A potential beneficial owner is either a customer of a Broker-Dealer that is not a Beneficial Owner but wishes to purchase preferred shares or that is a Beneficial Owner that wishes to purchase additional preferred shares. A potential beneficial owner may submit bids to its Broker-Dealer in which it offers to purchase preferred shares at $25,000 per share if the applicable rate for such preferred shares for the next rate period is not less than the specified rate in such bid. A bid placed by a potential beneficial owner specifying a rate higher than the maximum rate on the auction date will not be accepted.

        The Broker-Dealers in turn will submit the orders of their respective customers who are Beneficial Owners and potential beneficial owners to the auction agent. The Broker-Dealers will designate themselves (unless otherwise permitted by the applicable Fund) as existing holders of shares subject to orders submitted or deemed submitted to them by Beneficial Owners. They will designate themselves as potential holders of shares subject to orders submitted to them by potential beneficial owners. However, neither the Fund nor the auction agent will be responsible for a Broker-Dealer's failure to comply with these procedures. Any order placed with the auction agent by a Broker-Dealer as or on behalf of an existing holder or a potential holder will be treated the same way as an order placed with a Broker-Dealer by a Beneficial Owner or potential beneficial owner. Similarly, any failure by a Broker-Dealer to submit to the auction agent an order for any preferred shares held by it or customers who are Beneficial Owners will be treated as a Beneficial Owner's failure to submit to its Broker-Dealer an order in respect of preferred shares held by it. A Broker-Dealer may also submit orders to the auction agent for its own account as an existing holder or potential holder, provided it is not an affiliate of the Fund.

        The applicable rate for preferred shares for the next succeeding rate period thereof will be the lowest rate specified in the submitted bids which, taking into account such rate and all lower rates in the submitted bids, would result in existing holders and potential holders owning all the preferred shares available for purchase in the auction.

        If there are not sufficient clearing bids for preferred shares, the applicable rate for the next rate period will be the maximum rate on the auction date. However, if the applicable Fund has declared a special rate period and there are not sufficient clearing bids, the election of a special rate period will not be effective and a regular rate period will commence. If there are not sufficient clearing bids, Beneficial Owners of preferred shares that have submitted or are deemed to have submitted sell orders may not be able to sell in the auction all preferred shares subject to such sell orders. If all of the applicable outstanding preferred shares are the subject of submitted hold orders, then the applicable rate for the next rate period will be 80% of the reference rate.

        The Auction Procedures include a pro rata allocation of preferred shares for purchase and sale that may result in an existing holder continuing to hold or selling, or a potential holder purchasing, a number of preferred shares that is different than the number of preferred shares specified in its order. To the extent the allocation procedures have that result, Broker-Dealers that have designated themselves as existing holders or potential holders in respect of customer orders will be required to make appropriate pro rata allocations among their respective customers.

        Settlement of purchases and sales will be made on the next business day (which is also a distribution payment date) after the auction date through DTC. Purchasers will make payment through their agent members in same day funds to DTC against delivery to their respective agent members. DTC will make payment to the sellers' agent members in accordance with DTC's normal procedures, which now provide for payment against delivery by their agent members in same day funds.

        The auctions for preferred shares will normally be held every 7 days, and a rate period will normally begin on the following business day.

        If an auction date is not a business day because the New York Stock Exchange is closed for business for more than three consecutive business days due to an act of God, natural disaster, act of war, civil or military disturbance, act of terrorism, sabotage, riots or a loss or malfunction of utilities or communications services, or the auction agent is not able to conduct an auction in accordance with the Auction Procedures for any such reason, then the applicable rate for the next rate period will be the rate determined on the previous auction date.

        If a distribution payment date is not a business day because the New York Stock Exchange is closed for more than three consecutive business days due to an act of God, natural disaster, act of war, civil or military disturbance, act of terrorism, sabotage, riots or a loss or malfunction of utilities or communications services, or the distribution payable on such date can not be paid for any such reason, then:

  •
  the distribution payment date for the affected rate period will be the next business day on which we and our paying agent, if any, can pay the distribution;

  •
  the affected rate period will end on the day it otherwise would have ended; and

  •
  the next rate period will begin and end on the dates on which it otherwise would have begun and ended.

        See "Risk Factors and Special Considerations—Auction Risk".

  Additional Information

        New RMR preferred shares issued in connection with the Reorganizations will be governed by New RMR's bylaws. For additional information on New RMR preferred shares, consult New RMR's bylaws which are attached to the SAI as Appendix F.

Borrowings

        Each Fund's declaration of trust authorizes the applicable Fund, without prior approval of Fund shareholders, to borrow money. Each Fund may issue notes or other evidence of indebtedness (including bank borrowings or commercial paper) and may secure any such borrowings by mortgaging, pledging or otherwise subjecting all or substantially all such Fund's assets as security. Each Fund's declaration of trust authorizes the Fund's Board to pledge all or substantially all the Fund's assets to secure the Fund's borrowings without shareholder approval. In connection with such borrowing, a Fund may be required to maintain minimum average balances with the lender or to pay a commitment or other fees to maintain a line of credit. Any such requirements will increase the cost of borrowing over the stated interest rate.

        Borrowings by the Funds are subject to certain limitations under the 1940 Act, including the amount of asset coverage required. In addition, agreements the Funds enter into related to borrowings may also impose certain requirements, which may be more stringent than those imposed by the 1940 Act. See "Risk Factors—Leverage Risk".

        A lender's rights to receive interest on, and repayment of, principal of borrowings will be senior to your rights as a shareholder. The terms of the Fund's borrowings may contain provisions which limit the Fund's activities, including the payment of distributions to common shareholders, in some circumstances.

        The 1940 Act grants (in certain circumstances) a Fund's lenders voting rights in the event of default in the payment of interest on, or repayment of, principal. In the event that such provisions would impair our status as a regulated investment company under the Code, each Fund, subject to its ability to liquidate assets, intends to repay its borrowings.

Certain Provisions of the Declarations of Trust

        Massachusetts business trust law does not specifically provide that the shareholders of RHR, RFR or Old RMR are not subject to any personal liability for any claims against, or liabilities of, such Funds solely by reason of being or having been a shareholder of RHR, RFR or Old RMR. Under the Delaware Statutory Trust Act, shareholders of New RMR will be entitled to the same limitation of personal liability as is extended to shareholders of a private corporation organized for profit under the General Corporation Law of the State of Delaware.

        There is a remote possibility, however, that New RMR's shareholders could, under certain circumstances, be held liable for New RMR's obligations to the extent the courts of another state refused to recognize such limited liability in a controversy involving New RMR's obligations. Each Fund's declaration of trust disclaims shareholder liability for acts or obligations of the Fund and requires that notice of such disclaimer be given in each agreement, obligation or instrument that a Fund or its Trustees enter. Each Fund's declaration of trust provides for indemnification out of the Fund's property of any shareholder held liable on account of being or having been a shareholder of the Fund. Thus, a Fund shareholder's risk of incurring financial loss due to shareholder liability is limited to circumstances in which a court refuses to recognize Massachusetts contract law and trust law, in the case of Old RMR, RHR and RFR, or Delaware statutory trust law, in the case of New RMR, concerning limited liability of shareholders of a Massachusetts business trust or Delaware statutory trust, as applicable, the complaining party is held not to be bound by a Fund's disclaimer, and the Fund is unable to meet its indemnification obligations.

        Each Fund's declaration of trust contains provisions that could limit the ability of other entities or persons to acquire control of the Fund or to convert the Fund to an open end fund, including, but not limited to, the following:

  •
  Each Fund's Board is divided into three classes, each having a term of three years except that New RMR's Board's classes will have initial terms of one, two and three years, respectively. At each annual meeting of shareholders, the terms of only one class of Trustees expires and new Trustees are elected for terms of three years. This provision of each Fund's declaration of trust could delay for up to two years the replacement of a majority of a Fund's Board.

  •
  The number of Trustees on each Fund's Board is currently five. However, a Fund's Board may increase the number of Trustees. Vacancies on a Fund's Board, including vacancies caused by an expansion in a Fund's Board, may be filled by a majority action of the Fund's Trustees then in office. These provisions of each declaration of trust may prevent a change in the majority of a Fund's Board for longer than two years.

  •
  A Fund's Trustees may only be removed from office for cause and by a vote of 75% of the Fund's shares entitled to vote for election of such Trustee.

  •
  Each Fund's declaration of trust contains provisions which restrict any one person or group of persons from owning more than 9.8% of our shares.

  •
  The affirmative vote of 75% of a Fund's Board and of 75% of each class of a Fund's shareholders entitled to vote on the matter is required to convert the Fund from a closed end to an open end investment company.

  •
  Except as otherwise described in this Joint Proxy Statement/Prospectus, the following actions require the affirmative vote or consent of a majority of the Trustees of a Fund then in office and of at least 75% of the Fund's shares entitled to vote on the matter:
  •
  the merger or consolidation or share exchange of the Fund or any series or class of the Fund's shares with or into any other person or entity or of any such person or entity with or into the Fund or any series or class of the Fund's shares;

  •
  the sale, lease or transfer of all or substantially all of the Fund's assets; or

  •
  the liquidation or termination of the Fund.

    If any of the foregoing actions are approved by 75% of the Fund's Board then in office, then the shareholder vote required to accomplish these actions shall be eliminated unless such a vote is required by applicable law, and, if applicable law requires shareholder approval, the vote required will be the higher of (i) a majority of shares voted or (ii) the least amount permitted by applicable law.

    Notwithstanding the above, only a majority vote of a Fund's Board then in office is required to encumber, pledge or secure any or all our assets in connection with the Fund's use of leverage.

  •
  The provisions of each Fund's declaration of trust, including those described above, may only be amended by the affirmative vote of a majority of a Fund's Board then in office and 75% of a Fund's shares entitled to vote on the matter; provided, however, that only a majority vote of a Fund's Board is required to change the Fund's domicile of existence without changing the substance of the Fund's declaration of trust; and, provided, further, that if the amendment is approved by 75% of a Fund's Board then in office no shareholder approval will be required unless such a vote is required by applicable law, and, if applicable law requires shareholder approval, the vote required will be the lesser of (i) a majority of shares voted or (ii) the least amount legally required.

  •
  Each Fund's declaration of trust contains provisions which generally prevent shareholder nominations of Trustees from being considered at shareholder annual meetings unless specified or requested information is provided and the Fund receives notice of these matters at least 90 and not more than 120 days prior to the first anniversary of the date of mailing of the notice for the preceding year's annual meeting. Shareholder nominations must also be made in compliance with other requirements set forth in each Fund's declaration of trust and bylaws. Except as may be required by applicable law, shareholder nominations that meet the requirements of a Fund's declaration of trust and bylaws will not be included in the Fund's proxy for an annual meeting unless those nominations are also supported by the Fund's Board, but they may be considered at the annual meeting whether or not they are supported by the Fund's Board.

  •
  Each Fund's declaration of trust and bylaws permit shareholder meetings to be called only by a Fund's Board, subject to the provisions of applicable law.

        The votes required to approve transactions constituting a plan of reorganization are higher than those required by the 1940 Act, subject to exception.

        The provisions of each Fund's declaration of trust described above could have the effect of depriving common shareholders of opportunities to sell their shares at a premium over the then current market price of the common shares. These provisions may prevent a third party from obtaining control of a Fund in a tender offer or similar transaction. The overall effect of these provisions is to render more difficult the accomplishment of a merger or the assumption of control by a third party. These provisions provide, however, the advantage of potentially requiring persons seeking control of a Fund to negotiate with the Fund's management and Board regarding the price to be paid and facilitating the continuity of the Fund's investment objectives and policies. There are other provisions of each Fund's declaration of trust and bylaws which may prevent a change of control or which you may believe are not in your best interests as a shareholder. You should read the applicable Fund's declaration of trust and bylaws on file with the SEC for the full text of these provisions.

        The affirmative vote of 75% of a Fund's Board and of 75% of each class of the Fund's shares entitled to vote on the matter is required to convert a Fund from a closed end to an open end investment company. The votes required to approve a Fund's conversion from a closed end to an open end investment company are higher than those required by the 1940 Act.

Management of the Funds

  Trustees and Officers

        Each Fund's Board provides broad supervision over the affairs of each Fund. The officers of each Fund are responsible for the Fund's operations. Each of the Trustees serves as a Trustee of each of the other closed end and open end investment companies for which the Advisor serves as investment advisor, including each of the Funds.

        The overall management of each Fund's business is controlled by its Board. Each Fund's Board approves all significant agreements between the Fund and companies providing services to the Fund. Each Fund's day to day operations are delegated to the Fund's officers and to the Advisor, subject always to the Fund's objectives, restrictions and policies and to the general supervision of the Fund's Board. New RMR is a newly organized entity with no operating history, formed specifically for the purpose of effectuating the Reorganizations. New RMR is identical in all material respects to Old RMR, except that New RMR is organized as a Delaware statutory trust and Old RMR is organized as a Massachusetts business trust and except for the differences in their governing documents as a result.

        One of the Trustees of each Fund is a beneficial owner of a controlling interest in the Advisor. Some of the Funds' officers are also officers of Reit Management and its affiliates, including the Advisor. The names and business addresses of each Fund's Trustees and officers and their principal occupations and other affiliations during the last five years, as well as additional relevant information, are set forth under "Management of the Funds" in the SAI.

  The Advisor and the Administrator

        The Funds' Advisor has a limited history, having been founded in 2002 and having begun the substantial majority of its current business activities in December 2003. As of June 30, 2008, the Advisor had $394 million of assets under management, $227 million of which were assets of the Funds. The Advisor is an affiliate of Reit Management, a company principally engaged in providing management services to public companies which own or operate real estate. Together, as of June 30, 2008, the entities managed by the Advisor and Reit Management have a total market capitalization of approximately $14 billion. The Advisor is owned by Barry M. Portnoy and Adam D. Portnoy. The Advisor is located at 400 Centre Street, Newton, Massachusetts 02458, and its telephone number is (617) 796-8238.

        As of the date of this Joint Proxy Statement/Prospectus, the Advisor is New RMR's sole shareholder. As a result, New RMR is controlled by the Advisor and is under common control with other persons controlled by the Advisor or its controlling persons. New RMR expects that upon completion of its Reorganizations with Old RMR, RHR and RFR, it will no longer be controlled by the Advisor, or under common control with any other person.

  Portfolio Managers

        Each of the Funds' portfolio managers are:

        FERNANDO DIAZ.    Mr. Diaz is Vice President of the Funds and five other affiliated funds and has served in those offices since the later of May 2007 or the inception of the applicable fund. Mr. Diaz is also a portfolio manager of New RMR, Old RMR, RHR, RFR and RMR Preferred Dividend Fund (a registered closed end fund managed by the Advisor), and has served in those roles since May 2007, and he is a portfolio manager of RMR Dividend Capture Fund (a registered closed end fund managed by the Advisor) and RMR Real Estate Securities Fund (a registered open end fund managed by the Advisor) and has served in those roles since each fund's inception. Mr. Diaz is also a Vice President of the Advisor from May 2007. Mr. Diaz was an assistant portfolio manager and senior REIT analyst for GID Securities, LLC from 2006 to May 2007 and State Street Global Advisors/Tuckerman Group from 2001 to 2006.

        ADAM D. PORTNOY.    Mr. Portnoy is the President of the Funds and five other affiliated funds and has served in those offices since the later of May 2007 or the inception of the applicable fund. Mr. Portnoy is also a portfolio manager of New RMR, Old RMR, RHR, RFR and RMR Preferred Dividend Fund, and has served in those roles since May 2007, and he is a portfolio manager of RMR Dividend Capture Fund and RMR Real Estate Securities Fund, and has served in those roles since each fund's inception. Mr. Portnoy was a Vice President of Old RMR from 2004 to May 2007, and of

RHR, RFR, RMR Preferred Dividend Fund, RMR Asia Pacific Real Estate Fund and RMR Asia Real Estate Fund from inception to May 2007. Mr. Portnoy is also a President, Director and an owner of the Advisor. Mr. Portnoy was a Vice President of the Advisor from 2003 to May 2007. Mr. Portnoy is also a Managing Trustee of three public companies: HRPT Properties Trust (since 2006); Hospitality Properties Trust (January 2007 to present); and Senior Housing Properties Trust (May 2007 to present). Mr. Portnoy is the son of a Trustee and portfolio manager of each of the Funds, Barry M. Portnoy.

        BARRY M. PORTNOY.    Mr. Portnoy is a Trustee of the Funds and five other affiliated funds and has served in those offices since the respective inception dates of the applicable fund. Mr. Portnoy is also a Vice President, Director and an owner of the Advisor, and has been since its inception date. Mr. Portnoy is also a portfolio manager of New RMR, Old RMR, RHR, RFR, RMR Preferred Dividend Fund, RMR Dividend Capture Fund and RMR Real Estate Securities Fund, positions he has held since the respective inception dates of the applicable fund. Mr. Portnoy is also a Managing Trustee of three public companies and has been since their respective inception dates: HRPT Properties Trust (inception in 1986); Hospitality Properties Trust (inception in 1996); and Senior Housing Properties Trust (inception in 1999). Mr. Portnoy is also a Managing Director of two public companies and has been since their respective inception dates: Five Star Quality Care, Inc. (inception in 2001); and TravelCenters of America LLC (inception in 2006).

        The portfolio managers generally function as a team. Generally, Mr. Barry Portnoy provides strategic guidance to the team, while Messrs. Fernando Diaz and Adam Portnoy are in charge of substantially all of the day to day operations, research and trading functions. The SAI provides additional information about the portfolio managers' compensation, other accounts managed by the portfolio managers, and the portfolio managers' ownership of securities in each Fund.

  Advisory Agreement

        Under each Fund's investment advisory agreement with the Advisor, the Advisor has agreed to provide the applicable Fund with a continuous investment program, to make day to day investment decisions for the Fund and generally to manage the Fund's ordinary business affairs in accordance with the Fund's investment objectives and policies, subject to the general supervision of the Fund's Board. The Advisor also provides persons satisfactory to each Fund's Board to serve as the Fund's officers. Each Fund's officers, as well as their other employees and Trustees may be directors, trustees, officers or employees of the Advisor and its affiliates, including Reit Management.

        Pursuant to each Fund's investment advisory agreement, each Fund has agreed to pay the Advisor a management fee for its investment management services computed at the percentage rate set forth below based on the Fund's average daily managed assets (which includes assets attributable to Fund preferred shares and the principal amount of borrowings), payable monthly. Each Fund is authorized to borrow money or issue preferred shares and each Fund has, in fact, issued preferred shares. As of December 31, 2007, the annual fee that each Fund pays to the Advisor as a percentage of average net assets (1) attributable to its common shares and assuming the Fund has not issued preferred shares (i.e., not including amounts attributable to borrowings and/or Fund preferred shares) and (2) attributable to its common shares and taking into account the issuance of Fund preferred shares, are each separately set forth below. The Advisor has contractually agreed to waive a portion of its management fee equal to a percentage of each Fund's average managed assets in the amount and for the duration set forth below. The annual fee waivers as a percentage of the Fund's average managed assets attributable to its common shares both excluding and taking into account the issuance of Fund preferred shares, calculated as of December 31, 2007, are set forth below. Each of Old RMR's, RHR's and RFR's Boards, and separately all of the Trustees who are not "interested persons" (as defined in the 1940 Act) of the Advisor, last approved the continuation of its respective Fund's investment advisory agreement on October 11, 2007, and a discussion regarding the basis for each Board approving the continuance of each investment advisory agreement is available in each respective Fund's annual report to its shareholders, filed with the SEC on Form N-CSR on February 22, 2008, for the fiscal year ended December 31, 2007.

        New RMR's Board, and separately all of the Trustees who are not "interested persons" (as defined in the 1940 Act) of the Advisor, approved the investment advisory agreement between the Advisor and New RMR on [                        ], 2008. Separately, the sole shareholder of New RMR approved the investment advisory agreement between the Advisor and New RMR on [                        ], 2008. Pursuant to its terms, the investment advisory agreement between the Advisor and New RMR, executed on [                        ], 2008, will remain in effect until [                        ], 2010, and from year to year thereafter if approved annually: (i) by New RMR's Board or by the holders of a majority of New RMR's outstanding voting shares; and (ii) by a majority of New RMR's Trustees who are not "interested persons" (as defined in the 1940 Act) of the Advisor, by vote cast in person at a meeting called for the purpose of voting on such approval. The investment advisory agreement between New RMR and the Advisor terminates automatically on its assignment. A discussion regarding the basis for the approval of the investment advisory agreement between New RMR and the Advisor by New RMR's Board will be made available in New RMR's annual report to shareholders for the period ending December 31, 2008.

	Management Fee / Fee Waiver(1) (as a percentage of average net assets attributable to common shares)
	Old RMR		RHR		RFR
Management Fees (assuming no issuance of preferred shares)	0.85%		0.85%		0.85%
Management Fees (taking into account preferred shares issued and outstanding as of 12/31/07)	1.20	%(2)	1.26	%(3)	1.39	%(4)
Fee Waiver (assuming no issuance of preferred shares)	0.25%		0.25%		0.25%
Fee Waiver (taking into account preferred shares issued and outstanding as of 12/31/07)	0.35	%(2)	0.37	%(3)	0.41	%(4)
Net Management Fee (taking into account the fee waiver and preferred shares issued and outstanding as of 12/31/07)	0.85	%(2)	0.89	%(3)	0.98	%(4)

(1)
New RMR was not organized until August 19, 2008. However, currently, New RMR has not issued preferred shares and its management fees are 0.85% of its average managed assets and its fee waiver, which expires on December 18, 2008, is 0.25% of its average managed assets. Since New RMR has not issued any preferred shares, its management fee as a percentage of average managed assets also reflects its management fee as a percentage of its average net assets attributable to common shares. New RMR will acquire substantially all of its assets and issue substantially of its common and preferred shares in the Reorganizations and will commence operations after consummation of the first Reorganization. When New RMR issues preferred shares, this leverage will have the effect of increasing New RMR's management fee and fee waiver as a percentage of net assets attributable to common shares. For example, on a pro forma basis, as of December 31, 2007, assuming all the Reorganizations were consummated on that date and that New RMR was in existence at that time, New RMR's management fee and fee waiver would be 1.25% and 0.37%, respectively, of New RMR's average net assets attributable to common shares, assuming the issuance of preferred shares in an amount equal to 39.5% of New RMR's average managed assets.

(2)
At December 31, 2007, Old RMR had issued and outstanding preferred shares in an amount equal to 36.5% of its average managed assets for 2007. Old RMR's contractual fee waiver expires on December 18, 2008.

(3)
At December 31, 2007, RHR had issued and outstanding preferred shares in an amount equal to 40.6% of its average managed assets for 2007. RHR's contractual fee waiver expires on April 27, 2009.

(4)
At December 31, 2007, RFR had issued and outstanding preferred shares in an amount equal to 46.8% of its average managed assets for 2007. RFR's contractual fee waiver expires on November 22, 2009. On January 17, 2008, RFR redeemed 80 of its outstanding preferred shares. In August 2008, RFR redeemed 140 of its outstanding preferred shares. The effects of those redemptions are not reflected in the table above.

        In addition to the fee paid to the Advisor, each Fund pays all other costs and expenses of its operations, including, but not limited to, compensation of the Fund's Trustees (other than those affiliated with the Advisor), custodian, transfer agency and distribution expenses, rating agency fees, legal fees, costs of independent auditors, expenses of repurchasing shares, expenses in connection with any borrowings or other capital raising activities, expenses of being listed on a stock exchange, expenses of preparing, printing and distributing shareholder reports, notices, proxy statements and reports to governmental agencies, membership in investment company organizations, expenses to maintain and administer the Fund's DRIP and taxes, if any.

  Administration Agreement

        The Advisor performs administrative functions for each Fund pursuant to an Administration Agreement with each Fund. Under the supervision of the Advisor, State Street Bank and Trust Company ("State Street") has been selected as subadministrator to provide each Fund with substantially all fund accounting and other administrative services, as more completely described in the SAI. Administrative costs are reimbursed by the Funds to the Advisor and consist of out of pocket or other incremental expenses, including allocations of costs incurred by the Funds, the Advisor and its affiliates and payments to State Street. The fee paid to State Street is computed on the basis of each Fund's average managed assets at an annual rate equal to 0.04% of the first $250 million in assets, 0.025% of the next $250 million, 0.015% of the next $250 million and 0.01% of such assets in excess of $750 million, with minimum annual fees of $95,000 for each Fund. State Street is paid on a monthly basis.

  Disinterested Trustee Compensation

        Trustees who are "interested persons", as defined in the 1940 Act, of a Fund receive no compensation from the Fund for services as a Trustee of the Fund. Disinterested Trustees of the Funds do receive compensation from the Funds. Until changed by a vote of the Board, the compensation payable to each disinterested Trustee by each Fund is as follows.

Timing and Description	Amount
At the first meeting of the Board following the annual meeting of shareholders, an annual retainer	$3,500
For each meeting of the Board or a Board committee which is attended, an attendance fee(1)	$350

    (1)
    Only one attendance fee is payable if more than one meeting for a Fund is held on the same day.

        If the Reorganizations are consummated, New RMR will pay its disinterested Trustees an annual retainer of $3,500 and a per meeting attendance fee of $350 (with only one attendance fee payable if more than one meeting for New RMR is held on the same day). As a result, the aggregate compensation payable to New RMR's disinterested Trustees following the Reorganizations is expected to be less than the aggregate compensation the Funds currently pay to the Funds' disinterested Trustees. In addition to the compensation paid to disinterested Trustees, each Fund reimburses all Trustees for expenses incurred in connection with their duties as Trustees. New RMR intends to continue to reimburse its disinterested Trustees in this manner following the Reorganizations. See the

SAI for additional information regarding compensation paid by the Funds to the Funds' disinterested Trustees.

  Net Asset Value

        Determinations of the NAV of each Fund's common shares are made in accordance with generally accepted accounting principles. Each Fund determines the NAV of its common shares on each day the New York Stock Exchange is open for business, as of the close of the customary trading session (normally 4:00 p.m. Eastern time), or any earlier closing time that day. Each Fund determines NAV per common share by dividing the value of its securities, cash and other assets (including interest accrued but not collected) less all of its liabilities (including outstanding borrowings and accrued interest thereon, accrued expenses and distributions payable) and less the liquidation preference of Fund preferred shares outstanding, if any, by the total number of its common shares outstanding. Each Fund values portfolio securities for which market quotations are readily available at market value as indicated by the last sale price on the security's principal market on the date of valuation. If there has been no sale on that day, securities are valued at the average of the closing bid and ask prices on that day. If no bid or asked prices are quoted on that day, the securities are then valued by methods as determined by the Fund's Board in good faith to reflect fair market value. If events occur that materially affect the value of a security between the time trading ends in a security and the close of the customary trading session on the security's principal market, a Fund may value that security at its fair value as determined in good faith by the Fund's Board. Some fixed income securities may be valued using prices provided by a pricing service. Securities which primarily trade in the over the counter market are valued at the mean of the current bid and ask prices as quoted by the NASDAQ, the National Quotation Bureau or other source deemed comparable by the applicable Fund's Board. Securities traded primarily on the NASDAQ Stock Market, or NASDAQ, are normally valued at the NASDAQ Official Closing Price ("NOCP"), provided by NASDAQ each business day. The NOCP is the most recently reported price as of 4:00:06 p.m., Eastern time, unless that price is outside the range of the "inside" bid and asked prices (i.e., the bid and asked prices that dealers quote to each other when trading for their own accounts); in that case, NASDAQ will adjust the price to equal the inside bid or asked price, whichever is closer to the NOCP. Any of the securities of each Fund which are not readily marketable, which are not traded or which have other characteristics of illiquidity will be valued at fair market value as determined in good faith by or under the supervision of each Fund's Board.

        Foreign securities not traded in U.S. dollars are converted into U.S. dollars using exchange rates as of the close of trading on the NYSE. The value of foreign securities generally is based upon their closing prices reported by their primary market. Foreign securities primarily traded outside the U.S. may be traded on days which are not business days of a Fund. Because each Funds' NAV is determined only on business days, significant changes in foreign securities' value may impact the Funds' NAV on days when Fund shares cannot be purchased or sold.

        Each Fund values all other securities and assets at their fair value. The effect of using fair value pricing is that a Fund's common shares' NAV will be subject to the judgment of the Fund's Board instead of being determined by the market. Depending on the applicable interest rate environment, any swap transaction that a Fund enters into may have either a positive or negative value for purposes of calculating NAV. Any cap transaction that a Fund enters into may, depending on the applicable interest rate environment, have no value or a positive value. In addition, accrued payments to a Fund under such transactions will be the Fund's assets and accrued payments by the Fund will be the Fund's liability. Numerous factors may be considered when determining the fair value of a security, including available analyst, media or other reports, regulatory releases, cost at date of purchase, type of security, the nature and duration of restrictions on disposition of the security and whether the issuer of the security has other securities outstanding.

        Each Fund values its investments in securities with maturities within 60 days of our purchase at their amortized cost, as determined by each Fund's Board to be their fair value. Amortized cost generally means a Fund's cost of the investment plus the amortization to maturity of any discount or premium.

        In connection with determining Old RMR's and the Acquired Funds' NAV attributable to common shares for purposes of determining the number of New RMR common shares to be issued in the Reorganization, each Fund's portfolio securities will be valued according to New RMR's valuation procedures on that Fund's applicable Valuation Date.

  Portfolio Transactions and Brokerage

        Subject to the supervision of the applicable Fund's Board, decisions to buy and sell securities for a Fund and negotiation of the brokerage commissions which a Fund pays are made by the Advisor. Transactions on U.S. stock exchanges involve payment of negotiated brokerage commissions. There is generally no stated commission in the case of securities traded in the over the counter market but the price a Fund pays usually includes an undisclosed dealer commission or mark up. In certain instances, a Fund may make purchases of underwritten issues at prices which include underwriting fees.

        Subject to the supervision of each Fund's Board, the Advisor is authorized, for the purchase and sale of a Fund's portfolio securities, to employ such securities dealers and brokers and to negotiate brokerage commissions on a Fund's behalf as may, in the judgment of the Advisor, implement the Fund's policy of obtaining the best net results taking into account such factors as: the net price available; the reliability, integrity and financial condition of the broker; the size of and difficulty in executing the order; and the value of the expected contribution of the broker to the applicable Fund's investment performance on a continuing basis. Accordingly, the cost of the brokerage commissions to a Fund in any transaction may be greater than available from other brokers if the difference is reasonably justified by other aspects of the portfolio services offered. For example, the Advisor may cause a Fund to pay a broker that provides research services to the Advisor an amount of commission for a transaction in excess of the amount of commission another broker would have charged for that transaction, if the Advisor determines in good faith that such amount of commission was reasonable in relation to the value of the research service provided by such broker viewed in terms of either that particular transaction or the Advisor's ongoing responsibilities to the Fund. Moreover, research and investment information may be provided by brokers at no cost to the Advisor and this information will be available to benefit the Funds and any other accounts advised by the Advisor and its affiliates. In that case, not all of the information will be used for a particular Fund's benefit. While broker provided services and information may be useful in varying degrees and may tend to reduce the Advisor's expenses, it is not possible to estimate its value and in the opinion of the Advisor it does not reduce the Advisor's expenses in a determinable amount. The extent to which the Advisor makes use of statistical, research and other services furnished by brokers is considered by the Advisor in the allocation of brokerage business, but there is no formula by which such business is allocated. The Advisor may also take into account payments made by brokers effecting transactions for a Fund to other persons on the Fund's behalf for services (such as custodial or professional fees).

        Investment decisions for the Funds and any other entities which are or may become investment advisory clients of the Advisor are made independently of one another with a view to achieving their respective investment objectives. Investment decisions are the product of many factors in addition to basic suitability for the particular client involved (including the Funds). Some securities considered for investment by a Fund may also be appropriate for other Funds and other clients served by the Advisor. Thus, a particular security may be bought or sold for certain clients even though it could have been bought or sold for other clients at the same time. If a purchase or sale of securities consistent with the investment policies of a Fund and one or more of the other Funds or clients served by the Advisor is considered at or about the same time, transactions in such securities will be allocated among the Fund and clients in a manner deemed fair and reasonable by the Advisor. The Advisor may aggregate orders for a Fund with simultaneous transactions entered into on behalf of other Funds or its other clients. When this occurs, the transactions are averaged as to price and allocated, in terms of amount, in accordance with a formula considered to be equitable to the clients involved. Likewise, a particular security may be bought for one or more clients when one or more clients are selling the security. In some instances, one client may sell a particular security to another client. Although in some cases these arrangements may have a detrimental effect on the price or volume of the securities as to a Fund, in other cases it is believed that a Fund's ability to participate in volume transactions may produce better executions for it. In any case, it is the judgment of each of the Funds' Trustees that the desirability of the Funds having advisory arrangements with the Advisor outweighs any disadvantages that may result from contemporaneous transactions.

  Other Service Providers

        State Street Bank and Trust Company, Two Avenue de Lafayette, Boston, Massachusetts 02111 is custodian for each of the Funds. The custodian performs custodial, fund accounting and portfolio accounting services for each Fund. Each Fund's transfer agent and dividend paying agent with respect to common shares is Wells Fargo Bank, N.A., Shareowner Services, P.O. Box 64854, St. Paul, Minnesota 55164-0854. Each Fund's transfer agent and dividend paying agent with respect to preferred shares is currently The Bank of New York, 101 Barclay Street, New York, New York 10286.

Additional Information About the Reorganizations

  Description of the Reorganizations

        Shareholders of RHR and RFR are being asked to approve an Agreement and Plan of Reorganization, a form of which is attached to the SAI as Appendix C. Additional information about the Reorganization and the Agreement is set forth below under "Additional Terms of the Agreement and Plan of Reorganization". Each Agreement provides for a Reorganization on the following terms:

  •
  Subject to the requisite approval of the shareholders of each Acquired Fund with regard to the Reorganizations and satisfaction of other conditions, it is expected that the Valuation Date for a Reorganization will be at 4:00 p.m., Eastern time, on the business day immediately preceding the relevant closing date for each Reorganization. The closing date of Old RMR's Reorganization with New RMR is currently expected to be on the relevant dividend payment date of Old RMR's preferred shares first following the Valuation Date, and the closing date of each respective Acquired Fund's Reorganization is currently expected to be on the relevant dividend payment date of the applicable Acquired Fund's preferred shares first following the closing date of Old RMR's Reorganization with New RMR. Although the Boards expect the closings to occur pursuant to the following schedule, the actual closing date of each Reorganization may change.

Fund	Closing Date
Old RMR with New RMR	[	]
RHR with New RMR	[	]
RFR with New RMR	[	]

    Each of Old RMR, RHR and RFR will transfer all of its assets to New RMR and New RMR will assume all of the liabilities of each of Old RMR, RHR and RFR. This will result in the addition of the assets of each of Old RMR, RHR and RFR to New RMR's portfolio. The NAV of each Fund will be computed on the requisite Valuation Dates.

  •
  New RMR will issue and cause to be listed on the [                    ] New RMR common shares in an amount equal to the aggregate value of the net assets of each of Old RMR, RHR and RFR attributable to its common shares, after giving effect to the costs of the Reorganization borne by the applicable Fund. Following consummation of a Reorganization, these shares will be distributed to common shareholders of record of each applicable Fund by that Fund in proportion to their holdings immediately prior to the Reorganization in exchange for those shareholders' Fund common shares. As a result, common shareholders of Old RMR, RHR and RFR will become common shareholders of New RMR and cease to be common shareholders of Old RMR, RHR and RFR, respectively.

  •
  New RMR will issue New RMR Preferred Shares, Series Th to RHR. The aggregate liquidation preference of New RMR Preferred Shares, Series Th received by RHR in the Reorganization will equal the aggregate liquidation preference of preferred shares of RHR outstanding immediately prior to the Reorganization. Following the consummation of RHR's Reorganization, the New RMR Preferred Shares, Series Th will be distributed by RHR to RHR's holders of preferred shares in proportion to their holdings immediately prior to the Reorganization in exchange for those preferred shareholders' RHR preferred shares. As a result, holders of preferred shares of RHR will become holders of New RMR Preferred Shares, Series Th and will cease to be preferred shareholders of RHR.

  •
  New RMR will issue New RMR Preferred Shares, Series W to RFR. The aggregate liquidation preference of New RMR Preferred Shares, Series W received by RFR in the Reorganization will equal the aggregate liquidation preference of preferred shares of RFR outstanding immediately prior to the Reorganization. Following the consummation of RFR's Reorganization, New RMR Preferred Shares, Series W will be distributed by RFR to holders of preferred shares of RFR in proportion to their holdings immediately prior to the Reorganization in exchange for those preferred shareholders' RFR preferred shares. As a result, holders of preferred shares of RFR will become holders of New RMR Preferred Shares, Series W and will cease to be preferred shareholders of RFR.

  •
  New RMR will issue New RMR Preferred Shares, Series T to Old RMR. The aggregate liquidation preference of New RMR Preferred Shares, Series T received by Old RMR in the Reorganization will equal the aggregate liquidation preference of preferred shares of Old RMR outstanding immediately prior to the Reorganization. The New RMR Preferred Shares, Series T will be distributed to holders of preferred shares of Old RMR in proportion to their holdings immediately prior to the Reorganization. The auction dates, rate period and dividend payment dates of the Old RMR preferred shares and the New RMR Preferred Shares, Series T received by Old RMR preferred shareholders in the Reorganization in exchange for such Old RMR preferred shares will be the same.

  •
  After the New RMR shares are distributed by the applicable Fund to its shareholders, that Fund will dissolve under applicable state law and terminate its registration under the 1940 Act.

        The distribution of New RMR common shares and New RMR preferred shares will be accomplished by opening new accounts on the books of New RMR in the names of the common and preferred shareholders of each of Old RMR, RHR and RFR and transferring to those shareholder accounts the New RMR common shares and the New RMR preferred shares previously credited on those books to the accounts of each of Old RMR, RHR and RFR. Each newly opened account on the books of New RMR for the former common shareholders of each of Old RMR, RHR and RFR will represent the respective pro rata number of New RMR common shares due such shareholder. Similarly, each newly opened account on the books of New RMR for the former preferred shareholders of each of Old RMR, RHR and RFR will represent the respective pro rata number of New RMR preferred shares due such shareholder. See "Additional Information About the Reorganizations—

Additional Terms of the Agreement and Plan of Reorganization" below for a description of the procedures to be followed by Old RMR's, RHR's and RFR's shareholders to obtain New RMR common shares and New RMR preferred shares, as applicable.

  Material U.S. Federal Income Tax Consequences of the Reorganization

        The following is a general summary of the material anticipated U.S. federal income tax consequences of the Reorganizations. The discussion is based upon the Code, Treasury regulations, court decisions, published positions of the Internal Revenue Service ("IRS") and other applicable authorities, all as in effect on the date hereof and all of which are subject to change or differing interpretations (possibly with retroactive effect). The discussion is limited to U.S. persons who hold shares of an Acquired Fund or Old RMR as capital assets for U.S. federal income tax purposes. This summary does not address all of the U.S. federal income tax consequences that may be relevant to a particular shareholder or to shareholders who may be subject to special treatment under U.S. federal income tax laws. No ruling has been or will be obtained from the IRS regarding any matter relating to the Reorganizations. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax aspects described below. Shareholders should consult their own tax advisers as to the U.S. federal income tax consequences of the Reorganizations, as well as the effects of state, local and non-U.S. tax laws.

        It is a condition to closing for each Reorganization that the respective Funds receive an opinion, dated as of the closing date of each Reorganization, from Skadden, Arps, Slate, Meagher & Flom LLP ("Skadden Arps"), special U.S. federal income tax counsel to New RMR, regarding the characterization of each such Reorganization as a "reorganization" within the meaning of Section 368(a) of the Code. As such a "reorganization", the U.S. federal income tax consequences of each Reorganization can be summarized as follows:

  •
  No gain or loss will be recognized by an Acquired Fund, Old RMR or New RMR upon the transfer of the assets of an Acquired Fund or Old RMR to New RMR in exchange solely for the common shares and preferred shares of New RMR and the assumption by New RMR of the stated liabilities of an Acquired Fund and Old RMR and the subsequent liquidation of an Acquired Fund or Old RMR.

  •
  No gain or loss will be recognized by a shareholder of an Acquired Fund or of Old RMR who exchanges, as the case may be, all of his, her or its common shares of an Acquired Fund or of Old RMR solely for common shares of New RMR pursuant to a Reorganization or all of his, her or its preferred shares of an Acquired Fund or of Old RMR solely for New RMR preferred shares pursuant to a Reorganization.

  •
  The aggregate tax basis of the common shares or preferred shares of New RMR, as the case may be, received by a shareholder of an Acquired Fund or Old RMR pursuant to a Reorganization will be the same as the aggregate tax basis of the common shares or preferred shares of an Acquired Fund or Old RMR, as applicable, surrendered in exchange therefor.

  •
  The holding period of the common shares or preferred shares of New RMR, as the case may be, received by a shareholder of an Acquired Fund or Old RMR pursuant to a Reorganization will include the holding period of the shares of an Acquired Fund or Old RMR, as applicable, surrendered in exchange therefor.

  •
  New RMR's tax basis in an Acquired Fund's or Old RMR's assets received by New RMR pursuant to a Reorganization will, in each instance, equal the tax basis of such assets in the hands of such an Acquired Fund or Old RMR, as applicable, immediately prior to such Reorganization, and New RMR's holding period of such assets will, in each instance, include the period during which the assets were held by such Acquired Fund or Old RMR.

        The opinion of Skadden Arps will be based on U.S. federal income tax law in effect on the closing date. In rendering its opinion, Skadden Arps will also rely upon certain representations of the management of each Acquired Fund, Old RMR and New RMR and assume, among other things, that each Reorganization will be consummated in accordance with the operative documents. An opinion of counsel is not binding on the IRS or any court.

        New RMR will succeed to the capital loss carryforwards of RFR, which will be subject to the limitations described below. RFR has capital loss carryforwards that, in the absence of the Reorganizations, would generally be available to offset its respective capital gains. As a result of the Reorganizations, however, RFR will undergo an "ownership change" for tax purposes (because RFR is significantly smaller than the reorganized New RMR), and accordingly, the capital loss carryforwards of RFR (and certain "built-in losses") will be limited by the operation of the tax loss limitation rules of the Code. The Code generally limits the amount of pre-ownership change capital loss carryforwards and "built in losses" that may be used to offset post-ownership change gains to a specific annual amount (generally the product of the fair market value of the RFR stock immediately prior to the ownership change and a rate established by the IRS for the month of the closing date (for example, such rate is 4.71% for July, 2008)). Subject to certain limitations, any unused portion of these losses may be available in subsequent years, subject to the overall eight-year capital loss carryforward limit for capital loss carryforwards, as measured from the date of recognition.

        Each Acquired Fund will declare and pay on or immediately before the closing date of its Reorganization (1) to the holders of its common shares one or more dividends and/or other distributions in an amount large enough so that, together with the dividends described in (2) below, it will have distributed substantially all (and in any event not less than 98%) of its (a) investment company taxable income, computed without regard to any deduction for dividends paid, and (b) net capital gain, after reduction by any capital loss carryforward, for the current taxable year through the closing date, and (2) to the holders of its preferred shares all accumulated unpaid dividends.

        New RMR intends to be taxed under the rules applicable to regulated investment companies as defined in Section 851 of the Code, which are the same rules currently applicable to each Acquired Fund, Old RMR and their shareholders.

  Expenses of the Reorganization

        Generally, each Fund will bear costs of the Reorganizations that are directly attributable to it. RHR and RFR will each bear its costs for printing, filing and mailing proxy materials and proxy solicitations in connection with the Reorganizations related to that fund. New RMR will bear all of the costs of SEC registration fees related to the Reorganizations and the costs for printing, filing and mailing any disclosure documents or correspondence specifically pertaining to Old RMR or its shareholders and to be filed by Old RMR with the SEC or mailed by Old RMR to its shareholders. Other expenses of the Funds incurred in connection with the Reorganizations will generally be borne by Old RMR, RHR and RFR in proportion to their respective NAVs as of a specified date agreed to by those Funds' Boards, which will precede the date of consummation of any Reorganization. New RMR will reimburse the Advisor for any expenses funded by the Advisor solely and directly attributable to organizing New RMR as a Delaware statutory trust, registering and organizing New RMR as an investment company under the 1940 Act, listing New RMR's shares for trading on the [                    ] and any other expenses incidental to organizing New RMR and qualifying it to conduct business as a closed end management investment company under the 1940 Act. As of June 30, 2008, the aggregate NAVs attributable to common shares of Old RMR, RHR and RFR were $76,695,638, $36,281,271 and $16,397,538, respectively, and the proportional NAVs as of that date were approximately 59%, 28% and 13%, respectively. If an Acquired Fund's shareholders do not approve at the Meeting (or any adjournment or postponement of the Meeting) the proposed Reorganization, the applicable Acquired Fund will not bear any further costs of the Reorganizations after that time except as may be directly attributable to or already incurred by it. Accordingly, each Acquired Fund may incur expenses arising from the planned Reorganizations even though its proposed Reorganization may not occur. See "Expense Sharing Agreement", attached as Appendix D to the SAI.

  Additional Terms of the Agreement and Plan of Reorganization

        Certain terms of each Agreement and Plan of Reorganization are described above. The following is a summary of certain additional terms of each Agreement and Plan of Reorganization. This summary and any other description of the terms of each Agreement and Plan of Reorganization contained in this Joint Proxy Statement/Prospectus are qualified in their entirety by the Form of Agreement and Plan of Reorganization attached as Appendix C to the SAI and incorporated by reference herein.

         Representations and Warranties.    Each Agreement and Plan of Reorganization contains several representations and warranties relating to, among other things:

  •
  organization and registration under the 1940 Act;

  •
  capitalization of New RMR and the applicable Acquired Fund or Old RMR;

  •
  authorization, execution, delivery, performance and enforceability of the Agreement and Plan of Reorganization;

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  financial statements;

  •
  the absence of litigation;

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  absence of a violation of the respective declarations of trust and bylaws, orders or decrees or agreements as a result of the execution and performance of the Agreement and Plan of Reorganization;

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  absence of undisclosed material contracts;

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  absence of undisclosed liabilities;

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  governmental consents, approvals, authorizations and orders required in connection with the consummation of the applicable Reorganization;

  •
  compliance of the registration statement on Form N-14 with applicable federal securities laws and the accuracy of information contained in such registration statement, including this Joint Proxy Statement/Prospectus;

  •
  authorization, issuance, qualification of shares and sufficiency of share registration by New RMR;

  •
  regulatory, Trustee and shareholder approvals;

  •
  filing of tax returns, payment of taxes and tax liabilities;

  •
  the books and records of the Acquired Fund or Old RMR;

  •
  the investments of the Acquired Fund or Old RMR to be exchanged in the applicable Reorganization;

  •
  election and qualification as a regulated investment company under the Code; and

  •
  absence of New RMR plan or intention to sell or dispose of an Acquired Fund's or Old RMR's investments other than in the ordinary course of business.

        We urge you to carefully read the sections of the form Agreement and Plan of Reorganization entitled "Representations and Warranties of the Acquiring Fund" and "Representations and Warranties

of the Target Fund". Each Agreement and Plan of Reorganization provides that the representations and warranties in such agreement expire at the consummation of the applicable Reorganization.

         Covenants.    New RMR, each Acquired Fund and Old RMR have agreed to certain covenants, including, without limitation, to:

  •
  with respect to Old RMR and the Acquired Funds, operate their respective businesses prior to the closing date of the applicable Reorganization as conducted on the date of the Agreement and Plan of Reorganization, and with respect to New RMR, not to commence operations prior to the closing of the first Reorganization to be consummated;

  •
  with respect to New RMR, file the registration statement on Form N-14 and use best efforts to provide that such registration statement becomes effective as promptly as practicable;

  •
  with respect to New RMR, file a registration statement on Form N-2 to register under the 1940 Act the New RMR shares to be issued in connection with the Reorganizations and use best efforts to provide that such registration statement becomes effective as promptly as practicable;

  •
  cooperate fully with the other, and furnish to the other the information relating to itself to be set forth in the registration statement on Form N-14, as required by applicable securities laws;

  •
  with respect to New RMR and the Acquired Funds, cause the Meeting to be called, and cause the Joint Proxy Statement/Prospectus to be mailed as promptly as practicable following the registration statement on Form N-14 being declared effective by the SEC.

  •
  with respect to each Acquired Fund and Old RMR, following consummation of its Reorganization, terminate its organization, pay liabilities and not conduct any business except in connection with its termination;

  •
  with respect to each Acquired Fund and Old RMR, following consummation of its Reorganization, de-register under the 1940 Act; and

  •
  make certain tax filings before and after the closing date and pay taxes shown on the pre-closing returns.

        We urge you to carefully read the covenants in the form of Agreement and Plan of Reorganization, including the section of the form of Agreement and Plan of Reorganization entitled "Covenants of the Funds".

         Valuation of Assets and Liabilities.    The assets of each Fund will be valued after the close of business on the AMEX (generally, 4:00 p.m., Eastern time) on the Valuation Date for the applicable Fund, using New RMR's valuation procedures. See "Management of the Funds—Net Asset Value". For the purpose of determining the NAV of a common share of each Fund, the value of the securities held by the Fund plus any cash or other assets (including interest accrued but not yet received) minus all liabilities (including incurred and accrued expenses, which will include each Fund's share of the costs of the Reorganizations) and the aggregate liquidation value of the outstanding preferred shares of the Fund is divided by the total number of common shares of the Fund outstanding at such time. Daily expenses for each Acquired Fund and Old RMR, through the closing date of each applicable Reorganization, including the fees payable to the Advisor, will accrue on the Valuation Date. New RMR will accrue its daily expenses on the Valuation Date, including fees payable to the Advisor, through the closing date of the last Reorganization scheduled to occur. If the amount of the compensatory payment to be paid to an Acquired Fund by the Advisor in compensation for the reduction in investment advisory fee waiver duration that will result from the Reorganizations is distributed to that Fund's shareholders prior to the consummation of the applicable Reorganization, that payment will have no net effect on the determination of the Fund's NAV on the Valuation Date for purposes of determining the number of New RMR common shares to be issued by New RMR to that Fund in connection with that Fund's Reorganization. If either Acquired Fund retains any amount of such compensatory payment, that amount will be factored in to the determination of that Fund's NAV on the Valuation Date for purposes of determining the number of New RMR common shares to be issued by New RMR to that Fund in connection with that Fund's Reorganization.

         Amendments and Conditions.    Each Agreement and Plan of Reorganization may be amended in any respect by a writing signed by the parties to the agreement at any time prior to the applicable Reorganization's closing, including after the applicable Fund's shareholders have approved that agreement without the need to obtain shareholder approval of the amendment, unless applicable law requires shareholder approval of the amendment. Each such agreement provides that if orders of the SEC impose any terms or conditions found acceptable by the respective Boards of the parties, such terms and conditions shall be binding as if a part of such agreement without further shareholder approval unless such terms and conditions result in a change in the method of computing the number of shares to be issued to the Acquired Fund, as applicable, in which event, the Acquired Fund will be required to seek shareholder approval of such terms or conditions (unless such terms and conditions shall have been included in the proxy solicitation materials furnished to the shareholders of the Acquired Fund prior to the meeting at which the applicable Reorganization shall have been approved). The obligations of each Fund pursuant to its Agreement and Plan of Reorganization are subject to various conditions, including, without limitation, the registration statement on Form N-14, of which this Joint Proxy Statement/Prospectus is a part, being declared effective by the SEC; the registration statement on Form N-2 of New RMR registering the New RMR shares to be issued in connection with the Reorganizations being declared effective by the SEC; approval of the respective Reorganizations by the shareholders of each of the respective Acquired Funds; absence of material litigation pending with respect to matters contemplated by the Agreement and Plan of Reorganization; receipt of an opinion of counsel as to tax matters; the continuing accuracy in all material respects of various representations and warranties of the Funds; compliance with covenants and satisfaction of conditions in the respective Agreements and Plans of Reorganization being confirmed by the respective parties; with respect to a particular Reorganization; and the Advisor making the fee waiver payment to the Acquired Fund participating in that Reorganization.

        Any Reorganization may be consummated whether or not the other Reorganizations are consummated. In the event that one Acquired Fund's Reorganization is approved but the other Acquired Fund's Reorganization is not approved, the Board of the Acquired Fund whose shareholders approved its Fund's proposed Reorganization, as well as the Board of New RMR, will consider whether to proceed with the approved Reorganization. The Boards of any Acquired Funds whose shareholders have not approved its applicable Reorganization will consider what actions, if any, to take in light of its Acquired Fund's shareholders not approving its Fund's proposed Reorganization. The Reorganization of Old RMR with New RMR will be consummated irrespective of whether the Reorganizations of the Acquired Funds with New RMR are consummated.

        Each of the Funds may waive any condition to its obligation to consummate the Reorganization that is applicable to it if, in the judgment of the Board of such Fund after consultation with its counsel, such action or waiver will not have a material adverse effect on the benefits intended under this Agreement to the shareholders of such Fund, on behalf of which such action is taken. The Funds do not intend to waive the condition related to the New RMR preferred shares rating.

         Indemnification.    Under each Agreement and Plan of Reorganization, New RMR and the applicable Acquired Fund or Old RMR have granted each other, and their respective officers, Trustees, agents and persons controlled by or controlling any of them, certain indemnification rights from and against any losses arising out of or related to any claims for breaches of representations, warranties or covenants made against the other party, except in cases of losses arising directly from such party's (1) willful misfeasance, (2) bad faith, (3) gross negligence or (4) reckless disregard of the duties involved in the conduct of such party's position.

         Postponement; Termination.    Under each Agreement and Plan of Reorganization, the Board of an Acquired Fund, Old RMR or New RMR may cause the applicable Reorganization to be postponed or abandoned in certain circumstances. Under each Agreement and Plan of Reorganization, such agreement may be terminated and the applicable Reorganization may be abandoned at any time (whether before or after the adoption of such Agreement and Plan of Reorganization by the shareholders of an Acquired Fund) prior to the applicable closing date, or such closing date may be postponed: (1) by mutual consent of the Boards of New RMR and the applicable Acquired Fund or Old RMR, as applicable, or (2) by the Board of either New RMR or the Acquired Fund or Old RMR, as applicable, if any condition to that Fund's obligations set forth in the Agreement and Plan of Reorganization has not been fulfilled or waived by such Board. Each Agreement and Plan of Reorganization will automatically terminate if the transactions contemplated by such agreement have not been consummated by December 31, 2009, unless a later date is mutually agreed to by the Boards of the Funds.

         Surrender and Exchange of Share Certificates.    After the applicable closing date, each holder of an outstanding certificate or certificates formerly representing Acquired Fund or Old RMR common shares or Acquired Fund or Old RMR preferred shares, as applicable, will be entitled to receive, upon surrender of his or her certificate or certificates, a certificate or certificates representing the number of New RMR common shares or New RMR preferred shares, as applicable, distributable with respect to such holder's Acquired Fund or Old RMR common shares or Acquired Fund or Old RMR preferred shares. Promptly after each closing date, the transfer agent for the New RMR common shares and New RMR preferred shares will mail to each holder of certificates formerly representing Acquired Fund or Old RMR common shares or Acquired Fund or Old RMR preferred shares, as applicable, instructions for exchanging their Acquired Funds or Old RMR share certificates for New RMR share certificates and a letter of transmittal for use in surrendering his or her certificates for certificates representing New RMR common shares or New RMR preferred shares, as applicable. Please do not send in any share certificates at this time. From and after the Reorganization closing date, certificates formerly representing applicable Acquired Fund or Old RMR common shares or Acquired Fund or Old RMR preferred shares will be deemed for all purposes to evidence ownership of the number of full New RMR common shares or New RMR preferred shares, as applicable, distributable with respect to the Acquired Fund or Old RMR common shares or Acquired Fund or Old RMR preferred shares, as applicable, held immediately before the Reorganization provided that, until such share certificates have been so surrendered, no dividends payable to the holders of record of Acquired Fund common shares as of immediately prior to the consummation of the applicable Reorganization will be reinvested pursuant to New RMR's DRIP, but will instead be paid in cash. Once such Acquired Fund or Old RMR common share certificates have been surrendered, participants in the Acquired Fund's or Old RMR's DRIP will automatically be enrolled in the DRIP of New RMR. From and after the applicable closing date, there will be no transfers on the share transfer books of the Acquired Fund or Old RMR. If, after the applicable closing date, certificates representing Acquired Fund or Old RMR common shares or Acquired Fund or Old RMR preferred shares are presented to New RMR, they will be cancelled and exchanged for certificates representing New RMR common shares or New RMR preferred shares, as applicable.

        With respect to uncertificated Acquired Fund or Old RMR common shares and Acquired Fund or Old RMR preferred shares, the record owner of such Acquired Fund or Old RMR common shares and Acquired Fund or Old RMR preferred shares, as applicable, on the books and records of the applicable Acquired Fund's or Old RMR's transfer agent as of the Valuation Date shall be entitled to receive, upon the closing date of the applicable Acquired Fund's or Old RMR's Reorganization, New RMR common shares and New RMR preferred shares, respectively, in accordance with the Agreement and Plan of Reorganization and such exchange and issuance will be accomplished by book entry.

 PROPOSAL 3: APPROVAL OF THE ADJOURNMENT OR POSTPONEMENT
OF THE MEETING IN CERTAIN CIRCUMSTANCES

For Shareholders of RHR and RFR

        The Boards of each of RHR and RFR are submitting Proposal 3 for consideration at the Meeting to authorize each shareholder's named proxy to approve one or more adjournments or postponements of the Meeting if there are insufficient votes at the time of the Meeting to approve the respective Agreements and Plans of Reorganization and related Reorganizations of RHR and RFR with New RMR and related matters as proposed in Proposals 1(a) and 1(b) and Proposals 2(a) and 2(b), respectively. Proposal 3 relates only to an adjournment or postponement of the Meeting for purposes of soliciting additional proxies to obtain the requisite shareholder votes to approve the respective Agreements and Plans of Reorganization and related Reorganizations of RHR and RFR with New RMR and related matters as proposed in Proposals 1(a) and 1(b) and Proposals 2(a) and 2(b), respectively. The Board of each Fund retains full authority to adjourn or postpone the Meeting of its respective Fund for any other purpose, including absence of a quorum, without the consent of its respective Fund's shareholders.

        Approval of Proposal 3 requires, for each of RHR and RFR, the affirmative vote of a plurality of the common shares and preferred shares of that Fund, voting together as a single class, present at the Meeting, whether in person or by proxy, even if those shares represent less than a quorum. The "affirmative vote of a plurality" means more shares vote for Proposal 3 than against Proposal 3.

        The Boards of each of RHR and RFR recommends that you vote FOR this proposal.

 BOARD CONSIDERATIONS

        The Board of each Fund, including all the Trustees of each Fund's Board who are not "interested persons" of that Fund (as defined in the 1940 Act), has determined that each Reorganization is in the best interests of the shareholders of each Fund and that the interests of such shareholders will not be diluted as a result of any Reorganization. The Board of each Fund, including all the Trustees of each Fund's Board who are not "interested persons" of that Fund (as defined in the 1940 Act), believes that the proposed Reorganization(s) involving its Fund will be advantageous to the shareholders of its Fund for several reasons. Each Fund's Board, including all the Trustees of each Fund's Board who are not "interested persons" of that Fund (as defined in the 1940 Act), considered the following matters, among others, in approving the proposal:

        First, that following the Reorganizations, New RMR will have a combined portfolio with greater assets than those of any of the Funds individually. The Funds' Boards considered that the diversification afforded by the substantially larger reorganized New RMR should lessen the volatility of New RMR's portfolio taken as a whole. The Funds' Boards believe that due to the substantially larger reorganized New RMR and greater number of reorganized New RMR common shares that would result from the Reorganizations, following the Reorganizations, the average trading volume for New RMR common shares is likely to be greater than the individual average trading volume of each of Old RMR, RHR and RFR. The Funds' Boards believe that this increased volume should make it easier for shareholders to purchase and sell their New RMR common shares, thereby reducing volatility in the market for the reorganized New RMR's common shares. The Funds' Boards also considered that the New RMR common shares received in the Reorganizations may trade at a market discount from NAV following the Reorganizations and thus an Acquired Fund common shareholder, or an Old RMR common shareholder, may not able to sell their newly received New RMR common shares at the NAV received in their Fund's Reorganization. The Funds' Boards can provide no assurances of the extent, if any, to which New RMR's common shares will trade at a discount or premium following the Reorganizations. There also can be no assurance that the Funds' relative historic discounts would continue should the Reorganizations not take place, and the Funds' Boards considered this as well.

        Second, that the Reorganizations will result in a reorganized New RMR that will (i) have similar investment objectives to the current investment objectives of each of the Acquired Funds and Old RMR and (ii) be managed by the same investment advisory personnel, Boards and portfolio managers that currently manage each of the Funds. As of June 30, 2008, each Acquired Fund held at least 77% by value of its portfolio investments in REITs and Old RMR held 83% by value of its portfolio investments in REITs. Each Fund's Board believes that the Reorganization of each Fund with New RMR will allow operational efficiencies to be gained in light of the Funds' redundant investment portfolios and provide the Funds' shared portfolio managers with a more focused portfolio of investments to manage. Each Fund's Board also believes that each Reorganization will provide the potential for economies of scale and lower operating expenses for the shareholders of each Fund. The Funds' Boards considered that the greater asset size of the reorganized New RMR may allow it, relative to each Acquired Fund and Old RMR, to obtain better net prices on securities trades and achieve a greater diversification of portfolio holdings.

        Third, that New RMR is identical in all material respects to Old RMR, except that New RMR is organized as a Delaware statutory trust and Old RMR is organized as a Massachusetts business trust and except for the differences in their governing documents as a result. The Funds' Boards believe that a fund organized as a Delaware statutory trust offers advantages over a fund organized as a Massachusetts business trust, including limiting by statute the personal liability of shareholders, the ability to simplify operations by reducing administrative burdens and a well established body of business entity law.

        Fourth, that after the Reorganizations certain fixed administrative costs will be spread across the reorganized New RMR's larger asset base, resulting in lower aggregate costs for the reorganized New RMR relative to each Fund on a standalone basis. Although the magnitude of the benefit of lower expenses for common shareholders of each respective Fund will be different, each Fund's Board expects that its Fund should realize some benefit either immediately or in the future from the Reorganizations. Each Fund's Board believes that its Fund's common shareholders should realize lower expense ratios after the Reorganizations than they would realize if the Reorganizations did not occur.

        Fifth, that as a result of the relatively small size of the Funds compared to many other publicly held closed end management investment companies, each of the Funds pays a relatively high amount of annual costs as a percentage of net assets, including annual charges for stock exchange listing fees, transfer agency fees, administration and sub-administration fees, custodian fees, the costs of preparing separate annual audited financial statements, legal fees for ordinary business and the like. By combining the Funds, the Funds' Boards believe that the Funds may be able to realize annual cost savings totaling approximately $850,000.

        Sixth, that each Fund pays a management fee to the Advisor at an annual rate of 0.85% of the Fund's average managed assets. The Funds' Boards considered that, for the first five years following the closing of each of Old RMR's, RHR's and RFR's initial public offering of common shares, the Advisor has contractually agreed to waive a portion of its management fee equal to 0.25% of the average managed assets of each Fund and that following each Reorganization, the Advisor will provide investment advisory services to New RMR pursuant to the terms of an investment advisory agreement between New RMR and the Advisor, including management fees and fee waiver provisions. The Funds' Boards recognized that the terms of the investment advisory agreement between New RMR and the Advisor are substantively the same as the terms of the existing investment advisory agreement between Old RMR and the Advisor, including a provision for the expiration of New RMR's contractual fee waiver five years from the closing of Old RMR's initial public offering of common shares, December 18, 2008. RHR's contractual fee waiver expires on April 27, 2009 and RFR's contractual fee waiver expires on November 22, 2009. The Funds' Boards considered that, in order to compensate the Acquired Funds for the reduced fee waiver period that will result from the Reorganizations, the Advisor has agreed to make cash payments to each of the Acquired Funds which, based on each Acquired Fund's managed assets as of June 30, 2008, an assumed closing date of December 31, 2008 for each Reorganization, and an applied discount factor of [      ], amounted to compensatory payments of $[          ] and $[          ] to RHR and RFR, respectively. The Boards considered that the actual amount of this compensatory payment will change based on the actual closing date of each respective Reorganization, the actual value of RHR's and RFR's managed assets on the applicable measurement date and the actual applied discount factor.

        Seventh, that generally each Fund will bear costs of the Reorganizations that are directly attributable to it. The Funds' Boards considered that RHR and RFR will each bear its costs for printing, filing and mailing proxy materials and proxy solicitations in connection with the Reorganizations related to that fund. The Funds' Boards further considered that New RMR will bear all of the costs of SEC registration fees related to the Reorganizations and the costs for printing, filing and mailing any disclosure documents or correspondence specifically pertaining to Old RMR or its shareholders and to be filed by Old RMR with the SEC or mailed by Old RMR to its shareholders and to be filed by Old RMR with the SEC or mailed by Old RMR to its shareholders. The Funds' Boards determined that other expenses of the Funds incurred in connection with the Reorganizations will generally be borne by Old RMR, RHR and RFR in proportion to their respective NAVs as of a specified date agreed to by those Funds' Boards, which will precede the date of consummation of any Reorganization. The Funds' Boards also considered that New RMR will reimburse the Advisor for any expenses funded by the Advisor solely and directly attributable to organizing New RMR as a Delaware statutory trust, registering and organizing New RMR as an investment company under the 1940 Act,

listing New RMR's shares for trading on the [                                    ] and any other expenses incidental to organizing New RMR and qualifying it to conduct business as a closed end management investment company under the 1940 Act. If an Acquired Fund's shareholders do not approve at the Meeting (or any adjournment or postponement of the Meeting) the proposed Reorganization, the applicable Acquired Fund will not bear any further costs of the Reorganizations after that time except as may be directly attributable to or already incurred by it. Accordingly, the Acquired Funds' Boards considered that it's Acquired Fund may incur expenses arising from the planned Reorganizations even though its proposed Reorganization may not occur.

        Eighth, that the Reorganizations are not anticipated to directly benefit preferred shareholders of the Funds; however, none of the expenses of the Reorganizations will be borne by preferred shareholders of the Funds, the terms of the newly issued New RMR preferred shares will be essentially the same as the terms of the applicable Acquired Fund's, or Old RMR's, as applicable, preferred shares, and the ratings expected to be received for the New RMR preferred shares to be issued in the Reorganizations are "Aaa" from Moody's and "AAA" from Fitch. Each Fund's Board also noted that, recently, credit markets, including the market for auction rate securities such as the Acquired Funds' and Old RMR's preferred shares, have experienced volatility, cost increases and very little availability of capital. The Funds' Boards considered that, while the Advisor believes the Acquired Funds' and Old RMR's auction rate preferred securities are well protected by asset coverage, current adverse market conditions for auction rate securities has made successful remarketing of the Funds' auction rate preferred shares difficult to realize and that the Advisor expects New RMR to have similar difficulties if market conditions do not improve significantly. The Funds' Boards considered that, although to date no auctions for preferred securities of the Acquired Funds or Old RMR have failed to attract sufficient clearing bids (such auctions are commonly referred to as "failed" auctions), if an affiliate of the Acquired Funds' and Old RMR's lead broker-dealer for their auction rate preferred securities had not been supporting the Acquired Funds' and Old RMR's auctions, the applicable auctions likely would have failed and holders of the Acquired Funds' and Old RMR's preferred shares would not have been able to sell their preferred shares in the applicable auctions. The Funds' Boards considered that there can be no assurance that this or any other affiliate of the Acquired Funds' and Old RMR's lead broker-dealer would purchase Fund preferred shares in any future auction of Fund preferred securities or that the Funds, including New RMR, who will have the same lead broker-dealer for auctions of its preferred securities, will not have any auction for their preferred securities fail. If auctions for the Funds' preferred shares fail, or if market conditions generally frustrate the Funds' ability to enhance investment results through the investment of capital attributable to their outstanding preferred shares, such factors may necessitate a change in the form and/or amount of investment leverage used by the Funds. The Funds' Boards considered that the Funds have no current intention to change the form or degree of investment leverage that they use. The Funds' Boards also considered that the use of alternative forms of leverage and/or a reduction in the degree of investment leverage used by the Funds in their investment programs could result in reduced investment returns for common shareholders as compared to the returns that historically have been achieved by the Funds through the use of preferred share leverage in favorable market conditions.

        Ninth, that the Advisor will benefit from the Reorganizations. For example, the Advisor may achieve cost savings due to the reorganized New RMR's lower fixed costs, which may result in reduced costs resulting from a consolidated portfolio management effort. Each Fund's Board believes, however, that these savings should not amount to a significant economic benefit to the Advisor.

LEGAL PROCEEDINGS

        There are no material pending legal proceedings to which the Funds or the Advisor is a party. RHR had recently been involved in litigation with its shareholder, Bulldog Investors General Partnership. The purpose of this litigation was to enforce provisions of RHR's declaration of trust which generally limits ownership of RHR to not more than 9.8% of RHR's outstanding shares. Old RMR's, New RMR's and RFR's declarations of trust contain a similar 9.8% ownership limitation. The parties to this litigation entered into a settlement agreement in June 2008, and on July 1, 2008 the court granted the parties' joint motion to dismiss this litigation, effectively ending the litigation.

VOTING INFORMATION AND REQUIRED VOTE

        Each Fund common and preferred share is entitled to one vote.

        Approval of Proposal 1(a) requires the affirmative vote of a "majority of the outstanding" (as defined in 1940 Act) common and preferred shares of RHR, voting together as a single class. "Majority of the outstanding" common shares and preferred shares of RHR, as defined pursuant to the 1940 Act, means the lesser of (1) 67% or more of RHR's common shares and preferred shares, together as a single class, present at a meeting of RHR's shareholders, if the holders of more than 50% of RHR's outstanding common shares and preferred shares are present or represented by proxy, or (2) more than 50% of RHR's outstanding common shares and preferred share, together as a single class.

        Approval of Proposal 1(b) requires the affirmative vote of a "majority of the outstanding" (as defined in the 1940 Act) preferred shares of RHR, voting as a separate class. "Majority of the outstanding" preferred shares of RHR, as defined pursuant to the 1940 Act, means the lesser of (1) 67% or more of RHR's preferred shares, as a single class, present at a meeting of RHR's shareholders, if the holders of more than 50% of RHR's outstanding preferred shares are present or represented by proxy, or (2) more than 50% of RHR's outstanding preferred shares.

        Approval of Proposal 2(a) requires the affirmative vote of a "majority of the outstanding" (as defined in 1940 Act) common and preferred shares of RFR, voting together as a single class. "Majority of the outstanding" common shares and preferred shares of RFR, as defined pursuant to the 1940 Act, means the lesser of (1) 67% or more of RFR's common shares and preferred shares, together as a single class, present at a meeting of RFR's shareholders, if the holders of more than 50% of RFR's outstanding common shares and preferred shares are present or represented by proxy, or (2) more than 50% of RFR's outstanding common shares and preferred shares, together as a single class.

        Approval of Proposal 2(b) requires the affirmative vote of a "majority of the outstanding" (as defined in the 1940 Act) preferred shares of RFR, voting as a separate class. "Majority of the outstanding" preferred shares of RFR, as defined pursuant to the 1940 Act, means the lesser of (1) 67% or more of RFR's preferred shares, as a single class, present at a meeting of RFR's shareholders, if the holders of more than 50% of RFR's outstanding preferred shares are present or represented by proxy, or (2) more than 50% of RFR's outstanding preferred shares.

        Approval of Proposal 3 requires, for each of RHR and RFR, the affirmative vote of a plurality of the common shares and preferred shares of that Fund, voting together as a single class, present at the Meeting, whether in person or by proxy, even if those shares represent less than a quorum. The "affirmative vote of a plurality" means more shares vote for Proposal 3 than against Proposal 3.

        Shareholders who object to the proposed Reorganization(s) will not be entitled under Massachusetts law, Delaware law or the relevant Agreement and Plan of Reorganization and declaration of trust, as amended, of each Fund to demand payment for, or an appraisal of, their shares. However, shareholders should be aware that the Reorganizations as proposed are not expected to result in recognition of gain or loss to shareholders for United States federal income tax purposes and that shares of each of Old RMR, RHR and RFR may be sold at any time prior to the consummation of the proposed Reorganizations.

        Certain Voting Information. Pursuant to applicable rules, member organizations (e.g., broker-dealer firms) cannot vote your proxy without instructions when the proposed shareholder action involves a merger or consolidation. It is vital that you sign and return your proxy if you wish to have your shares voted at the Meeting.

CONDITIONS TO THE REORGANIZATIONS

        The Reorganization of each Acquired Fund is conditioned upon the approval by the Acquired Fund's shareholders of the applicable Reorganization related proposal. However, any Reorganization may be consummated whether or not the other Reorganizations are consummated. In the event that one Acquired Fund's Reorganization is approved but the other Acquired Fund's Reorganization is not approved, the Board of the Acquired Fund whose shareholders approved its Fund's proposed Reorganization, as well as the Board of New RMR, will consider whether to proceed with the approved Reorganization. The Boards of any Acquired Funds whose shareholders have not approved its applicable Reorganization will consider what actions, if any, to take in light of its Acquired Fund's shareholders not approving its Fund's proposed Reorganization. The Reorganization of Old RMR with New RMR will be consummated irrespective of whether the Reorganizations of the Acquired Funds with New RMR are consummated.

        Each of the Funds may waive any condition to its obligation to consummate the Reorganization that is applicable to it.

ADDITIONAL INFORMATION CONCERNING THE MEETING

Methods of Solicitation and Proxy Firm

        Your proxy is being solicited by the Board of your Fund. In addition to solicitation of proxies by mail, proxies may be solicited by personal interview, telephone, electronic transmission or otherwise by the Trustees, officers and employees of your Fund, the Advisor and its personnel. Persons holding shares as nominees will be reimbursed by the relevant Fund, upon request, for their reasonable expenses in sending soliciting material to the principals of the accounts.

        The Funds have retained [                        ] to assist in the solicitation of proxies for a fee not to exceed $ [                        ] per Fund plus reimbursement for out-of-pocket expenses. The Funds have agreed to indemnify [                        ] against certain liabilities arising out of the Fund's arrangements with [                        ].

Revoking Proxies

        Each Fund shareholder signing and returning a proxy has the power to revoke it at any time before it is exercised

  •
  By filing a written notice of revocation with the applicable Fund, addressed to the Secretary of your Fund, at 400 Centre Street, Newton, MA 02458,

  •
  By returning a duly executed proxy with a later date before the time of the Meeting,

  •
  By voting over the internet or by telephone at a later time; or

  •
  If a shareholder has executed a proxy but is present at the meeting and wishes to vote in person, by notifying the secretary of your Fund at any time before it is voted.

        Being present at the Meeting alone does not revoke a previously executed and returned proxy.

        If your shares are held in the name of a brokerage firm, bank, nominee or other institution (commonly referred to as in "street name") and you have instructed your brokerage firm, bank, nominee or other institution to vote your shares, you must follow the instructions received from your brokerage firm, bank, nominee or other institution to change those instructions. In addition, in order to vote your shares held in street name at the Meeting, you must provide a legal proxy from the institution through which you hold those shares.

Outstanding Shares, Quorum, Abstentions, Broker Non-Votes and Discretionary Voting

        As of [                        ], 2008 (the "record date"), the number of shares of beneficial interest outstanding was (1) [                        ] with respect to RHR and (2)  [                        ] with respect to RFR. Only shareholders of record on the record date are entitled to notice of and to vote at the Meeting. A quorum of shareholders is required to take action at each Acquired Fund's Meeting. A quorum for the applicable proposals to be considered at the Meetings will require:

  •
  For Proposals 1(a) and 2(a): A majority of the applicable Acquired Fund's outstanding common shares and preferred shares, as a single class, represented in person or by proxy.

  •
  For Proposals 1(b) and 2(b): A majority of the applicable Acquired Fund's outstanding preferred shares, represented in person or by proxy.

  •
  For Proposal 3: No quorum requirement applies.

        Common shares and preferred shares of an Acquired Fund represented by valid proxies or in person will count for the purpose of determining the presence of a quorum for each proposal those shares are entitled to vote upon at the Meeting. Votes cast by proxy or in person at the Meeting will be tabulated by the inspector of election appointed for the Meeting.

        Abstentions with respect to a proposal to be considered at a Meeting will be counted as shares present for purposes of determining whether a quorum is present for that Fund's proposal. Abstentions with respect to any of Proposals 1(a), 1(b), 2(a) or 2(b) will have the effect of a vote against that proposal. Abstentions with respect to Proposal 3 will have no effect on the outcome of the vote on that proposal.

        Broker non-votes are shares held in street name for which instructions on a particular proposal have not been received from the beneficial owners or other persons entitled to vote and for which the broker does not have discretionary voting authority. Brokers will not have discretionary authority to vote on any proposal other than Proposal 3. Broker non-votes will be counted as shares present for purposes of determining the presence of a quorum.

        The individuals named as proxies on the enclosed proxy cards will vote in accordance with your directions with respect to a Fund as indicated thereon if your proxy is received properly executed. If you properly execute your proxy card and give no voting instructions, your shares will be voted FOR each proposal to the extent that your shares are entitled to be voted on each of the proposals.

        If you submit a properly executed proxy, unless your proxy has been revoked before or at the Meeting, your shares will be voted at the discretion of the persons named as proxies for any other business that may properly come before the Meeting.

Security Ownership of Certain Beneficial Owners

        Unless otherwise indicated, the information set forth below is as of July 31, 2008. To each of RHR's and RFR's knowledge, no person beneficially owned 5% or more of the Fund's respective outstanding common shares, except as set forth below. To each of RHR's and RFR's knowledge, no person beneficially owned 5% or more of the respective Fund's outstanding preferred shares, except as set forth below. To each of RHR's and RFR's knowledge, none of its officers or Trustees owned 1% or more of the outstanding common shares of the Fund, except as set forth below. To each of RHR's and RFR's knowledge, none of its officers or Trustees owned any preferred shares of RHR or RFR. Collectively, to each of RHR's and RFR's knowledge, the officers and Trustees of RHR and RFR beneficially own, as a group, in the aggregate 492,597 and 276,219 common shares (not including any fractional shares which may be beneficially owned by an officer or Trustee) of RHR and RFR, respectively, representing 19.82% and 16.61%, respectively, of those respective Funds' outstanding common shares. Additionally, the officers and Trustees of Old RMR beneficially own, as a group, in the aggregate 198,526 common shares (not including any fractional shares which may be beneficially owned by an officer or Trustee) of Old RMR, representing 2.91% of Old RMR's outstanding common shares. The officers and Trustees of Old RMR, RHR and RFR would beneficially own, as a group, approximately 9.39% of the reorganized New RMR, assuming that all the Reorganizations are consummated. Unless otherwise indicated below, to each of RHR's and RFR's knowledge, each owner named below has sole voting and dispositive power for all shares shown to be beneficially owned by that person and owns those shares directly.

        As of the date of this Joint Proxy Statement/Prospectus and until the consummation of the Reorganizations, the Advisor, which is beneficially owned by Barry M. Portnoy and Adam D. Portnoy, will own 100% of New RMR's common shares. Mr. Barry Portnoy is a Trustee of New RMR and Mr. Adam Portnoy is the President of New RMR.

Title of Share Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percentage of Share Class	Percentage of the Reorganized New RMR(1)
RHR
Common shares	Barry M. Portnoy(2)	245,000	(3)	9.86%	[	]%
Common shares	Gerard M. Martin(2)	244,625	(4)	9.66%	[	]%
Common shares	Bulldog Investors General Partnership(5)	230,610		9.28%	[	]%
Preferred shares	Royal Bank of Canada(6)	731		65.3%	[	]%
RFR
Common shares	Barry M. Portnoy(2)	138,952	(3)	8.97%	[	]%
Common shares	Gerard M. Martin(2)	136,254	(4)	8.62%	[	]%
Preferred shares	Royal Bank of Canada(7)	185		23.1%	[	]%

(1)
Assumes all Reorganizations are consummated.

(2)
The address of each of Messrs. Portnoy and Martin is 400 Centre Street, Newton, Massachusetts 02458.

(3)
240,000 and 137,394 common shares of RHR and RFR, respectively, are beneficially owned by Mr. Portnoy by virtue of Mr. Portnoy's 100% ownership of a corporation, which directly owns those shares, and 5,000 and 1,558 common shares of RHR and RFR, respectively, are beneficially owned by Mr. Portnoy by virtue of his 55% ownership of the Advisor, which directly owns those shares. Share amounts listed as beneficially owned by Mr. Portnoy do not include fractional share amounts. Mr. Portnoy also beneficially owns 69,238 common shares of Old RMR, representing 1.07% of the outstanding common shares of Old RMR.

(4)
244,625 and 136,254 common shares of RHR and RFR, respectively, are beneficially owned by Mr. Martin by virtue of Mr. Martin's 100% ownership of a corporation, which directly owns those shares. Share amounts listed as beneficially owned by Mr. Martin do not include fractional share amounts. Mr. Martin also beneficially owns 99,295 common shares of Old RMR, representing 1.46% of the outstanding common shares of Old RMR.

(5)
Information based on Schedule 13D/A, dated October 15, 2007 and filed by Bulldog Investors General Partnership with the SEC on October 16, 2007. Bulldog Investors General Partnership has an address of 60 Heritage Drive, Pleasantville, NY 10570. According to this Schedule 13D/A, the managing general partner of Bulldog Investors General Partnership is Kimball and Winthrop, Inc., and Mr. Phillip Goldstein is the President of Kimball and Winthrop, Inc.

(6)
Information based on Schedule 13G/A, dated April 30, 2008 filed by Royal Bank of Canada with the SEC on May 9, 2008. Royal Bank of Canada has an address of 200 Bay Street, Toronto, Ontario M5J 2J5, Canada, and is a Canadian chartered bank. According to this Schedule 13G/A, Royal Bank of Canada has shared voting and dispositive power over these securities. Royal Bank of Canada is an affiliate of the Funds' lead broker-dealer for their preferred shares.

(7)
Information based on Schedule 13G/A, dated June 30, 2008 filed by Royal Bank of Canada with the SEC on July 10, 2008. Royal Bank of Canada has an address of 200 Bay Street, Toronto, Ontario M5J 2J5, Canada, and is a Canadian chartered bank. According to this Schedule 13G/A, Royal Bank of Canada has shared voting and dispositive power over these securities. Royal Bank of Canada is an affiliate of the Funds' lead broker-dealer for their preferred shares.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires that Fund Trustees, executive officers, and persons who own more than 10% of a registered class of a Fund's equity securities, as well as the Advisor and its officers and directors, file reports of ownership and changes in ownership of securities with the SEC and AMEX. A Fund's executive officers, Trustees, and greater than 10% shareholders, as well as the Advisor and its officers and directors, are required to furnish the Fund with copies of all forms they file pursuant to Section 16(a). Based solely on review of the copies of these reports furnished or written representations that no such reports were required, each Fund believes that, during 2007, except as discussed below, all filing requirements applicable to its executive officers, Trustees, and greater than 10% shareholders, as well as the Advisor and its officers and directors, were timely met.

        RHR has not received any reports filed pursuant to Section 16(a) of the Exchange Act by Bulldog Investors General Partnership or Mr. Phillip Goldstein, nor has Bulldog Investors General Partnership or Mr. Goldstein represented to RHR that no such reports were required. RHR is not aware of any basis for Bulldog Investors General Partnership or Mr. Goldstein to have been exempted from the requirement to file reports pursuant to Section 16(a) of the Exchange Act.

Shareholder Nominations and Proposals

        Each Fund's declaration of trust requires compliance with certain procedures for a Fund shareholder to properly make a nomination for election to the Board or to propose other business for the Fund. If a shareholder who is entitled to do so under a Fund's declaration of trust wishes to nominate a person or persons for election to the Fund's Board or propose other business for the Fund, that shareholder must provide a written notice to the Fund's Secretary at 400 Centre Street, Newton, MA 02458. The notice must set forth specified information about the nominee, the shareholder making the nomination or proposal and associates of that shareholder, and provide to the extent known by the shareholder giving the notice, the name and address of any other shareholder supporting the shareholder's nomination or proposal. In addition, at the same time as or prior to the submission of a shareholder proposal of business at a meeting of the Fund's shareholders that, if approved and implemented by the Fund, would cause the Fund to be in breach of any covenant in any existing or proposed debt instrument of the Fund or agreement of the Fund with any lender or if approved cannot be implemented by the Fund without obtaining the consent or approval of a regulatory body, the shareholder must submit to the Fund's secretary (1) evidence satisfactory to the Board of the lender's willingness to waive the breach of covenant or that the required regulatory notices, consents or approvals have been given or obtained, as applicable or (2) a plan for repayment of the applicable indebtedness and related amounts or a plan to make the requisite notices or obtain the requisite consents or approvals, as applicable, and in each case to the Board's satisfaction. If the notice pertains to a nomination, the notice must include a written consent to being named in the proxy statement as a nominee and to serving as a Trustee if elected.

        To be timely, the notice must be delivered to the Fund's Secretary not later than the close of business on the 90th day nor earlier than the 120th day prior to the first anniversary of the date of mailing of the notice for the preceding year's annual meeting of shareholders of the Fund. If the date of mailing of the notice for the annual meeting is advanced or delayed by more than 30 days from the anniversary date of the date of mailing of the notice for the preceding year's annual meeting of shareholders of the Fund, notice by the shareholder must be delivered not earlier than the 120th day prior to the date of mailing of the notice for such annual meeting and not later than the close of business on the later of: (1) the 90th day prior to the date of mailing of the notice for such annual meeting or (2) the 10th day following the day on which public announcement of the date of mailing of the notice for such meeting is first made by the Fund. No shareholder may give notice to nominate or propose other business to a Fund's secretary unless the shareholder holds a certificate for all Fund shares owned by the shareholder, and a copy of each certificate held by the shareholder must accompany the shareholder's notice in order for the notice to be effective.

        The foregoing description of the procedures for a Fund shareholder to properly make a nomination for election to the board or to propose other business for the Fund is only a summary and is not complete. Copies of each Fund's declaration of trust, including the provisions which concern the requirements for shareholder nominations and proposals, may be obtained by writing to the Fund's Secretary at 400 Centre Street, Newton, MA 02458. Any shareholder considering making a nomination or other proposal should carefully review and comply with those provisions of the Fund's declaration of trust.

        Shareholder proposals intended to be presented pursuant to Rule 14a-8 under the Exchange Act, at a Fund's 2009 annual meeting of shareholders, must be received at the Fund's principal executive offices on or before October 25, 2008 in order to be considered for inclusion in the Fund's proxy statement for its 2009 annual meeting of shareholders. The Fund's declaration of trust requires that shareholder nominations and proposals made outside of Rule 14a-8 under the Exchange Act must be submitted, in accordance with the requirements of the Fund's declaration of trust, not later than November 24, 2008 (which is also the date, after which, shareholder nominations and proposals made outside of Rule 14a-8 under the Exchange Act would be considered "untimely" within the meaning of Rule 14a-4(c) under the Exchange Act) and not earlier than October 25, 2008.

Other Business

        At this time, the Board of each Acquired Fund knows of no other matter which will be brought before its applicable Acquired Fund's Meeting. However, if other matters properly come before a Meeting or any postponement or adjournment thereof and if discretionary authority to vote with respect thereto has been conferred by the applicable enclosed proxy, the persons named in the proxy will vote the proxy in accordance with their discretion on those matters.

Adjournments

        Pursuant to each Fund's declaration of trust, any number of shares less than a quorum is sufficient to adjourn the Meeting. Any adjourned session may be held, within a reasonable time after the date set for the original meeting, without the necessity of further notice.

        In connection with any adjournment or postponement of the Meeting for purposes of soliciting additional proxies to obtain the requisite shareholder votes to approve the respective Agreements and Plans of Reorganization and related Reorganizations of RHR and RFR and related matters as proposed in Proposals 1(a) and 1(b) and Proposals 2(a) and 2(b), respectively, the Board of each Acquired Fund is seeking shareholder approval pursuant to Proposal 3.

EXPERTS

        The financial statements for each of Old RMR's, RHR's and RFR's fiscal year ended December 31, 2007 (but not for semi annual periods) and financial highlights have been independently audited by the independent registered public accounting firm [                        ], as stated in their reports which, along with such financial statements and financial highlights, are incorporated into the SAI by reference to each Fund's annual report filed on Form N-CSR with the SEC on February 22, 2008. These financial statements and financial highlights have been included in reliance on [                        ] reports given on their authority as experts in accounting and auditing.

        A statement of assets and liabilities for New RMR, as of [                        ], 2008 has been independently audited by the independent registered public accounting firm [                        ], as stated in their report which, along with such statement of assets and liabilities and the notes thereto, are reproduced in the SAI under the heading "Financial Statements". This statement of assets and liabilities has been included in reliance on Ernst & Young LLP's report given on their authority as experts in accounting and auditing.

HOUSEHOLDING OF SPECIAL MEETING MATERIALS

        Some banks, brokers and other record holders may participate in the practice of "householding" proxy statements and annual reports. This means that, unless shareholders give contrary instructions, only one copy of this Joint Proxy Statement/Prospectus or a Fund's annual report may be sent to multiple shareholders of the same Fund in each household. The Advisor will promptly deliver a separate copy of either document to you, if you call or write to the Advisor at the following address or telephone number: RMR Advisors, Inc. 400 Centre Street, Newton, MA 02458, telephone (617) 332-9530 or toll free (866) 790-8165. If you want to receive separate copies of a proxy statement or annual report in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other record holder, or you may contact the Advisor at the above address or telephone number.

AVAILABLE INFORMATION

        Each Fund is subject to the informational requirements of the Exchange Act and the 1940 Act and files reports, proxy statements and other information with the SEC. The SEC maintains a website that contains the reports, proxy statements and other information that the Funds file electronically with the SEC. Copies of these documents may be viewed on screen or downloaded from the SEC's website at http://www.sec.gov. Reports, proxy statements and other information filed by the Funds with the SEC can also be inspected and copied (for a duplication fee) at the public reference facilities of the SEC at the SEC's Public Reference Room, located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also obtain copies of this information by mail from the SEC at the above address, at prescribed rates.

 APPENDIX 1: A COMPARISON OF GOVERNING DOCUMENTS AND STATE LAW

	Delaware Statutory Trust and Governing Documents of New RMR	Massachusetts Business Trust and Governing Documents of the Acquired Funds and Old RMR
Governing Documents / Governing Body
A Delaware statutory trust (a "DE Trust") is formed by a governing instrument and the filing of a certificate of trust with the Delaware Secretary of State. The Delaware law governing a DE Trust is referred to in this analysis as the "Delaware Act".

A DE Trust is an unincorporated association organized under the Delaware Act whose operations are governed by its governing instrument (which may consist of one or more instruments). Its business and affairs are managed by or under the direction of one or more trustees.

As described in this chart, DE Trusts are granted a significant amount of organizational and operational flexibility. Delaware law makes it easy to obtain needed shareholder approvals, and also permits management of a Delaware Trust to take various actions without being required to make state filings or obtain shareholder approval.
A Massachusetts business trust (a "MA Trust") is created by the trustees' execution of a written declaration of trust. A Massachusetts Trust is required to file the declaration of trust with the Secretary of State of Massachusetts and with the clerk of every city or town in Massachusetts where the trust has a usual place of business.

A MA Trust is a voluntary association with transferable shares of beneficial interests, organized under the Massachusetts statute governing business trusts (the "Massachusetts Statute"). A MA Trust is considered to be a hybrid, having characteristics of both corporations and common law trusts. A MA Trust's operations are governed by a trust instrument and bylaws. The business and affairs of a MA Trust are managed by or under the direction of a board of trustees.

MA Trusts are also granted a significant amount of organizational and operational flexibility. The Massachusetts Statute is silent on most of the salient features of Massachusetts Trusts, thereby allowing trustees to freely structure the MA Trust. The Massachusetts Statute does not specify what information must be contained in the declaration of trust, nor does it require a registered officer or agent for service of process.
The governing instrument for each Fund is comprised of an agreement and declaration of trust and bylaws. Each Fund's governing body is a board of trustees (each, a "Board").

The New RMR Board is divided into three classes, with initial terms of one, two and three years, respectively, and terms of three years thereafter. The Acquired Funds and Old RMR's Boards are divided into three classes, each with a term of three years.
Ownership Shares of Interest
Under both the Delaware Act and the Massachusetts Statute, the ownership interests in a DE Trust are denominated as "beneficial interests" and are held by "beneficial owners". However, there is flexibility as to how a governing instrument refers to "beneficial interests" and "beneficial owners" and the governing instrument may identify "beneficial interests" and "beneficial owners" as "shares" and "shareholders," respectively.

Under the governing instruments of the Funds, beneficial interests, par value $0.001 per unit, are designated as "shares" and beneficial owners are designated as "shareholders". This analysis will use the "share" and "shareholder" terminology.
Series and Classes
Under the Delaware Act, the governing instrument may provide for classes, groups or series of shares, or trustees, having such relative rights, powers and duties as shareholders set forth in the governing instrument. Such series, classes or groups may be described in the DE Trust's governing instrument or in resolutions adopted by its trustees. No state filing is necessary and, unless required by the governing instrument, shareholder approval is not needed.
The Massachusetts Statute permits a MA Trust to issue one or more series or classes of shares. The Massachusetts Statute is largely silent as to any requirements for the creation of such series or classes, although the trust documents creating a MA Trust may provide methods or authority to create such series or classes without seeking shareholder approval.

Each Fund's declaration authorizes the such Fund's trustees to divide the Fund's shares into separate and distinct classes and to divide a class into separate series of shares as permitted by the Delaware Act and Massachusetts Statute, as applicable. Such classes and series will have the rights, powers and duties set forth in such Fund's declaration unless the Fund's Board provides otherwise by resolution.
Amendments to Governing Documents
The Delaware Act provides broad flexibility as to the manner of amending and/or restating the governing instrument of a DE Trust. Amendments to the Declaration that do not change the information in the DE Trust's certificate of trust are not required to be filed with the Secretary of State.

 Certificate of Trust
Pursuant to New RMR's declaration, amendments to the certificate of trust for any purpose may be made at any time by the trustees without shareholder approval.
The Massachusetts Statute provides broad flexibility as to the manner of amending and/or restating the governing instrument of a MA Trust. The Massachusetts Statute provides that the trustees shall, within 30 days after the adoption of any amendment to the declaration of trust, file a copy with the Secretary of State of Massachusetts and with the clerk of every city or town in Massachusetts where the trust has a usual place of business.

Declaration of Trust
The trustees may amend their respective Funds' declaration in their sole discretion, without the need for shareholder action, for the purpose of (a) changing the name of such Fund, (b) changing the domicile of such Fund without changing the substance of its declaration or (c) supplying any omission, curing any ambiguity, correcting any defective or inconsistent provision or clarifying the meaning and intent of the declaration.

In addition, the declarations of each Fund may be amended, altered, changed or repealed with an affirmative vote of a majority of such Funds' trustees then in office and at least 75% of the shares outstanding and entitled to vote, or if an amendment is approved by 75% of such Funds' trustees then in office, no shareholder approval will be required except to the extent shareholder approval is required by law.

Bylaws
Each Fund's trustees may amend, change or repeal such Fund's bylaws or may adopt new bylaws without shareholder approval. However, the affirmative vote or consent of at least a majority of the outstanding preferred shares is required to amend, alter or repeal the declaration or the bylaws, whether by merger, consolidation or otherwise, so as to affect any preference, right or power of the preferred shares or the holders thereof. The trustees may amend, alter or repeal definitions or provisions of the bylaws viewed by the Ratings Agencies as predicate for such definitions and any such amendment, alteration or repeal will not be deemed to affect the preferences, rights or powers of the preferred shares or their Holders, provided the trustees receive confirmation from the Ratings Agencies that such amendment, alteration or repeal will not impair the ratings of the preferred shares.
Preemptive Rights and Redemption of Shares
Under each of the Delaware Act and the Massachusetts Statute, a governing instrument may contain any provision relating to the rights, duties and obligations of the shareholders.

Each of the Funds' declarations provides that shareholders shall not have the preemptive or other right to receive, purchase or subscribe for any additional shares or other securities by such Funds.

Any purchase or transfer or purported purchase or transfer of shares to any person whose holding of the shares of any of the Funds may cause such Fund to incur a liability for any tax imposed under the Code that would not otherwise be imposed but for the purchase or transfer of the shares to such person, shall be void ab initio. Any shares purportedly transferred to or retained by such a person may, at the option of such Fund, be repurchased by the Fund at the lesser of market value or net asset value at the time of repurchase.

Each Fund's bylaws provide that preferred shares may be redeemed, at the option of the Fund, as a whole or in part, on the second business day preceding any dividend payment date, at a price equal to $25,000 per share plus, in each case, accumulated and unpaid dividends (whether or not earned or declared by the Fund) to, but not including, the redemption date, plus the premium, if any, specified in a special redemption provision.

Each Fund's bylaws also provide that if either the 1940 Act asset coverage requirements or the asset coverage requirements that may be imposed by the Rating Agencies in connection with any rating of a Fund's preferred shares or borrowings are not met as of an applicable cure date, the preferred shares or borrowings are subject to mandatory redemption to the extent necessary to satisfy such asset coverage requirements.
Liquidation Upon Dissolution or Termination Events
	Under the Delaware Act, a DE Trust that has dissolved shall first pay or make reasonable provision to pay all known claims and obligations, including those that are contingent, conditional and unmatured, and all known claims and obligations for which the claimant is unknown. Any remaining assets shall be distributed to the shareholders or as otherwise provided in the governing instrument.	Under the Massachusetts Statute, there are no provisions as to the liquidation of a MA Trust.

Under the Delaware Act, a series that has dissolved shall first pay or make reasonable provision to pay all known claims and obligations of the series, including those that are contingent, conditional and unmatured, and all known claims and obligations of the series for which the claimant is unknown. Any remaining assets of the series shall be distributed to the shareholders of such series or as otherwise provided in the governing instrument. A series is dissolved and its affairs wound up at the time or upon happening events specified in the governing instrument.

A particular series shall be dissolved upon the first to occur of the following: (i) upon the vote of the holders of a majority of the outstanding shares of that series entitled to vote; (ii) at the discretion of the board of trustees at any time there are no shares outstanding of that series; (iii) upon any event that causes the dissolution of the Delaware Business Trust; or (iv) upon the occurrence of a dissolution or termination event pursuant to any provision of the Delaware Act.

A particular class shall be terminated upon the first to occur of the following: (i) upon the vote of the holders of a majority of the outstanding shares of that class entitled to vote; (ii) at the discretion of the board of trustees at any time there are no shares outstanding of that class; or (iii) upon the dissolution of the series of which the class is a part.

Pursuant to the declarations of each Fund, upon termination of a Fund, after paying or otherwise providing for all charges, taxes, expenses and liabilities, whether due or accrued or anticipated of such Fund, as may be determined by the trustees such Fund, such Fund shall reduce the remaining assets to distributable form in cash or shares or other property, and distribute the proceeds to the shareholders ratably according to the number of shares and according to the series or class held by the shareholders on the date of termination. Any series or class of shares other than common shares may be terminated or redeemed by such Fund pursuant to terms established by the trustees or in the bylaws. A termination or redemption of common shares shall be considered a liquidation or termination of a Fund and shall only be accomplished pursuant to the terms established in Article VI of such Fund's declaration, related to shareholders' voting powers and meetings, provided, however, a partial redemption or termination of common shares of up to 10% of the number of common shares outstanding in any 12 month period (10% amount being determined on the day before the first redemption or termination in each such 12 month period) may be accomplished by such Fund pursuant to a vote of 75% of the trustees then in office.

Each Fund's declaration provides that the affirmative vote or consent of at least a majority of the trustees and at least 75% of the common shares outstanding and entitled to vote (by class or series or in combination as may be established in such Fund's bylaws or by such Fund's trustees) shall be necessary to authorize liquidation or termination of the Fund.

The preferred shares shall rank on a parity with each other and with shares of any other series of preferred shares as to the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Fund. Upon the dissolution, liquidation or winding up of the affairs of the Fund, the holders of preferred shares then outstanding shall be entitled to receive and to be paid out of the assets of the Fund available for distribution to its common shareholders, in a pro rata manner if funds are insufficient, before any payment or distribution shall be made on the common shares or on any other class of shares of the Fund ranking junior to the preferred shares. Holders of any other series or class or classes of shares ranking junior to the preferred shares with respect to the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Fund shall be paid after the holders of preferred shares are paid.
Voting Rights, Meetings, Notice, Quorum, Record Dates and Proxies
Under the Delaware Act, the governing instrument may set forth any provision relating to trustee and shareholder voting rights, including the withholding of such rights from certain trustees or shareholders. If voting rights are granted, the governing instrument may contain any provision relating to meetings, notice requirements, written consents, record dates, quorum requirements, voting by proxy and any other matter pertaining to the exercise of voting rights. The governing instrument may also provide for the establishment of record dates for allocations and distributions by the DE Trust.
There is no provision in the Massachusetts Statute addressing voting by the shareholders of a MA Trust. The declaration of trust of a MA Trust, however, may specify matters on which shareholders are entitled to vote.

Shareholders' Voting Powers
Under each Fund's declaration, shareholders shall have the power to vote as is provided for in, and shall and may hold meetings and take actions pursuant to, the provisions of the bylaws.

Shareholders Meetings
Neither the Delaware Act nor the Massachusetts Statute mandates an annual shareholders' meeting. Each Fund's declaration provides that actions by shareholders which are required or permitted may only be taken at a meeting, and shareholder meetings may only be called by the trustees. Such meetings include annual and special meetings for the nominations of persons for election to the board of trustees and the proposal of other business to be considered by the shareholders. The bylaws of each Fund provide that regular meetings of the shareholders for the election of Trustees and the transaction of other business shall be held, so long as such Fund's common shares are listed for trading on the American Stock Exchange, on at least an annual basis.

Record Dates
As stated above, under the Delaware Act, the governing instrument may provide for record dates; there is no record date provision in the Massachusetts Statute. The declaration of each Fund authorizes the board of trustees to fix a record date for the determination of shareholders with respect to various matters. Each Fund's bylaws provide that its trustees may fix a record date, which shall be not more than 90 days before the date of any meeting of the shareholders.

Quorum for Shareholders' Meeting
To transact business at a shareholders' meeting, each Fund's declaration provides that 33.333% of shares entitled to vote on a particular matter shall constitute a quorum for voting, unless a larger quorum is required by law, each Fund's declaration, its bylaws or the notice of a meeting by the trustees, or unless the holders of any class or series of shares are required to vote as an individual class or series and then 33.333% of shares of that class or series shall be necessary to constitute a quorum.

Proxies
Each Fund's trustees have the power and authority to execute and deliver proxies to such person or persons as the trustees deem proper, granting to such person or persons such power and discretion with relation to securities or property as the trustees deem proper. The declaration of each Fund also provides that a shareholder's notice of an annual meeting shall set forth information that is required to be disclosed in solicitations of proxies for the election of trustees in an election contest.
Removal of Trustees / Directors
The governing instrument of either a DE Trust or a MA Trust may contain any provision relating to the removal of trustees; provided, however, that there shall at all times be at least one trustee of the DE Trust or MA Trust, as applicable.

Except as required by applicable law, a trustee may be removed from office only for "Cause" and only by action of at least 75% of the outstanding shares of the classes or series of shares entitled to vote for the election of such trustee. "Cause" requires willful misconduct, dishonesty or fraud on the part of the trustee in the conduct of his office or such trustee being convicted of a felony.
Vacancies on Board of Trustees / Directors
As provided in each Fund's declaration, and subject to any voting powers of one or more classes or series of shares as set forth in the bylaws, and subject to any limitations imposed by the 1940 Act or other applicable law, any vacancy occurring in the trustees, including a vacancy that results from an increase in the number of trustees, may be filled by a majority vote of the trustees then in office, whether or not sufficient to constitute a quorum, or by a sole remaining trustee; provided, however, that if the shareholders of any class or series of shares are entitled separately to elect one or more trustees, a majority of the remaining trustees elected by that class or series or the sole remaining trustee elected by that class or series may fill any vacancy among the number of trustees elected by that class or series. A trustee elected by the trustees to fill any vacancy occurring in the trustees shall serve until the next annual meeting of shareholders at which such trustee's class shall be elected, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Any trustee elected by shareholders at an annual meeting to fill any vacancy occurring in the trustees that has arisen since the preceding annual meeting of shareholders (which vacancy has not been filled by election of a new trustee by the trustees) shall hold office for a term which coincides with the remaining term of the class of trustee to which such office was previously assigned.
Limitation on Interseries Liability
The Delaware Act explicitly authorizes limitation on interseries liability so that the debts, liability, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series or a multiple series DE Trust will be enforceable only against the assets of such series, and not against the general assets of the DE Trust or any other series, and, unless otherwise provided in the governing instrument of the DE Trust, none of the debts, liability, obligations and expenses incurred, contracted for or otherwise existing with respect to the DE Trust generally or any other series thereof will be enforceable against the assets of such series. This protection will be afforded if: (i) the DE Trust separately maintains the records and the assets of such series; (ii) notice of the limitation on liabilities of the series is set forth in the certificate of trust; and (iii) the governing instrument so provides.
The Massachusetts Statute does not contain statutory provisions addressing series or class liability with respect to a multiple series or class investment company. Therefore, unless otherwise provided in the declaration of trust for a MA Trust, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series or class may be enforceable against the assets of the business trust generally.

The declaration of each Fund provides that the trustees of such Fund have the power and authority to the extent necessary or appropriate to give effect to the preferences, special or relative rights and privileges of any classes or series of shares, to allocate assets, liabilities, income and expenses of such Fund to a particular class or classes or series of shares or to apportion the same among two or more classes or series.

Shareholder Liability
Under the Delaware Act, except to the extent otherwise provided in the governing instrument of a DE Trust, shareholders of a DE Trust are entitled to the same limitation of personal liability extended to shareholders of a private corporation organized for profit under the General Corporation Law of the State of Delaware.
The Massachusetts Statute does not include an express provision relating to the limitation of liability of the shareholders of a business trust. Therefore, the owners of a MA Trust could potentially be liable for obligations of the trust, notwithstanding an express provision in the governing instrument stating that the shareholders are not personally liable in connection with trust property or the acts, obligations or affairs of the MA Trust.

Under the Declaration, all persons extending credit to, contracting with or having any claim against New RMR or a particular series or class of shares shall look only to the assets of New RMR or the assets of that particular series or class of shares for payment under such credit, contract or claim; and neither the shareholders nor the trustees, nor any of the officers, employees or agents, whether past, present or future, shall be personally liable therefor.
Trustee / Director Liability
Subject to the provisions in the governing instrument, the Delaware Act provides that a trustee or any other person managing the DE Trust, when acting in such capacity, will not be personally liable to any person other than the DE Trust or a shareholder of the DE Trust for any act, omission or obligation of the DE Trust or any trustee. To the extent that at law or in equity, a trustee has duties (including fiduciary duties) and liabilities to the DE Trust and its shareholders, such duties and liabilities may be expanded or restricted by the governing instrument.
The Massachusetts Statute does not include an express provision limiting the liability of the trustee of a MA Trust. The trustees of a MA Trust could potentially be held personally liable for the obligations of the trust.

Under each of the Funds' declarations, the trustees are not responsible or liable in any event for any neglect or wrongdoing of any officer, agent, employee, adviser, sub-adviser, manager or underwriter of each such Fund, nor is any trustee responsible for the act or omission of any other trustee, but nothing contained in the Funds' declaration protects any trustee against any liability to which he or she would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.
Indemnification
	Subject to such standards and restrictions contained in the governing instrument of a DE Trust, the Delaware Act authorizes a DE Trust to indemnify and hold harmless any trustee, shareholder or other person from and against any and all claims and demands.	The Massachusetts Statute is silent as to the indemnification of trustees, officers and shareholders.

Each Fund's declaration provides that each such Fund shall indemnify each of its trustees and officers, (including persons who serve at each such Fund's request as directors, officers or trustees of another organization in which each such Fund has any interest as a shareholder, creditor or otherwise and such persons' heirs, executors and administrators), against all liabilities and expenses unless the liability arises by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such office. Also, in case any shareholder or former shareholder shall be held to be personally liable solely by reason of his or her being or having been a shareholder and not because of his or her acts or omissions or for some other reason, the shareholder or former shareholder (or his or her heirs, executors, administrators or other legal representatives or, in the case of a corporation or other entity, its corporate or other general successor) shall be indemnified by each Fund out of each Fund's property against all loss and expense arising from such liability.

Furthermore, each shareholder will indemnify and hold harmless each Fund (and, if applicable, any charitable trustee) from and against all costs, expenses, penalties, fines and other amounts, including, without limitation, attorneys' and other professional fees, whether third party or internal, arising from such shareholder's breach of any provision of each Fund's declaration or bylaws, and shall pay such sums to each such Fund upon demand, together with interest on such amounts, which interest will accrue at the lesser of 15% per annum compounded and the maximum amount permitted by law, from the date such costs or the like are incurred until the receipt of repayment by each such Fund.
Insurance	The Delaware Act is silent as to the right of a DE Trust to purchase insurance on behalf of its trustees or other persons.	There is no provision in the Massachusetts Statute relating to insurance.

Each Fund's declaration provides that trustees have the power to indemnify or to purchase and pay for entirely out of a Fund's property such insurance as they may deem necessary or appropriate for the conduct of the business of such Fund, including, without limitation, insurance policies insuring the assets of such Fund and payment of distributions and principal on its portfolio investments, and indemnities or insurance policies insuring the shareholders, trustees, officers, employees, agents, investment advisers, sub-advisers or managers, administrator or sub-administrator, underwriters or independent contractors of such Fund individually against all claims and liabilities of every nature arising by reason of holding, being or having held any such office or position, or by reason of any action alleged to have been taken or omitted by any such person as shareholder, trustee, officer, employee, agent, investment adviser, sub-adviser or manager, administrator or sub-administrator, underwriter or independent contractor, including any action taken or omitted that may be determined to constitute negligence, whether or not such Fund would have the power to indemnify such person against such liability
Shareholder Right of Inspection
	Under the Delaware Act, except to the extent otherwise provided in the governing instrument and subject to reasonable standards established by the trustees, each shareholder has the right, upon reasonable demand for any purpose reasonably related to the shareholder's interest as a shareholder, to obtain from the DE Trust certain information regarding the governance and affairs of the DE Trust. In addition, the Delaware Act permits the trustees of a DE Trust to keep confidential from shareholders for such period of time as deemed reasonable any information that the trustees in good faith believe would not be in the best interest of the DE Trust to disclose or that could damage the DE Trust or that the DE Trust is required by law or by agreement with a third party to keep confidential.	There is no provision in the Massachusetts Statute relating to shareholders inspection rights.

Each Fund's declaration provides that all shareholders' requests to inspect the records of a Fund shall be submitted by shareholders to the trustees in writing. Upon receipt of such requests, the trustees may establish procedures for such inspections. To preserve the integrity of such Fund's records, the trustees may provide certified copies of records rather than originals. The trustees shall not be required to create records or obtain records from third parties to satisfy shareholders' requests. The trustees may require shareholders to pay in advance or otherwise indemnify such Fund for the costs and expenses of shareholders' inspection of records.

Derivative Actions
Under the Delaware Act, a shareholder may bring a derivative action if trustees with authority to do so have refused to bring the action or if a demand upon the trustees to bring the action is not likely to succeed. A shareholder may bring a derivative action only if the shareholder is a shareholder at the time the action is brought and: (i) was a shareholder at the time of the transaction complained about or (ii) acquired the status of shareholder by operation of law or pursuant to the governing instrument from a person who was a shareholder at the time of the transaction. A shareholder's right to bring a derivative action may be subject to such additional standards and restrictions, if any, as are set forth in the governing instrument.

New RMR's declaration provides that no shareholder shall have the right to bring or maintain any court action, proceeding or claim on behalf of New RMR or any series or class of shares or shareholders (a)(i) unless such shareholder is a shareholder at the time such court action, proceeding or claim is commenced and such shareholder continues to be a shareholder throughout the duration of such action, proceeding or claim and (ii) (1) at the time of the transaction or event underlying such action, proceeding or claim, such shareholder was a shareholder or (2) such shareholder's status as a shareholder devolved upon the shareholder by operation of law or pursuant to the terms of New RMR's declaration from a person who was a shareholder at the time of the transaction or event underlying such action, proceeding or claim and (b) without first making demand on the trustees requesting the trustees to bring or maintain such action, proceeding or claim. The demand will not be excused unless the plaintiff makes a specific showing that irreparable non-monetary injury to New RMR or series or class of shares or shareholders would result. The demand shall be mailed to the secretary of New RMR and shall set forth the nature of the proposed court action or claim, and the facts. The demand shall be considered by the trustees, and in their sole discretion, the trustees may submit the matter to a vote of shareholders or a series or class of shares. All decisions are biding upon all shareholders. Any decision not to bring or maintain a court action, proceeding or suit shall be subject to the right of the shareholders to vote on whether or not such action, proceeding or suit should have been brought, and the vote by shareholders to override the decision shall be a majority of the outstanding shares, series or class or group which are affected by the proposed court action, proceeding or suit.
There is no provision under the Massachusetts Statute regarding derivative actions.

The declarations of each of the Acquired Funds and Old RMR provide that no shareholder shall have the right to bring or maintain any court action, proceeding or claim on behalf of the Acquired Funds and Old RMR or any series or class of shares or shareholders without first making demand on the trustees requesting the trustees to bring or maintain such action, proceeding or claim. The demand will not be excused unless the plaintiff makes a specific showing that irreparable non-monetary injury to the Acquired Funds and Old RMR or series or class of shares or shareholders would result. The demand shall be mailed to the secretary of the Acquired Funds and Old RMR and shall set forth the nature of the proposed court action or claim, and the facts. The demand shall be considered by the trustees, and in their sole discretion, the trustees may submit the matter to a vote of shareholders or a series or class of shares. All decisions are biding upon all shareholders. Any decision not to bring or maintain a court action, proceeding or suit shall be subject to the right of the shareholders to vote on whether or not such action, proceeding or suit should have been brought, and the vote by shareholders to override the decision shall be a majority of the outstanding shares, series or class or group which are affected by the proposed court action, proceeding or suit.

Applicable Law
	New RMR's declaration is governed by and construed and administered according to the laws of the State of Delaware. However, to the maximum extent permitted by applicable law, no law of the State of Delaware (whether common law, statutory law, or other law) pertaining to trusts, if and to the extent inconsistent with the provisions of New RMR's declaration, shall be applicable, including, without limitation, 12 Del. C. § 3301, et seq . (Fiduciary Relations).	The declarations of each of the Acquired Funds and Old RMR are governed by and construed and administered according to the laws of the Commonwealth of Massachusetts.

THE INFORMATION IN THIS STATEMENT OF ADDITIONAL INFORMATION IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS STATEMENT OF ADDITIONAL INFORMATION IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED

SUBJECT TO COMPLETION, DATED AUGUST 26, 2008

STATEMENT OF ADDITIONAL INFORMATION
RELATING TO THE ACQUISITION OF THE ASSETS AND ASSUMPTION OF THE LIABILITIES OF

RMR HOSPITALITY AND REAL ESTATE FUND
AND
RMR F.I.R.E. FUND
(each an "Acquired Fund" and collectively the "Acquired Funds")

BY AND IN EXCHANGE FOR SHARES OF

RMR REAL ESTATE INCOME FUND
("New RMR", and together with the Acquired Funds and RMR Real Estate Fund, unless with respect to New RMR the context implies otherwise, the "Funds")

        This Statement of Additional Information ("SAI") is available to the shareholders of RMR Hospitality and Real Estate Fund ("RHR") and RMR F.I.R.E Fund ("RFR") in connection with proposed reorganizations (each a "Reorganization" and collectively the "Reorganizations") whereby New RMR will acquire all of the assets and assume all of the liabilities of the Acquired Funds in exchange for newly-issued common shares of beneficial interest, $.001 par value, of New RMR having an aggregate value equal to the net asset value attributable to the common shares of the Acquired Funds as of the applicable valuation date, and two series of newly-issued preferred stock, $.0001 par value, of New RMR, each with a liquidation preference of $25,000 per share corresponding to each Acquired Fund's preferred shares. In connection with these Reorganizations, RMR Real Estate Fund ("Old RMR") will also reorganize with New RMR (such reorganization, along with the Reorganizations of RHR and RFR with New RMR, collectively the "Reorganizations"). The Reorganization of Old RMR with New RMR will be effectuated in substantially the same manner and pursuant to substantially the same terms and procedures as the Reorganizations of RHR and RFR with New RMR. Each of the Acquired Funds and Old RMR will (i) distribute the New RMR common shares to its common shareholders and New RMR preferred shares to its preferred shareholders, (ii) terminate its registration under the Investment Company Act of 1940, as amended (the "1940 Act"), and (iii) dissolve under applicable state law. Unless otherwise defined herein, capitalized terms have the meanings given to them in the Joint Proxy Statement/Prospectus dated [                ], 2008 relating to the proposed Reorganizations of the Acquired Funds with New RMR (the "Joint Proxy Statement/Prospectus").

        This SAI is not a prospectus and should be read in conjunction with the Joint Proxy Statement/Prospectus. A copy of the Joint Proxy Statement/Prospectus may be obtained, without charge, by writing to RMR Funds at 400 Centre Street, Newton, MA 02458. You may also obtain a copy of the Joint Proxy Statement/Prospectus on the Securities and Exchange Commission's ("SEC") web site at (http://www.sec.gov).

ADDITIONAL INFORMATION ABOUT THE FUNDS	1
General Information	1
Additional Investment Information	1
Investment Restrictions	8
TRUSTEES AND OFFICERS OF THE FUNDS	11
General	11
Compensation of Trustees	13
Board Committees	14
Officers of the Funds	15
Trustee Beneficial Ownership of Securities	19
Codes of Ethics	20
Proxy Voting Policies	20
INVESTMENT ADVISORY AND OTHER SERVICES	21
Investment Advisory Agreement	21
Administrative Services	23
Custodian	24
Independent Registered Public Accounting Firm	24
PORTFOLIO MANAGERS	24
Portfolio Managers and Other Accounts Managed	24
Structure of Compensation	25
Ownership of Securities	25
PORTFOLIO TRANSACTIONS AND BROKERAGE	26
PRIVACY POLICY	27
U.S. FEDERAL INCOME TAX MATTERS	27
ADDITIONAL INFORMATION	34
FINANCIAL STATEMENTS	34
PRO FORMA FINANCIAL STATEMENTS	35
APPENDIX A—RATINGS OF CORPORATE BONDS AND COMMERCIAL PAPER	A-1
APPENDIX B—PRO FORMA FINANCIAL STATEMENTS	B-1
APPENDIX C—FORM OF AGREEMENT AND PLAN OF REORGANIZATION	C-1
APPENDIX D—FORM OF EXPENSE SHARING AGREEMENT	D-1
APPENDIX E—FORM OF PAYMENT AGREEMENT	E-1
APPENDIX F—BYLAWS OF NEW RMR	F-1

i

 ADDITIONAL INFORMATION ABOUT THE FUNDS

General Information

  The Funds

        Old RMR is a diversified, closed end management investment company organized as a business trust under the laws of the Commonwealth of Massachusetts pursuant to a Second Amended and Restated Agreement and Declaration of Trust dated December 5, 2003, as amended on September 26, 2006, July 5, 2007, February 20, 2008 and August 8, 2008.

        New RMR is a diversified, closed end management investment company organized as a business trust under the laws of the State of Delaware pursuant to a Agreement and Declaration of Trust dated August 19, 2008. New RMR is a newly organized entity with no operating history, formed specifically for the purpose of effectuating the Reorganizations. New RMR will acquire substantially all of its assets, and issue substantially all of its common and preferred shares, in the Reorganizations, and will commence operations after consummation of the first Reorganization. New RMR is identical in all material respects to Old RMR, except that New RMR is organized as a Delaware statutory trust and Old RMR is organized as a Massachusetts business trust and except for the differences in their governing documents as a result.

        RHR is a diversified, closed end management investment company organized as a business trust under the laws of the Commonwealth of Massachusetts pursuant to an Agreement and Declaration of Trust dated January 27, 2004, as amended on April 2, 2004, September 26, 2006, February 20, 2008 and August 8, 2008.

        RFR is a diversified, closed end management investment company organized as a business trust under the laws of the Commonwealth of Massachusetts pursuant to an Agreement and Declaration of Trust dated August 6, 2004, as amended on September 26, 2006, July 5, 2007, February 20, 2008 and August 8, 2008.

        The business office of each Fund is 400 Centre Street, Newton, MA 02458.

  The Advisor

        Each Fund has an investment management contract with RMR Advisors, Inc. (the "Advisor").

Additional Investment Information

        The Funds share similar investment objectives and policies. The material investment objectives, restrictions, policies and techniques of each Fund are described in the Joint Proxy Statement/Prospectus. Each Fund has also adopted other policies and investment restrictions related to their investment activities, as described below. Where an investment policy referenced below is not expected to be significant with respect to one or more of the Funds (but not all the Funds), those Funds are not referenced with respect to that policy. Where a stated policy with respect to one or more Funds (but not all the Funds) may be significant, those Funds are specifically identified with respect to that policy. Except as specifically stated, each Fund's investment policies and restrictions are not fundamental and may be changed by a Fund's Board of Trustees ("Board") without the approval of the applicable Fund's shareholders. Each Fund's investment objectives are fundamental policies and cannot be changed without a vote of its shareholders. If the Reorganizations of each of RHR and RFR with New RMR are consummated, the shareholders of RHR and RFR will become shareholders of New RMR following the consummation of their respective Fund's Reorganization. Shareholders of Old RMR will become shareholders of New RMR upon the consummation of Old RMR's Reorganization with New RMR, which has been approved by the Boards of Old RMR and New RMR, including all the Trustees of each of Old RMR's and New RMR's Boards who are not "interested persons" (as defined in the

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1940 Act) of Old RMR or New RMR, respectively. The Reorganization of Old RMR with New RMR does not require the approval of Old RMR's shareholders under RMR's governing documents or applicable law but is subject to other specified conditions, as described more fully in the Joint Proxy Statement/Prospectus. After the Reorganizations are consummated, New RMR will continue to operate subject to the policies and investment restrictions identified below as applicable to all Funds or specific to Old RMR.

  U.S. Government Obligations (All Funds)

        Each Fund may invest in obligations issued or guaranteed by the U.S. Government, its agencies and instrumentalities. These include bills, notes and bonds issued by the U.S. Treasury, as well as "stripped" or "zero coupon" U.S. Treasury obligations representing future interest or principal payments on U.S. Treasury notes or bonds. Stripped securities are sold at a discount to their face value, and may exhibit greater price volatility than interest bearing securities since investors receive no payment until maturity. U.S. Government agencies and instrumentalities include entities having varying levels of support from the U.S. Treasury; sometimes these entities are: (i) supported by the full faith and credit of the U.S. Treasury; (ii) supported by the right to borrow from the Treasury; (iii) supported by the discretionary authority of the U.S. Government to purchase the agency's obligations; and (iv) supported only by the credit of the instrumentality chartered by the U.S. Government.

  Cash Reserves (All Funds)

        Cash reserves may be held for defensive reasons or to provide sufficient flexibility to take advantage of new opportunities for investments and for other reasons, and may be invested in money market instruments.

        Money market instruments in which a Fund may invest include U.S. Government obligations which are subject to repurchase agreements. Repurchase agreements may be entered into with member banks of the Federal Reserve System or primary dealers (as designated by the Federal Reserve Bank of New York) in U.S. Government securities. Other acceptable money market instruments include commercial paper rated investment grade by any one nationally recognized rating agency, such as Moody's, S&P or Fitch, certificates of deposit or bankers' acceptances issued by domestic banks having total assets in excess of one billion dollars, and money market mutual funds.

  Repurchase Agreements (All Funds)

        Each Fund may enter into repurchase agreements. A repurchase agreement requires a Fund to purchase securities subject to its simultaneous agreement to resell and redeliver these securities to a counterparty, who agrees to buy the securities from a Fund at a fixed price and future time. Repurchase agreements may be considered loans to the counterparty, collateralized by the underlying securities. If a Fund enters into a repurchase agreement, the Advisor will evaluate and monitor the creditworthiness of the vendor. The principal risk to a Fund in investing in repurchase agreements is that the counterparty becomes unable to pay the agreed upon sum on the repurchase date; in the event of a default, the repurchase agreement provides the Fund the right to sell the underlying collateral. If the value of the collateral declines after a Fund enters a repurchase agreement, or if the seller defaults, the Fund could incur a loss of both principal and interest. The Advisor monitors the value of the repurchase agreement collateral in an effort to determine that the value of the collateral at least equals the agreed upon repurchase price to be paid to a Fund. A Fund's right to sell the repurchase agreement collateral after a counterparty default could be delayed or impaired in the event of bankruptcy of the counterparty.

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  Futures Contracts and Options on Futures Contracts (All Funds)

        Each Fund may contract for the purchase or sale with future delivery ("futures contracts") of securities, aggregates of debt securities and financial indices, and options thereon in connection with each Fund's hedging and other risk management strategies. A Fund will enter futures contracts only for bona fide hedging, risk management and other appropriate portfolio management purposes. A Fund's futures contracts, if any, will be in accord with the rules and regulations of the Commodity Futures Trading Commission.

        The principal risks to a Fund relating to the use of futures contracts principally arise from changes in the market value of the securities or instruments underlying the futures contract, possible lack of a liquid market for closing out or selling a futures contract position and the possibility that a futures contract will give rise to an obligation of a Fund to meet margin, collateral or other payment requirements.

  Foreign Securities (All Funds)

        RHR, Old RMR and New RMR may invest up to 10% of their respective managed assets in securities denominated in currencies other than the U.S. dollar or traded on a non-U.S. stock exchange and RFR may make such investments without limitation. These securities may subject the Funds to additional investment risks which may not be present in U.S. dollar denominated securities. For example, foreign securities may be subject to currency risks or to foreign government taxes which reduce their value. There may be less information publicly available about foreign securities than about U.S. securities, because issuers of foreign securities may not be subject to uniform accounting, auditing and financial reporting standards and practices comparable to those in the U.S. Other risks of investing in foreign securities include political or economic instability in the country involved, the difficulty of predicting international trade patterns and the possibility of imposition of exchange controls. The prices of foreign securities may be more volatile than those of domestic securities. With respect to certain foreign countries, there is a possibility of expropriation of assets or nationalization, imposition of withholding or income taxes on dividends, interest or capital gains, difficulty in obtaining and enforcing judgments against foreign entities or diplomatic developments which could affect investment in these countries. Losses and other expenses may be incurred in converting between various currencies in connection with purchases and sales of foreign securities.

        Foreign stock markets are generally less developed, less efficient, more volatile and have substantially less volume than U.S. markets. Foreign securities may be less liquid and subject to more rapid and erratic price movements than securities of comparable U.S. companies. Foreign equity securities may trade at price/earnings multiples higher than comparable U.S. securities and such levels may not be sustainable. There is generally less government supervision and regulation of foreign stock exchanges, brokers, banks and listed companies abroad than in the U.S. Moreover, settlement practices for transactions in foreign markets may differ from those in U.S. markets. Such differences may include delays beyond periods customary in the U.S. and practices, such as delivery of securities prior to receipt of payment, which increase the likelihood of a "failed settlement", which can result in losses.

        The value of foreign investments and the investment income derived from them may also be affected unfavorably by changes in currency exchange control regulations. Although the Funds will invest only in securities denominated in foreign currencies that are fully exchangeable into U.S. dollars without legal restriction at the time of investment, there can be no assurance that currency controls will not be imposed subsequently. In addition, the value of foreign fixed income investments may fluctuate in response to changes in U.S. and foreign interest rates.

        Foreign brokerage commissions, custodial expenses and other fees are also generally higher for foreign securities than for securities traded in the U.S. Consequently, the overall expense ratio of the Funds may increase if they invest in foreign securities.

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        Fluctuations in exchange rates may also affect the earning power and asset value of the foreign entity issuing a security, even one denominated in U.S. dollars. Dividend and interest payments will be repatriated based on the exchange rate at the time of disbursement, and restrictions on capital flows may be imposed.

  Zero Coupon Securities (RHR and RFR Only)

        RHR and RFR may invest in zero coupon securities, which are debt obligations that do not entitle the holder to any periodic payment of interest prior to maturity or that specify a future date when the securities begin to pay current interest. Zero coupon securities are issued and traded at a discount from their face amount or par value. This discount varies depending on prevailing interest rates, the time remaining until cash payments begin, the liquidity of the security and the perceived credit quality of the issuer. Zero coupon securities are required to be redeemed by the issuer at face value at maturity. The discount on zero coupon securities ("original issue discount" or "OID") must be taken into income by RHR and RFR as it accrues prior to the receipt of any actual payments. Because each Fund must annually distribute substantially all of its investment company taxable income (including accrued original issue discount) to their shareholders each year to satisfy applicable income distribution requirements for U.S. federal income tax purposes and avoid the imposition of excise taxes, the Funds may have to dispose of portfolio securities under disadvantageous circumstances to generate cash, or to increase their use of leverage, to satisfy their distribution requirements. The market prices of zero coupon securities are more volatile than the prices of securities that pay interest periodically. The market prices of zero coupon securities respond to changes in interest rates to a greater degree than other types of debt securities having a similar maturity and credit quality. On the other hand, because there are no periodic interest payments to be reinvested prior to maturity, zero coupon securities eliminate the reinvestment risk and lock in a rate of return to maturity.

  Illiquid Securities (RHR and RFR Only)

        RFR may invest up to 25%, and RHR may invest up to 15%, of its managed assets in illiquid securities and other securities which are not readily marketable, including non-negotiable time deposits and certain restricted securities not deemed by the applicable Fund's Board to be liquid. Securities eligible for resale pursuant to Rule 144A under the Securities Act of 1933, as amended, which have been determined to be liquid, will not be considered by the Advisor to be illiquid or not readily marketable and, therefore, are not subject to any of the aforementioned limits, if any. The inability to dispose of illiquid or not readily marketable investments readily or at a reasonable price could impair RHR's and RFR's ability to raise cash for investment or other purposes. The liquidity of securities purchased by a Fund which are eligible for resale pursuant to Rule 144A will be monitored by the Advisor on an ongoing basis, subject to the oversight of each Fund's Board. In the event that such a security is deemed to be no longer liquid, a Fund's holdings will be reviewed to determine what action, if any, is required to ensure that the retention of such security does not result in a Fund exceeding any of its aforementioned investment limitations with respect to investments in illiquid securities, if any.

  Mortgage-Backed Securities (RHR Only)

        Although it has not historically done so, RHR may invest in mortgage-backed securities. A mortgage-backed security may be an obligation of the issuer backed by a mortgage or pool of mortgages or a direct interest in an underlying pool of mortgages. RHR may also invest in collateral mortgage obligations ("CMOs") and stripped mortgage-backed securities that represent a participation in, or are secured by, mortgage loans. Some mortgage-backed securities, such as CMOs, make payments of both principal and interest at a variety of intervals; others make semi-annual interest payments at a predetermined rate and repay principal at maturity (like a typical bond). Mortgage-backed securities are based on different types of mortgages including those on commercial real estate or residential properties.

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        CMOs may be issued by a U.S. government agency or instrumentality or by a private issuer. Although payment of the principal of, and interest on, the underlying collateral securing privately issued CMOs may be guaranteed by the U.S. government or its agencies or instrumentalities, these CMOs represent obligations solely of the private issuer and are not insured or guaranteed by the U.S. government, its agencies or instrumentalities or any other person or entity. Prepayments could cause early retirement of CMOs. CMOs are designed to reduce the risk of prepayment for investors by issuing multiple classes of securities (or "tranches"), each having different maturities, interest rates and payment schedules, and with the principal and interest on the underlying mortgages allocated among the several classes in various ways. Payment of interest or principal on some classes or series of CMOs may be subject to contingencies or some classes or series may bear some or all of the risk of default on the underlying mortgages. CMOs of different classes or series are generally retired in sequence as the underlying mortgage loans in the mortgage pool are repaid. If enough mortgages are repaid ahead of schedule, the classes or series of a CMO with the earliest maturities generally will be retired prior to their maturities. Thus, the early retirement of particular classes or series of a CMO held by a portfolio would have the same effect as the prepayment of mortgages underlying other mortgage-backed securities. Conversely, slower than anticipated prepayments can extend the effective maturities of CMOs subjecting them to a greater risk of decline in market value in response to rising interest rates than traditional debt securities, and, therefore, potentially increasing the volatility of a portfolio that invests in CMOs.

        The value of mortgage-backed securities may change due to shifts in the market's perception of issuers. In addition, regulatory or tax changes may adversely affect the mortgage securities market as a whole. Non-government mortgage-backed securities may offer higher yields than those issued by government entities, but also may be subject to greater price changes than government issues. Mortgage-backed securities have yield and maturity characteristics corresponding to the underlying assets. Unlike traditional debt securities, which may pay a fixed rate of interest until maturity, when the entire principal amount comes due, payments on certain mortgage-backed securities include both interest and a partial repayment of principal. Besides the scheduled repayment of principal, repayments of principal may result from the voluntary prepayment, refinancing, or foreclosure of the underlying mortgage loans.

        Mortgage-backed securities are subject to prepayment risk. Prepayment, which occurs when unscheduled or early payments are made on the underlying mortgages, may shorten the effective maturities of these securities and may lower their returns. If property owners make unscheduled prepayments of their mortgage loans, these prepayments will result in early payment of the applicable mortgage-related securities. In that event, RHR may be unable to invest the proceeds from the early payment of the mortgage-related securities in an investment that provides as high a yield as the mortgage-related securities. Consequently, early payment associated with mortgage-related securities may cause these securities to experience significantly greater price and yield volatility than that experienced by traditional fixed income securities. The occurrence of mortgage prepayments is affected by factors including the level of interest rates, general economic conditions, the location and age of the mortgage and other social and demographic conditions. During periods of falling interest rates, the rate of mortgage prepayments tends to increase, thereby tending to decrease the life of mortgage-related securities. During periods of rising interest rates, the rate of mortgage prepayments usually decreases, thereby tending to increase the life of mortgage-related securities. If the life of a mortgage-related security is inaccurately predicted, RHR may not be able to realize the rate of return it expected.

        Mortgage-backed securities are less effective than other types of securities as a means of "locking in" attractive long-term interest rates. One reason is the need to reinvest prepayments of principal; another is the possibility of significant unscheduled prepayments resulting from declines in interest rates. Prepayments may cause losses on securities purchased at a premium. At times, some of the mortgage-backed securities in which RHR may invest will have higher than market interest rates and,

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therefore, will be purchased at a premium above their par value. Unscheduled prepayments, which are made at par, will cause RHR to experience a loss equal to any unamortized premium.

        Stripped mortgage-backed securities are created when a U.S. government agency or a financial institution separates the interest and principal components of a mortgage-backed security and sells them as individual securities. The securities may be issued by agencies or instrumentalities of the U.S. government and private originators of, or investors in, mortgage loans, including savings and loan associations, mortgage banks, commercial banks, investment banks and special purpose entities of the foregoing. Stripped mortgage-backed securities are usually structured with two classes that receive different portions of the interest and principal distributions on a pool of mortgage loans. The holder of the "principal-only" security ("PO") receives the principal payments made by the underlying mortgage-backed security while the holder of the "interest-only" security ("IO") receives interest payments from the same underlying security. RHR may invest in both the IO class and the PO class. The prices of stripped mortgage-backed securities may be particularly affected by changes in interest rates. The yield to maturity on an IO class of stripped mortgage-backed securities is extremely sensitive not only to changes in prevailing interest rates but also to the rate of the principal payments (including prepayments) on the underlying assets. As interest rates fall, prepayment rates tend to increase, which tends to reduce prices of IOs and increase prices of POs. Rising interest rates can have the opposite effect.

        Prepayments may also result in losses on stripped mortgage-backed securities. A rapid rate of principal prepayments may have a measurable adverse effect on RHR's yield to maturity to the extent RHR invests in IOs. If the assets underlying the IO experience greater than anticipated prepayments of principal, RHR may fail to recoup fully RHR's initial investments in these securities. Conversely, POs tend to increase in value if prepayments are greater than anticipated and decline if prepayments are slower than anticipated. The secondary market for stripped mortgage-backed securities may be more volatile and less liquid than that for other mortgage-backed securities, potentially limiting RHR's ability to buy and sell those securities at any particular time.

  Business Loans (RHR and RFR Only)

        RHR and RFR may invest up to 10% of their respective managed assets in loans extended to businesses by banks or other financial institutions. If RHR or RFR purchases a loan or a participation in a loan, those Funds acquire some or all of the interest of a bank or other lending institution in a loan to a corporate borrower. Many such loans are secured, and most impose restrictive covenants which must be met by the borrower. These loans are made generally to finance internal growth, mergers, acquisitions, stock repurchases, leveraged buy-outs and other corporate activities. Such loans may be in default at the time of purchase. RHR and RFR may also purchase trade or other claims against companies, which generally represent money owed by the company to a supplier of goods or services. These claims may also be purchased at a time when the company is in default. Certain of the loans acquired by RHR and RFR may involve revolving credit facilities or other standby financing commitments which obligate RHR and RFR to pay additional cash on a certain date or on demand.

        The highly leveraged nature of many such loans may make such loans especially vulnerable to adverse changes in economic or market conditions. Loans and other direct investments may not be in the form of securities or may be subject to restrictions on transfer, and only limited opportunities may exist to resell such instruments. As a result, RHR and RFR may be unable to sell such investments at an opportune time or may have to resell them at less than fair market value.

  Portfolio Turnover Rate (All Funds)

        Each Fund's portfolio turnover rate is calculated by dividing the proceeds from its sales of securities (or the cost of those securities, if lower) that are equities or that had an original maturity or

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expiration date of more than one year at the time of acquisition during a year by the average month end value of all of the Fund's investments during that year that also were equities or had an original maturity or expiration date of more than one year at the time of acquisition. Under normal conditions, the Funds do not intend to engage in trading activities for the purpose of realizing short term gains. Rather, the Funds intend to purchase and sell securities to accomplish their investment objectives and in consideration of their then current view of prevailing or anticipated market and other conditions that they believe may impact the value of those securities. For example, the Funds may sell portfolio assets in anticipation of changes in interest rates generally, or in anticipation of changes in the business or prospects for a specific issuer of securities. Higher turnover rates generally will result in increased transaction costs. Transaction costs reduce net asset value. Although there can be no assurance in this matter, RFR does not expect that its turnover rate under normal market conditions will be greater than 100%, and Old RMR, New RMR and RHR do not expect that their turnover rate under normal market conditions will be greater than 50%. However, Old RMR's turnover rate increased from 36.20% in 2006 to 51.01% in 2007. Old RMR's increased turnover rate in 2007 was largely due to Old RMR's sale of mortgage REITs in light of the deterioration of the credit markets during 2007. Despite this increased turnover rate for Old RMR in 2007, Old RMR continues to expect that under normal market conditions its turnover rate will not be greater than 50%. Similarly, New RMR expects that under normal market conditions its turnover rate will not be greater than 50%.

  Short Sales (RFR Only)

        RFR may enter into a "short sale" of securities in circumstances in which, at the time the short position is open, the Fund owns at least an equal amount of the securities sold short or owns preferred stocks or debt securities, convertible or exchangeable without payment of further consideration, into an equal number of securities sold short. This kind of short sale, which is referred to as one "against the box", may be entered into by RFR to, for example, lock in a sale price for a security it does not wish to sell immediately.

        RFR may also make short sales of a security the Fund does not own, in anticipation of a decline in the market value of that security. To complete such a transaction, the Fund must borrow the security to make delivery to the buyer. The Fund is then obligated to replace the borrowed security at a future date. The price at such time may be more or less than the price at which the Fund sold the security. Until the borrowed security is replaced, the Fund is required to pay the security's owner any dividends or interest which are paid or accrued during the period of the loan. To borrow the security, the Fund also may be required to pay a premium. Until the Fund replaces a borrowed security, it may segregate cash or other liquid assets with its custodian at such a level that (i) the amount segregated plus any amount deposited with the broker as collateral will equal the current value of the security sold short and (ii) the amount segregated plus any amount deposited with the broker as collateral will not be less than the market value of the security at the time it was sold short. The Fund will incur a loss as a result of the short sale if the price of the security increases between the date of the short sale and the date on which the Fund replaces the borrowed security. The Fund will realize a gain if the security declines in price between those dates. This result is the opposite of what one would expect from a cash purchase of a long position in a security. The amount of any gain will be decreased, and the amount of any loss increased, by the amount of any premium, dividends or interest the Fund may be required to pay in connection with a short sale. No more than one third of RFR's managed assets will be, when added together: (i) deposited as collateral for the obligation to replace securities borrowed to effect short sales; and (ii) segregated in connection with short sales.

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  Other Investment Companies (All Funds)

        Each Fund may invest in the securities of other investment companies to the extent that such investments are consistent with the Fund's investment objectives and principal investment strategies and permissible under the 1940 Act. Under one provision of the 1940 Act, a Fund may not acquire the securities of other investment companies if, as a result, (i) more than 3% of the total outstanding voting securities of any one investment company would be held by the Fund, (ii) more than 5% of the Fund's total assets would be invested in any one investment company or (iii) more than 10% of the Fund's total assets would be invested in securities of other investment companies. Other provisions of the 1940 Act are less restrictive provided that the Fund is able to meet certain conditions. These limitations do not apply to the acquisition of shares of any investment company in connection with a merger, consolidation, reorganization or acquisition of substantially all of the assets of another investment company and the acquisition of money market instruments. Each Fund, as a holder of the securities of other investment companies, will bear its pro rata portion of the other investment companies' expenses, including advisory fees. These expenses will be in addition to the direct expenses incurred by the Fund.

Investment Restrictions

  Fundamental Investment Restrictions of All Funds

        The following investment restrictions are fundamental policies of each Fund and may not be changed without the vote of a "majority of the outstanding" (as defined under the 1940 Act) common and preferred shares of the applicable Fund, voting together as a single class, and the vote of a "majority of the outstanding" (as defined under the 1940 Act) preferred shares of the applicable Fund, voting as a separate class.

        Approval by a "majority of the outstanding" common and preferred shares of an applicable Fund, as defined pursuant to the 1940 Act, means the lesser of (1) 67% or more of the applicable Fund's common shares and preferred shares, together as a single class, present at a meeting of the applicable Fund's shareholders, if the holders of more than 50% of the applicable Fund's outstanding common shares and preferred shares are present or represented by proxy, or (2) more than 50% of the applicable Fund's outstanding common shares and preferred share, together as a single class.

        Approval by a "majority of the outstanding" preferred shares of an applicable Fund, as defined pursuant to the 1940 Act, means the lesser of (1) 67% or more of the applicable Fund's preferred shares, as a single class, present at a meeting of the applicable Fund's shareholders, if the holders of more than 50% of the applicable Fund's outstanding preferred shares are present or represented by proxy, or (2) more than 50% of the applicable Fund's outstanding preferred shares.

        1.     No Fund will issue senior securities (including borrowing money for other than temporary purposes) except in conformity with the limits of the 1940 Act, or pledge its assets other than to secure such issuances or borrowings or in connection with permitted investment strategies.

        2.     No Fund will borrow in excess of 33 1/3% of its total assets (including the amount of borrowings) minus liabilities (other than the amount of borrowings), except that a Fund may borrow up to an additional 5% of its total assets for temporary purposes.

        3.     No Fund will act as an underwriter of securities issued by other persons, except insofar as a Fund may be deemed an underwriter in connection with the disposition of securities.

        4.     No Fund will purchase or sell real estate, except that a Fund may invest in securities of companies that deal in real estate or are engaged in the real estate business, including real estate investment trusts, and securities secured by real estate or such interests and a Fund may hold and sell

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real estate or mortgages on real estate acquired through default, liquidation or other distributions of an interest in real estate as a result of a Fund's ownership of such securities.

        5.     No Fund will purchase or sell commodities or commodities contracts but a Fund may purchase or sell financial contracts including, but not limited to, interest rate or currency hedges.

        6.     No Fund will originate loans to other persons except by the lending of its securities, through the use of repurchase agreements and by the purchase of debt securities.

        7.     No Fund will make any investment inconsistent with its classification as a diversified closed end management investment company under the 1940 Act.

  Fundamental Investment Restrictions Specific to Certain Funds

        The following investment restrictions are fundamental policies of the Fund specifically identified with respect to each investment restriction and may not be changed without the vote of a "majority of the outstanding" (as defined under the 1940 Act) common and preferred shares of the applicable Fund, voting together as a single class, and the vote of a "majority of the outstanding" (as defined under the 1940 Act) preferred shares of the applicable Fund, voting as a separate class. See "Investment Restrictions—Fundamental Investment Restrictions of All Funds" for a further description of these voting standards.

        If the Reorganizations of RHR with New RMR and RFR with New RMR are consummated, the shareholders of RHR and RFR will become shareholders of New RMR following the consummation of their respective Fund's Reorganization. Shareholders of Old RMR will become shareholders of New RMR following the consummation of Old RMR's Reorganization with New RMR. New RMR is identical in all material respects to Old RMR, except that New RMR is organized as a Delaware statutory trust and Old RMR is organized as a Massachusetts business trust and except for the differences in their governing documents as a result. After the Reorganizations are consummated, New RMR will operate pursuant to the same investment objectives and policies as those of Old RMR, including the fundamental investment restrictions identified below as applicable to all Funds or specific to New RMR or Old RMR. New RMR will not be required to operation pursuant to investment restrictions identified below as specific to RFR or RHR.

        1.     Old RMR will make investments that will result in concentration (25% or more of the value of Old RMR's investments, as applicable) in the securities of issuers primarily engaged in the real estate industry and not in any other industry; provided, however, this does not limit Old RMR's investments in (i) U.S. Government obligations, or (ii) other obligations issued by governments or political subdivisions of governments.

        2.     RHR will make investments that separately will result in concentration (25% or more of the value of RHR's investments) in the securities of issuers primarily engaged in (i) the hospitality industry and (ii) the real estate industry, and not in any other industry; provided, however, this does not limit RHR's investments in (i) U.S. Government obligations, or (ii) other obligations issued by governments or political subdivisions of governments.

        3.     RFR will make investments that will result in concentration (25% or more of the value of RFR's investments) in the securities of issuers primarily engaged in a F.I.R.E. (financial services, insurance, or real estate) industry and not in any other industries; provided, however, this does not limit RFR's investments in (i) U.S. Government obligations, or (ii) other obligations issued by governments or political subdivisions of governments.

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  Non-Fundamental Investment Restrictions of the Funds

        The Funds have also adopted the following investment restrictions which are not fundamental policies of the Funds. Since these investment restrictions are not fundamental policies of the Funds, they may be changed by a Fund's Board without the approval of the applicable Fund's shareholders. If the Reorganizations of RHR with New RMR and RFR with New RMR are consummated, the shareholders of RHR and RFR will become shareholders of New RMR following the consummation of their respective Fund's Reorganization. Shareholders of Old RMR will become shareholders of New RMR following the consummation of Old RMR's Reorganization with New RMR. New RMR is identical in all material respects to Old RMR, except that New RMR is organized as a Delaware statutory trust and Old RMR is organized as a Massachusetts business trust and except for the differences in their governing documents as a result. After the Reorganizations are consummated, New RMR will operate subject to the non-fundamental investment restrictions identified below as applicable to all Funds or specific to Old RMR.

        1.     No Fund will invest in puts, calls, straddles, spreads or any combination thereof, representing more than 10% of the value of the respective Fund's managed assets.

        2.     No Fund will enter into short sales representing more than 5% of the value of the respective Fund's managed assets.

        3.     No Fund will invest in oil, gas or other mineral exploration programs, development programs or leases, except that a Fund may purchase securities of companies engaging in whole or in part in such activities.

        4.     Old RMR will invest, under normal market conditions, at least 80% of the value of its managed assets in securities issued by real estate companies unless Old RMR provides its shareholders with at least 60 days' prior written notice in compliance with SEC rules.

        5.     RHR will not operate any hospitality business for its own account, except that it may invest in securities of companies that are engaged in hospitality businesses and it may hold and sell hospitality businesses or operations acquired through default, liquidation or other distributions of an interest in a hospitality business as a result of RHR's ownership of such securities.

        6.     RHR will invest, under normal market conditions, at least 80% of the value of its managed assets in securities issued by hospitality and real estate companies unless RHR provides its shareholders with at least 60 days' prior written notice in compliance with SEC rules.

        7.     RFR will invest, under normal market conditions, at least 80% of the value of its managed assets in securities issued by companies in a F.I.R.E. (financial services, insurance, or real estate) industry unless RFR provides its shareholders with at least 60 days' prior written notice in compliance with SEC rules.

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TRUSTEES AND OFFICERS OF THE FUNDS

General

        The business of the Funds is managed by each Fund's Board. Each Fund's Board elects its Fund's officers. The officers of the Funds are responsible for the day-to-day operations of its Fund and execute policies formulated by the Board. All of the Funds share the same Board and executive officers. Each Fund's Board is divided into three classes. There is one Trustee in class I (John L. Harrington) whose current term expires in 2011. There are two Trustees in class II (Frank J. Bailey and Gerard M. Martin) whose current terms expire in 2009. There are two Trustees in class III (Barry M. Portnoy and Arthur G. Koumantzelis) whose current terms expire in 2010. Trustees in each class are elected and hold office for a term expiring at the annual meeting held in the third year following the year of their election, with each Trustee holding office until the expiration of the term of the relevant class and the election and qualification of his or her successor, or until he or she sooner dies, resigns, retires, or is disqualified or removed from office. Pursuant to the 1940 Act and each Fund's organizational documents, generally holders of preferred shares, voting separately as a class, elect two Trustees, and the remaining Trustees are elected by holders of the common shares and preferred shares, voting together as a single class. Messrs. Martin and Portnoy presently represent the holders of each Fund's preferred shares.

        Each Board has determined that a majority of its Trustees are independent Trustees pursuant to the corporate governance standards for companies listed on the American Stock Exchange ("AMEX"). In making independence determinations pursuant to AMEX standards, each year each Board affirmatively determines whether its Trustees have a direct or indirect material relationship with the applicable Fund or its affiliates. When assessing a Trustee's relationship with a Fund or its affiliates, the Fund's Board considers all relevant facts and circumstances, not merely from the Trustee's standpoint but also from that of the persons or organizations with which the Trustee has an affiliation. Material relationships can include commercial, banking, consulting, legal, accounting, charitable and familial relationships. Each Board has determined that Messrs. Harrington, Bailey and Koumantzelis currently qualify as independent under AMEX rules.

        Each Trustee of the Funds also serves as a Trustee of RMR Preferred Dividend Fund, RMR Asia Pacific Real Estate Fund, RMR Asia Real Estate Fund, RMR Dividend Capture Fund and RMR Real Estate Securities Fund (a series of RMR Fund's Series Trust), each of which retain the Advisor as its investment adviser.

        The table below lists the Trustees of the Funds, their age, their term in office, their principal occupations during the last five years and other directorships held by them. The term "Fund Complex" includes two or more registered investment companies that have a common investment adviser. "RMR Funds" is a Fund Complex consisting of nine registered investment companies advised by the Advisor, including each of the Funds, RMR Preferred Dividend Fund, RMR Asia Pacific Real Estate Fund, RMR Asia Real Estate Fund, RMR Dividend Capture Fund and RMR Real Estate Securities Fund (a series of RMR Funds Series Trust). A majority of the Trustees of each Board are not "interested persons" of the Funds within the meaning of the 1940 Act. Messrs. Harrington, Bailey and Koumantzelis are not "interested persons" of any of the Funds within the meaning of the 1940 Act, and are sometimes referred to herein as "disinterested Trustees" or "independent Trustees". Mr. Portnoy is an "interested person" of each Fund as a result of his ownership of, and current positions with, the Advisor. Mr. Martin is an "interested person" of each Fund as a result of his former

11

ownership of, and current positions with, the Advisor. Unless otherwise indicated, the principal business address for each Trustee of the Funds is: 400 Centre Street, Newton, Massachusetts 02458.

Name and age	Position held with the Fund, current term and length of time served. (Approx. number of years served.)	Principal occupation(s) or employment in past 5 years and other public company directorships held by Trustee.	Number of RMR Funds overseen by Trustee.
Disinterested Trustees
John L. Harrington (72)	Class I Trustee to serve until 2011. Old RMR (5); RHR (4); RFR (4); and New RMR (0).

Chairman of the Board and Trustee of the Yawkey Foundation (a charitable trust)—2002 to 2003 and 2007 to present; President, Executive Director and Trustee of the Yawkey Foundation—1982 to 2006; Trustee of the JRY Trust—1982 to present; Principal of Bingham McCutchen Sports Consulting LLC—2007 to present; Chief Executive Officer and General Partner of the Boston Red Sox Baseball Club—1973 to 2001; President of Boston Trust Management Corp. (financial services advisor)—1981 to 2006; Trustee of Hospitality Properties Trust—1995 to present; Trustee of Senior Housing Properties Trust—1999 to present; director of Five Star Quality Care, Inc.—2001 to 2003.

			9
Frank J. Bailey (53)	Class II Trustee to serve until 2009. Old RMR (5); RHR (4); RFR (4); and New RMR (0).	Partner in the Boston law firm of Sherin and Lodgen LLP—1988 to present; Trustee of Hospitality Properties Trust—2003 to present; Trustee of Senior Housing Properties Trust—2002 to present; director of Appleseed Foundation, Washington, D.C.—1997 to present.	9
Arthur G. Koumantzelis (77)	Class III Trustee to serve until 2010. Old RMR (5); RHR (4); RFR (4); and New RMR (0).	President and Chief Executive Officer of AGK Associates LLC (consulting services)—2007 to present; President and Chief Executive Officer of Gainesborough Investments LLC—1998 to 2007; Trustee of Hospitality Properties Trust—1995 to 2007; director of Five Star Quality Care, Inc.—2001 to present; director of TravelCenters of America LLC—2007 to present; Trustee of Senior Housing Properties Trust—1999 to 2003.	9

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Name and age	Position held with the Fund, current term and length of time served. (Approx. number of years served.)	Principal occupation(s) or employment in past 5 years and other public company directorships held by Trustee.	Number of RMR Funds overseen by Trustee.
Interested Trustees
Barry M. Portnoy (62)	Class III Trustee to serve until 2010. Old RMR (6); RHR (4); RFR (4); and New RMR (0).	Chairman of Reit Management & Research LLC—1986 to present; Director and Vice President of RMR Advisors, Inc.—2002 to present; Portfolio Manager of the Funds, RMR Preferred Dividend Fund, RMR Dividend Capture Fund and RMR Real Estate Securities Fund—inception to present; managing director of Five Star Quality Care, Inc.—2001 to present; managing Trustee of Senior Housing Properties Trust—1999 to present; managing Trustee of Hospitality Properties Trust—1995 to present; managing Trustee of HRPT Properties Trust—1986 to present; managing director of TravelCenters of America LLC—2007 to present.	9
Gerard M. Martin (73)	Class II Trustee to serve until 2009. Old RMR (6); RHR (4); RFR (4); and New RMR (0).	Director of Reit Management & Research LLC—1986 to present; director and Vice President of RMR Advisors, Inc.—2002 to present; managing director of Five Star Quality Care, Inc.—2001 to present; managing Trustee of Senior Housing Properties Trust—1999 to 2007; managing Trustee of Hospitality Properties Trust—1995 to 2007; managing Trustee of HRPT Properties Trust—1986 to 2006.	9

Compensation of Trustees

        Trustees who are "interested persons", as defined in the 1940 Act, of a Fund receive no compensation from the Fund for services as a Trustee of the Fund. The following table sets forth the compensation of the disinterested Trustees of each Fund for services to the Funds for the fiscal year ended December 31, 2007.

	Compensation from Old RMR	Compensation from RHR	Compensation from RFR	Total compensation from RMR Funds(1)
John L. Harrington	$7,000	$10,500	$7,000	$43,750
Frank J. Bailey	$7,350	$28,350	$7,350	$63,350
Arthur G. Koumantzelis	$7,000	$10,500	$7,000	$43,750

(1)
Includes compensation from RMR Preferred Dividend Fund, RMR Asia Pacific Real Estate Fund and RMR Asia Real Estate Fund. Compensation from RMR Dividend Capture Fund and RMR Real Estate Securities Fund is not included in this column because those funds did not commence operations until December 2007 and January 2008, respectively. New RMR was not organized until August 19, 2008. New RMR expects to compensate John L. Harrington, Frank J. Bailey and Arthur G. Koumantzelis $[                ], $[                ] and $[                ], respectively, during the current fiscal year.

        The differences in compensation paid to the disinterested Trustees from each of the Funds are a result of additional meetings that were held in 2007 by the disinterested Trustees of RHR comprising the special committee of the RHR Board which was established by the RHR Board in connection with RHR's litigation with its shareholder Bulldog Investors General Partnership, a hedge fund controlled by

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Mr. Phillip Goldstein and various affiliated entities and persons. This litigation has since been settled and dismissed. Additional information regarding this litigation is included in the Joint Proxy Statement/Prospectus. The difference in compensation paid to Mr. Bailey results principally from additional compensation paid to him by RHR in consideration of his services as chairman of that special committee of RHR's Board.

        Until changed by a vote of the Board, the compensation payable to each disinterested Trustee by each Fund is as follows:

Timing and Description	Amount
At the first meeting of the Board following the annual meeting of shareholders, an annual retainer (1)	$3,500
For each meeting of the Board or a Board committee which is attended, an attendance fee (2)	$350

(1)
RMR Real Estate Securities Fund, part of RMR Funds, will pay its disinterested Trustees an annual retainer of $3,500 but will not hold annual meetings of shareholders.

(2)
Only one attendance fee is payable if more than one meeting for a Fund is held on the same day.

        If the Reorganizations are consummated, New RMR will pay its disinterested Trustees an annual retainer of $3,500 and a per meeting attendance fee of $350 (with only one attendance fee payable if more than one meeting for New RMR is held on the same day). As a result, the aggregate compensation payable to New RMR's disinterested Trustees following the Reorganizations is expected to be less than the aggregate compensation the Funds currently pay to the Funds' disinterested Trustees.

        In addition to the compensation paid to disinterested Trustees, the Funds reimburse all Trustees for expenses incurred in connection with their duties as Trustees.

Board Committees

        Each Fund has an audit committee, a compensation committee and a nominating committee. Each Board has adopted charters for each of these committees with respect to its Fund. A copy of the respective charters of the audit committees, compensation committees and nominating committees are available on the Funds' website at www.rmrfunds.com. Each of these Board committees is comprised of Messrs. Harrington, Bailey and Koumantzelis, the disinterested Trustees, who are independent under applicable AMEX listing standards.

        The primary function of each Fund's audit committee is to assist the Board's oversight of matters relating to: integrity of financial statements; legal and regulatory compliance; qualifications, independence, performance and fees of independent accountants; compliance, accounting, financial reporting and internal control processes; and the appointment, duties and compensation of internal audit personnel. Each Fund's audit committee is directly responsible for the selection of independent accountants. Each Board determined that, based upon Mr. Koumantzelis' education and experience, Mr. Koumantzelis possessed the requisite qualifications for designation as the audit committee's financial expert for each Fund, is "independent" as defined by the applicable rules of the SEC and the AMEX, and thus designated him as the audit committee's financial expert for each Fund. During 2007, the audit committee of each of Old RMR, RHR and RFR held four meetings. New RMR was not organized until August 19, 2008. As such, no meetings of New RMR's audit committee where held in 2007.

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        The primary functions of each Fund's compensation committee is to determine and review the fees paid to each Fund's Trustees and to recommend to its Fund's Board the compensation payable to the Chief Compliance Officer and Director of Internal Audit of its Fund. During 2007, each of Old RMR's, RHR's and RFR's compensation committee held two meetings. New RMR was not organized until August 19, 2008. As such, no meetings of New RMR's compensation committee where held in 2007.

        The primary function of each Fund's nominating committee is to (i) identify individuals qualified to become Trustees and select, or recommend that the Board selects, disinterested Trustee nominees for each annual meeting of the Fund's shareholders or when vacancies occur and (ii) consider nominations of persons for election to the board by its Fund's shareholders. During 2007, the nominating committees of Old RMR and RFR each held two meetings. The RHR nominating committee held one meeting in 2007. New RMR was not organized until August 19, 2008. As such, no meetings of New RMR's nominating committee where held in 2007.

Officers of the Funds

        The table below lists the officers of the Funds, their age, their term in office and their principal occupations during the last five years. Biographical and other information relating to the executive officers of each Fund is set forth below. The President, Treasurer and Secretary of each Fund are elected annually by the Trustees. Any other officers of a Fund may be elected or appointed by the Trustees of such Fund at any time and serve at the pleasure of the Trustees and until their successors are appointed and qualified or until their resignation or removal. Unless otherwise indicated, the principal business address of each officer of a Fund is 400 Centre Street, Newton, Massachusetts 02458.

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No officer is compensated by any Fund with the exception of Mr. William J. Sheehan. No Fund compensates Mr. Sheehan in excess of $60,000.

Name and age	Position held with each Fund and length of time served. (Approx. number of years served.)	Other principal occupations in past 5 years.	Number of RMR Funds for which the position is held.
Adam D. Portnoy(1) (38)	President: Old RMR (1); RHR (1); RFR (1); and New RMR (0).	President and Chief Executive Officer of Reit Management & Research LLC—2006 to present; Vice President of Reit Management & Research LLC—2003 to 2006; President, Chief Executive Officer and director of RMR Advisors, Inc.—May 2007 to present; Vice President of RMR Advisors, Inc.—2003 to 2007; Portfolio Manager of the Funds, RMR Preferred Dividend Fund, RMR Dividend Capture Fund and RMR Real Estate Securities Fund—2007 to present; Vice President of Old RMR—2004 to 2007; Vice President of RHR, RFR, RMR Preferred Dividend Fund, RMR Asia Pacific Real Estate Fund and RMR Asia Real Estate Fund—inception to 2007; managing Trustee of HRPT Properties Trust—2006 to present; Executive Vice President of HRPT Properties Trust—2003 to 2006; managing Trustee of Hospitality Properties Trust—2007 to present; managing trustee of Senior Housing Properties Trust—2007 to present; Senior Investment Officer, International Finance Corporation, a member of the World Bank Group—2001 to 2003.	9

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Name and age	Position held with each Fund and length of time served. (Approx. number of years served.)	Other principal occupations in past 5 years.	Number of RMR Funds for which the position is held.
Mark L. Kleifges (47)	Treasurer and Chief Financial Officer: Old RMR (4); RHR (4); RFR (4); and New RMR (0).	Senior Vice President of Reit Management & Research LLC—2006 to present; Vice President of Reit Management & Research LLC—2002 to 2006; Treasurer of RMR Advisors, Inc.—2004 to present; Vice President of RMR Advisors, Inc.—2003 to 2004; Treasurer and Chief Financial Officer, Hospitality Properties Trust—2002 to present.	9
Jennifer B. Clark (47)	Secretary and Chief Legal Officer: Old RMR (6); RHR (4); RFR (4); and New RMR (0).	Senior Vice President of Reit Management & Research LLC—2006 to present; Vice President of Reit Management & Research LLC—1999 to 2006; Secretary of RMR Advisors, Inc.—2002 to present; Senior Vice President of HRPT Properties Trust—1999 to present; Assistant Secretary of Hospitality Properties Trust—1996 to present; Assistant Secretary of Senior Housing Properties Trust—1998 to present; Assistant Secretary of Five Star Quality Care, Inc.—2001 to present; Secretary of TravelCenters of America LLC—2007 to present.	9
John C. Popeo (48)	Vice President: Old RMR (5); RHR (4); RFR (4); and New RMR (0)	Senior Vice President of Reit Management & Research LLC—2006 to present; Treasurer of Reit Management & Research LLC—1997 to present; Vice President of Reit Management & Research LLC—1999 to 2006; Vice President of RMR Advisors, Inc.—2004 to present; Treasurer of RMR Advisors, Inc.—2002 to 2004; Treasurer and Chief Financial Officer of HRPT Properties Trust—1997 to present.	9

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Name and age	Position held with each Fund and length of time served. (Approx. number of years served.)	Other principal occupations in past 5 years.	Number of RMR Funds for which the position is held.
Karen Jacoppo-Wood (41)	Vice President: Old RMR (1); RHR (1); RFR (1); and New RMR (0)	Vice President of RMR Advisors, Inc.—2007 to present; Vice President and Managing Counsel, State Street Bank and Trust Company—2006 to 2007; Counsel, Pioneer Investment Management, Inc.—2004 to 2006; Vice President and Counsel, State Street Bank and Trust Company—2002 to 2004.	9
Ryan W. Johnson (47)	Vice President: Old RMR (0); RHR (0); RFR (0); and New RMR (0)	Vice President of RMR Advisors, Inc.—2008 to present; President of Foreside Advisory Network, LLC—2005 to present; Senior Vice President/Director of Sales & Marketing of Hartford Life Insurance Company—1999 to 2004.	9
Fernando Diaz (40)	Vice President: Old RMR (1); RHR (1); RFR (1); and New RMR (0)	Vice President of RMR Advisors, Inc.—2007 to present; Portfolio Manager of the Funds, RMR Preferred Dividend Fund, RMR Dividend Capture Fund and RMR Real Estate Securities Fund—2007 to present; senior REIT analyst and assistant portfolio manager, GID Securities, LLC—2006 to 2007; senior REIT analyst and assistant portfolio manager, State Street Global Advisors/The Tuckerman Group—2001 to 2006.	9

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Name and age	Position held with each Fund and length of time served. (Approx. number of years served.)	Other principal occupations in past 5 years.	Number of RMR Funds for which the position is held.
William J. Sheehan (64)	Chief Compliance Officer and Director of Internal Audit: Old RMR (4); RHR (4); RFR (4); and New RMR (0)	Chief Compliance Officer of RMR Advisors, Inc.—2004 to present; Director of Internal Audit of HRPT Properties Trust, Hospitality Properties Trust, Senior Housing Properties Trust and Five Star Quality Care, Inc.—2003 to present; Director of Internal Audit of TravelCenters of America LLC—2007 to present; trustee of Hospitality Properties Trust—1995 to 2003; Executive Vice President, Ian Schrager Hotels LLC—1999 to 2003.	9

(1)
Adam D. Portnoy is the son of Barry M. Portnoy, a Trustee of each Fund.

Trustee Beneficial Ownership of Securities

        The following table sets forth, for each Trustee, the aggregate dollar range of each Fund's equity securities beneficially owned and equity securities in the same family of investment companies overseen or to be overseen by each Fund Trustee beneficially owned as of January 29, 2008 unless otherwise noted. The information as to beneficial ownership is based on statements furnished to the Funds by such Trustees.

Name	Dollar range of equity securities in New RMR(1)	Dollar range of equity securities in Old RMR	Dollar range of equity securities in RHR	Dollar range of equity securities in RFR	Aggregate dollar range of equity securities in all of the funds overseen by the Trustees in family of investment companies(2)
Interested Trustees
Barry M. Portnoy	$50,001 - $100,000(3)	Over $100,000	Over $100,000	Over $100,000	Over $100,000
Gerard M. Martin	None	Over $100,000	Over $100,000	Over $100,000	Over $100,000
Disinterested Trustees
John L. Harrington	None	Over $100,000	None	None	Over $100,000
Frank J. Bailey	None	$10,001 - $50,000	None	None	$10,001 - $50,000
Arthur G. Koumantzelis	None	$1 - $10,000	$1 - $10,000	$1 - $10,000	$1 - $10,000

(1)
As of the date of this Statement of Additional Information. New RMR was not in existence as of January 29, 2008.

(2)
Includes equity securities of RMR Preferred Dividend Fund, RMR Asia Pacific Real Estate Fund, RMR Asia Real Estate Fund, RMR Dividend Capture Fund and RMR Real Estate Securities Fund, which are part of the same family of investment companies as the Funds.

(3)
5,000 common shares of New RMR are held by virtue of Mr. Portnoy's ownership of the Advisor, who, as of the date of this Statement of Additional Information, is New RMR's sole shareholder.

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        The Advisor is an affiliate of Reit Management & Research LLC ("Reit Management"), a company principally engaged in providing management services to public companies which own or operate real estate. The following table sets forth for each disinterested Trustee of the Funds information regarding securities beneficially owned by them of those companies that Reit Management provides management services to.

Name	Company	Title of Class	Value of Securities†	Percent of Class
John L. Harrington	Hospitality Properties Trust	Common	$286,648	*
John L. Harrington	Senior Housing Properties Trust	Common	$167,400	*
John L. Harrington	Five Star Quality Care, Inc.	Common	$16,878	*
John L. Harrington	TravelCenters of America LLC	Common	$9,508	*
Frank J. Bailey	Hospitality Properties Trust	Common	$94,276	*
Frank J. Bailey	Senior Housing Properties Trust	Common	$145,080	*
Frank J. Bailey	TravelCenters of America LLC	Common	$2,776	*
Arthur G. Koumantzelis	HRPT Properties Trust	Common	$37,169	*
Arthur G. Koumantzelis	Hospitality Properties Trust	Common	$189,023	*
Arthur G. Koumantzelis	Senior Housing Properties Trust	Common	$63,119	*
Arthur G. Koumantzelis	Five Star Quality Care, Inc.	Common	$143,071	*
Arthur G. Koumantzelis	TravelCenters of America LLC	Common	$27,911	*

†
As of January 29, 2008.

*
Less than 1%.

Codes of Ethics

        The Funds and the Advisor have adopted codes of ethics in compliance with Rule 17j-1 under the 1940 Act. These codes, among other things, restrict management personnel investments in certain securities and offerings, including investments in initial public offerings and in private placements. Generally, these restrictions prohibit management personnel and Trustees from purchasing or selling any security if they knew or reasonably should have known at the time of the transaction that, within the most recent 15 days, a Fund had been considering for purchase or sale, or is purchasing or selling such security. Restricted investments generally require pre-approval by an officer, committee or a Fund's Board as deemed appropriate by the Board. Text only versions of these codes of ethics can be viewed online or downloaded from the EDGAR database on the SEC's internet web site at http://www.sec.gov. You may also review and copy these documents by visiting the SEC's Public Reference Room in Washington, DC. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 202-551-8090. In addition, copies of the codes of ethics may be obtained by forwarding a written request, together with the appropriate duplicating fee, to the SEC's Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549, or by e-mail request at publicinfo@sec.gov. The Funds also maintain copies of their codes of ethics on their website, www.rmrfunds.com.

Proxy Voting Policies

        Each Fund has adopted policies and procedures for voting proxies solicited by issuers whose securities are held by each Fund. Each Fund's policies and procedures are implemented by the Advisor. The vote with respect to most routine issues presented in proxy statements is expected to be cast in accordance with the position of the issuer's management, unless it is determined by the Advisor or the Board of a Fund that supporting management's position would adversely affect the investment merits of owning the issuer's security. However, each issue will be considered on its own merits, and a position of management found not to be in the best interests of a Fund's shareholders will not be supported.

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        Proxies solicited by issuers whose securities are held by a Fund will be voted solely in the interests of the shareholders of that Fund. Any conflict of interest will be resolved in the way that will most benefit a Fund and its shareholders. The Advisor shall not vote proxies for a Fund until it has determined that a conflict of interest does not exist, is not material or a method of resolving such conflict of interest has been agreed upon by the Fund's Board. If the conflict of interest is determined to be material, the conflict shall be disclosed to the Board and the Advisor will follow the instructions of the Board.

        Information regarding how the Advisor voted the proxies received by each Fund during the 12 month period ended June 30, 2007 is available (i) without charge, on request, by calling the Fund at (866) 790-8165, or (ii) by visiting the SEC's website at http://www.sec.gov and accessing each Fund's Form N-PX.

INVESTMENT ADVISORY AND OTHER SERVICES

Investment Advisory Agreement

        RMR Advisors, Inc., located at 400 Centre Street, Newton, Massachusetts 02458, serves as the investment advisor and administrator for each Fund. The Advisor was founded in 2002 and is owned by Barry M. Portnoy and Adam D. Portnoy. State Street Bank and Trust Company ("State Street"), located at Two Avenue de Lafayette, Boston, Massachusetts 02111, is each Fund's sub-administrator. For more information regarding administrative services, see "Administrative Services" below.

        The Advisor is an affiliate of Reit Management, a company principally engaged in providing management services to public companies which own or operate real estate. Together, as of June 30, 2008, the entities managed by the Advisor and Reit Management have a total market capitalization of approximately $14 billion.

        As more fully described in the Joint Proxy Statement/Prospectus, under the terms of the Funds' investment advisory agreements with the Advisor, the Advisor provides each Fund with an investment program, makes investment decisions for each Fund and manages each Fund's business affairs in accordance with that Fund's investment objectives and policies, subject to the general supervision of that Fund's Board. The Advisor also provides persons satisfactory to each Board to serve as the Fund's officers. The investment advisory agreements for each Fund continue from year to year, but only so long as such continuation is approved in the manner prescribed by the 1940 Act. Generally, a Fund's investment advisory agreement may be terminated by a majority of that Fund's Trustees or by a proper vote of that Fund's shareholders, at any time upon sixty days' notice and payment of compensation earned prior to such termination. The advisory agreement of each Fund terminates automatically on its assignment (as that term is defined in the 1940 Act).

        The investment advisory agreements between the Advisor and each of Old RMR, RHR, RFR and New RFR were initially approved by the shareholders of such Funds in 2003, 2004, 2004 and 2008, respectively. On October 11, 2007, the Trustees of each of Old RMR, RHR and RFR approved the continuation of each Fund's respective investment advisory agreement with the Advisor and the continuation of each Fund's respective administration agreement with the Advisor. On [                ], 2008, the Trustees of New RMR approved the investment advisory agreement between the Advisor and New RMR. Each Fund's investment advisory agreement calls for management fees to be paid to the Advisor equal to an annual percentage of each Fund's average managed assets of 0.85%. As of June 30, 2008, the managed assets of Old RMR, RHR and RFR were approximately $127 million, $64 million and $32 million, respectively. A Fund's managed assets are equal to the net asset value attributable to that Fund's common shares plus the liquidation preference of that Fund's preferred shares and the principal amount of that Fund's borrowings outstanding, if any. For the first five years following the closing of each of Old RMR's, RHR's and RFR's Fund's first public offering of common shares, the Advisor has contractually agreed to waive management fees equal to an annual percentage

21

of 0.25% of average managed assets of each respective Fund. Old RMR, RHR and RFR's contractual fee waivers are each scheduled to expire on December 18, 2008, April 27, 2009 and November 22, 2009, respectively. New RMR's contractual fee waiver is scheduled to expire on December 18, 2008. Neither the Advisor nor any of its affiliated companies receive compensation from any of the Funds other than pursuant to the advisory fees described herein and each Fund's administration agreement (described below). A discussion regarding the basis for the Boards of Old RMR, RHR and RFR approving the continuance of each respective Fund's investment advisory agreement is available in each respective Fund's annual report to shareholders, filed with the SEC on Form N-CSR on February 22, 2008, for the fiscal year ended December 31, 2007. A discussion regarding the basis for the approval of the investment advisory agreement between New RMR and the Advisor by New RMR's Board will be made available in New RMR's annual report to shareholders for the period ending December 31, 2008.

        Following each Reorganization, the Advisor will continue to provide investment advisory services to New RMR pursuant to the terms and conditions of the existing investment advisory agreement between New RMR and the Advisor, including management fees and fee waiver provisions. The terms of the existing investment advisory agreement between New RMR and RMR Advisors, Inc. are substantively the same as the terms of the existing investment advisory agreement between Old RMR and RMR Advisors, Inc. As described more fully in the Joint Proxy Statement/Prospectus, in order to compensate RHR and RFR shareholders for a reduced fee waiver duration, which will result from the consummation of the respective Reorganizations of RHR and RFR with New RMR, the Advisor has agreed to make a one time compensatory cash payment to each of RHR and RFR immediately prior to the consummation of the Reorganization of RHR with New RMR and RFR with New RMR, respectively.

        Each Fund paid advisory fees to the Advisor, net of contractual waivers, as set forth in the following table:

FUND	YEAR ENDED DECEMBER 31, 2005	YEAR ENDED DECEMBER 31, 2006	YEAR ENDED DECEMBER 31, 2007
Old RMR(1)	$951,730	$1,020,642	$1,028,910
RHR(2)	$455,754	$524,473	$513,427
RFR(3)	$322,568	$325,331	$308,006

(1)
Old RMR's contractual fee waiver amounted to $396,554 for the year ended December 31, 2005, $425,268 for the year ended December 31, 2006, and $428,713 for the year ended December 31, 2007.

(2)
RHR's contractual fee waiver amounted to $189,898 for the year ended December 31, 2005, $218,530 for the year ended December 31, 2006, and $213,928 for the year ended December 31, 2007.

(3)
RFR's contractual fee waiver amounted to $134,404 for the year ended December 31, 2005, $135,553 for the year ended December 31, 2006, and $128,336 for the year ended December 31, 2007.

        Each Fund's Board, and separately each Fund's disinterested Trustees, authorized (i) reimbursement payments to the Advisor by its Fund for services of a chief compliance officer and internal audit services that totaled $29,725, $29,725 and $29,725 for Old RMR, RHR and RFR, respectively, for 2007; and (ii) the joint participation of the Advisor and the Funds in certain insurance policies, for which payments were made by Old RMR, RHR and RFR that totaled $17,892, $15,409 and $17,892, respectively, during the fiscal year ended December 31, 2007. New RMR was not organized until August 19, 2008. New RMR will acquire substantially all of its assets, and issue substantially all of its common and preferred shares, in the Reorganizations, and will commence operations after consummation of the first Reorganization.

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Administrative Services

        In addition to the investment advisory agreements described in the Joint Proxy Statement/Prospectus and above, each Fund has entered into an administration agreement with the Advisor (each an "Administration Agreement"). Pursuant to the Administration Agreements, the Advisor performs administrative and accounting functions for each Fund, including: (i) providing office space, telephones, office equipment and supplies; (ii) authorizing expenditures and approving bills for payment on each Fund's behalf; (iii) supervising preparation of the periodic updating of each Fund's registration statement, including the prospectus and SAI of each Fund, for the purpose of filings with the SEC and state securities regulators and monitoring and maintaining the effectiveness of such filings, as appropriate; (iv) preparing periodic reports for each Fund for filing with the SEC and distributing to each Fund's shareholders, as applicable, and preparing other forms filed with the SEC, notices of dividends, capital gains distributions and tax credits and attending to routine correspondence and other communications with shareholders; (v) supervising the daily pricing of each Fund's investment portfolio and the publication of the net asset value of each Fund's shares, earnings reports and other financial data; (vi) monitoring relationships with organizations providing services to each Fund, including each Fund's attorneys, accountants, custodian, transfer agents and printers; (vii) supervising compliance by each Fund with record keeping requirements under the 1940 Act and the regulations thereunder; (viii) maintaining books and records for each Fund (or causing their maintenance by the custodian and transfer agent); (ix) preparing and filing of tax reports; and (x) monitoring each Fund's compliance with the Internal Revenue Code of 1986, as amended (the "Code"). The Advisor also provides each Fund with such personnel as the Fund may from time to time request for the performance of clerical, accounting and other office services described above, as well as coordinating matters with the sub-administrator, transfer agent, custodian and dividend reinvestment plan agent of each Fund. The personnel rendering these services may be employees of the Advisor or its affiliates and may act as officers of a Fund.

        Pursuant to each Administration Agreement, and with the approval of each Fund's Board, the Advisor has chosen State Street as sub-administrator for each Fund. Under each sub-administration agreement, State Street is responsible for performing most of the foregoing administrative functions, including: (i) determining each Fund's net asset value and preparing these figures for publication; (ii) maintaining certain books and records of each Fund that are not maintained by the Advisor, custodian or transfer agent; (iii) preparing financial information for each Fund's income tax returns, proxy statements, shareholders reports and SEC filings; and (iv) responding to some shareholder inquiries.

        For reviewing the work performed by State Street and for performing administrative services not provided by State Street, no Fund pays the Advisor any fee in addition to advisory fees it pays to the Advisor. Instead, under each Fund's Administration Agreement, each Fund reimburses the Advisor for the costs of these services, including the monthly fees paid to State Street which are described in the Joint Proxy Statement/Prospectus, and a reasonable allocation of the costs of goods and services provided by the Advisor and its affiliates to each Fund and to third parties.

        To date, amounts paid or payable to the Advisor under the Administration Agreements have been limited to reimbursement of the fees charged to the Advisor for each Fund by State Street that totaled $136,981, $136,330 and $130,911 for Old RMR, RHR and RFR, respectively, in 2005; $115,153, $114,758 and $114,758 for Old RMR, RHR and RFR, respectively, in 2006; and $109,271, $108,000 and $108,000 for Old RMR, RHR and RFR, respectively, in 2007.

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Custodian

        Portfolio securities of each Fund are held pursuant to a custodian agreement between each Fund and State Street. Under each custodian agreement, State Street performs custody, portfolio, foreign custody manager and fund accounting services.

Independent Registered Public Accounting Firm

        Ernst & Young LLP, with its principal place of business located at 200 Clarendon Street, Boston, Massachusetts 02116, serves as each Fund's independent registered public accounting firm. Ernst & Young LLP provides to each Fund audit services, audit related services for the issuance of agreed upon procedure reports to rating agencies, and tax services, including reviewing tax reporting and tax compliance procedures, and it consults with each Fund in connection with the review of each Fund's SEC filings.

PORTFOLIO MANAGERS

Portfolio Managers and Other Accounts Managed

        The portfolio managers of each Fund are Fernando Diaz, Adam D. Portnoy and Barry M. Portnoy. The portfolio managers generally function as a team. Generally, Mr. Barry Portnoy provides strategic guidance to the team, while Messrs. Fernando Diaz and Adam Portnoy are in charge of substantially all of the day to day operations, research and trading functions. The portfolio managers together manage the Funds, all of which are registered investment companies that have an aggregate of $221 million of managed assets as of July 31, 2008. Each Fund pays an advisory fee to the Advisor solely on the basis of its assets under management. As of July 31, 2008, each portfolio manager managed the following other accounts:

	Other Accounts Managed by each Portfolio Manager(1)
	Registered Investment Companies(2)
Portfolio Manager Name	Number of Accounts	Managed Assets as of July 31, 2008	Pooled Investment Vehicles	Other Accounts
Fernando Diaz	3	$74,642,590	—	—
Adam D. Portnoy	3	$74,642,590	—	—
Barry M. Portnoy	3	$74,642,590	—	—

(1)
The Funds are not included in the other accounts managed.

(2)
In addition to the registered investment companies included here, Messrs. Diaz, Adam Portnoy and Barry Portnoy also serve as portfolio managers of New RMR, which was not organized until August 19, 2008.

         Potential Conflicts of Interest.    Actual or potential conflicts of interest may arise when a portfolio manager has management responsibilities for more than one fund. For example, a portfolio manager may identify a limited investment opportunity that may be appropriate for a Fund as well as for other funds he manages. A conflict of interest also might arise when a portfolio manager has a larger personal investment in one fund he manages than in another he manages. A portfolio manager may purchase a particular security for one or more funds while selling the security for one or more other funds and this could have a detrimental effect on the price or volume of the securities purchased or sold by a Fund. A portfolio manager might devote unequal time and attention to the funds he manages or his other business responsibilities. The Advisor believes that the risk of a material conflict of interest developing out of the personal and professional activities of the portfolio managers of the Funds is limited because: (i) the Funds and the other funds managed by the portfolio managers are generally

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managed in a similar fashion; (ii) the Advisor has adopted policies requiring the equitable allocation of trade orders for a particular security among participating Funds and the other funds managed by the portfolio managers; (iii) the advisory fee and portfolio managers' compensation are not affected by the amount of time required to manage each Fund and the other funds managed by the portfolio managers; and (iv) the Advisor and the Funds and the other funds managed by the portfolio managers have adopted a joint code of ethics designed to address such conflicts of interest and draw the portfolio managers' attention to their fiduciary duties to the Funds and the other funds managed by the portfolio managers. As a result, the Advisor does not believe that any of these potential sources of conflicts of interest will affect the portfolio managers' professional judgment in managing the Funds.

Structure of Compensation

        Messrs. Barry Portnoy and Adam Portnoy are the owners of the Advisor and, to date, have not received a salary or other compensation from the Advisor except to the extent of their distributions from the Advisor and their interest in the Advisor's profits, if any.

        The other portfolio manager, Mr. Diaz, is paid based upon the discretion of the Advisor's board of directors. The Advisor's board of directors consists of Messrs. Barry Portnoy, Gerard Martin and Adam Portnoy. Mr. Diaz's compensation includes a base salary, an annual cash bonus and the opportunity to participate in other employee benefit plans available to all of the employees of the Advisor. Mr. Diaz's level of compensation is not based upon a formula with reference to any Fund's performance or the value of any Fund's assets; however these factors, among others, may be considered by individual directors of the Advisor. Other factors which may be considered in setting the compensation of the portfolio manager are his historical levels of compensation and levels of compensation paid for similar services or to persons with similar responsibilities in the market generally and in the geographic area where the Advisor is located. Mr. Diaz devotes a substantial majority of his business time to providing services as a portfolio manager or officer of the Advisor and the Funds, RMR Preferred Dividend Fund, RMR Dividend Capture Fund and RMR Real Estate Securities Fund, all of which are funds managed by the Advisor. Messrs. Barry Portnoy and Adam Portnoy also receive compensation for their services to affiliates of the Advisor.

Ownership of Securities

        The following table sets forth, for each portfolio manager, the aggregate dollar range of each Fund's equity securities beneficially owned as of January 29, 2008 unless otherwise noted.

Name of Portfolio Manager	Dollar range of equity securities in New RMR(1)	Dollar range of equity securities in Old RMR	Dollar range of equity securities in RHR	Dollar range of equity securities in RFR
Fernando Diaz	None	None	None	None
Adam D. Portnoy(2)	$50,001 - $100,000	Over $100,000	$50,001 - $100,000	$50,001 - $100,000
Barry M. Portnoy(3)	$50,001 - $100,000	Over $100,000	Over $100,000	Over $100,000

(1)
As of the date of this Statement of Additional Information. New RMR was not in existence as of January 29, 2008.

(2)
5,000 common shares of New RMR are held indirectly by virtue of Mr. Adam D. Portnoy's ownership of the Advisor, who, as of the date of this Statement of Additional Information, is New RMR's sole shareholder. These and certain other securities included in this table are owned by the Advisor and may be deemed to be beneficially owned by Mr. Adam Portnoy. Mr. Adam Portnoy disclaims beneficial ownership of those securities owned by the Advisor, except to the extent he may have a pecuniary interest therein.

(3)
5,000 common shares of New RMR are held indirectly by virtue of Mr. Barry M. Portnoy's ownership of the Advisor, who, as of the date of this Statement of Additional Information, is New RMR's sole shareholder.

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 PORTFOLIO TRANSACTIONS AND BROKERAGE

        Subject to the supervision of each Fund's Board, decisions to buy and sell securities for each Fund, and the negotiation of the brokerage commissions which each Fund pays, are made by the Advisor. Transactions on U.S. stock exchanges involve a Fund's payment of negotiated brokerage commissions. There is generally no stated commission in the case of securities traded in the over the counter market but the price a Fund pays usually includes an undisclosed dealer commission or mark up. In certain instances, a Fund may make purchases of underwritten issues at prices which include underwriting fees.

        Subject to the supervision of each Fund's Board, the Advisor is authorized, for the purchase and sale of a Fund's portfolio securities, to employ such securities dealers and brokers and to negotiate brokerage commissions on each Fund's behalf as may, in the judgment of the Advisor, implement each Fund's policy of obtaining the best net results taking into account such factors as: the net price available; the reliability, integrity and financial condition of the broker; the size of and difficulty in executing the order; and the value of the expected contribution of the broker to a Fund's investment performance on a continuing basis. Accordingly, the cost of the brokerage commissions to a Fund in any transaction may be greater than available from other brokers if the difference is reasonably justified by other aspects of the portfolio services offered. For example, the Advisor may cause a Fund to pay a broker that provides research services to the Advisor an amount of commission for a transaction in excess of the amount of commission another broker would have charged for that transaction, if the Advisor determines in good faith that such amount of commission was reasonable in relation to the value of the research services provided by such broker viewed in terms of either that particular transaction or the Advisor's ongoing responsibilities to a Fund. Moreover, research and investment information may be provided by brokers at no cost to the Advisor and this information will be available to benefit any Fund and any other accounts advised by the Advisor and its affiliates. In that case, not all of the information will be used for one Fund's benefit. While broker provided services and information may be useful in varying degrees and may tend to reduce the Advisor's expenses, it is not possible to estimate its value and in the opinion of the Advisor it does not reduce the Advisor's expenses in a determinable amount. The extent to which the Advisor makes use of statistical, research and other services furnished by brokers is considered by the Advisor in its allocation of brokerage business, but there is no particular formula by which such business is allocated. The Advisor may also take into account payments made by brokers effecting transactions for a Fund to other persons on a Fund's behalf for services (such as custodial or professional fees).

        Investment decisions for each Fund and any other entities which are or may become investment advisory clients of the Advisor are made independently of one another with a view to achieving their respective investment objectives. Investment decisions are the product of many factors in addition to basic suitability for the particular client involved (including a Fund). Some securities considered for investments by a Fund may also be appropriate for other clients served by the Advisor. Thus, a particular security may be bought or sold for certain clients even though it could have been bought or sold for other clients at the same time. If a purchase or sale of securities consistent with the investment policies of a Fund and one or more of the other Funds or these other clients served by the Advisor is considered at or about the same time, transactions in such securities will be allocated among the applicable Funds and such other clients in a manner deemed fair and reasonable by the Advisor. The Advisor may aggregate orders for a Fund with simultaneous transactions entered into on behalf of other Funds or the Advisor's other clients. When this occurs, the transactions are averaged as to price and allocated, in terms of amount, in accordance with a formula considered to be equitable to the Funds and the other the clients involved. Likewise, a particular security may be bought for one or more Funds or other clients of the Advisor when one or more Funds or clients are selling the security. In some instances, one Fund or other client may sell a particular security to another Fund or client. Although in some cases these arrangements may have a detrimental effect on the price or volume of the securities as to a Fund, in other cases it is believed that a Fund's ability to participate in volume

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transactions may produce better executions for it. In any case, it is the judgment of each Fund's Trustees that the desirability of each Fund having its respective investment advisory arrangement with the Advisor outweighs any disadvantages that may result from the types of contemporaneous transactions described above.

        Since the fiscal year ended December 31, 2005 through the fiscal year ended December 31, 2007, Old RMR, RHR and RFR each paid, respectively, $247,250, $133,037 and $149,127 in total brokerage commissions, none of which were paid to affiliated broker dealers. New RMR was not organized until August 19, 2008 and as such, did not pay any amounts in brokerage commissions.

        Each Fund has not acquired during its most recent fiscal year securities of its regular brokers or dealers, as defined in Rule 10b-1 under the 1940 Act, except as set forth below:

Fund	Broker or Dealer	Holdings of Securities of such Regular Broker or Dealer (as of December 31, 2007)
New RMR	None	None
Old RMR	None	None
RHR	None	None
RFR	Bank of America Corp.	$412,600
	KeyCorp.	$164,150
	Citigroup	$0
	JP Morgan Chase	$0

PRIVACY POLICY

        The Funds are committed to maintaining your privacy and to safeguarding your nonpublic personal information. The Funds do not receive any nonpublic personal information relating to you if you purchase shares through an intermediary that acts as the record owner of a Fund's shares. If you are the record owner of a Fund's shares, we may receive nonpublic personal information on your account documents or other forms and also have access to specific information regarding your Fund share transactions, either directly or through our transfer agent. The Funds do not disclose any nonpublic personal information about you or any former shareholders to anyone, except as permitted or required by law or as is necessary to service your account. The Funds restrict access to nonpublic personal information about you to the Advisor, the Advisor's employees and other service providers with a legitimate business need for the information.

U.S. FEDERAL INCOME TAX MATTERS

        Set forth below is a discussion of the material U.S. federal income tax aspects concerning the Funds and the purchase, ownership and disposition of common and preferred shares of the Funds. This discussion does not purport to be complete or to deal with all aspects of U.S. federal income taxation that may be relevant to Fund shareholders in light of their particular circumstances. Unless otherwise noted, this discussion assumes that you are a U.S. person and hold your shares as a capital asset. This discussion is based on present provisions of the Code, related regulations and existing judicial decisions and administrative pronouncements, all of which are subject to change or differing interpretations, possibly with retroactive effect. Prospective investors should consult their own tax advisers with regard to the U.S. federal income tax consequences of the purchase, ownership or disposition of common and preferred shares of the Funds, as well as tax consequences arising under the laws of any state, locality, foreign country or other taxing jurisdiction.

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Taxation of the Funds

        Each Fund intends to qualify each taxable year for treatment as a regulated investment company ("RIC") under the Code, although the Funds cannot give complete assurance that they will so qualify. To qualify for this treatment, a Fund must generally, among other things: (i) derive at least 90% of its gross income each taxable year from dividends, interest, payments with respect to certain securities loans and gains from the sale or other disposition of securities or foreign currencies, or other income (including gains from options, futures or forward contracts) derived from its investing in securities or those currencies; (ii) timely distribute with respect to each taxable year at least 90% of its investment company taxable income (consisting generally of net investment income, net short term capital gain and net gains from certain foreign currency transactions, if any, and determined without regard to any deduction for dividends paid) for that year; and (iii) diversify its holdings so that, at the end of each quarter of each taxable year (a) at least 50% of the value of its total assets is represented by cash and cash items, U.S. Government securities, securities of other RICs and other securities limited in respect of any one issuer to a value not greater than 5% of the value of that Fund's total assets and to not more than 10% of the issuer's outstanding voting securities, and (b) not more than 25% of the value of that Fund's total assets is invested in the securities (other than those of the U.S. Government or other RICs) of any one issuer, or of two or more issuers that they control (defined as owning 20% or more of the total combined voting power of all classes of stock entitled to vote) and are engaged in the same, similar or related trades or businesses.

        If each Fund qualifies for treatment as a RIC, they generally will not be subject to U.S. federal income tax on income and gains they timely distribute to their shareholders (including capital gain dividends, as discussed below). If any Fund fails to qualify for treatment as a RIC for any taxable year, it would be taxed at regular corporate rates on the full amount of it's taxable income for that year without being able to deduct the distributions it makes to its shareholders and its shareholders would treat all those distributions, including distributions of net capital gain (i.e., the excess of net long term capital gain over net short term capital loss), as dividends to the extent of the Fund's earnings and profits. In addition, the Fund could be required to recognize unrealized gains, pay substantial taxes and interest and make substantial distributions before requalifying for treatment as a RIC.

        Generally, the Funds intend to distribute at least annually to their shareholders all or substantially all of their investment company taxable income. Generally, the Funds also will annually (i) distribute their net capital gain or (ii) retain all or a portion of their net capital gain for investment. If the Funds retain any investment company taxable income or any net capital gain, they will be subject to tax at regular corporate rates on the retained amount.

        To the extent any Fund fails to distribute in a calendar year at least an amount equal to the sum of (1) 98% of its ordinary income for that year plus (2) 98% of its net capital gains for the one year period ending October 31 of that year, plus 100% of any retained amount of either of its ordinary income or net capital gains from the prior year, the Fund will be subject to a nondeductible 4% excise tax. For these purposes, the Fund will be treated as having distributed any amount with respect to which it pays income tax. A distribution a Fund pays to shareholders in January of any year generally will be deemed to have been paid on December 31 of the preceding year if the distribution is declared and payable to shareholders of record on a date in October, November or December of that preceding year. The Funds generally intend to make distributions sufficient to avoid imposition of material excise tax.

        If at any time when preferred shares of the Funds are outstanding a Fund fails to meet the Preferred Shares Basic Maintenance Amount or the 1940 Act Preferred Shares Asset Coverage (each as defined in the Joint Proxy Statement/Prospectus), that Fund will be required to suspend distributions to holders of its common shares until such maintenance amount or asset coverage, as the case may be, is restored. Such a suspension may prevent that Fund from satisfying the RIC distribution requirement

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and may therefore jeopardize its qualification as a RIC or cause it to incur an income tax or excise tax liability, or both. If that Fund does not timely cure its failure to meet such maintenance amount or asset coverage when Fund preferred shares are outstanding, it will be required to redeem Fund preferred shares to maintain or restore such maintenance amount or asset coverage, as the case may be, and such a redemption may allow that Fund to avoid failing to qualify for treatment as a RIC. There can be no assurance, however, that any such redemption would achieve such objective.

Taxation of Shareholders

         Distributions.    As long as each Fund qualifies for treatment as a RIC, distributions each Fund makes to its shareholders from its investment company taxable income generally will be taxable to them as ordinary income to the extent of the Fund's earnings and profits. A portion of the Fund's distributions are likely to be classified based upon the character of distributions it receives from real estate investment trusts, e.g., as ordinary income, qualified dividend income, capital gains or return of capital. Each Fund currently expects that a portion of the dividends it distributes to its shareholders will be eligible for the dividends received deduction available to corporations and eligible for the reduced maximum U.S. federal income tax rate on qualified dividend income received by individuals. Distributions of net capital gain that are properly designated as such will be taxable to each shareholder as long term capital gain, regardless of how long the shareholder has held the shares in the Fund. Capital gain dividends that the Funds pay with respect to gains recognized on sales or exchanges of capital assets through December 31, 2010, as well as any dividends that the Funds pay with respect to qualified dividend income received by a Fund through December 31, 2010, will generally be subject to a maximum U.S. federal income tax rate of 15%. Thereafter, the Fund's dividends, other than capital gains dividends, will be fully taxable at ordinary income rates unless further Congressional action is taken. There can be no assurance as to what portion of the Fund's distributions will qualify for favorable treatment as qualified dividend income.

        If a portion of a Fund's income consists of qualifying dividends paid by U.S. corporations, a portion of the dividends paid by the Fund to corporate shareholders, if properly designated, may be eligible for the dividends received deduction. However, dividends a corporate shareholder receives and deducts pursuant to the dividends received deduction are subject indirectly to the U.S. federal alternative minimum tax.

        For taxable years beginning on or before December 31, 2010, individuals will be taxed at the rates applicable to long-terms capital gains on distributions of investment income that qualifies to be designated by a Fund as derived from qualified dividend income, provided holding period and other requirements are met by the shareholder. Specifically, a dividend paid by a Fund to a shareholder will not be treated as qualified dividend income of the shareholder (i) if the dividend is received with respect to any share held for fewer than 61 days during the 121-day period beginning on the date which is 60 days before the date on which such share becomes ex-dividend with respect to such dividend, (ii) to the extent that the recipient is under an obligation (whether pursuant to a short sale or otherwise) to make related payments with respect to positions in substantially similar or related property or (iii) if the recipient elects to have the dividend treated as investment income for purposes of the limitation on deductibility of investment interest.

        Because the Funds may earn income that is not qualified dividend income, such as interest, payments in lieu of dividends on securities a Fund may lend, non-qualifying dividends (including a portion of distributions from real estate investment trusts or other pass through entities), and net short-term capital gains, the percentage of a Fund's dividends that will qualify as qualified dividend income or for the dividends received deduction will likely be less than 100%. Each Fund will notify its shareholders annually of the percentage of its dividends that qualify as eligible for treatment as qualified dividend income.

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        Distributions on a Fund's shares are generally subject to U.S. federal income tax as described herein, even if they are paid from income or gains a Fund earned before the shareholder's investment (and thus included in the price the shareholder paid).

        If a Fund makes a distribution to you in excess of its current and accumulated earnings and profits, the excess distribution will be treated as a "return of capital" to the extent of your tax basis in your Fund shares and thereafter as capital gain. A return of capital is not taxable, but it will reduce your tax basis in your Fund shares, and therefore reduce any loss or increase any gain on a subsequent taxable disposition by you of your Fund shares.

        The Funds may designate all or a portion of any retained net capital gains as undistributed capital gains in a notice to you, and if they do so, you will (i) be required to include in your U.S. federal taxable income, as long term capital gain, your share of the retained amount and (ii) be entitled to credit your proportionate share of the tax the Fund paid on the retained amount against your U.S. federal income tax liability, if any, and to claim a refund to the extent the credit exceeds that liability. For U.S. federal income tax purposes, the tax basis in your shares would be increased by the difference between the retained capital gains included in your gross income and the tax credit claimed by you under clause (ii) of the preceding sentence.

        Although the Funds do not anticipate that the amount of their distributions to their common shareholders will impact their distributions to their preferred shareholders, distributions to the Funds' preferred shareholders are on a priority though limited basis and therefore may impact the amount available for distribution to the Funds' common shareholders; the amount of the Funds' distributions and their distributions policies are subject to periodic review and change by each Fund's Board based upon each Fund's performance, their expected performance and other factors considered from time to time. The Internal Revenue Service currently requires that a RIC that has two or more classes of shares allocate to each such class proportionate amounts of each type of its income (such as ordinary income and capital gains) based upon the percentage of total dividends paid out of earnings or profits to each class for the tax year. Accordingly, each Fund intends each year to allocate capital gain dividends between its common shares and preferred shares in proportion to the total dividends paid out of earnings or profits to each class with respect to such tax year. Dividends qualifying and not qualifying for the dividends received deduction will similarly be allocated between and among these classes. Distributions in excess of a Fund's current and accumulated earnings and profits, if any, however, will not be allocated proportionately among the common shares and preferred shares. Since a Fund's current and accumulated earnings and profits will first be used to pay distributions on the preferred shares of a Fund, distributions in excess of such earnings and profits, if any, will be made disproportionately to common shareholders.

        Each Fund will notify shareholders annually as to the U.S. federal tax status of the Fund's distributions to them.

         Sale or Redemption of Shares.    Your sale or other disposition of Fund shares may give rise to a taxable gain or loss equal to the difference between the amount realized and your adjusted basis in those shares. In general, any gain or loss realized on a taxable disposition of shares will be treated as long term capital gain or loss if the shares have been held for more than 12 months. Such gain is generally taxable to individuals at a maximum rate of 15% through December 31, 2010. However, if you sell shares at a loss within six months of their purchase, that loss will be treated as long term, rather than short term, to the extent of any capital gain dividends you received (or your share of any retained capital gains designated) with respect to the shares. All or a portion of any loss realized on a taxable disposition of Fund preferred shares will be disallowed to the extent other preferred shares of that Fund are purchased within 30 days before or after the disposition. In that case, the basis in the newly purchased shares will be adjusted to reflect the disallowed loss.

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        From time to time a Fund may make a tender offer for some of its shares. A tender of shares pursuant to such an offer would be a taxable event. If a Fund decides to make a tender offer, the tax consequences thereof will be disclosed in the documents relating to the offer.

        Each Fund may, at its option, redeem its preferred shares in whole or in part and the Fund is generally required to redeem its preferred shares to the extent required to maintain the Preferred Shares Basic Maintenance Amount and the 1940 Act Preferred Shares Asset Coverage (each as defined in the Joint Proxy Statement/Prospectus). Gain or loss, if any, resulting from such a redemption of Fund preferred shares will be taxed as gain or loss from the sale or exchange of these shares rather than as a dividend but only if the redemption distribution (i) is deemed not to be essentially equivalent to a dividend, (ii) is in complete redemption of the preferred shareholder's interest in the Fund, (iii) is "substantially disproportionate" with respect to the preferred shareholder's interest in the Fund, or (iv) with respect to a non-corporate preferred shareholder, is in partial liquidation of the Fund. For purposes of (i), (ii) and (iii) above, a preferred shareholder's ownership of common shares will be taken into account.

         Backup Withholding.    The Funds generally are required to withhold and remit to the U.S. Treasury 28% (except as noted below) of all distributions (including capital gain dividends) and redemption or repurchase proceeds otherwise payable to any individual or certain other noncorporate shareholder who fails to properly furnish the Fund with a correct taxpayer identification number. Withholding at the 28% rate also is required from all distributions otherwise payable to a shareholder who fails to certify to the Fund that he or she is not otherwise subject to that withholding (together with the withholding described in the preceding sentence, "backup withholding"). The backup withholding rate will increase to 31% for amounts paid after December 31, 2010, unless Congress enacts legislation providing otherwise. Backup withholding is not an additional tax, and any amounts withheld with respect to a shareholder may be credited against the shareholder's federal income tax liability.

Tax Consequences of Certain Investments

        Certain of the Funds' investment practices are subject to special and complex U.S. federal income tax provisions that may, among other things, (i) disallow, suspend or otherwise limit the allowance of certain losses or deductions, (ii) convert lower taxed long-term capital gains and qualified dividend income into higher taxed short-term capital gains or ordinary income, (iii) convert ordinary loss or a deduction into capital loss (the deductibility of which is more limited), (iv) cause the Funds to recognize income or gain without a corresponding receipt of cash, (v) adversely affect the time as to when a purchase or sale of stock or securities is deemed to occur, (vi) adversely alter the characterization of certain complex financial transactions and (vii) produce income that will not qualify as good income for purposes of the 90% annual gross income requirement described above. The Funds monitor their transactions and may make certain tax elections and may be required to borrow money or dispose of securities to mitigate the effect of these rules and prevent disqualification as a RIC.

         Securities Issued or Purchased at a Discount.    The Funds may acquire securities issued with original issue discount, or OID. As a holder of those securities, the Funds must include in gross income the OID that accrues on them during the taxable year, even if the Funds receive no corresponding payment on them during the year. Because each Fund annually must distribute substantially all of its investment company taxable income, including any OID, to satisfy the RIC distribution requirement and avoid imposition of the excise tax as discussed above, a Fund may be required in a particular year to distribute as a dividend an amount that is greater than the total amount of cash it actually receives. Those distributions will be made from the Fund's cash assets or from the proceeds of sales of the Fund's portfolio securities, if necessary. The Fund may realize capital gains or losses from those sales, which would increase or decrease the Fund's investment company taxable income and/or net capital gain.

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         Foreign Securities.    Dividends and interest each Fund receives, and gains each Fund realizes, on its investments in foreign securities may be subject to income, withholding or other taxes imposed by foreign countries and U.S. possessions that would reduce the total return on these investments. Tax treaties between certain countries and the United States may reduce or eliminate these taxes, however, and many foreign countries do not impose taxes on capital gains in respect of investments by foreign investors.

        Although the Funds have no present intention to do so, they may invest in the stock of passive foreign investment companies ("PFICs"). A PFIC is any foreign corporation (with certain exceptions) that, in general, meets either of the following tests: (i) at least 75% of its gross income for the taxable year is passive or (ii) an average of at least 50% of its assets produce, or are held for the production of, passive income. Under certain circumstances, if a Fund holds stock of a PFIC, it will be subject to U.S. federal income tax on a portion of any "excess distribution" it receives on the stock or of any gain on its disposition of the stock (collectively, "PFIC income"), plus interest thereon, even if the Fund distributes the PFIC income as a taxable dividend to its shareholders. The balance of the PFIC income will be included in the Fund's investment company taxable income and, accordingly, will not be taxable to the Fund to the extent it distributes that income to its shareholders.

        If a Fund invests in a PFIC and elects to treat the PFIC as a qualified electing fund ("QEF"), then in lieu of the Fund's incurring the foregoing tax and interest obligation, it would be required to include in income each year the Fund's pro rata share of the QEF's annual ordinary earnings and net capital gain—which the Fund would likely have to distribute to satisfy the RIC distribution requirement and avoid imposition of the excise tax even if the Fund did not in fact receive those earnings and gain from the QEF. However, the Funds will not be permitted to make a QEF election with respect to an investment in a PFIC, unless the PFIC agrees to provide the Fund with information it needs to comply with its tax filing obligations under the QEF rules. As a result, a QEF election may not be available with respect to an investment in a PFIC.

        A Fund may elect to "mark-to-market" any stock in a PFIC it owns at the end of its taxable year, provided the PFIC stock is "marketable" as defined under the PFIC rules. "Marking-to-market", in this context, means including in ordinary income for each taxable year the excess, if any, of the fair market value of the stock over a Fund's adjusted basis therein as of the end of that year. Pursuant to this election, a Fund also may deduct (as an ordinary, not capital, loss) the excess, if any, of its adjusted basis in the PFIC stock over the fair market value of that PFIC stock as of the taxable year-end, but only to the extent of any net mark-to-market gains with respect to that stock included in the Fund's income for prior taxable years under the election. A Fund's adjusted basis in each PFIC's stock subject to the election would be adjusted to reflect the amounts of income included and deductions taken thereunder. The Funds will likely have to distribute annually any ordinary income resulting from marking PFIC stock to market in order to satisfy the RIC distribution requirements and avoid imposition of the excise tax, regardless of whether and to what extent the Funds actually receive cash distributions from the PFIC during that year. An investment in a PFIC may or may not consist of stock that is "marketable", and therefore this election may not be available with respect to an investment in a PFIC.

         Securities with Uncertain Tax Treatment.    Certain securities the Funds may invest in are, or income from these securities is, subject to uncertain U.S. federal income tax treatment or recharacterization by the Internal Revenue Service. If a Fund encounters revised or recharacterized tax treatments, the timing or character of income recognized by the Fund may be affected and may compel portfolio changes that the Fund might not otherwise undertake to ensure compliance with the tax rules applicable to RICs under the Code.

         Certain Real Estate Companies.    Income that a Fund derives from a real estate company classified for U.S. federal income tax purposes as a partnership (and not as a corporation or real estate

32

investment trust) will be treated as qualifying income under the RIC income requirements only to the extent it is attributable to the partnership's income items that would be qualifying income if realized directly by a Fund in the same manner as realized by the partnership. The Funds will restrict their investments in partnerships to maintain our qualification as a RIC.

         Non-U.S. Shareholders.    The following discussion relates to the U.S. taxation of a shareholder who is not a U.S. person (a "non-U.S. shareholder"), and whose income from a Fund or the sale of shares of a Fund is not effectively connected with a U.S. trade or business carried on by the shareholder.

        Generally, a Fund's distributions of investment company taxable income, including any dividends designated as qualified dividend income, will be subject to a U.S. tax of 30% (or lower treaty rate), which tax is generally withheld from such distributions.

        In addition, a Fund distribution attributable to the Fund's receipt of a distribution from a real estate investment trust ("REIT"), which distribution itself is attributable to the sale or exchange of United States real property interests, will be subject to U.S. withholding when paid to a non-U.S. shareholder. Such a distribution will also give rise to an obligation on the part of the non-U.S. shareholder to file a U.S. federal income tax return.

        However, a Fund's gain from the sale of (i) shares of "domestically controlled" REITs (generally, REITs that are less than 50% owned by foreign persons) or (ii) shares representing, together with any other shares owned by the Fund, 5% or less of a publicly traded class of stock of any corporation (including REITs that are not domestically controlled), will not be considered gain from a U.S. real property interest. The Funds expect that substantially all of their investments in stock potentially treated as a U.S. real property interest will qualify under either or both of these exceptions to the withholding and tax filing rules, but there can be no assurance in this regard.

        Capital gain dividends and any amounts retained by a Fund which are designated as undistributed capital gains will generally not be subject to U.S. federal withholding tax unless the non-U.S. shareholder is a nonresident alien individual and is physically present in the United States for more than 182 days during the taxable year and meets certain other requirements. However, this withholding tax on capital gains of nonresident alien individuals who are physically present in the United States for more than the 182 day period only applies in exceptional cases because any individual present in the United States for more than 182 days during the taxable year is generally treated as a resident for U.S. income tax purposes; in that case, he or she would generally be subject to U.S. federal income tax on his or her worldwide income at the graduated rates applicable to U.S. citizens, rather than the U.S. federal withholding tax. In the case of a non-U.S. shareholder who is a nonresident alien individual, a Fund may be required to backup withhold U.S. federal income tax on distributions of net capital gain unless the non-U.S. shareholder certifies his or her non-U.S. status under penalties of perjury or otherwise establishes an exemption.

        Any gain that a non-U.S. shareholder realizes upon the sale or exchange of Fund shares will ordinarily be exempt from U.S. federal income and withholding tax unless (i) in the case of a shareholder who is a nonresident alien individual, the gain is U.S. source income and such non-U.S. shareholder is physically present in the United States for more than 182 days during the taxable year and meets certain other requirements, or (ii) at any time during the shorter of the period during which the non-U.S. shareholder held such shares of a Fund and the five year period ending on the date of the disposition of those shares, the Fund was a U.S. real property holding corporation and the non-U.S. shareholder actually or constructively held more than 5% of the shares of the same class of shares as the shares that were disposed. In the case of clause (ii) of the proceeding sentence, the gain would be taxed in the same manner as for a U.S. shareholder as discussed above, a 10% U.S. federal withholding tax generally would be imposed on the amount realized on the disposition of such shares, and the withheld amounts would be credited against the non-U.S. shareholder's U.S. federal income tax liability on such disposition.

33

        A corporation is a U.S. real property holding corporation if the fair market value of its U.S. real property interests equals or exceeds 50% of the fair market value of such interests plus its interests in real property located outside the United States plus any other assets used or held for use in a business. In the case of the Funds, U.S. real property interests include interests in stock of U.S. real property holding corporations (other than stock of a domestically controlled REIT, holdings of 5% or less in the stock of publicly traded U.S. real property holding corporations and certain participating debt securities. While there can be no assurance in this regard, the Funds do not intend to be U.S. real property holding corporations.

        Certain types of income received by some Funds from real estate investment trusts ("REITs"), real estate mortgage investment conduits, taxable mortgage pools or other investments may cause a Fund to designate some or all of its distributions as "excess inclusion income". Such excess inclusion income may (i) constitute taxable income, as "unrelated business taxable income" ("UBTI") for those shareholders who would otherwise be tax-exempt such as individual retirement accounts, 401(k) accounts, Keogh plans, pension plans and certain charitable entities, (ii) as UBTI, cause a charitable remainder trust to lose its tax-exempt status, (iii) not be offset against net operating losses for tax purposes, (iv) not be eligible for reduced U.S. withholding for non-U.S. shareholders even from tax treaty countries and (v) cause a Fund to be subject to tax if certain "disqualified organizations" as defined by the Code are Fund shareholders.

         Reportable Transactions.    Penalties will be imposed if (i) an individual recognizes a loss with respect to shares of a Fund of $2 million or more, or (ii) a C corporation recognizes a loss with respect to shares of a Fund of $10 million or more, and such shareholder does not file IRS Form 8886 disclosing this loss. The penalty for failure to properly file Form 8886 and properly disclose these "reportable transactions" is generally $10,000 in the case of individuals, and $50,000 for other shareholders. The Funds believe that shareholders of a RIC such as each Fund are not excepted from these reporting requirements, although future IRS guidance may extend such an exception. The fact that a loss is reportable on Form 8886 does not affect whether such loss is allowable for U.S. federal income tax purposes.

        The foregoing is a general and abbreviated summary of the applicable provisions of the Code and Treasury regulations presently in effect. For the complete provisions, reference should be made to the pertinent Code sections and the Treasury regulations promulgated thereunder. The Code and the Treasury regulations are subject to change by legislative, judicial or administrative action, either prospectively or retroactively. Persons considering an investment in shares of the Funds should consult their own tax advisers regarding the purchase, ownership and disposition of any of the Fund shares.

 ADDITIONAL INFORMATION

        A Registration Statement on Form N-14, relating to the shares offered hereby, has been filed by New RMR with the SEC. The Joint Proxy Statement/Prospectus and this SAI do not contain all of the information set forth in the Registration Statement, including any exhibits and schedules thereto. For further information with respect to New RMR, Old RMR, RHR and RFR, and the New RMR shares offered hereby, reference is made to that Registration Statement. Statements contained in the Joint Proxy Statement/Prospectus and this SAI as to the contents of any contract or other document referred to are only summaries and are not complete and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. A copy of the Registration Statement may be inspected without charge at the SEC's principal office in Washington, D.C., and copies of all or any part thereof may be obtained from the SEC upon the payment of certain fees prescribed by the SEC. The Registration Statement is also available on the SEC's website at www.sec.gov.

34

 FINANCIAL STATEMENTS

        Incorporated herein by reference are:

  (i)
  the audited financial statements of Old RMR for the fiscal year ended December 31, 2007, which are included in Old RMR's annual report on Form N-CSR filed with the SEC on February 22, 2008, and the unaudited financial statements of Old RMR for the period ended [                    ], which are included in Old RMR's semi-annual report on Form N-CSRS filed with the SEC on [                    ];

  (ii)
  the audited financial statements of RHR for the fiscal year ended December 31, 2007, which are included in RHR's annual report on Form N-CSR filed with the SEC on February 22, 2008, and the unaudited financial statements of RHR for the period ended [                    ], which are included in RHR's semi-annual report on Form N-CSRS filed with the SEC on [                    ]; and

  (iii)
  the audited financial statements of RFR for the fiscal year ended December 31, 2007, which are included in RFR's annual report on Form N-CSR filed with the SEC on February 22, 2008, and the unaudited financial statements of RFR for the period ended [                    ], which are included in RFR's semi-annual report on Form N-CSRS filed with the SEC on [                    ].

        Below is a statement of assets and liabilities for New RMR, along with the notes thereto, as of [                ], 2008, that has been independently audited by the independent registered public accounting firm [                    ], as stated in their report which is also reproduced below.

[New RMR Statement of Assets and Liabilities to be filed by amendment]

PRO FORMA FINANCIAL STATEMENTS

        Set forth in Appendix B hereto are unaudited pro forma financial statements of New RMR giving effect to the Reorganizations for the scenarios referenced below and which include: (i) Pro Forma Condensed Statements of Assets and Liabilities at December 31, 2007, (ii) Pro Forma Condensed Statements of Operations for the one year period ended December 31, 2007 and (iii) Pro Forma Portfolios of Investments at December 31, 2007. Unaudited pro forma financial statements of New RMR giving effect to the Reorganizations are included for the following scenarios: (i) the Reorganizations of the Acquired Funds and Old RMR with New RMR, (ii) the Reorganizations of only RHR and Old RMR with New RMR and (iii) the Reorganizations of only RFR and Old RMR with New RMR. Each scenario assumes that New RMR was organized as of December 31, 2007.

        These unaudited pro forma financial statements of New RMR are based in part upon the audited historical financial statements of the Funds as of and for the year ended December 31, 2007, incorporated herein by reference, and should be read in conjunction with those financial statements and the notes thereto. The unaudited pro forma financial statements are presented for informational purposes only and may not necessarily be representative of what the actual combined financial position or results of operations would have been had the Reorganizations taken place as of or for the period presented or for any future date or period.

        The unaudited pro forma financial statements of New RMR have been adjusted to reflect the anticipated operating expenses of New RMR after the Reorganizations. Certain estimates, which are based on a sliding scale based on managed assets, have been adjusted to reflect the Reorganizations and other expenses have been adjusted to eliminate duplicative and nonrecurring services and costs. Other costs which may change as a result of the Reorganizations are currently undeterminable. Actual results could differ from these estimates.

35

 APPENDIX A—RATINGS OF CORPORATE BONDS AND COMMERCIAL PAPER

        The ratings of Standard & Poor's Ratings Group, Moody's Investors Service, Inc. and Fitch Ratings, Inc. represent their opinions as to the quality of various debt instruments they undertake to rate. It should be emphasized that ratings are not absolute standards of quality. Consequently, debt instruments with the same maturity, coupon and rating may have different yields while debt instruments of the same maturity and coupon with different ratings may have the same yield.

STANDARD & POOR'S CORPORATE BOND RATINGS:

        AAA—Bonds rated AAA have the highest rating assigned by S&P. Capacity to pay interest and repay principal is extremely strong.

        AA—Bonds rated AA have a very strong capacity to pay interest and repay principal and differ from the highest-rated issues only in a small degree.

        A—Bonds rated A have a strong capacity to pay interest and repay principal, although they are somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than bonds in higher-rated categories.

        BBB—Bonds rated BBB are regarded as having an adequate capacity to pay interest and repay principal. Whereas they normally exhibit adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to pay interest and repay principal for bonds in this category than for bonds in higher-rated categories.

        BB, B, CCC, CC, C—Bonds rated BB, B, CCC, CC, and C are regarded, on balance, as predominantly speculative with respect to capacity to pay interest and repay principal in accordance with the terms of the obligation. BB indicates the lowest degree of speculation and C the highest degree of speculation. While such bonds will likely have some quality and protective characteristics, these are outweighed by large uncertainties or major risk exposures to adverse conditions.

        BB—Bonds rated BB are less vulnerable to nonpayment than other speculative issues. However, they face major ongoing uncertainties or exposure to adverse business, financial, or economic conditions, which could lead to the obligor's inadequate capacity to meet its financial commitment on the obligation.

        B—Bonds rated B are more vulnerable to nonpayment than obligations rated 'BB,' but the obligor currently has the capacity to meet its financial commitment on the obligation. Adverse business, financial, or economic conditions will likely impair the obligor's capacity or willingness to meet its financial commitment on the obligation.

        CCC—Bonds rated CCC are currently vulnerable to nonpayment and are dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitment on the obligation. In the event of adverse business, financial, or economic conditions, the obligor is not likely to have the capacity to meet its financial commitment on the obligation.

        CC—Bonds rated CC are currently highly vulnerable to nonpayment.

        C—A subordinated debt or preferred stock obligation rated C is currently highly vulnerable to nonpayment. The C rating may be used to cover a situation where a bankruptcy petition has been filed or similar action taken, but payments on this obligation are being continued. A C also will be assigned to a preferred stock issue in arrears on dividends or sinking fund payments, but that is currently paying dividends.

        CI—The rating CI is reserved for income bonds on which no interest is being paid.

A-1

        D—Bonds rated D are in default, and payment of interest and/or repayment of principal is in arrears. The D rating category is used when interest payments or principal payments are not made on the date due even if the applicable grace period has not expired, unless S&P believes that such payments will be made during such grace period. The D rating also will be used upon the filing of a bankruptcy petition if debt service payments are jeopardized.

        Plus (+) Minus (-)—The ratings from AA to CCC may be modified by the addition of a plus or minus sign to show relative standing within the major categories.

STANDARD & POOR'S COMMERCIAL PAPER RATINGS:

        A-1—This highest category indicates that the degree of safety regarding timely payment is strong. Those issues determined to possess extremely strong safety characteristics are denoted with a plus sign (+) designation.

        A-2—Capacity for timely payment on issues with this designation is satisfactory. However, it is somewhat more susceptible to the adverse effects of changes in circumstance and economic conditions than issues in the highest rating category.

        A-3—Issues carrying this designation have adequate capacity for timely payment. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity for timely payment.

        B—Issues with this rating are regarded as having significant speculative characteristics. The obligor currently has the capacity to meet its financial commitment on the obligation; however, it faces major ongoing uncertainties which could lead to the obligor's inadequate capacity to meet its financial commitment on the obligation.

        C—A short-term obligation rated 'C' is currently vulnerable to nonpayment and is dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitment on the obligation.

        D—A short-term obligation rated 'D' is in payment default. The D rating category is used when payments on an obligation are not made on the date due even if the applicable grace period has not expired, unless S&P believes that such payments will be made during such grace period. The D rating also will be used upon the filing of a bankruptcy petition or the taking of a similar action if payments on an obligation are jeopardized.

MOODY'S CORPORATE BOND RATINGS:

        Aaa—Bonds rated Aaa are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edged". Interest payments are protected by a large or an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

        Aa—Bonds rated Aa are judged to be of high quality by all standards. Together with the Aaa group they comprise what are generally known as high grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long-term risks appear somewhat larger than in Aaa securities.

        A—Bonds rated A possess many favorable investment attributes and are to be considered as upper medium grade obligations. Factors giving security to principal and interest are considered adequate, but elements may be present which suggest a susceptibility to impairment sometime in the future.

A-2

        Baa—Bonds rated Baa are considered as medium grade obligations, i.e., they are neither highly protected nor poorly secured. Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

        Ba—Bonds rated Ba are judged to have speculative elements; their future cannot be considered as well assured. Often the protection of interest and principal payments may be very moderate and thereby not well safeguarded during both good and bad times over the future. Uncertainty of position characterizes bonds in this class.

        B—Bonds rated B generally lack characteristics of the desirable investment. Assurance of interest and principal payments or of maintenance of other terms of the contract over any long period of time may be small.

        Caa—Bonds rated Caa are of poor standing. Such issues may be in default or there may be present elements of danger with respect to principal or interest.

        Ca—Bonds rated Ca represent obligations that are speculative in a high degree. Such issues are often in default or have other marked shortcomings.

        C—Bonds rated C are the lowest rated class of bonds and issues so rated can be regarded as having extremely poor prospects of ever attaining any real investment standing.

        MODIFIERS—Moody's may apply numerical modifiers 1, 2, and 3 in each generic rating classification from Aa to Caa. The modifier 1 indicates that the issue ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates that the issue ranks in the lower end of its generic rating category.

MOODY'S COMMERCIAL PAPER RATINGS:

        Prime-1—Issuers rated Prime-1 (or supporting institutions) have a superior ability for repayment of senior short-term promissory obligations. Prime-1 repayment ability will often be evidenced by the following characteristics:

  •
  Leading market positions in well-established industries.

  •
  High rates of return on funds employed.

  •
  Conservative capitalization structure with moderate reliance on debt and ample asset protection.

  •
  Broad margins in earnings coverage of fixed financial charges and high internal cash generation.

  •
  Well-established access to a range of financial markets and assured sources of alternate liquidity.

        Prime-2—Issuers rated Prime-2 (or supporting institutions) have a strong ability for repayment of senior short-term promissory obligations. This will often be evidenced by many of the characteristics cited above, but to a lesser degree. Earnings trends and coverage ratios, while sound, will be more subject to variation. Capitalization characteristics, while still appropriate, may be more affected by external conditions. Ample alternate liquidity is maintained.

        Prime-3—Issuers rated Prime-3 (or supporting institutions) have an acceptable ability for repayment of senior short-term promissory obligations. The effects of industry characteristics and market composition may be more pronounced. Variability in earnings and profitability may result in changes in the level of debt-protection measurements and may require relatively high financial leverage. Adequate alternate liquidity is maintained.

        Not Prime—Issuers rated Not Prime do not fall within any of the Prime rating categories.

A-3

         Note:    A Moody's commercial paper rating may also be assigned as an evaluation of the demand feature of a short-term or long-term security with a put option.

FITCH INVESTMENT GRADE BOND RATINGS:

         AAA:    Bonds considered to be investment grade and of the highest credit quality. The obligor has an exceptionally strong ability to pay interest and repay principal, which is highly unlikely to be affected by foreseeable events.

         AA:    Bonds considered to be investment grade and of very high credit quality. The obligor's ability to pay interest and repay principal is very strong, although not quite as strong as bonds rated "AAA". Because bonds rated in the "AAA" and "AA" categories are not significantly vulnerable to foreseeable future developments, short-term debt of these issuers is generally rated "F1+".

         A:    Bonds considered to be investment grade and of high credit quality. The obligor's ability to pay interest and repay principal is considered to be strong, but may be more vulnerable to adverse changes in economic conditions and circumstances than bonds with higher ratings.

         BBB:    Bonds considered to be investment grade and of good credit quality. The obligor's ability to pay interest and repay principal is considered to be adequate. Adverse changes in economic conditions and circumstances, however, are more likely to have adverse impact on these bonds, and therefore, impair timely payment. The likelihood that the ratings of these bonds will fall below investment grade is higher than for bonds with higher ratings. This is the lowest investment grade category.

         Plus (+) Minus (-):    Plus and minus signs are used with a rating symbol to indicate the relative position of a credit within the rating category. Plus and minus signs, however, are not used in the "AAA" category.

         NR:    Indicates that Fitch does not rate the specific issue.

         Withdrawn:    A rating will be withdrawn when an issue matures, is called, or refinanced, or when Fitch Ratings deems the amount of information available to be inadequate for rating purposes.

         Rating Watch:    Ratings are placed on Rating Watch to notify investors of an occurrence that is likely to result in a rating change and the likely direction of such change. These are designated as "Positive", indicating a potential upgrade, "Negative", for potential downgrade, or "Evolving", where ratings may be raised, lowered or maintained. Rating Watch is typically resolved over a relatively short period.

FITCH HIGH YIELD BOND RATINGS:

         BB:    Bonds are considered speculative. The obligor's ability to pay interest and repay principal may be affected over time by adverse economic changes. However, business and financial alternatives can be identified, which could assist the obligor in satisfying its debt service requirements.

         B:    Bonds are considered highly speculative. A significant credit risk is present. While bonds in this class are currently meeting debt service requirements, the probability of continued timely payment of principal and interest reflects the obligor's limited margin of safety and is contingent upon a sustained, favorable business and economic environment.

         CCC:    Bonds have certain identifiable characteristics that, if not remedied, may lead to default. The ability to meet obligations is solely reliant upon sustained, favorable business or economic developments.

A-4

         CC:    Bonds are minimally protected. Default in payment of interest and/or principal seems probable over time.

         C:    Bonds are in imminent default in payment of interest or principal.

         DDD, DD, and D:    Bonds are in default on interest and/or principal payments. Such bonds are extremely speculative and should be valued on the basis of their ultimate recovery value in liquidation or reorganization of the obligor. "DDD" represents the highest potential for recovery on these bonds, and 'D' represents the lowest potential for recovery.

         Plus (+) Minus (-):    Plus and minus signs are used with a rating symbol to indicate the relative position of a credit within the rating category. Plus and minus signs, however, are not used in categories below "CCC".

         NR:    Indicates that Fitch does not rate the specific issue.

         Conditional:    A conditional rating is premised on the successful completion of a project or the occurrence of a specific event.

FITCH INVESTMENT GRADE SHORT-TERM RATINGS:

        Fitch's short-term ratings apply to debt obligations that are payable on demand or have original maturities of generally up to three years, including commercial paper, certificates of deposit, medium-term notes, and municipal and investment notes.

        The short-term rating places greater emphasis than a long-term rating on the existence of liquidity necessary to meet the issuer's obligations in a timely manner.

         F1+:    Exceptionally Strong Credit Quality. Issues assigned this rating are regarded as having the strongest degree of assurance for timely payment.

         F1:    Highest Credit Quality. Issues assigned this rating reflect an assurance of timely payment only slightly less in degree than issues rated "F1+".

         F2:    Good Credit Quality. Issues carrying this rating have a satisfactory degree of assurance for timely payment, but the margin of safety is not as great as for issues assigned "F1+" and "F1" ratings.

         F3:    Fair Credit Quality. Issues carrying this rating have characteristics suggesting that the degree of assurance for timely payment is adequate; however, near-term adverse changes could cause these securities to be rated below investment grade.

         B:    Speculative. Minimal capacity for timely payment of financial commitments, plus vulnerability to near-term adverse changes in financial and economic conditions.

         C:    High Default Risk. Default is a real possibility. Capacity for meeting financial commitments is solely reliant upon a sustained, favorable business and economic environment.

         D:    Default. Issues assigned this rating are in actual or imminent payment default.

* * * * * * * *

NOTES: Bonds which are unrated expose the investor to risks with respect to capacity to pay interest or repay principal which are similar to the risks of lower-rated speculative bonds. The Funds are dependent on the Advisor's judgment, analysis and experience in the evaluation of such bonds. Investors should note that the assignment of a rating to a bond by a rating service may not reflect the effect of recent developments on the issuer's ability to make interest and principal payments.

A-5

 APPENDIX B—PRO FORMA FINANCIAL STATEMENTS

I.    Reorganization of the Acquired Funds and Old RMR with New RMR:

Pro Forma Statement of Assets and Liabilities

        The following unaudited pro forma combined Statement of Assets and Liabilities has been derived from the Statement of Assets and Liabilities of Old RMR, RHR and RFR as of December 31, 2007 and such information has been adjusted to give effect to the Reorganizations as if all the Reorganizations had occurred on December 31, 2007. The pro forma combined Statement of Assets and Liabilities is presented for informational purposes only and does not purport to be indicative of the financial conditions that actually would have resulted if all the Reorganizations had occurred on December 31, 2007. The pro forma combined Statement of Assets and Liabilities should be read in conjunction with Old RMR's, RHR's and RFR's financial statements and related notes thereto as of and for the year ended December 31, 2007, which are included in those Funds' annual reports to shareholders on Form N-CSR, filed with the SEC on February 22, 2008, and incorporated by reference thereto in the Joint/Proxy Statement Prospectus. New RMR has no historical operations and was not in existence as of December 31, 2007; however, the following assumes New RMR was organized at that time and had no assets or liabilities.

Statement of Assets and Liabilities
 December 31, 2007 (unaudited)

	Old RMR	RHR	RFR	Adjustments		New RMR Pro Forma
Assets
Investments in securities, at value (cost $151,333,798, $75,312,190 and $51,476,931, respectively)	$139,693,123	$68,294,072	$38,157,470	$—		$246,144,165
Cash	524	984	3,836	—		5,344
Dividends and interest receivable	2,311,017	1,242,386	699,105	—		4,252,508

Total assets	142,004,664	69,537,442	38,860,411	—		250,402,517

Liabilities
Distributions payable—common shares	4,776,800	310,625	216,664	—		5,304,089
Legal expenses payable	—	99,047	—	—		99,047
Distributions payable—preferred shares	105,000	28,851	18,900	—		152,751
Advisory fee payable	73,776	36,227	21,396	—		131,399
Accrued expenses and other liabilities	209,755	116,279	166,040	995,000	(b)	1,447,074

Total liabilities	5,165,331	591,029	423,000	995,000		7,134,360

Preferred shares, at liquidation preference
Auction preferred shares, Series T, Series Th and Series W; $.001 par value per share; 2,000, 1,120 and 720 shares issued and outstanding at $25,000 per share liquidation preference	50,000,000	28,000,000	18,000,000	—		96,000,000

Net assets attributable to common shares	$86,839,333	$40,946,413	$20,437,411	$(995,000)		$147,268,157

Composition of net assets
Common shares, $.001 par value per share; unlimited number of shares authorized, 6,824,000, 2,485,000 and 1,484,000 shares issued and outstanding	$6,824	$2,485	$1,484	$855	(a)	$11,648
Additional paid-in capital	96,475,287	46,967,809	35,173,277	(855	)(a)	178,615,518
Undistributed (distributions in excess of) net investment income	(9,373)	—	269,841	(995,000	)(b)	(694,532)
Accumulated net realized gain (loss) on investment transactions	2,007,270	994,237	(1,687,730)	—		(1,313,777)
Net unrealized appreciation (depreciation) on investments	(11,640,675)	(7,018,118)	(13,319,461)	—		(31,978,254)

Net assets attributable to common shares	$86,839,333	$40,946,413	$20,437,411	$(995,000)		$147,268,157

Common shares outstanding	6,824,000	2,485,000	1,484,000	854,658		11,647,658

Net asset value per share attributable to common shares	$12.73	$16.48	$13.77	$—		$12.64

Notes to pro forma Statement of Assets and Liabilities.

(a)
Each common shareholder of RHR and RFR will receive the number of New RMR common shares equal in value to the net assets attributable to that common shareholder's common shares of RHR and RFR as of the applicable valuation date.

(b)
Reflects the effect of estimated Reorganization expenses of $995,000.

See notes to pro forma financial statements.

Pro Forma Statement of Operations

        The following unaudited pro forma combined Statement of Operations has been derived from the Statement of Operations of Old RMR, RHR and RFR for the year ended December 31, 2007 and such information has been adjusted to exclude RHR litigation expenses associated with RHR's litigation with a shareholder and to give effect to the Reorganizations as if all the Reorganizations had

occurred on January 1, 2007. The pro forma combined Statement of Operations is presented for informational purposes only and does not purport to be indicative of the financial conditions that actually would have resulted if all the Reorganizations had occurred on January 1, 2007. The pro forma combined Statement of Operations should be read in conjunction with Old RMR's, RHR's and RFR's financial statements and related notes thereto as of and for the year ended December 31, 2007, which are included in those Funds' annual reports to shareholders on Form N-CSR, filed with the SEC on February 22, 2008, and incorporated by reference thereto in the Joint/Proxy Statement Prospectus. New RMR has no historical operations and was not in existence as of December 31, 2007; however, the following assumes New RMR was organized at that time and had no operating income or expenses.

Statement of Operations
 For the Year Ended December 31, 2007 (unaudited)

	Old RMR	RHR	RFR	RHR Litigation Adjustment(a)	As Adjusted Historical	Reorganization Adjustments(b)		New RMR Pro Forma
Investment Income
Dividends (Cash distributions, net of capital gain and return of capital distributions, received or due, net of foreign taxes withheld)	$8,954,018	$4,084,034	$3,051,614	$—	$16,089,666	$—		$16,089,666
Interest	307,972	589,470	113,111	—	1,010,553	—		1,010,553

Total investment income	9,261,990	4,673,504	3,164,725	—	17,100,219	—		17,100,219

Expenses
Advisory	1,457,623	727,355	436,342	—	2,621,320	—		2,621,320
Preferred share remarketing	127,964	70,568	50,407	—	248,939	—		248,939
Administrative	109,271	108,000	108,000	—	325,271	(230,271	)(c)	95,000
Audit	56,003	61,620	56,098	—	173,721	(103,721	)(d)	70,000
Legal	130,541	2,067,995 (d)	100,479	(1,958,751)	340,264	(254,868	)(d)	85,397
Custodian	87,376	55,198	79,681	—	222,255	(83,410	)(c)	138,845
Shareholder reporting	67,396	40,013	15,842	—	123,251	(55,855	)(d)	67,396
Excise tax	35,510	26,000	—	—	61,510	—		61,510
Compliance and internal audit	29,725	29,725	29,284	—	88,734	—		88,734
Trustees' fees and expenses	21,606	49,431	21,431	—	92,468	(73,568	)(d)	18,900
Other	86,550	84,284	70,801	—	241,635	(61,065	)(d)	180,570

Total expenses	2,209,565	3,320,189	968,365	(1,958,751)	4,539,368	(862,758)		3,676,610
Less: expenses waived by the Advisor	(428,713)	(213,928)	(128,336)	—	(770,977)	—		(770,977)

Net expenses	1,780,852	3,106,261	840,029	(1,958,751)	3,768,391	(862,758)		2,905,633

Net investment income	7,481,138	1,567,243	2,324,696	1,958,751	13,331,828	862,758		14,196,586

Realized and unrealized gain (loss) on investments
Net realized gain (loss) on investments	3,140,623	1,434,411	(1,594,800)	—	2,980,234	—		2,980,234
Contribution from advisor	2,070	1,036	1,036	—	4,142	(4,142)		—
Net change in unrealized appreciation/(depreciation) on investments	(41,493,993)	(18,455,574)	(13,570,100)	—	(73,519,667)	—		(73,519,667)

Net realized and unrealized gain (loss) on investments	(38,351,300)	(17,020,127)	(15,163,864)	—	(70,535,291)	(4,142)		(70,539,433)

Distributions to preferred shareholders from net investment income	(1,161,670)	(318,275)	(585,177)	—	(2,065,122)	—		(2,065,122)
Distributions to preferred shareholders from net realized gain on investments	(1,482,830)	(1,138,397)	(449,891)	—	(3,071,118)			(3,071,118)

Net increase in net assets attributable to common shares resulting from operations	$(33,514,662)	$(16,909,556)	$(13,874,236)	$1,958,751	$(62,339,703)	$858,616		$(61,481,087)

Notes to pro forma Statement of Operations.

(a)
The adjustment eliminates RHR litigation expenses associated with RHR's litigation with its shareholder, Bulldog Investors General Partnership. The parties to the litigation entered into a settlement agreement in June 2008, and on July 1, 2008 the court granted the parties' joint motion to dismiss the litigation, effectively ending the litigation. As such, neither RHR nor the reorganized New RMR should incur recurring expenses for this litigation.

(b)
The adjustments assume all of the Reorganizations are completed.

(c)
Certain expenses, which are expected to be on a sliding scale based upon managed assets, have been adjusted to reflect the combinations of Old RMR, RHR and RFR.

(d)
Certain expenses have been reduced due to the expected elimination of duplicative services or other costs.

See notes to pro forma financial statements.

Pro Forma Portfolio of Investments

        The following unaudited pro forma combined Portfolio of Investments has been derived from the Portfolio of Investments of Old RMR, RHR and RFR as of December 31, 2007 and such information has been adjusted to give effect to the Reorganizations as if all the Reorganizations had occurred on December 31, 2007. The pro forma combined Portfolio of Investments is presented for informational purposes only and does not purport to be indicative of the financial conditions that actually would have resulted if all the Reorganizations had occurred on December 31, 2007. The pro forma combined Portfolio of Investments should be read in conjunction with Old RMR's, RHR's and RFR's financial statements and related notes thereto as of and for the year ended December 31, 2007, which are included in those Funds' annual reports to shareholders on Form N-CSR, filed with the SEC on February 22, 2008, and incorporated by reference thereto in the Joint/Proxy Statement Prospectus. New RMR has no historical operations and was not in existence as of December 31, 2007; however, the following assumes New RMR was organized at that time and had no investments.

RMR Real Estate Income Fund
Pro Forma Portfolio of Investments—December 31, 2007 (unaudited)

	Shares				Value
Company	Old RMR	RHR	RFR	New RMR Pro Forma	Old RMR	HR	RFR	New RMR Pro Forma
Common Stocks—106.8%
Real Estate Investment Trusts—94.4%
Apartments—8.6%
Apartment Investment & Management Co.	14,000	10,000	—	24,000	486,220	347,300	—	833,520
Associated Estates Realty Corp.	105,400	5,600	—	111,000	994,976	52,864	—	1,047,840
AvalonBay Communities, Inc.	14,000	—	3,000	17,000	1,317,960	—	282,420	1,600,380
BRE Properties, Inc.	10,000	6,000	4,000	20,000	405,300	243,180	162,120	810,600
Equity Residential	49,000	8,000	—	57,000	1,787,030	291,760	—	2,078,790
Essex Property Trust, Inc.	6,000	2,000	—	8,000	584,940	194,980	—	779,920
Home Properties, Inc.	88,800	10,500	300	99,600	3,982,680	470,925	13,455	4,467,060
Mid-America Apartment Communities, Inc.	5,000	—	9,600	14,600	213,750	—	410,400	624,150
Post Properties, Inc.	5,000	—	—	5,000	175,600	—	—	175,600
UDR, Inc.	—	—	9,000	9,000	—	—	178,650	178,650

								12,596,510
Diversified—9.6%
CapLease, Inc.	56,000	41,404	15,000	112,404	471,520	348,622	126,300	946,442
Colonial Properties Trust	10,000	55,900	15,780	81,680	226,300	1,265,017	357,102	1,848,419
Cousins Properties, Inc.	—	10,000	6,900	16,900	—	221,000	152,490	373,490
Duke Realty Corp.	70,000	—	—	70,000	1,825,600	—	—	1,825,600
DuPont Fabros Technology, Inc.	7,500	—	2,500	10,000	147,000	—	49,000	196,000
Franklin Street Properties Corp.	3,000	3,000	3,000	9,000	44,400	44,400	44,400	133,200
iStar Financial, Inc.	—	6,000	16,000	22,000	—	156,300	416,800	573,100
Lexington Corporate Properties Trust	383,800	128,800	56,400	569,000	5,580,452	1,872,752	820,056	8,273,260
Liberty Property Trust	29,000	20,000	—	49,000	835,490	576,200	—	1,411,690
Mission West Properties, Inc.	5,000	3,000	—	8,000	47,550	28,530	—	76,080
National Retail Properties, Inc.	352,700	105,850	35,350	493,900	8,246,126	2,474,773	826,483	11,547,382
Vornado Realty Trust	19,000	—	—	19,000	1,671,050	—	—	1,671,050
Washington Real Estate Investment Trust	300	300	—	600	9,423	9,423	—	18,846

								28,894,559

	Shares				Value
Company	Old RMR	RHR	RFR	New RMR Pro Forma	Old RMR	HR	RFR	New RMR Pro Forma
Health Care—21.4%
Care Investment Trust, Inc.	—	—	8,550	8,550	—	—	91,827	91,827
Cogdell Spencer, Inc.	16,500	—	—	16,500	262,845	—	—	262,845
HCP, Inc.	39,080	16,770	16,850	72,700	1,359,202	583,261	586,043	2,528,506
Health Care REIT, Inc.	162,600	75,740	20,904	259,244	7,266,594	3,384,820	934,200	11,585,614
Healthcare Realty Trust, Inc.	—	—	18,500	18,500	—	—	469,715	469,715
LTC Properties, Inc.	20,000	10,000	5,000	35,000	501,000	250,500	125,250	876,750
Medical Properties Trust, Inc.	94,520	36,020	24,365	154,905	963,159	367,044	248,279	1,578,482
Nationwide Health Properties, Inc.	257,600	86,000	26,400	370,000	8,080,912	2,697,820	828,168	11,606,900
OMEGA Healthcare Investors, Inc.	96,000	7,700	5,000	108,700	1,540,800	123,585	80,250	1,744,635
Universal Health Realty Income Trust	13,000	7,600	—	20,600	460,720	269,344	—	730,064

								31,475,338
Hospitality—8.6%
Ashford Hospitality Trust, Inc.	185,500	140,000	51,000	376,500	1,333,745	1,006,600	366,690	2,707,035
Entertainment Properties Trust	22,000	18,800	—	40,800	1,034,000	883,600	—	1,917,600
FelCor Lodging Trust, Inc.	17,000	20,000	—	37,000	265,030	311,800	—	576,830
Hersha Hospitality Trust	129,300	38,100	—	167,400	1,228,350	361,950	—	1,590,300
Host Hotels & Resorts, Inc.	—	44,000	10,000	54,000	—	749,760	170,400	920,160
LaSalle Hotel Properties	17,200	11,200	5,400	33,800	548,680	357,280	172,260	1,078,220
Strategic Hotels & Resorts, Inc.	—	12,000	—	12,000	—	200,760	—	200,760
Sunstone Hotel Investors, Inc.	25,000	23,000	5,000	53,000	457,250	420,670	91,450	969,370
Supertel Hospitality, Inc.	161,000	267,130	—	428,130	988,540	1,640,178	—	2,628,718

								12,588,993
Industrial—11.0%
AMB Property Corp.	4,000	1,000	—	5,000	230,240	57,560	—	287,800
DCT Industrial Trust, Inc.	64,500	16,600	5,200	86,300	600,495	154,546	48,412	803,453
EastGroup Properties, Inc.	14,000	6,000	—	20,000	585,900	251,100	—	837,000
First Industrial Realty Trust, Inc.	211,240	104,160	40,200	355,600	7,308,904	3,603,936	1,390,920	12,303,760
ProLogis	21,000	11,000	—	32,000	1,330,980	697,180	—	2,028,160

								16,260,173
Manufactured Homes—1.6%
Sun Communities, Inc.	75,900	7,100	27,000	110,000	1,599,213	149,597	568,890	2,317,700

Mortgage—0.8%
Alesco Financial, Inc.	19,000	—	142,400	161,400	62,320	—	467,072	529,392
Anthracite Capital, Inc.	2,000	—	15,000	17,000	14,480	—	108,600	123,080
JER Investors Trust, Inc.	—	10,000	10,000	20,000	—	107,700	107,700	215,400
Newcastle Investment Corp.	—	—	26,500	26,500	—	—	343,440	343,440

								1,211,312
Office—12.0%
American Financial Realty Trust	309,100	121,500	119,000	549,600	2,478,982	974,430	954,380	4,407,792
Boston Properties, Inc.	—	—	2,000	2,000	—	—	183,620	183,620
Brandywine Realty Trust	102,400	49,400	—	151,800	1,836,032	885,742	—	2,721,774
Corporate Office Properties Trust	15,500	11,500	—	27,000	488,250	362,250	—	850,500
Douglas Emmett, Inc.	12,500	8,300	—	20,800	282,625	187,663	—	470,288
Highwoods Properties, Inc.	55,000	45,000	—	100,000	1,615,900	1,322,100	—	2,938,000
Mack-Cali Realty Corp.	26,500	8,000	—	34,500	901,000	272,000	—	1,173,000
Maguire Properties, Inc.	48,000	—	—	48,000	1,414,560	—	—	1,414,560
Parkway Properties, Inc.	55,000	22,200	300	77,500	2,033,900	820,956	11,094	2,865,950
SL Green Realty Corp.	—	—	7,000	7,000	—	—	654,220	654,220

								17,679,704
Other Financial Services—0.1%
Friedman Billings Ramsey Group, Inc.	—	—	54,000	54,000	—	—	169,560	169,560

	Shares				Value
Company	Old RMR	RHR	RFR	New RMR Pro Forma	Old RMR	HR	RFR	New RMR Pro Forma
Retail—6.8%
CBL & Associates Properties, Inc.	—	—	3,000	3,000	—	—	71,730	71,730
Cedar Shopping Centers, Inc.	75,000	22,000	—	97,000	767,250	225,060	—	992,310
Developers Diversified Realty Corp.	—	2,000	3,000	5,000	—	76,580	114,870	191,450
Equity One, Inc.	10,000	3,000	3,000	16,000	230,300	69,090	69,090	368,480
Feldman Mall Properties, Inc.	3,000	—	5,000	8,000	11,070	—	18,450	29,520
Glimcher Realty Trust	109,400	27,400	19,300	156,100	1,563,326	391,546	275,797	2,230,669
Kimco Realty Corp.	5,000	—	—	5,000	182,000	—	—	182,000
Pennsylvania Real Estate Investment Trust	12,000	20,000	—	32,000	356,160	593,600	—	949,760
Ramco-Gershenson Properties Trust	9,000	12,000	—	21,000	192,330	256,440	—	448,770
Realty Income Corp.	54,600	27,200	200	82,000	1,475,292	734,944	5,404	2,215,640
Simon Property Group, Inc.	15,000	3,000	2,000	20,000	1,302,900	260,580	173,720	1,737,200
Tanger Factory Outlet Centers, Inc.	5,000	5,000	2,000	12,000	188,550	188,550	75,420	452,520
Urstadt Biddle Properties, Inc.	8,900	2,900	—	11,800	137,950	44,950	—	182,900

								10,052,949
Specialty—1.4%
Getty Realty Corp.	32,600	34,000	4,000	70,600	869,768	907,120	106,720	1,883,608
Resource Capital Corp.	—	—	15,588	15,588	—	—	145,124	145,124

								2,028,732
Storage—2.5%
Extra Space Storage, Inc.	—	15,000	—	15,000	—	214,350	—	214,350
Public Storage, Inc.	3,000	—	—	3,000	220,230	—	—	220,230
Sovran Self Storage, Inc.	50,000	8,100	—	58,100	2,005,000	324,810	—	2,329,810
U-Store-It Trust	65,000	29,100	8,900	103,000	595,400	266,556	81,524	943,480

								3,707,870

Total Real Estate Investment Trusts (Cost $148,541,437)								138,983,400

Other—12.4%
Abingdon Investment, Ltd.(a)	550,000	200,000	100,000	850,000	4,378,000	1,592,000	796,000	6,766,000
American Capital Strategies, Ltd.	23,500	3,500	2,000	29,000	774,560	115,360	65,920	955,840
Bank of America Corp.	—	—	10,000	10,000	—	—	412,600	412,600
Beverly Hills Bancorp, Inc.	—	—	58	58	—	—	296	296
Brookfield Properties Corp.	10,000	5,000	5,000	20,000	192,500	96,250	96,250	385,000
Capitol Federal Financial	—	—	9,605	9,605	—	—	297,755	297,755
Centerline Holding Co.	—	—	44,200	44,200	—	—	336,804	336,804
Cullen/Frost Bankers, Inc.	—	—	3,000	3,000	—	—	151,980	151,980
Fannie Mae	—	—	13,000	13,000	—	—	519,740	519,740
Fifth Third Bancorp	—	—	3,000	3,000	—	—	75,390	75,390
First Commonwealth Financial Corp.	—	—	28,000	28,000	—	—	298,200	298,200
First Horizon National Corp.	—	—	11,400	11,400	—	—	206,910	206,910
Firstmerit Corp.	—	—	12,800	12,800	—	—	256,128	256,128
Flagstar Bancorp, Inc.	—	—	25,000	25,000	—	—	174,250	174,250
FNB Corp.	—	—	28,500	28,500	—	—	418,950	418,950
IndyMac Bancorp, Inc.	—	—	5,500	5,500	—	—	32,725	32,725
Iowa Telecommunication Services, Inc.	50,500	20,800	37,500	108,800	821,130	338,208	609,750	1,769,088
KeyCorp	—	—	7,000	7,000	—	—	164,150	164,150
MCG Capital Corp.	41,000	11,000	32,000	84,000	475,190	127,490	370,880	973,560
Meruelo Maddux Properties, Inc.(b)	—	—	3,100	3,100	—	—	12,400	12,400
National City Corp.	—	—	12,400	12,400	—	—	204,104	204,104
New York Community Bancorp, Inc.	—	—	72,200	72,200	—	—	1,269,276	1,269,276
Regions Financial Corp.	—	—	4,000	4,000	—	—	94,600	94,600
Seaspan Corp.	48,200	33,400	—	81,600	1,180,418	817,966	—	1,998,384
Trustco Bank Corp. NY	—	—	23,400	23,400	—	—	232,128	232,128
U.S. Bancorp	—	—	1,000	1,000	—	—	31,740	31,740
Wyndham Worldwide Corp.(c)	—	11,000	—	11,000	—	259,160	—	259,160

Total Other (Cost $24,216,910)								18,297,158

Total Common Stocks (Cost $172,758,347)								157,280,558

	Shares				Value
Company	Old RMR	RHR	RFR	New RMR Pro Forma	Old RMR	HR	RFR	New RMR Pro Forma
Preferred Stocks—46.7%
Real Estate Investment Trusts—41.6%
Apartments—2.6%
Apartment Investment & Management Co., Series G	32,800	—	—	32,800	800,320	—	—	800,320
Apartment Investment & Management Co., Series U	—	24,000	32,500	56,500	—	502,080	679,900	1,181,980
Apartment Investment & Management Co., Series V	—	—	27,700	27,700	—	—	568,681	568,681
Apartment Investment & Management Co., Series Y	—	—	65,000	65,000	—	—	1,301,950	1,301,950

								3,852,931
Diversified—2.4%
Colonial Properties Trust, Series D	60,000	—	—	60,000	1,436,400	—	—	1,436,400
Cousins Properties, Inc., Series B	—	—	20,000	20,000	—	—	411,800	411,800
Digital Realty Trust, Inc., Series A	—	15,000	20,000	35,000	—	337,650	450,200	787,850
LBA Realty LLC, Series B	—	30,000	45,000	75,000	—	367,500	551,250	918,750

								3,554,800
Health Care—5.5%
Health Care REIT, Inc., Series F	—	40,000	26,900	66,900	—	884,400	594,759	1,479,159
Health Care REIT, Inc., Series G	20,000	20,000	—	40,000	640,600	640,600	—	1,281,200
LTC Properties, Inc., Series F	—	40,000	—	40,000	—	884,400	—	884,400
OMEGA Healthcare Investors Inc., Series D	160,000	—	19,000	179,000	3,963,200	—	470,630	4,433,830

								8,078,589
Hospitality—22.4%
Ashford Hospitality Trust, Series A	107,900	46,000	—	153,900	2,023,125	862,500	—	2,885,625
Ashford Hospitality Trust, Series D	100,000	70,000	32,000	202,000	1,900,000	1,330,000	608,000	3,838,000
Eagle Hospitality Properties Trust, Inc., Series A	28,000	28,000	14,000	70,000	350,000	350,000	175,000	875,000
Entertainment Properties Trust, Series B	—	—	40,000	40,000	—	—	832,000	832,000
Entertainment Properties Trust, Series D	111,800	—	—	111,800	2,090,660	—	—	2,090,660
Equity Inns, Inc., Series B	—	—	50,000	50,000	—	—	650,000	650,000
FelCor Lodging Trust, Inc., Series A (d)	83,000	—	—	83,000	1,711,460	—	—	1,711,460
FelCor Lodging Trust, Inc., Series C	39,600	60,000	64,000	163,600	734,580	1,113,000	1,187,200	3,034,780
Hersha Hospitality Trust, Series A	92,000	52,000	—	144,000	1,968,800	1,112,800	—	3,081,600
Host Marriott Corp., Series E	—	100,000	10,000	110,000	—	2,510,000	251,000	2,761,000
Innkeepers USA Trust, Series C	—	27,000	—	27,000	—	324,000	—	324,000
LaSalle Hotel Properties, Series D	100,000	50,000	—	150,000	1,830,000	915,000	—	2,745,000
LaSalle Hotel Properties, Series E	—	62,200	—	62,200	—	1,188,020	—	1,188,020
LaSalle Hotel Properties, Series G	—	10,000	—	10,000	—	172,600	—	172,600
Strategic Hotels & Resorts, Inc., Series A	75,000	10,000	10,000	95,000	1,408,500	187,800	187,800	1,784,100
Strategic Hotels & Resorts, Inc., Series B	64,500	—	13,700	78,200	1,241,625	—	263,725	1,505,350
Strategic Hotels & Resorts, Inc., Series C	—	40,000	—	40,000	—	780,000	—	780,000
Sunstone Hotel Investors, Inc., Series A	129,100	50,000	—	179,100	2,521,323	976,500	—	3,497,823

								33,757,018
Industrial—0.3%
First Industrial Realty Trust, Series J	20,000	—	—	20,000	405,000	—	—	405,000

	Shares				Value
Company	Old RMR	RHR	RFR	New RMR Pro Forma	Old RMR	HR	RFR	New RMR Pro Forma
Mortgage—0.9%
Anthracite Capital, Inc., Series D	—	—	6,000	6,000	—	—	94,800	94,800
Gramercy Capital Corp., Series A	—	—	20,000	20,000	—	—	394,000	394,000
HomeBanc Corp., Series A	—	—	10,000	10,000	—	—	700	700
MFA Mortgage Investments, Inc., Series A	—	—	13,800	13,800	—	—	333,546	333,546
RAIT Investment Trust, Series B	—	—	20,300	20,300	—	—	261,870	261,870
Thornburg Mortgage, Inc., Series C	—	—	10,000	10,000	—	—	172,500	172,500

								1,257,416
Office—3.5%
Alexandria Real Estate Equities, Inc., Series C	—	60,000	31,600	91,600	—	1,575,000	829,500	2,404,500
Corporate Office Properties Trust, Series H	2,000	—	—	2,000	41,000	—	—	41,000
Corporate Office Properties Trust, Series J	22,000	—	—	22,000	449,900	—	—	449,900
Kilroy Realty Corp., Series E	500	—	—	500	11,250	—	—	11,250
Kilroy Realty Corp., Series F	30,000	—	—	30,000	660,000	—	—	660,000
SL Green Realty Corp., Series D	—	70,000	—	70,000	—	1,599,500	—	1,599,500

								5,166,150
Retail—3.5%
CBL & Associates Properties, Inc., Series D	—	—	10,000	10,000	—	—	196,000	196,000
Cedar Shopping Centers, Inc., Series A	88,600	32,000	—	120,600	2,082,100	752,000	—	2,834,100
Glimcher Realty Trust, Series F	20,000	—	26,500	46,500	411,000	—	544,575	955,575
Glimcher Realty Trust, Series G	—	—	41,000	41,000	—	—	783,100	783,100
Taubman Centers, Inc., Series G	—	—	15,000	15,000	—	—	354,750	354,750

								5,123,525

Total Real Estate Investment Trusts (Cost $74,345,414)								61,195,429

Other—5.1%
Corts-UNUM Provident Financial Trust	—	—	38,000	38,000	—	—	926,820	926,820
Hilltop Holdings, Inc., Series A	280,000	9,600	6,900	296,500	6,209,000	212,880	153,007	6,574,887

Total Other (Cost $7,200,556)								7,501,707

Total Preferred Stocks (Cost $81,545,970)								68,697,136

	Principal Amount
Debt Securities—3.3%
American Real Estate Partners LP, 8.125%, 06/01/2012	—	2,000,000	—	2,000,000	—	1,937,500	—	1,937,500
FelCor Lodging LP, 8.50%, 06/01/2011(e)	—	1,600,000	—	1,600,000	—	1,668,000	—	1,668,000
Six Flags, Inc., 9.75%, 04/15/2013	—	1,760,000	—	1,760,000	—	1,320,000	—	1,320,000

Total Debt Securities (Cost $5,266,794)								4,925,500

	Shares				Value
Company	Old RMR	RHR	RFR	New RMR Pro Forma	Old RMR	HR	RFR	New RMR Pro Forma
	Shares
Other Investment Companies—9.0%
Alpine Total Dynamic Dividend Fund	126,200	36,600	29,960	192,760	2,139,090	620,370	507,822	3,267,282
Cohen & Steers Premium Income Realty Fund, Inc.	31,950	16,962	13,350	62,262	469,984	249,511	196,379	915,874
Cohen & Steers REIT and Preferred Income Fund, Inc.	38,426	14,500	8,000	60,926	726,252	274,050	151,200	1,151,502
Cornerstone Strategic Value Fund, Inc.	2,500	—	32,528	35,028	12,600	—	163,941	176,541
Eaton Vance Enhanced Equity Income Fund II	30,100	22,700	13,100	65,900	534,275	402,925	232,525	1,169,725
LMP Real Estate Income Fund, Inc.	80,160	39,379	12,411	131,950	1,163,923	571,783	180,208	1,915,914
Neuberger Berman Real Estate Securities Income Fund, Inc.	72,250	35,250	16,200	123,700	831,597	405,728	186,462	1,423,787
Neuberger Berman Realty Income Fund, Inc.	55,700	22,500	20,800	99,000	881,174	355,950	329,056	1,566,180
The Zweig Total Return Fund, Inc.	220,568	94,700	60,850	376,118	999,173	428,991	275,650	1,703,814

Total Other Investment Companies (Cost $16,600,956)								13,290,619

Short-Term Investments—1.3%
Other Investment Companies—1.3%
Dreyfus Cash Management, Institutional Shares, 4.85%(f) (Cost $1,950,852)	997,913	526,666	426,273	1,950,852	997,913	526,666	426,273	1,950,852

Total Investments—168.3% (Cost $278,122,919)								246,144,665

Other assets less liabilities—(1.9)%								(2,876,508)
Preferred Shares, at liquidation preference—(65.2)%								(96,000,000)

Net Assets applicable to common shareholders—100.0%								147,268,157

Notes to Pro Forma Portfolio of Investments.

(a)
144A securities. Securities restricted for resale to qualified institutional buyers (4.5% of net assets). These securities are considered to be liquid.

(b)
As of December 31, 2007, this security had not paid a distribution.

(c)
A hospitality company.

(d)
Convertible into common stock.

(e)
Also a real estate investment trust.

(f)
Rate reflects 7 day yield as of December 31, 2007.

See notes to pro forma financial statements.

II.    Reorganization of only RHR and Old RMR with New RMR:

Pro Forma Statement of Assets and Liabilities

        The following unaudited pro forma combined Statement of Assets and Liabilities has been derived from the Statement of Assets and Liabilities of Old RMR and RHR as of December 31, 2007 and such information has been adjusted to give effect to the Reorganizations of only RHR and Old RMR with New RMR as if that Reorganization had occurred on December 31, 2007. The pro forma combined Statement of Assets and Liabilities is presented for informational purposes only and does not purport to be indicative of the financial conditions that actually would have resulted if only the Reorganizations of RHR and Old RMR with New RMR had occurred on December 31, 2007. The pro forma combined Statement of Assets and Liabilities should be read in conjunction with Old RMR's and RHR's financial statements and related notes thereto as of and for the year ended December 31, 2007, which are included in those Funds' annual reports to shareholders on Form N-CSR, filed with the SEC on February 22, 2008, and incorporated by reference thereto in the Joint/Proxy Statement Prospectus. New RMR has no historical operations and was not in existence as of December 31, 2007; however, the following assumes New RMR was organized at that time and had no assets or liabilities.

Statement of Assets and Liabilities
 December 31, 2007 (unaudited)

	Old RMR	RHR	Adjustments(a)		New RMR Pro Forma
Assets
Investments in securities, at value (cost $151,333,798 and $75,312,190, respectively)	$139,693,123	$68,294,072	$—		$207,987,195
Cash	524	984	—		1,508
Dividends and interest receivable	2,311,017	1,242,386	—		3,553,403

Total assets	142,004,664	69,537,442	—		211,542,106

Liabilities
Distributions payable—common shares	4,776,800	310,625	—		5,087,425
Legal expenses payable	—	99,047	—		99,047
Distributions payable—preferred shares	105,000	28,851	—		133,851
Advisory fee payable	73,776	36,227	—		110,003
Accrued expenses and other liabilities	209,755	116,279	857,807	(b)	1,183,841

Total liabilities	5,165,331	591,029	857,807		6,614,167

Preferred shares, at liquidation preference
Auction preferred shares, Series T and Series Th; $.001 par value per share; 2,000 and 1,120 shares issued and outstanding at $25,000 per share liquidation preference	50,000,000	28,000,000	—		78,000,000

Net assets attributable to common shares	$86,839,333	$40,946,413	$(857,807)		$126,927,939

Composition of net assets
Common shares, $.001 par value per share; unlimited number of shares authorized, 6,824,000 and 2,485,000 shares issued and outstanding	$6,824	$2,485	$733		$10,042
Additional paid-in capital	96,475,287	46,967,809	(733)		143,442,363
Undistributed (distributions in excess of) net investment income	(9,373)	—	(857,807	)(b)	(867,180)
Accumulated net realized gain (loss) on investment transactions	2,007,270	994,237	—		3,001,507
Net unrealized appreciation (depreciation) on investments	(11,640,675)	(7,018,118)	—		(18,658,793)

Net assets attributable to common shares	$86,839,333	$40,946,413	$(857,807)		$126,927,939

Common shares outstanding	6,824,000	2,485,000	732,647		10,041,647

Net asset value per share attributable to common shares	$12.73	$16.48	$—		$12.64

Notes to pro forma Statement of Assets and Liabilities.

(a)
Each common shareholder of RHR will receive the number of New RMR common shares equal in value to the net assets attributable to that common shareholder's common shares of RHR as of the applicable valuation date.

(b)
Reflects the effect of estimated Reorganization expenses of $857,807.

See notes to pro forma financial statements.

Pro Forma Statement of Operations

        The following unaudited pro forma combined Statement of Operations has been derived from the Statement of Operations of Old RMR and RHR for the year ended December 31, 2007 and such information has been adjusted to exclude RHR litigation expenses associated with RHR's litigation with a shareholder and to give effect to the Reorganizations of only RHR and Old RMR with New RMR as if that Reorganization had occurred on January 1, 2007. The pro forma combined Statement of Operations is presented for informational purposes only and does not purport to be indicative of the financial conditions that actually would have resulted if only the Reorganizations of RHR and Old RMR with New RMR had occurred on January 1, 2007. The pro forma combined Statement of Operations should be read in conjunction with Old RMR's and RHR's financial statements and related notes thereto as of and for the year ended December 31, 2007, which are included in those Funds' annual reports to shareholders on Form N-CSR, filed with the SEC on February 22, 2008, and incorporated by reference thereto in the Joint/Proxy Statement Prospectus. New RMR has no historical operations and was not in existence as of December 31, 2007; however, the following assumes New RMR was organized at that time and had no operating income or expenses.

Statement of Operations
 For the Year Ended December 31, 2007 (unaudited)

	Old RMR	RHR	RHR Litigation Adjustment(a)	As Adjusted Historical	Reorganization Adjustments(b)		New RMR Pro Forma
Investment Income
Dividends (Cash distributions, net of capital gain and return of capital distributions, received or due, net of foreign taxes withheld)	$8,954,018	$4,084,034	$—	$13,038,052	$—		$13,038,052
Interest	307,972	589,470	—	897,442	—		897,442

Total investment income	9,261,990	4,673,504	—	13,935,494	—		13,935,494

Expenses
Advisory	1,457,623	727,355	—	2,184,978	—		2,184,978
Preferred share remarketing	127,964	70,568	—	198,532	—		198,532
Administrative	109,271	108,000	—	217,271	(122,271	)(c)	95,000
Audit	56,003	61,620	—	117,623	(47,623	)(d)	70,000
Legal	130,541	2,067,995	(1,958,751)	239,785	(177,872	)(d)	61,913
Custodian	87,376	55,198	—	142,574	(41,417	)(c)	101,157
Shareholder reporting	67,396	40,013	—	107,409	(40,013	)(d)	67,396
Excise tax	35,510	26,000	—	61,510	—		61,510
Compliance and internal audit	29,725	29,725	—	59,450	—		59,450
Trustees' fees and expenses	21,606	49,431	—	71,037	(52,137	)(d)	18,900
Other	86,550	84,284	—	170,834	(31,295	)(d)	139,539

Total expenses	2,209,565	3,320,189	(1,958,751)	3,571,003	(512,628)		3,058,375
Less: expenses waived by the Advisor	(428,713)	(213,928)	—	(642,641)	—		(642,641)

Net expenses	1,780,852	3,106,261	(1,958,751)	2,928,362	(512,628)		2,415,734

Net investment income	7,481,138	1,567,243	1,958,751	11,007,132	512,628		11,519,760

Realized and unrealized gain (loss) on investments
Net realized gain (loss) on investments	3,140,623	1,434,411	—	4,575,034	—		4,575,034
Contribution from advisor	2,070	1,036	—	3,106	(3,106)		—
Net change in unrealized appreciation/(depreciation) on investments	(41,493,993)	(18,455,574)	—	(59,949,567)	—		(59,949,567)

Net realized and unrealized gain (loss) on investments	(38,351,300)	(17,020,127)	—	(55,371,427)	(3,106)		(55,374,533)

Distributions to preferred shareholders from net investment income	(1,161,670)	(318,275)	—	(1,479,945)	—		(1,479,945)
Distributions to preferred shareholders from net realized gain on investments	(1,482,830)	(1,138,397)	—	(2,621,227)			(2,621,227)

Net increase in net assets attributable to common shares resulting from operations	$(33,514,662)	$(16,909,556)	$1,958,751	$(48,465,467)	$509,522		$(47,955,945)

Notes to pro forma Statement of Operations.

(a)
The adjustment eliminates RHR litigation expenses associated with RHR's litigation with its shareholder, Bulldog Investors General Partnership. The parties to the litigation entered into a settlement agreement in June 2008, and on July 1, 2008 the court granted the parties' joint motion to dismiss the litigation, effectively ending the litigation. As such, neither RHR nor the reorganized New RMR should incur recurring expenses for this litigation.

(b)
The adjustments assume only the Old RMR and RHR Reorganizations are completed.

(c)
Certain expenses, which are expected to be on a sliding scale based upon managed assets, have been adjusted to reflect the combinations of New RMR, Old RMR and RHR.

(d)
Certain expenses have been reduced due to the expected elimination of duplicative services or other costs.

See notes to pro forma financial statements.

Pro Forma Portfolio of Investments

        The following unaudited pro forma combined Portfolio of Investments has been derived from the Portfolio of Investments of Old RMR and RHR as of December 31, 2007 and such information has been adjusted to give effect to the Reorganizations of only RHR and Old RMR with New RMR as if that Reorganization had occurred on December 31, 2007. The pro forma combined Portfolio of Investments is presented for informational purposes only and does not purport to be indicative of the financial conditions that actually would have resulted if only the Reorganizations of RHR and Old RMR with New RMR had occurred on December 31, 2007. The pro forma combined Portfolio of Investments should be read in conjunction with Old RMR's and RHR's financial statements and related notes thereto as of and for the year ended December 31, 2007, which are included in those Funds' annual report to shareholders on Form N-CSR, filed with the SEC on February 22, 2008, and incorporated by reference thereto in the Joint/Proxy Statement Prospectus. New RMR has no historical operations and was not in existence as of December 31, 2007; however, the following assumes New RMR was organized at that time and had no investments.

RMR Real Estate Income Fund
Pro Forma Portfolio of Investments—December 31, 2007 (unaudited)

	Shares			Value
Company	Old RMR	RHR	New RMR Pro Forma	Old RMR	RHR	New RMR Pro Forma
Common Stocks—107.2%
Real Estate Investment Trusts—98.4%
Apartments—9.1%
Apartment Investment & Management Co.	14,000	10,000	24,000	$486,220	$347,300	$833,520
Associated Estates Realty Corp.	105,400	5,600	111,000	994,976	52,864	1,047,840
AvalonBay Communities, Inc.	14,000	—	14,000	1,317,960	—	1,317,960
BRE Properties, Inc.	10,000	6,000	16,000	405,300	243,180	648,480
Equity Residential	49,000	8,000	57,000	1,787,030	291,760	2,078,790
Essex Property Trust, Inc.	6,000	2,000	8,000	584,940	194,980	779,920
Home Properties, Inc.	88,800	10,500	99,300	3,982,680	470,925	4,453,605
Mid-America Apartment Communities, Inc.	5,000	—	5,000	213,750	—	213,750
Post Properties, Inc.	5,000	—	5,000	175,600	—	175,600

						11,549,465
Diversified—20.6%
CapLease, Inc.	56,000	41,404	97,404	471,520	348,622	820,142
Colonial Properties Trust	10,000	55,900	65,900	226,300	1,265,017	1,491,317
Cousins Properties, Inc.	—	10,000	10,000	—	221,000	221,000
Duke Realty Corp.	70,000	—	70,000	1,825,600	—	1,825,600
DuPont Fabros Technology, Inc.	7,500	—	7,500	147,000	—	147,000
Franklin Street Properties Corp.	3,000	3,000	6,000	44,400	44,400	88,800
iStar Financial, Inc.	—	6,000	6,000	—	156,300	156,300
Lexington Corporate Properties Trust	383,800	128,800	512,600	5,580,452	1,872,752	7,453,204
Liberty Property Trust	29,000	20,000	49,000	835,490	576,200	1,411,690
Mission West Properties, Inc.	5,000	3,000	8,000	47,550	28,530	76,080
National Retail Properties, Inc.	352,700	105,850	458,550	8,246,126	2,474,773	10,720,899
Vornado Realty Trust	19,000	—	19,000	1,671,050	—	1,671,050
Washington Real Estate Investment Trust	300	300	600	9,423	9,423	18,846

						26,101,928

	Shares			Value
Company	Old RMR	RHR	New RMR Pro Forma	Old RMR	RHR	New RMR Pro Forma
Health Care—22.1%
Cogdell Spencer, Inc.	16,500	—	16,500	262,845	—	262,845
HCP, Inc.	39,080	16,770	55,850	1,359,202	583,261	1,942,463
Health Care REIT, Inc.	162,600	75,740	238,340	7,266,594	3,384,820	10,651,414
LTC Properties, Inc.	20,000	10,000	30,000	501,000	250,500	751,500
Medical Properties Trust, Inc.	94,520	36,020	130,540	963,159	367,044	1,330,203
Nationwide Health Properties, Inc.	257,600	86,000	343,600	8,080,912	2,697,820	10,778,732
OMEGA Healthcare Investors, Inc.	96,000	7,700	103,700	1,540,800	123,585	1,664,385
Universal Health Realty Income Trust	13,000	7,600	20,600	460,720	269,344	730,064

						28,111,606
Hospitality—9.3%
Ashford Hospitality Trust, Inc.	185,500	140,000	325,500	1,333,745	1,006,600	2,340,345
Entertainment Properties Trust	22,000	18,800	40,800	1,034,000	883,600	1,917,600
FelCor Lodging Trust, Inc.	17,000	20,000	37,000	265,030	311,800	576,830
Hersha Hospitality Trust	129,300	38,100	167,400	1,228,350	361,950	1,590,300
Host Hotels & Resorts, Inc.	—	44,000	44,000	—	749,760	749,760
LaSalle Hotel Properties	17,200	11,200	28,400	548,680	357,280	905,960
Strategic Hotels & Resorts, Inc.	—	12,000	12,000	—	200,760	200,760
Sunstone Hotel Investors, Inc.	25,000	23,000	48,000	457,250	420,670	877,920
Supertel Hospitality, Inc.	161,000	267,130	428,130	988,540	1,640,178	2,628,718

						11,788,193
Industrial—11.7%
AMB Property Corp.	4,000	1,000	5,000	230,240	57,560	287,800
DCT Industrial Trust, Inc.	64,500	16,600	81,100	600,495	154,546	755,041
EastGroup Properties, Inc.	14,000	6,000	20,000	585,900	251,100	837,000
First Industrial Realty Trust, Inc.	211,240	104,160	315,400	7,308,904	3,603,936	10,912,840
ProLogis	21,000	11,000	32,000	1,330,980	697,180	2,028,160

						14,820,841
Manufactured Homes—1.4%
Sun Communities, Inc.	75,900	7,100	83,000	1,599,213	149,597	1,748,810
Mortgage—0.1%
Alesco Financial, Inc.	19,000	—	19,000	62,320	—	62,320
Anthracite Capital, Inc.	2,000	—	2,000	14,480	—	14,480
JER Investors Trust, Inc.	—	10,000	10,000	—	107,700	107,700

						184,500
Office—12.5%
American Financial Realty Trust	309,100	121,500	430,600	2,478,982	974,430	3,453,412
Brandywine Realty Trust	102,400	49,400	151,800	1,836,032	885,742	2,721,774
Corporate Office Properties Trust	15,500	11,500	27,000	488,250	362,250	850,500
Douglas Emmett, Inc.	12,500	8,300	20,800	282,625	187,663	470,288
Highwoods Properties, Inc.	55,000	45,000	100,000	1,615,900	1,322,100	2,938,000
Mack-Cali Realty Corp.	26,500	8,000	34,500	901,000	272,000	1,173,000
Maguire Properties, Inc.	48,000	—	48,000	1,414,560	—	1,414,560
Parkway Properties, Inc.	55,000	22,200	77,200	2,033,900	820,956	2,854,856

						15,876,390

	Shares			Value
Company	Old RMR	RHR	New RMR Pro Forma	Old RMR	RHR	New RMR Pro Forma
Retail—7.3%
CBL & Associates Properties, Inc.	—	—	—	—	—	—
Cedar Shopping Centers, Inc.	75,000	22,000	97,000	767,250	225,060	992,310
Developers Diversified Realty Corp.	—	2,000	2,000	—	76,580	76,580
Equity One, Inc.	10,000	3,000	13,000	230,300	69,090	299,390
Feldman Mall Properties, Inc.	3,000	—	3,000	11,070	—	11,070
Glimcher Realty Trust	109,400	27,400	136,800	1,563,326	391,546	1,954,872
Kimco Realty Corp.	5,000	—	5,000	182,000	—	182,000
Pennsylvania Real Estate Investment Trust	12,000	20,000	32,000	356,160	593,600	949,760
Ramco-Gershenson Properties Trust	9,000	12,000	21,000	192,330	256,440	448,770
Realty Income Corp.	54,600	27,200	81,800	1,475,292	734,944	2,210,236
Simon Property Group, Inc.	15,000	3,000	18,000	1,302,900	260,580	1,563,480
Tanger Factory Outlet Centers, Inc.	5,000	5,000	10,000	188,550	188,550	377,100
Urstadt Biddle Properties, Inc.	8,900	2,900	11,800	137,950	44,950	182,900

						9,248,468
Specialty—1.4%
Getty Realty Corp.	32,600	34,000	66,600	869,768	907,120	1,776,888

						1,776,888
Storage—2.9%
Extra Space Storage, Inc.	—	15,000	15,000	—	214,350	214,350
Public Storage, Inc.	3,000	—	3,000	220,230	—	220,230
Sovran Self Storage, Inc.	50,000	8,100	58,100	2,005,000	324,810	2,329,810
U-Store-It Trust	65,000	29,100	94,100	595,400	266,556	861,956

						3,626,346

Total Real Estate Investment Trusts (Cost $130,462,980)						124,833,435

Other—8.8%
Abingdon Investment, Ltd.(a)	550,000	200,000	750,000	4,378,000	1,592,000	5,970,000
American Capital Strategies, Ltd.	23,500	3,500	27,000	774,560	115,360	889,920
Brookfield Properties Corp.	10,000	5,000	15,000	192,500	96,250	288,750
Iowa Telecommunication Services, Inc.	50,500	20,800	71,300	821,130	338,208	1,159,338
MCG Capital Corp.	41,000	11,000	52,000	475,190	127,490	602,680
Seaspan Corp.	48,200	33,400	81,600	1,180,418	817,966	1,998,384
Wyndham Worldwide Corp.(c)	—	11,000	11,000	—	259,160	259,160

Total Other (Cost $12,765,333)						11,168,232

Total Common Stocks (Cost $143,228,223)						136,001,667

Preferred Stocks—42.9%
Real Estate Investment Trusts—37.8%
Apartments—1.0%
Apartment Investment & Management Co., Series G	32,800	—	32,800	800,320	—	800,320
Apartment Investment & Management Co., Series U	—	24,000	24,000	—	502,080	502,080

						1,302,400

	Shares			Value
Company	Old RMR	RHR	New RMR Pro Forma	Old RMR	RHR	New RMR Pro Forma
Diversified—1.7%
Colonial Properties Trust, Series D	60,000	—	60,000	1,436,400	—	1,436,400
Digital Realty Trust, Inc., Series A	—	15,000	15,000	—	337,650	337,650
LBA Realty LLC, Series B	—	30,000	30,000	—	367,500	367,500

						2,141,550
Health Care—5.5%
Health Care REIT, Inc., Series F	—	40,000	40,000	—	884,400	884,400
Health Care REIT, Inc., Series G	20,000	20,000	40,000	640,600	640,600	1,281,200
LTC Properties, Inc., Series F	—	40,000	40,000	—	884,400	884,400
OMEGA Healthcare Investors Inc., Series D	160,000	—	160,000	3,963,200	—	3,963,200

						7,013,200
Hospitality—23.3%
Ashford Hospitality Trust, Series A	107,900	46,000	153,900	2,023,125	862,500	2,885,625
Ashford Hospitality Trust, Series D	100,000	70,000	170,000	1,900,000	1,330,000	3,230,000
Eagle Hospitality Properties Trust, Inc., Series A	28,000	28,000	56,000	350,000	350,000	700,000
Entertainment Properties Trust, Series D	111,800	—	111,800	2,090,660	—	2,090,660
FelCor Lodging Trust, Inc., Series A (d)	83,000	—	83,000	1,711,460	—	1,711,460
FelCor Lodging Trust, Inc., Series C	39,600	60,000	99,600	734,580	1,113,000	1,847,580
Hersha Hospitality Trust, Series A	92,000	52,000	144,000	1,968,800	1,112,800	3,081,600
Host Marriott Corp., Series E	—	100,000	100,000	—	2,510,000	2,510,000
Innkeepers USA Trust, Series C	—	27,000	27,000	—	324,000	324,000
LaSalle Hotel Properties, Series D	100,000	50,000	150,000	1,830,000	915,000	2,745,000
LaSalle Hotel Properties, Series E	—	62,200	62,200	—	1,188,020	1,188,020
LaSalle Hotel Properties, Series G	—	10,000	10,000	—	172,600	172,600
Strategic Hotels & Resorts, Inc., Series A	75,000	10,000	85,000	1,408,500	187,800	1,596,300
Strategic Hotels & Resorts, Inc., Series B	64,500	—	64,500	1,241,625	—	1,241,625
Strategic Hotels & Resorts, Inc., Series C	—	40,000	40,000	—	780,000	780,000
Sunstone Hotel Investors, Inc., Series A	129,100	50,000	179,100	2,521,323	976,500	3,497,823

						29,602,293
Industrial—0.3%
First Industrial Realty Trust, Series J	20,000	—	20,000	405,000	—	405,000
Office—3.4%
Alexandria Real Estate Equities, Inc., Series C	—	60,000	60,000	—	1,575,000	1,575,000
Corporate Office Properties Trust, Series H	2,000	—	2,000	41,000	—	41,000
Corporate Office Properties Trust, Series J	22,000	—	22,000	449,900	—	449,900
Kilroy Realty Corp., Series E	500	—	500	11,250	—	11,250
Kilroy Realty Corp., Series F	30,000	—	30,000	660,000	—	660,000
Parkway Properties, Inc., Series D	—	—	—	—	—	—
SL Green Realty Corp., Series D	—	70,000	70,000	—	1,599,500	1,599,500

						4,336,650

	Shares			Value
Company	Old RMR	RHR	New RMR Pro Forma	Old RMR	RHR	New RMR Pro Forma
Retail—2.6%
CBL & Associates Properties, Inc., Series D	—	—	—	—	—	—
Cedar Shopping Centers, Inc., Series A	88,600	32,000	120,600	2,082,100	752,000	2,834,100
Glimcher Realty Trust, Series F	20,000	—	20,000	411,000	—	411,000

						3,245,100

Total Real Estate Investment Trusts (Cost $56,685,744)						48,046,193

Other—5.1%
Hilltop Holdings, Inc., Series A	280,000	9,600	289,600	6,209,000	212,880	6,421,880

Total Other (Cost $6,218,256)						6,421,880

Total Preferred Stocks (Cost $62,904,000)						54,468,073

	Principal Amount
Debt Securities—3.9%
American Real Estate Partners LP, 8.125%, 06/01/2012	—	2,000,000	2,000,000	—	1,937,500	1,937,500
FelCor Lodging LP, 8.50%, 06/01/2011(e)	—	1,600,000	1,600,000	—	1,668,000	1,668,000
Six Flags, Inc., 9.75%, 04/15/2013	—	1,760,000	1,760,000	—	1,320,000	1,320,000

Total Debt Securities (Cost $5,266,794)						4,925,500

	Shares			Value
Company	Old RMR	RHR	New RMR Pro Forma	Old RMR	RHR	New RMR Pro Forma
Other Investment Companies—8.7%
Alpine Total Dynamic Dividend Fund	126,200	36,600	162,800	2,139,090	620,370	2,759,460
Cohen & Steers Premium Income Realty Fund, Inc.	31,950	16,962	48,912	469,984	249,511	719,495
Cohen & Steers REIT and Preferred Income Fund, Inc.	38,426	14,500	52,926	726,252	274,050	1,000,302
Cornerstone Strategic Value Fund, Inc.	2,500	—	2,500	12,600	—	12,600
Eaton Vance Enhanced Equity Income Fund II	30,100	22,700	52,800	534,275	402,925	937,200
LMP Real Estate Income Fund, Inc.	80,160	39,379	119,539	1,163,923	571,783	1,735,706
Neuberger Berman Real Estate Securities Income Fund, Inc.	72,250	35,250	107,500	831,597	405,728	1,237,325
Neuberger Berman Realty Income Fund, Inc.	55,700	22,500	78,200	881,174	355,950	1,237,124
The Zweig Total Return Fund, Inc.	220,568	94,700	315,268	999,173	428,991	1,428,164

Total Other Investment Companies (Cost $13,722,392)						11,067,376

Short-Term Investments—1.2%
Other Investment Companies—1.2%
Dreyfus Cash Management, Institutional Shares, 4.85% (f) (Cost $1,524,579)	997,913	526,666	1,524,579	997,913	526,666	1,524,579

Total Investments—163.8% (Cost $226,645,988)						207,987,195

Other assets less liabilities—(2.4)%						(3,059,256)
Preferred Shares, at liquidation preference—(61.5)%						(78,000,000)

Net Assets applicable to common shareholders—100.0%						$126,927,939

Notes to Pro Forma Portfolio of Investments.

(a)
144A securities. Securities restricted for resale to qualified institutional buyers (4.5% of net assets). These securities are considered to be liquid.

(b)
As of December 31, 2007, this security had not paid a distribution.

(c)
A hospitality company.

(d)
Convertible into common stock.

(e)
Also a real estate investment trust.

(f)
Rate reflects 7 day yield as of December 31, 2007.

See notes to pro forma financial statements.

III.    Reorganization of only RFR and Old RMR with New RMR:

Pro Forma Statement of Assets and Liabilities

        The following unaudited pro forma combined Statement of Assets and Liabilities has been derived from the Statement of Assets and Liabilities of Old RMR and RFR as of December 31, 2007 and such information has been adjusted to give effect to the Reorganizations of only RFR and Old RMR with New RMR as if that Reorganization had occurred on December 31, 2007. The pro forma combined Statement of Assets and Liabilities is presented for informational purposes only and does not purport to be indicative of the financial conditions that actually would have resulted if only the Reorganizations of RFR and Old RMR with New RMR had occurred on December 31, 2007. The pro forma combined Statement of Assets and Liabilities should be read in conjunction with Old RMR's and RFR's financial statements and related notes thereto as of and for the year ended December 31, 2007, which are included in those Funds' annual reports to shareholders on Form N-CSR, filed with the SEC on February 22, 2008, and incorporated by reference thereto in the Joint/Proxy Statement Prospectus. New RMR has no historical operations and was not in existence as of December 31, 2007; however, the following assumes New RMR was organized at that time and had no assets or liabilities.

Statement of Assets and Liabilities
 December 31, 2007 (unaudited)

	Old RMR	RFR	Adjustments(a)		New RMR Pro Forma
Assets
Investments in securities, at value (cost $151,333,798 and $51,476,931, respectively)	$139,693,123	$38,157,470	$—		$177,850,593
Cash	524	3,836	—		4,360
Dividends and interest receivable	2,311,017	699,105	—		3,010,122

Total assets	142,004,664	38,860,411	—		180,865,075

Liabilities
Distributions payable—common shares	4,776,800	216,664	—		4,993,464
Distributions payable—preferred shares	105,000	18,900	—		123,900
Advisory fee payable	73,776	21,396	—		95,172
Accrued expenses and other liabilities	209,755	166,040	720,133	(b)	1,095,928

Total liabilities	5,165,331	423,000	720,133		6,308,464

Preferred shares, at liquidation preference
Auction preferred shares, Series T and Series W; $.001 par value per share; 2,000 and 720 shares issued and outstanding at $25,000 per share liquidation preference	50,000,000	18,000,000	—		68,000,000

Net assets attributable to common shares	$86,839,333	$20,437,411	$(720,133)		$106,556,611

Composition of net assets
Common shares, $.001 par value per share; unlimited number of shares authorized, 6,824,000 and 1,484,000 shares issued and outstanding	$6,824	$1,484	$122		$8,430
Additional paid-in capital	96,475,287	35,173,277	(122)		131,648,422
Undistributed (distributions in excess of) net investment income	(9,373)	269,841	(720,133	)(b)	(459,665)
Accumulated net realized gain (loss) on investment transactions	2,007,270	(1,687,730)	—		319,540
Net unrealized appreciation (depreciation) on investments	(11,640,675)	(13,319,461)	—		(24,960,136)

Net assets attributable to common shares	$86,839,333	$20,437,411	$(720,133)		$106,556,611

Common shares outstanding	6,824,000	1,484,000	122,011		8,430,011

Net asset value per share attributable to common shares	$12.73	$13.77	$—		$12.64

Notes to pro forma Statement of Assets and Liabilities.

(a)
Each common shareholder of RFR will receive the number of New RMR common shares equal in value to the net assets attributable to that common shareholder's common shares of RFR as of the applicable valuation date.

(b)
Reflects the effect of estimated reorganization expenses of $720,133.

See notes to pro forma financial statements.

Pro Forma Statement of Operations

        The following unaudited pro forma combined Statement of Operations has been derived from the Statement of Operations of Old RMR and RFR for the year ended December 31, 2007 and such information has been adjusted to give effect to the Reorganizations of only RFR and Old RMR with New RMR as if that Reorganization had occurred on January 1, 2007. The pro forma combined Statement of Operations is presented for informational purposes only and does not purport to be indicative of the financial conditions that actually would have resulted if only the Reorganizations of RFR and Old RMR with New RMR had occurred on January 1, 2007. The pro forma combined Statement of Operations should be read in conjunction with Old RMR's and RFR's financial statements and related notes thereto as of and for the year ended December 31, 2007, which are included in those Funds' annual reports to shareholders on Form N-CSR, filed with the SEC on February 22, 2008, and incorporated by reference thereto in the Joint/Proxy Statement Prospectus. New RMR has no historical operations and was not in existence as of December 31, 2007; however, the following assumes New RMR was organized at that time and had no operating income or expenses.

Statement of Operations
 For the Year Ended December 31, 2007 (unaudited)

	Old RMR	RFR	Adjustments(a)		New RMR Pro Forma
Investment Income
Dividends (Cash distributions, net of capital gain, return of capital distributions received or due and foreign taxes withheld)	$8,954,018	$3,051,614	$—		$12,005,632
Interest	307,972	113,111	—		421,083

Total investment income	9,261,990	3,164,725	—		12,426,715

Expenses
Advisory	1,457,623	436,342	—		1,893,965
Excise tax	35,510	—	—		35,510
Preferred share remarketing	127,964	50,407	—		178,371
Administrative	109,271	108,000	(122,271	)(b)	95,000
Audit	56,003	56,098	(42,101	)(c)	70,000
Legal	130,541	100,479	(172,522	)(c)	58,499
Custodian	87,376	79,681	(86,410	)(b)	80,647
Shareholder reporting	67,396	15,842	(15,842	)(c)	67,396
Compliance and internal audit	29,725	29,284	—		59,009
Trustees' fees and expenses	21,606	21,431	(24,137	)(c)	18,900
Other	86,550	70,801	(29,770	)(c)	127,581

Total expenses	2,209,565	968,365	(493,053)		2,684,878
Less: expenses waived by the Advisor	(428,713)	(128,336)	—		(557,049)

Net expenses	1,780,852	840,029	(493,053)		2,127,829

Net investment income	7,481,138	2,324,696	493,053		10,298,887

Realized and unrealized gain (loss) on investments
Net realized gain (loss) on investments	3,140,623	(1,594,800)	—		(1,545,823)
Net increase from payments by affiliates	2,070	1,036	(3,106)		—
Net change in unrealized appreciation/(depreciation) on investments	(41,493,993)	(13,570,100)	—		(55,064,093)

Net realized and unrealized gain (loss) on investments	(38,351,300)	(15,163,864)	(3,106)		(53,518,270)

Distributions to preferred shareholders from net investment income	(1,161,670)	(585,177)	—		(1,746,847)
Distributions to preferred shareholders from net realized gain on investments	(1,482,830)	(449,891)	—		(1,932,721)

Net increase (decrease) in net assets attributable to common shares resulting from operations	$(33,514,662)	$(13,874,236)	$489,947		$(46,898,952)

Notes to pro forma Statement of Operations.

(a)
The adjustments assume only the Old RMR and RFR Reorganizations are completed.

(b)
Certain expenses, which are expected to be on a sliding scale based upon managed assets, have been adjusted to reflect the combinations of New RMR, Old RMR and RFR.

(c)
Certain expenses have been reduced due to the expected elimination of duplicative services or other costs.

See notes to pro forma financial statements.

Pro Forma Portfolio of Investments

        The following unaudited pro forma combined Portfolio of Investments has been derived from the Portfolio of Investments of Old RMR and RFR as of December 31, 2007 and such information has been adjusted to give effect to the Reorganizations of only RFR and Old RMR with New RMR as if that Reorganization had occurred on December 31, 2007. The pro forma combined Portfolio of Investments is presented for informational purposes only and does not purport to be indicative of the financial conditions that actually would have resulted if only the Reorganizations of RFR and Old RMR with New RMR had occurred on December 31, 2007. The pro forma combined Portfolio of Investments should be read in conjunction with Old RMR's and RFR's financial statements and related notes thereto as of and for the year ended December 31, 2007, which are included in those Funds' annual reports to shareholders on Form N-CSR, filed with the SEC on February 22, 2008, and incorporated by reference thereto in the Joint/Proxy Statement Prospectus. New RMR has no historical operations and was not in existence as of December 31, 2007; however, the following assumes New RMR was organized at that time and had no investments.

RMR Real Estate Income Fund
Pro Forma Portfolio of Investments—December 31, 2007 (unaudited)

	Shares			Value
Company	Old RMR	RFR	New RMR	Old RMR	RFR	New RMR
Common Stocks—110.10%
Real Estate Investment Trusts—96.10%
Apartments—10.3%
Apartment Investment & Management Co.	14,000	—	14,000	$486,220	$—	$486,220
Associated Estates Realty Corp.	105,400	—	105,400	994,976	—	994,976
AvalonBay Communities, Inc.	14,000	3,000	17,000	1,317,960	282,420	1,600,380
BRE Properties, Inc.	10,000	4,000	14,000	405,300	162,120	567,420
Equity Residential	49,000	—	49,000	1,787,030	—	1,787,030
Essex Property Trust, Inc.	6,000	—	6,000	584,940	—	584,940
Home Properties, Inc.	88,800	300	89,100	3,982,680	13,455	3,996,135
Mid-America Apartment Communities, Inc.	5,000	9,600	14,600	213,750	410,400	624,150
Post Properties, Inc.	5,000	—	5,000	175,600	—	175,600
UDR, Inc.	—	9,000	9,000	—	178,650	178,650

						10,995,501
Diversified—20.5%
CapLease, Inc.	56,000	15,000	71,000	471,520	126,300	597,820
Colonial Properties Trust	10,000	15,780	25,780	226,300	357,102	583,402
Cousins Properties, Inc.	—	6,900	6,900	—	152,490	152,490
Duke Realty Corp.	70,000	—	70,000	1,825,600	—	1,825,600
DuPont Fabros Technology, Inc.	7,500	2,500	10,000	147,000	49,000	196,000
Franklin Street Properties Corp.	3,000	3,000	6,000	44,400	44,400	88,800
iStar Financial, Inc.	—	16,000	16,000	—	416,800	416,800
Lexington Corporate Properties Trust	383,800	56,400	440,200	5,580,452	820,056	6,400,508
Liberty Property Trust	29,000	—	29,000	835,490	—	835,490
Mission West Properties, Inc.	5,000	—	5,000	47,550	—	47,550
National Retail Properties, Inc.	352,700	35,350	388,050	8,246,126	826,483	9,072,609
Vornado Realty Trust	19,000	—	19,000	1,671,050	—	1,671,050
Washington Real Estate Investment Trust	300	—	300	9,423	—	9,423

						21,897,542

	Shares			Value
Company	Old RMR	RFR	New RMR	Old RMR	RFR	New RMR
Health Care—22.3%
Care Investment Trust, Inc.	—	8,550	8,550	—	91,827	91,827
Cogdell Spencer, Inc.	16,500	—	16,500	262,845	—	262,845
HCP, Inc.	39,080	16,850	55,930	1,359,202	586,043	1,945,245
Health Care REIT, Inc.	162,600	20,904	183,504	7,266,594	934,200	8,200,794
Healthcare Realty Trust, Inc.	—	18,500	18,500	—	469,715	469,715
LTC Properties, Inc.	20,000	5,000	25,000	501,000	125,250	626,250
Medical Properties Trust, Inc.	94,520	24,365	118,885	963,159	248,279	1,211,438
Nationwide Health Properties, Inc.	257,600	26,400	284,000	8,080,912	828,168	8,909,080
OMEGA Healthcare Investors, Inc.	96,000	5,000	101,000	1,540,800	80,250	1,621,050
Universal Health Realty Income Trust	13,000	—	13,000	460,720	—	460,720

						23,798,964
Hospitality—6.2%
Ashford Hospitality Trust, Inc.	185,500	51,000	236,500	1,333,745	366,690	1,700,435
Entertainment Properties Trust	22,000	—	22,000	1,034,000	—	1,034,000
FelCor Lodging Trust, Inc.	17,000	—	17,000	265,030	—	265,030
Hersha Hospitality Trust	129,300	—	129,300	1,228,350	—	1,228,350
Host Hotels & Resorts, Inc.	—	10,000	10,000	—	170,400	170,400
LaSalle Hotel Properties	17,200	5,400	22,600	548,680	172,260	720,940
Sunstone Hotel Investors, Inc.	25,000	5,000	30,000	457,250	91,450	548,700
Supertel Hospitality, Inc.	161,000	—	161,000	988,540	—	988,540

						6,656,395
Industrial—10.8%
AMB Property Corp.	4,000	—	4,000	230,240	—	230,240
DCT Industrial Trust, Inc.	64,500	5,200	69,700	600,495	48,412	648,907
EastGroup Properties, Inc.	14,000	—	14,000	585,900	—	585,900
First Industrial Realty Trust, Inc.	211,240	40,200	251,440	7,308,904	1,390,920	8,699,824
ProLogis	21,000	—	21,000	1,330,980	—	1,330,980

						11,495,851
Manufactured Homes—2.0%
Sun Communities, Inc.	75,900	27,000	102,900	1,599,213	568,890	2,168,103
Mortgage—1.0%
Alesco Financial, Inc.	19,000	142,400	161,400	62,320	467,072	529,392
Anthracite Capital, Inc.	2,000	15,000	17,000	14,480	108,600	123,080
JER Investors Trust, Inc.	—	10,000	10,000	—	107,700	107,700
Newcastle Investment Corp.	—	26,500	26,500	—	343,440	343,440

						1,103,612
Office—12.1%
American Financial Realty Trust	309,100	119,000	428,100	2,478,982	954,380	3,433,362
Boston Properties, Inc.	—	2,000	2,000	—	183,620	183,620
Brandywine Realty Trust	102,400	—	102,400	1,836,032	—	1,836,032
Corporate Office Properties Trust	15,500	—	15,500	488,250	—	488,250
Douglas Emmett, Inc.	12,500	—	12,500	282,625	—	282,625
Highwoods Properties, Inc.	55,000	—	55,000	1,615,900	—	1,615,900
Mack-Cali Realty Corp.	26,500	—	26,500	901,000	—	901,000
Maguire Properties, Inc.	48,000	—	48,000	1,414,560	—	1,414,560
Parkway Properties, Inc.	55,000	300	55,300	2,033,900	11,094	2,044,994
SL Green Realty Corp.	—	7,000	7,000	—	654,220	654,220

						12,854,563
Other Financial Services—0.2%
Friedman Billings Ramsey Group, Inc.	—	54,000	54,000	—	169,560	169,560

	Shares			Value
Company	Old RMR	RFR	New RMR	Old RMR	RFR	New RMR
Retail—6.8%
CBL & Associates Properties, Inc.	—	3,000	3,000	—	71,730	71,730
Cedar Shopping Centers, Inc.	75,000	—	75,000	767,250	—	767,250
Developers Diversified Realty Corp.	—	3,000	3,000	—	114,870	114,870
Equity One, Inc.	10,000	3,000	13,000	230,300	69,090	299,390
Feldman Mall Properties, Inc.	3,000	5,000	8,000	11,070	18,450	29,520
Glimcher Realty Trust	109,400	19,300	128,700	1,563,326	275,797	1,839,123
Kimco Realty Corp.	5,000	—	5,000	182,000	—	182,000
Pennsylvania Real Estate Investment Trust	12,000	—	12,000	356,160	—	356,160
Ramco-Gershenson Properties Trust	9,000	—	9,000	192,330	—	192,330
Realty Income Corp.	54,600	200	54,800	1,475,292	5,404	1,480,696
Simon Property Group, Inc.	15,000	2,000	17,000	1,302,900	173,720	1,476,620
Tanger Factory Outlet Centers, Inc.	5,000	2,000	7,000	188,550	75,420	263,970
Urstadt Biddle Properties, Inc.	8,900	—	8,900	137,950	—	137,950

						7,211,609
Specialty—1.1%
Getty Realty Corp.	32,600	4,000	36,600	869,768	106,720	976,488
Resource Capital Corp.	—	15,588	15,588	—	145,124	145,124

						1,121,612
Storage—2.7%
Extra Space Storage, Inc.	—	—	—	—	—	—
Public Storage, Inc.	3,000	—	3,000	220,230	—	220,230
Sovran Self Storage, Inc.	50,000	—	50,000	2,005,000	—	2,005,000
U-Store-It Trust	65,000	8,900	73,900	595,400	81,524	676,924

						2,902,154

Total Real Estate Investment Trusts (Cost $110,228,554)						102,375,466

Other—14.0%
Abingdon Investment, Ltd.(a)	550,000	100,000	650,000	4,378,000	796,000	5,174,000
American Capital Strategies, Ltd.	23,500	2,000	25,500	774,560	65,920	840,480
Bank of America Corp.	—	10,000	10,000	—	412,600	412,600
Beverly Hills Bancorp, Inc.	—	58	58	—	296	296
Brookfield Properties Corp.	10,000	5,000	15,000	192,500	96,250	288,750
Capitol Federal Financial	—	9,605	9,605	—	297,755	297,755
Centerline Holding Co.	—	44,200	44,200	—	336,804	336,804
Cullen/Frost Bankers, Inc.	—	3,000	3,000	—	151,980	151,980
Fannie Mae	—	13,000	13,000	—	519,740	519,740
Fifth Third Bancorp	—	3,000	3,000	—	75,390	75,390
First Commonwealth Financial Corp.	—	28,000	28,000	—	298,200	298,200
First Horizon National Corp.	—	11,400	11,400	—	206,910	206,910
Firstmerit Corp.	—	12,800	12,800	—	256,128	256,128
Flagstar Bancorp, Inc.	—	25,000	25,000	—	174,250	174,250
FNB Corp.	—	28,500	28,500	—	418,950	418,950
IndyMac Bancorp, Inc.	—	5,500	5,500	—	32,725	32,725
Iowa Telecommunication Services, Inc.	50,500	37,500	88,000	821,130	609,750	1,430,880
KeyCorp	—	7,000	7,000	—	164,150	164,150
MCG Capital Corp.	41,000	32,000	73,000	475,190	370,880	846,070
Meruelo Maddux Properties, Inc.(b)	—	3,100	3,100	—	12,400	12,400
National City Corp.	—	12,400	12,400	—	204,104	204,104
New York Community Bancorp, Inc.	—	72,200	72,200	—	1,269,276	1,269,276
Regions Financial Corp.	—	4,000	4,000	—	94,600	94,600
Seaspan Corp.	48,200	—	48,200	1,180,418	—	1,180,418
Trustco Bank Corp. NY	—	23,400	23,400	—	232,128	232,128
U.S. Bancorp	—	1,000	1,000	—	31,740	31,740
Wyndham Worldwide Corp.(c)	—	—	—	—	—	—

Total Other (Cost $20,468,595)						14,950,724

Total Common Stocks (Cost $130,697,149)						117,326,190

	Shares			Value
Company	Old RMR	RFR	New RMR	Old RMR	RFR	New RMR
Preferred Stocks—46.1%
Real Estate Investment Trusts—39.3%
Apartments—3.1%
Apartment Investment & Management Co., Series G	32,800	—	32,800	800,320		800,320
Apartment Investment & Management Co., Series U	—	32,500	32,500	—	679,900	679,900
Apartment Investment & Management Co., Series V	—	27,700	27,700	—	568,681	568,681
Apartment Investment & Management Co., Series Y	—	65,000	65,000	—	1,301,950	1,301,950

						3,350,851
Diversified—2.7%
Colonial Properties Trust, Series D	60,000	—	60,000	1,436,400	—	1,436,400
Cousins Properties, Inc., Series B	—	20,000	20,000	—	411,800	411,800
Digital Realty Trust, Inc., Series A	—	20,000	20,000	—	450,200	450,200
LBA Realty LLC, Series B	—	45,000	45,000	—	551,250	551,250

						2,849,650
Health Care—5.3%
Health Care REIT, Inc., Series F	—	26,900	26,900	—	594,759	594,759
Health Care REIT, Inc., Series G	20,000	—	20,000	640,600	—	640,600
OMEGA Healthcare Investors Inc., Series D	160,000	19,000	179,000	3,963,200	470,630	4,433,830

						5,669,189
Hospitality—20.6%
Ashford Hospitality Trust, Series A	107,900	—	107,900	2,023,125	—	2,023,125
Ashford Hospitality Trust, Series D	100,000	32,000	132,000	1,900,000	608,000	2,508,000
Eagle Hospitality Properties Trust, Inc., Series A	28,000	14,000	42,000	350,000	175,000	525,000
Entertainment Properties Trust, Series B	—	40,000	40,000	—	832,000	832,000
Entertainment Properties Trust, Series D	111,800	—	111,800	2,090,660	—	2,090,660
Equity Inns, Inc., Series B	—	50,000	50,000	—	650,000	650,000
FelCor Lodging Trust, Inc., Series A (d)	83,000	—	83,000	1,711,460	—	1,711,460
FelCor Lodging Trust, Inc., Series C	39,600	64,000	103,600	734,580	1,187,200	1,921,780
Hersha Hospitality Trust, Series A	92,000	—	92,000	1,968,800	—	1,968,800
Host Marriott Corp., Series E	—	10,000	10,000	—	251,000	251,000
LaSalle Hotel Properties, Series D	100,000	—	100,000	1,830,000	—	1,830,000
Strategic Hotels & Resorts, Inc., Series A	75,000	10,000	85,000	1,408,500	187,800	1,596,300
Strategic Hotels & Resorts, Inc., Series B	64,500	13,700	78,200	1,241,625	263,725	1,505,350
Sunstone Hotel Investors, Inc., Series A	129,100	—	129,100	2,521,323	—	2,521,323

						21,934,798
Industrial—0.4%
First Industrial Realty Trust, Series J	20,000	—	20,000	405,000	—	405,000
Mortgage—1.2%
Anthracite Capital, Inc., Series D	—	6,000	6,000	—	94,800	94,800
Gramercy Capital Corp., Series A	—	20,000	20,000	—	394,000	394,000
HomeBanc Corp., Series A	—	10,000	10,000	—	700	700
MFA Mortgage Investments, Inc., Series A	—	13,800	13,800	—	333,546	333,546
RAIT Investment Trust, Series B	—	20,300	20,300	—	261,870	261,870
Thornburg Mortgage, Inc., Series C	—	10,000	10,000	—	172,500	172,500

						1,257,416
Office—1.9%
Alexandria Real Estate Equities, Inc., Series C	—	31,600	31,600	—	829,500	829,500
Corporate Office Properties Trust, Series H	2,000	—	2,000	41,000	—	41,000
Corporate Office Properties Trust, Series J	22,000	—	22,000	449,900	—	449,900
Kilroy Realty Corp., Series E	500	—	500	11,250	—	11,250
Kilroy Realty Corp., Series F	30,000	—	30,000	660,000	—	660,000

						1,991,650

	Shares			Value
Company	Old RMR	RFR	New RMR	Old RMR	RFR	New RMR
Retail—4.1%
CBL & Associates Properties, Inc., Series D	—	10,000	10,000	—	196,000	196,000
Cedar Shopping Centers, Inc., Series A	88,600	—	88,600	2,082,100	—	2,082,100
Glimcher Realty Trust, Series F	20,000	26,500	46,500	411,000	544,575	955,575
Glimcher Realty Trust, Series G	—	41,000	41,000	—	783,100	783,100
Taubman Centers, Inc., Series G	—	15,000	15,000	—	354,750	354,750

						4,371,525

Total Real Estate Investment Trusts (Cost $51,180,272)						41,830,079

Other—6.8%
Corts-UNUM Provident Financial Trust	—	38,000	38,000	—	926,820	926,820
Hilltop Holdings, Inc., Series A	280,000	6,900	286,900	6,209,000	153,007	6,362,007

Total Other (Cost $6,998,975)						7,288,827

Total Preferred Stocks (Cost $58,179,247)						49,118,906

Other Investment Companies—9.4%
Alpine Total Dynamic Dividend Fund	126,200	29,960	156,160	2,139,090	507,822	2,646,912
Cohen & Steers Premium Income Realty Fund, Inc.	31,950	13,350	45,300	469,984	196,379	666,363
Cohen & Steers REIT and Preferred Income Fund, Inc.	38,426	8,000	46,426	726,252	151,200	877,452
Cornerstone Strategic Value Fund, Inc.	2,500	32,528	35,028	12,600	163,941	176,541
Eaton Vance Enhanced Equity Income Fund II	30,100	13,100	43,200	534,275	232,525	766,800
LMP Real Estate Income Fund, Inc.	80,160	12,411	92,571	1,163,923	180,208	1,344,131
Neuberger Berman Real Estate Securities Income Fund, Inc.	72,250	16,200	88,450	831,597	186,462	1,018,059
Neuberger Berman Realty Income Fund, Inc.	55,700	20,800	76,500	881,174	329,056	1,210,230
The Zweig Total Return Fund, Inc.	220,568	60,850	281,418	999,173	275,650	1,274,823

Total Other Investment Companies (Cost $12,510,147)						9,981,311

Short-Term Investments—1.3%
Other Investment Companies—1.3%
Dreyfus Cash Management, Institutional Shares, 4.85% (e) (Cost $1,424,186)	997,913	426,273	1,424,186	997,913	426,273	1,424,186

Total Investments—166.9% (Cost $202,810,729)						177,850,593

Other assets less liabilities—(3.1)%						(3,293,982)
Preferred Shares, at liquidation preference—(63.8)%						(68,000,000)

Net Assets applicable to common shareholders—100.0%						$106,556,611

Notes to Pro Forma Portfolio of Investments.

(a)
144A securities. Securities restricted for resale to qualified institutional buyers (4.5% of net assets). These securities are considered to be liquid.

(b)
As of December 31, 2007, this security had not paid a distribution.

(c)
A hospitality company.

(d)
Convertible into common stock.

(e)
Rate reflects 7 day yield as of December 31, 2007.

See notes to pro forma financial statements.

RMR Real Estate Income Fund—Notes to Pro Forma Financial Statements, December 31, 2007 (Unaudited)

Note A

        RMR Real Estate Income Fund (the "Fund") was organized as a Delaware statutory trust on August 19, 2008. RMR Real Estate Fund ("Old RMR") was organized as a Massachusetts business trust on July 2, 2002. Both the Fund and Old RMR are registered under the Investment Company Act of 1940, as amended ("the 1940 Act"), as diversified closed end management investment companies. Old RMR had no operations prior to December 18, 2003, other than matters relating to the Fund's establishment and registration of the Fund's common shares under the Securities Act of 1933. The Fund currently has no operations, other than matters relating to the Fund's establishment and registration of the Fund's common shares under the Securities Act of 1933. New RMR is identical in all material respects to Old RMR, except that New RMR is organized as a Delaware statutory trust and Old RMR is organized as a Massachusetts business trust and except for the differences in their governing documents as a result.

Note B: Basis of Presentation

        The accompanying unaudited pro forma financial statements are presented to show the effect of the proposed separate reorganizations (each a "Reorganization", and collectively, the "Reorganizations") of Old RMR, RMR Hospitality and Real Estate Fund ("RHR") and RMR F.I.R.E. Fund ("RFR") (collectively, the "Acquired Funds") with the Fund.

        Under the terms of the Agreements and Plans of Reorganization, the assets of the Acquired Funds will be transferred to, and the liabilities of the Acquired Funds will be assumed by, the Fund in exchange for common shares and preferred shares of the Fund. The aggregate net asset value of the Fund's common shares received by an Acquired Fund in each Reorganization will equal the aggregate net asset value of the Acquired Fund's common shares at the valuation date for its Reorganization, after giving effect to the Acquired Fund's share of the costs of the Reorganizations. The aggregate liquidation preference of the Fund's preferred shares received by an Acquired Fund in its Reorganization will equal the aggregate liquidation preference of the Acquired Fund's preferred shares outstanding immediately prior to the Reorganization. The auction dates, rate period and dividend payment dates of an Acquired Fund's preferred shares and the Fund preferred shares received in the Reorganization in exchange for such Acquired Fund's preferred shares will be the same. The Reorganization of Old RMR with New RMR will be effectuated in substantially the same manner and pursuant to substantially the same terms and procedures as the Reorganizations of RHR and RFR with New RMR. Consequently, the aggregate net asset value of the New RMR shares that holders of Old RMR common shares will receive in that Reorganization will equal the aggregate net asset value of such holder's Old RMR common shares held immediately prior to the Reorganization of Old RMR with New RMR, after giving effect to the costs of the Reorganization and the aggregate liquidation preference of the New RMR preferred shares that holders of preferred shares of Old RMR will receive in the reorganization of Old RMR with New RMR will equal the aggregate liquidation preference of the Old RMR preferred shares held by such holders immediately prior to that Reorganization. The auction dates, rate period and dividend payment dates of Old RMR's preferred shares and the Fund preferred shares received in the Reorganization in exchange for Old RMR's preferred shares will be the same.

        The Reorganizations are each intended to qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, so that no gain or loss for United States federal income tax purposes will be recognized by the Fund, Old RMR, an Acquired Fund or their common or preferred shareholders as a result of each Reorganization.

        The unaudited pro forma portfolio of investments and statement of assets and liabilities reflect the financial position of the Fund, Old RMR and the Acquired Funds at December 31, 2007, assuming the

Fund was organized at that time and had no assets or liabilities. The unaudited pro forma statement of operations reflects the operation of the Fund, Old RMR and the Acquired Funds for the twelve months ended December 31, 2007. Following the Reorganizations, Old RMR will be the surviving fund for accounting purposes. In accordance with generally accepted accounting principles in the United States for registered investment management companies, the historical cost of investment securities of Old RMR and the Acquired Funds will be carried forward to the Fund and the results of operations for pre-Reorganization periods of the Fund will not be restated. The fiscal year for the Fund, Old RMR and the Acquired Funds is December 31.

        The unaudited pro forma financial statements should be read in conjunction with the historical financial statements of the Fund and the Acquired Funds which have been incorporated by reference in the Statement of Additional Information. The pro forma combined financial statements are presented for information only and may not necessarily be representative of what the actual combined financial position or results of operations would have been had the Reorganizations taken place as or for the period presented or for any future date or period.

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management of the Fund and the Acquired Funds to make estimates and assumptions that may affect the amounts presented in the unaudited pro forma financial statements. The actual results could differ from these estimates.

        The unaudited pro forma financial statements have been adjusted to reflect the anticipated operating expenses of the combined entity after the Reorganizations. Certain operating expenses, which are determined by contract based on the net assets of the Fund, have been adjusted to reflect the Reorganization and other expenses have been adjusted to eliminate expected duplicative or nonrecurring services. Other costs which may change as a result of the Reorganizations are currently undeterminable. Actual results could differ from these estimates.

Note C: Portfolio Valuation

        The Fund and the Acquired Funds each value investment securities for which market quotations are readily available at market value as indicated by the last sale price on the security's principal market on the date of valuation. If there has been no sale on that day, the securities held by the Fund, Old RMR and RHR are valued at the average of the closing bid and ask prices on that day and the securities held by RFR are valued at the last available bid price on that day. If no bid or asked prices are quoted on that day, the securities are then valued by methods as determined by the Fund's, Old RMR's, RHR's or RFR's board, as applicable, in good faith to reflect fair market value. If events occur that materially affect the value of an investment security between the time trading ends in a security and the close of the customary trading session on the security's principal market, the Fund, Old RMR, RHR or RFR, as applicable, may value that security at its fair value as determined in good faith by the applicable fund's board. Some fixed income securities may be valued using prices provided by a pricing service. Securities which primarily trade in the over the counter market are valued at the mean of the current bid and ask prices as quoted by the NASDAQ, the National Quotation Bureau or other source deemed comparable by the applicable fund's board. Securities traded primarily on the NASDAQ Stock Market, or NASDAQ, are normally valued at the NASDAQ Official Closing Price ("NOCP"), provided by NASDAQ each business day. The NOCP is the most recently reported price as of 4:00:06 p.m., Eastern time, unless that price is outside the range of the "inside" bid and asked prices (i.e., the bid and asked prices that dealers quote to each other when trading for their own accounts); in that case, NASDAQ will adjust the price to equal the inside bid or asked price, whichever is closer to the NOCP. Any of the securities of each of the Fund and the Acquired Funds which are not readily marketable, which are not traded or which have other characteristics of illiquidity will be valued at fair market value as determined in good faith by or under the supervision of each of the Fund's, Old RMR's, RHR's or RFR's board, as applicable.

Note D: Capital Shares

        The pro forma number of common shares of the Fund that would be issuable by the Fund in connection with the Reorganizations was calculated by dividing the net assets attributable to common shares for each of Old RMR, RHR and RFR at December 31, 2007, by the net asset value per share of Old RMR at December 31, 2007. The actual number of Fund common shares to be issued in each Reorganization will depend upon the actual net asset values attributable to common shares of the Fund and the applicable Acquired Fund on the valuation date for each Reorganization and the costs of the Reorganizations actually borne by the Fund and the Acquired Funds.

Number of New RMR common shares to be issued in Reorganization
RHR	3,217,647
RFR	1,606,011
Old RMR	6,824,000

Note E: Federal Income Taxes

        If the Reorganization is consummated, the Fund would seek to continue to qualify in the future as a "regulated investment company" and to comply with the applicable provisions of subchapter M of the Internal Revenue Code of 1986, as amended, so that it will generally not be subject to federal income tax. However, the Fund will be subject to income and/or excise tax to the extent the Fund does not distribute all taxable earnings.

Note F: Subsequent Events

        On January 17, 2008, RFR redeemed 80 of its outstanding Series W auction preferred shares. In August 2008, RFR redeemed 140 of its outstanding Series W auction preferred shares. The effects of these redemption are not reflected in the accompanying pro forma financial statements.

 APPENDIX C—FORM OF AGREEMENT AND PLAN OF REORGANIZATION

[TO COME BY AMENDMENT]

C-1

 APPENDIX D—FORM OF EXPENSE SHARING AGREEMENT

[TO COME BY AMENDMENT]

D-1

 APPENDIX E—FORM OF PAYMENT AGREEMENT

[TO COME BY AMENDMENT]

E-1

 APPENDIX F—BYLAWS OF NEW RMR

F-1

 PART C: OTHER INFORMATION

Item 15.    Indemnification.

        Under the Registrant's declaration of trust, the Registrant's Trustees and officers are indemnified to the fullest extent permitted by law, including advancing of expenses incurred in connection therewith. Indemnification shall not be provided to any officer or Trustee against any liability to the Registrant or its shareholders to which he or she would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

        Insofar as indemnification for liability arising under the Securities Act of 1933, as amended (the "1933 Act"), may be permitted to Trustees, officers, controlling persons and underwriters of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such Trustee, officer, controlling person or underwriter in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

        The terms and conditions of appointment of the transfer agent are expected to contain provisions for the indemnification of the Registrant's transfer agent with respect to the Registrant's common shares.

        The auction agency agreement is expected to contain provisions for the indemnification of the Registrant's transfer agent with respect to the Registrant's preferred shares.

Item 16.    Exhibits.

Exhibit No.	Description of Exhibit
(1)	Agreement and Declaration of Trust of the Registrant dated August 19, 2008(1)
(2)	Bylaws of the Registrant(1)
(3)	Not applicable.
(4)	Form of Agreement and Plan of Reorganization†
(5)
(a)	Specimen Share Certificate for Common Shares*
(b)	Specimen Share Certificate for Preferred Shares*
(6)	Form of Investment Advisory Agreement between the Registrant and RMR Advisors, Inc.(2)
(7)
(a)	Form of Auction Agency Agreement with The Bank of New York with respect to Registrant's Preferred Shares(2)
(b)	Form of Broker-Dealer Agreement with respect to Registrant's Preferred Shares(2)
(8)	Not applicable.

(9)	Form of Custodian Agreement between the Registrant and State Street Bank and Trust Company(2)
(10)	Not applicable
(11)
(a)	Consent of Skadden, Arps, Slate, Meagher & Flom LLP—filed herewith
(b)	Opinion and consent of Skadden, Arps, Slate, Meagher & Flom LLP*
(12)	Tax Opinion of Skadden, Arps, Slate, Meagher & Flom LLP*
(13)
(a)	Form of Terms and Conditions of Appointment of Wells Fargo Bank, N.A. as transfer agent(2)
(b)	Form of Administration Agreement between the Registrant and RMR Advisors, Inc.(2)
(c)	Form of Subadministration Agreement between RMR Advisors, Inc. and State Street Bank and Trust Company(2)
(d)	Expense Sharing Agreement†
(e)	DTC Letter of Representations(2)
(14)	Consent of independent registered public accounting firm for the Registrant, the Acquired Funds and Old RMR*
(15)	Not applicable
(16)	Power of Attorney, dated August 19, 2008—filed herewith
(17)
(a)	Form of Payment Agreement†
(b)	Joint Code of Ethics of the Registrant's Investment Advisor and the Funds(2)
(c)	Form of Proxy for RHR Common Shareholders—filed herewith
(d)	Form of Proxy for RHR Preferred Shareholders—filed herewith
(e)	Form of Proxy for RFR Common Shareholders—filed herewith
(f)	Form of Proxy for RFR Preferred Shareholders—filed herewith

(1)
Filed as an exhibit to the Registrant's registration statement on Form N-2 on August 26, 2008.

(2)
To be filed as an exhibit to a pre-effective amendment to the Registrant's registration statement on Form N-2, which was originally filed on August 26, 2008.

†
Included, or to be included, in the Statement of Additional Information.

*
To be filed by further amendment.

Item 17.    Undertakings.

        (1)   The undersigned registrant agrees that prior to any public reoffering of the securities registered through the use of a prospectus which is a part of this Registration Statement by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c) under the Securities Act of 1933, as amended (the "1933 Act"), the reoffering prospectus will contain the information called for by the applicable registration form for reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

        (2)   The undersigned registrant agrees that every prospectus that is filed under paragraph (1) above will be filed as a part of an amendment to the registration statement and will not be used until the amendment is effective, and that, in determining any liability under the 1933 Act, each post-effective amendment shall be deemed to be a new Registration Statement for the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering of them.

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newton and Commonwealth of Massachusetts on the 26th day of August, 2008.

RMR REAL ESTATE INCOME FUND
By:	/s/ ADAM PORTNOY
Name: Adam Portnoy Title: President

        As required by the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
* Adam D. Portnoy	President	August 26, 2008
* Mark L. Kleifges	Treasurer and Chief Financial Officer	August 26, 2008
* Gerard D. Martin	Trustee	August 26, 2008
* Barry M. Portnoy	Trustee	August 26, 2008
* Frank J. Bailey	Trustee	August 26, 2008
* John L. Harrington	Trustee	August 26, 2008
* Arthur G. Koumantzelis	Trustee	August 26, 2008

*By:
	/s/ KAREN JACOPPO-WOOD	Attorney-in-Fact	August 26, 2008

 EXHIBIT INDEX

Exhibit No.	Description of Exhibits
11(a)	Consent of Skadden, Arps, Slate, Meagher & Flom LLP
16	Power of Attorney, dated August 19, 2008
17(c)	Form of Proxy for RHR Common Shareholders
17(d)	Form of Proxy for RHR Preferred Shareholders
17(e)	Form of Proxy for RFR Common Shareholders
17(f)	Form of Proxy for RFR Preferred Shareholders

 Exhibit 11(a)

[Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]

August 26, 2008

RMR Real Estate Income Fund
400 Centre Street
Newton, Massachusetts 02458

  Re:
  Registration Statement on Form N-14 for RMR Real Estate Income Fund
  (the "Registration Statement")

        We hereby consent to the reference to our firm under the heading "Material U.S. Federal Income Tax Consequences of the Reorganization" in the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.

Very truly yours,
/s/ Skadden, Arps, Slate, Meagher & Flom LLP

 Exhibit 16

POWER OF ATTORNEY

The undersigned, being officers and trustees of:

  a)
  RMR Real Estate Income Fund, a Delaware statutory trust;

  b)
  RMR Hospitality and Real Estate Fund, a Massachusetts business trust; and

  c)
  RMR F.I.R.E. Fund, a Massachusetts business trust (each a "Fund", and collectively, the "Funds");

do hereby, in the capacities shown below, appoint the President, Secretary or any Vice President of the Funds, as true and lawful agents and attorneys-in-fact with full power of substitution and resubstitution, for each of the undersigned, as fully to all intents as he or she might or could do in person, for the purposes of executing and delivering, for and on behalf of the undersigned, any Registration Statement on Form N-14 of the Funds (including any and all amendments thereto) and any other document or instrument in connection with the transactions contemplated by such Registration Statement on Form N-14, upon the advice of counsel, to be filed by the applicable Funds with the Securities and Exchange Commission ("SEC") pursuant to the provisions of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the Investment Company Act of 1940 as amended (collectively, the "Acts"), and the rules, regulations or requirements promulgated by the SEC pursuant to such Acts; and the undersigned does hereby ratify and confirm all that the said attorneys, or any of them, shall do or cause to be done by virtue of this Power of Attorney.

        This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

Dated: August 19, 2008

Signature	Title

/s/ Adam D. Portnoy Adam D. Portnoy	President
/s/ Mark L. Kleifges Mark L. Kleifges	Treasurer and Chief Financial Officer
/s/ Gerard D. Martin Gerard D. Martin	Trustee
/s/ Barry M. Portnoy Barry M. Portnoy	Trustee
/s/ Frank J. Bailey Frank J. Bailey	Trustee
/s/ John L. Harrington John L. Harrington	Trustee
/s/ Arthur G. Koumantzelis Arthur G. Koumantzelis	Trustee

 Exhibit 17(c)(d)

PRELIMINARY PROXY MATERIALS—SUBJECT TO COMPLETION

RMR HOSPITALITY AND REAL ESTATE FUND
RMR F.I.R.E. FUND

For the Special Meeting of Shareholders
To be held on [                        ], 2008

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARDS OF TRUSTEES

        The undersigned shareholder of RMR Hospitality and Real Estate Fund and/or RMR F.I.R.E. Fund (each, a "Fund" and collectively, the "Funds"), each a Massachusetts business trust, hereby appoints [Adam D. Portnoy, Gerard M. Martin and Jennifer B. Clark] [RMR to confirm proxies], or any of them, as proxies for the undersigned, with full power of substitution in each of them, to attend the special meeting(s) of shareholders of the Fund(s) to be held on [                        ], 2008, at [9:30 a.m.], Eastern time, and any adjournment or postponement thereof, to cast on behalf of the undersigned all the votes that the undersigned is entitled to cast at the meeting(s) and otherwise to represent the undersigned at the meeting(s) with all powers possessed by the undersigned if personally present at the meeting(s). The undersigned acknowledges receipt of the notice of the special meeting(s) of shareholders and of the accompanying proxy statement and revokes any proxy heretofore given with respect to the meeting(s).

        THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST AS INSTRUCTED ON THE REVERSE SIDE HEREOF. THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST IN THE DISCRETION OF THE PROXY HOLDER ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING(S) OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

        PLEASE SIGN AND DATE ON THE REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

PLEASE DETACH PROXY CARD HERE AND RETURN IN THE ENVELOPE PROVIDED

/X/
Please mark
vote as in
this example.

RMR HOSPITALITY AND REAL ESTATE FUND

THE BOARD OF TRUSTEES RECOMMENDS A VOTE "FOR"
PROPOSALS 1(a), 1(b) AND 3 LISTED BELOW

FOR	AGAINST	ABSTAIN

Proposal 1(a) (Preferred and Common Shares):
To approve an Agreement and Plan of Reorganization between RMR Hospitality and Real Estate Fund ("RHR") and RMR Real Estate Income Fund ("New RMR"), the termination of RHR's registration under the Investment Company Act of 1940, as amended (the "1940 Act"), and the dissolution of RHR under applicable state law.

☐	☐	☐
FOR	AGAINST	ABSTAIN

Proposal 1(b) (Preferred Shares Only):
To approve an Agreement and Plan of Reorganization between RHR and New RMR, the termination of RHR's registration under the 1940 Act, and the dissolution of RHR under applicable state law.

☐	☐	☐
FOR	AGAINST	ABSTAIN

Proposal 3 (Preferred and Common Shares):
To approve the adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the Agreement and Plan of Reorganization between RHR and New RMR as proposed in Proposals 1(a) and 1(b).

☐	☐	☐

In their discretion, the Proxies are authorized to vote and otherwise represent the undersigned on such other matters as may properly come before the meeting.
Please be sure to sign and date this Proxy.
Date: , 2008
Signature
Signature (if jointly held)
Title
NOTE: Please sign exactly as your name(s) appear(s) on this proxy. Each joint owner should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title

 Exhibit 17(e)(f)

PRELIMINARY PROXY MATERIALS—SUBJECT TO COMPLETION

RMR HOSPITALITY AND REAL ESTATE FUND
RMR F.I.R.E. FUND

For the Special Meeting of Shareholders
To be held on [                        ], 2008

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARDS OF TRUSTEES

        The undersigned shareholder of RMR Hospitality and Real Estate Fund and/or RMR F.I.R.E. Fund (each, a "Fund" and collectively, the "Funds"), each a Massachusetts business trust, hereby appoints Adam D. Portnoy, Gerard M. Martin and Jennifer B. Clark, or any of them, as proxies for the undersigned, with full power of substitution in each of them, to attend the special meeting(s) of shareholders of the Fund(s) to be held on [                        ], 2008, at [9:30 a.m.], Eastern time, and any adjournment or postponement thereof, to cast on behalf of the undersigned all the votes that the undersigned is entitled to cast at the meeting(s) and otherwise to represent the undersigned at the meeting(s) with all powers possessed by the undersigned if personally present at the meeting(s). The undersigned acknowledges receipt of the notice of the special meeting(s) of shareholders and of the accompanying proxy statement and revokes any proxy heretofore given with respect to the meeting(s).

        THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST AS INSTRUCTED ON THE REVERSE SIDE HEREOF. THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST IN THE DISCRETION OF THE PROXY HOLDER ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING(S) OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

        PLEASE SIGN AND DATE ON THE REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

PLEASE DETACH PROXY CARD HERE AND RETURN IN THE ENVELOPE PROVIDED

/X/
Please mark
vote as in
this example.

RMR F.I.R.E. FUND

THE BOARD OF TRUSTEES RECOMMENDS A VOTE "FOR"
PROPOSALS 2(a), 2(b) AND 3 LISTED BELOW

FOR	AGAINST	ABSTAIN

Proposal 2(a) (Preferred and Common Shares):
To approve an Agreement and Plan of Reorganization between RMR F.I.R.E. Fund ("RFR") and RMR Real Estate Income Fund ("New RMR"), the termination of RFR's registration under the Investment Company Act of 1940, as amended (the "1940 Act"), and the dissolution of RFR under applicable state law

☐	☐	☐
FOR	AGAINST	ABSTAIN

Proposal 2(b) (Preferred Shares Only):
To approve an Agreement and Plan of Reorganization between RFR and New RMR, the termination of RFR's registration under the 1940 Act, and the dissolution of RFR under applicable state law

☐	☐	☐
FOR	AGAINST	ABSTAIN

Proposal 3 (Preferred and Common Shares):
To approve the adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the Agreement and Plan of Reorganization between RFR and New RMR as proposed in Proposals 2(a) and 2(b)

☐	☐	☐

In their discretion, the Proxies are authorized to vote and otherwise represent the undersigned on such other matters as may properly come before the meeting.
Please be sure to sign and date this Proxy.
Date: , 2008
Signature
Signature (if jointly held)
Title
NOTE: Please sign exactly as your name(s) appear(s) on this proxy. Each joint owner should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title.

QuickLinks

INTRODUCTION
SUMMARY
EXPENSES OF THE FUNDS
FINANCIAL HIGHLIGHTS
RISK FACTORS AND SPECIAL CONSIDERATIONS
PROPOSALS 1(a) AND (b) AND 2(a) AND (b): REORGANIZATIONS OF THE ACQUIRED FUNDS WITH NEW RMR
Financial Services Sector
Real Estate Sector
PROPOSAL 3: APPROVAL OF THE ADJOURNMENT OR POSTPONEMENT OF THE MEETING IN CERTAIN CIRCUMSTANCES
BOARD CONSIDERATIONS
LEGAL PROCEEDINGS
VOTING INFORMATION AND REQUIRED VOTE
CONDITIONS TO THE REORGANIZATIONS
ADDITIONAL INFORMATION CONCERNING THE MEETING
EXPERTS
HOUSEHOLDING OF SPECIAL MEETING MATERIALS
AVAILABLE INFORMATION
TABLE OF CONTENTS OF STATEMENT OF ADDITIONAL INFORMATION
APPENDIX 1: A COMPARISON OF GOVERNING DOCUMENTS AND STATE LAW

ADDITIONAL INFORMATION ABOUT THE FUNDS
TRUSTEES AND OFFICERS OF THE FUNDS
INVESTMENT ADVISORY AND OTHER SERVICES
PORTFOLIO MANAGERS
PORTFOLIO TRANSACTIONS AND BROKERAGE
PRIVACY POLICY
U.S. FEDERAL INCOME TAX MATTERS
ADDITIONAL INFORMATION
FINANCIAL STATEMENTS
PRO FORMA FINANCIAL STATEMENTS
APPENDIX A—RATINGS OF CORPORATE BONDS AND COMMERCIAL PAPER
APPENDIX B—PRO FORMA FINANCIAL STATEMENTS
RMR Real Estate Income Fund Pro Forma Portfolio of Investments—December 31, 2007 (unaudited)
RMR Real Estate Income Fund Pro Forma Portfolio of Investments—December 31, 2007 (unaudited)
RMR Real Estate Income Fund Pro Forma Portfolio of Investments—December 31, 2007 (unaudited)
APPENDIX C—FORM OF AGREEMENT AND PLAN OF REORGANIZATION
[TO COME BY AMENDMENT]
APPENDIX D—FORM OF EXPENSE SHARING AGREEMENT
[TO COME BY AMENDMENT]
APPENDIX E—FORM OF PAYMENT AGREEMENT
[TO COME BY AMENDMENT]
APPENDIX F—BYLAWS OF NEW RMR
  PART C: OTHER INFORMATION
  Item 15. Indemnification.
  Item 16. Exhibits.
  Item 17. Undertakings.
SIGNATURES
EXHIBIT INDEX
  Exhibit 11(a)
  Exhibit 16
  Exhibit 17(c)(d)
  Exhibit 17(e)(f)